As filed with the Securities and Exchange Commission on October 3, 2003.
                          Registration No. 333-______

==============================================================================


                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                                   ---------

                                   FORM S-1
                            REGISTRATION STATEMENT
                       UNDER THE SECURITIES ACT OF 1933
                                   ---------



                          GrandRiver Financial, Ltd.
            (Exact name of registrant as specified in its charter)

          Bermuda                          6351              [Not applicable]
(State or other jurisdiction  (Primary Standard Industrial     (IRS Employer
    of incorporation or        Classification Code Number)  Identification No.)
       organization)

                          GrandRiver Financial, Ltd.
                                 Victoria Hall
                              11 Victoria Street
                            Hamilton HM 11, Bermuda
                                (441) 292-9469
  (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                             CT Corporation System
                         111 Eight Avenue, 13th Floor
                           New York, New York 10011
      (Name, address, including zip code, and telephone number, including area code, of agent for service)

                     GrandRiver Financial Capital Trust I
            (Exact name of registrant as specified in its charter)

          Delaware                         6351                [Applied For]

(State or other jurisdiction  (Primary Standard Industrial     (IRS Employer
    of incorporation or        Classification Code Number)  Identification No.)
       organization)

                     GrandRiver Financial Capital Trust I
                                 Victoria Hall
                              11 Victoria Street
                            Hamilton HM 11, Bermuda
                                (441) 292-9469

  (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                             CT Corporation System
                         111 Eight Avenue, 13th Floor
                           New York, New York 10011
   (Name, address, including zip code, and telephone number, including area code, of agent for service)
                                   ---------

                                  Copies to:

                               Daniel A. Gerard
                        Sidley Austin Brown & Wood LLP
                              787 Seventh Avenue
                           New York, New York 10019
                                (212) 839-5300
                                   ---------

        Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

        If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. |_|

        If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering. |_|

        If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering. |_|

        If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering. |_|

        If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. |_|
                                   ---------

                        CALCULATION OF REGISTRATION FEE


=========================================================================================================
                                                Proposed Maximum   Proposed Maximum
   Title of Each Class of      Amount to be      Offering Price        Aggregate          Amount of
Securities to be Registered     Registered        per Share(1)      Offering Price     Registration Fee
---------------------------------------------------------------------------------------------------------
GrandRiver Financial             4,000,000           $25.00          $100,000,000           $8,090
Capital Trust I [_]%
Preferred Securities
----------------------------- ---------------- ------------------- ------------------ -------------------
GrandRiver Financial, Ltd.         ____               ____               ____                ____
Class A Senior Preferred
----------------------------- ---------------- ------------------- ------------------ -------------------



----------------------------- ---------------- ------------------- ------------------ -------------------
Shares (2)(3)
----------------------------- ---------------- ------------------- ------------------ -------------------

Guarantee of [_]% Preferred        ____               ____               ____                ____
Securities of GrandRiver
Financial, Ltd.(3)
=========================================================================================================

     (1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) under the Securities Act of 1933, as amended.

     (2) The Class A Senior Preferred Shares will be purchased by GrandRiver Financial Capital Trust I with the proceeds of the sale of the [_]% Preferred Securities. No separate consideration will be received for such Class A Senior Preferred Shares, which may be distributed to the holders of the [_]% Preferred Securities upon the dissolution and liquidation of GrandRiver Financial Capital Trust I.

     (3) This Registration Statement is deemed to cover the [_]% Preferred Securities of GrandRiver Capital Trust I, the Class A Senior Preferred Shares of GrandRiver Financial, Ltd. and the [_]% Preferred Securities guarantee and certain back-up undertakings, comprised of the obligations GrandRiver Financial, Ltd. will have under the amended and restated declaration of trust of GrandRiver Financial Capital Trust I to provide certain indemnities in respect of, and pay and be responsible for certain costs, expenses, debts and liabilities of, GrandRiver Financial Capital Trust I (other than with respect to its securities) and such obligations of GrandRiver Financial, Ltd. are as set forth in the amended and restated declaration of trust of GrandRiver Financial Capital Trust I, as further amended from time to time, and as further described in this Registration Statement. The [_]% Preferred Securities guarantee, when taken together with GrandRiver Financial, Ltd.'s obligations under the amended and restated declaration of trust of GrandRiver Financial Capital Trust I and the Class A Senior Preferred Shares, will provide a full and unconditional guarantee on a subordinated basis by GrandRiver Financial, Ltd. of payments due on the [_]% Preferred Securities. No separate consideration will be received for the [_]% Preferred Securities guarantee or such back-up undertakings.

          The registrants hereby amend this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrants shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

==============================================================================

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and we are not soliciting offers to buy these securities in any state where the offer or sale is not permitted.



PROSPECTUS
                 SUBJECT TO COMPLETION, DATED OCTOBER 3, 2003

[LOGO OMITTED]GRANDRIVER

                                $[100,000,000]
                     GrandRiver Financial Capital Trust I
                           [o]% Preferred Securities
            (liquidation amount $25.00 per [o]% Preferred Security)
         fully and unconditionally guaranteed to the extent described in this prospectus by
                          GrandRiver Financial, Ltd.

           issuer of [____]% Class A Senior Preferred Shares to
                     GrandRiver Financial Capital Trust I
-------------------------------------------------------------------------------
We

o are GrandRiver Financial, Ltd. ("GrandRiver Financial"), a newly formed Class 3 Bermuda insurance company that provides insurance protection in the credit swap market on the default risk of investment grade, corporate financial obligations and structured securities backed by corporate obligations; and

o will fully and unconditionally guarantee the payments by GrandRiver Financial Capital Trust I (the "Trust") in respect of the [o]% Preferred Securities (the "Trust Preferred Securities") to the extent described in this prospectus.

The Trust

The Trust is a Delaware statutory trust.  The Trust will:

o sell $[100,000,000] Trust Preferred Securities representing undivided beneficial interests in the assets of the Trust to the public and sell $1,000 Common Securities (the "Trust Common Securities") to GrandRiver Financial;

o use the proceeds from the sale of the Trust Preferred Securities to buy $[100,000,000] of [____]% Class A Senior Preferred Shares, par value $0.01 of GrandRiver Financial (the "Class A Senior Preferred Shares");

o distribute the cash payments it receives on the Class A Senior Preferred Shares it owns to the holders of the Trust Preferred Securities; and

o redeem the Trust Preferred Securities under certain circumstances as described in this prospectus.

The Trust Preferred Securities

O For each Trust Preferred Security that you own, you will receive cumulative cash distributions at an annual rate equal to [o]% on the liquidation amount of $25.00 per Trust Preferred Security on [o], [o], [o] and [o] of each year, beginning [o], 2004.

O GrandRiver Financial can defer dividend payments on the Class A Senior Preferred Shares at any time for an unlimited number of quarterly periods if GrandRiver Financial does not have funds available to make the dividend payments or if the dividend payments are otherwise restricted by law. If GrandRiver Financial does defer dividend payments, the Trust will also defer payment of distributions on the Trust Preferred Securities. However, deferred distributions will themselves accrue interest at an annual rate equal to [o]%, compounded quarterly, to the extent permitted by law.

Application has been made to list the Trust Preferred Securities on the American Stock Exchange ("AMEX") under the symbol "[GRF-PrT]." If approved for listing, trading of the Trust Preferred Securities is expected to commence within [30] days after the Trust Preferred Securities are first issued.

Investing in the Trust Preferred Securities involves risks which are described in the "Risk Factors" section beginning on page [o] of this prospectus.

None of the Securities and Exchange Commission, any state securities commission or the Bermuda Monetary Authority has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.



                                                                 Per Trust Preferred Security        Total
                                                                 ----------------------------        -----
Public offering price(1)......................................              $[25.00]            $[100,000,000]
Underwriting commission to be paid by GrandRiver Financial(2).              $[0.7875]            $[3,150,000]
Proceeds to the Trust.........................................              $[25.00]            $[100,000,000]

---------------
(1)  Plus accumulated distributions from [o], 2003, if settlement occurs after that date.
(2)  Because the Trust will use all of the proceeds from the sale of its Trust
     Preferred Securities to purchase Class A Senior Preferred Shares of
     GrandRiver Financial, GrandRiver Financial will pay all underwriting commissions.

The Trust Preferred Securities will be ready for delivery in book-entry only form through The Depository Trust Company on or about [o], 2003.

                                LEHMAN BROTHERS
                  The date of this prospectus is ______, 2003


                               TABLE OF CONTENTS

                                                                                                  Page
                                                                                                  ----

Where You Can Find More Information.................................................................2

A Warning About Forward-Looking Statements..........................................................3

Summary Information--Q&A.............................................................................5

Risk Factors.......................................................................................12

Use of Proceeds....................................................................................28

Industry Background................................................................................28

Business...........................................................................................31

Regulation.........................................................................................49

Management.........................................................................................53

Principal Shareholders.............................................................................59

Certain Relationships and Related Transactions.....................................................60

Accounting Treatment...............................................................................61

Capitalization.....................................................................................61

GrandRiver Financial Capital Trust I...............................................................62

Description of the Trust Preferred Securities......................................................63

Description of the Class A Senior Preferred Shares.................................................74

Description of the Trust Preferred Securities Guarantee............................................84

Effect of Obligations Under the Trust Preferred Securities,
the Guarantee and the Class A Senior Preferred Shares..............................................86

Description of Share Capital.......................................................................87

Description of Indebtedness........................................................................97

Certain Income Tax Considerations..................................................................97

Underwriting......................................................................................106

Legal Matters.....................................................................................108

[Experts].........................................................................................108

Enforcement of Civil Liabilities Under United States Federal Securities Laws and Other Matters....108

INDEX TO PROJECTED FINANCIAL INFORMATION............................................................1

SUMMARY OF SIGNIFICANT ASSUMPTIONS AND ACCOUNTING POLICIES EMPLOYED IN THE
PREPARATION OF PROJECTED FINANCIAL STATEMENTS.......................................................6

Annual Idealized Expected Loss Rates................................................................7

     Until [____________], 2003, which is the 25th day after the date of this prospectus, all dealers that buy, sell or trade the Trust Preferred Securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

     You should rely only on the information contained in this document. Neither GrandRiver Financial, the Trust nor the underwriters has authorized anyone to provide you with different or additional information. If anyone does provide you with different or additional information, you should not rely on it.

     The Trust may sell Trust Preferred Securities after the date of this prospectus and this prospectus may be delivered to you after the date of this prospectus. However, you should realize that the business, prospects, condition and operations of GrandRiver Financial and/or the Trust may have changed since the date of this prospectus. This prospectus will not reflect those changes.

     You should not consider this prospectus to be an offer or solicitation relating to the Trust Preferred Securities in any jurisdiction in which such an offer or solicitation is not authorized. Furthermore, you should not consider this prospectus to be an offer or solicitation relating to the Trust Preferred Securities if the person making the offer or solicitation is not qualified to do so, or if it is unlawful for you to receive such an offer or solicitation.

     The Class A Senior Preferred Shares may be offered or sold in Bermuda only in compliance with the provisions of the Investment Business Act of 1998 of Bermuda which regulates the sale of securities in Bermuda. In addition, the Bermuda Monetary Authority ("BMA") must approve all issuances and transfers of shares of a Bermuda exempted company, including the distribution of the Class A Senior Preferred Shares upon the dissolution of the Trust, as described in this prospectus. The BMA has issued their permission for the issue and free transferability of the Class A Senior Preferred Shares being offered pursuant to this prospectus, as long as the Class A Senior Preferred Shares are listed on the AMEX, to and among persons who are non-residents of Bermuda for exchange controls purposes. In addition, GrandRiver Financial will deliver to and file a copy of this prospectus with the Registrar of Companies in Bermuda in accordance with Bermuda law. The BMA and the Registrar of Companies accept no responsibility for the financial soundness of any proposal or for the correctness of any of the statements made or opinions expressed in this prospectus.

     Unless otherwise indicated or the context requires otherwise, references to "GrandRiver Financial", "we", "us", "our" or similar references are to GrandRiver Financial, Ltd., references to "GrandRiver Guaranty" are to GrandRiver Guaranty, Ltd. and references to the "Trust" are to GrandRiver Financial Capital Trust I.

                      WHERE YOU CAN FIND MORE INFORMATION

     We have filed a registration statement on Form S-1 with the Securities and Exchange Commission (the "SEC") regarding this offering. This prospectus, which is part of the registration statement, does not contain all of the information included in the registration statement, and you should refer to the registration statement and its exhibits to read that information. References in this prospectus to any of our contracts or other documents are not necessarily complete, and you should refer to the exhibits attached to the registration statement for copies of the actual contract or document. You may read and copy the registration statement, the related exhibits and the reports, and other information we file with the SEC at the SEC's public reference facilities maintained by the SEC at Judiciary Plaza, 450 Fifth Street, N.W., in Washington, D.C. 20549. You can also request copies of those documents, upon payment of a duplicating fee, by writing to the SEC. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference rooms. The SEC also maintains an Internet site that contains reports, proxy and information statements and other information regarding issuers that file with the SEC. The site's internet address is www.sec.gov. You may also request a copy of these filings, at no cost, by writing or telephoning us as follows:

                          GrandRiver Financial, Ltd.
                                 Victoria Hall
                              11 Victoria Street
                            Hamilton HM 11, Bermuda
                                 441-292-9469

     Upon completion of this offering, GrandRiver Financial will become subject to the information requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and will be required to file reports, proxy statements and other information with the SEC. You will be able to inspect and copy these reports, proxy statements and other information at the public reference facilities maintained by the SEC at the address noted above. You also will be able to obtain copies of this material from the public reference room of the SEC as described above, or inspect them without charge at the SEC's website.

     We have not included separate financial statements of the Trust in this prospectus. GrandRiver Financial does not believe that holders of the Trust Preferred Securities would find these financial statements helpful for the following reasons:

     o the Trust has no independent assets, operations, revenues or cash flows and exists for the sole purpose of issuing the Trust Preferred Securities and Trust Common Securities, investing the proceeds in Class A Senior Preferred Shares issued by GrandRiver Financial, distributing the cash payments received on the Class A Senior Preferred Shares to the holders of the Trust Preferred Securities, and engaging in other activities necessary or incidental to these activities;

     o GrandRiver Financial's obligations described in this prospectus constitute a full and unconditional guarantee of payments due on the Trust Preferred Securities; and

     o    the Trust does not and will not file reports with the SEC.

                  A WARNING ABOUT FORWARD-LOOKING STATEMENTS

     This prospectus contains forward-looking statements as defined by the United States Securities Act of 1933, as amended (the "Securities Act") and the Exchange Act. When we use words such as "anticipate", "believe", "estimate", "may", "intend", "expect", "will", "should", "seek" or other similar expressions we refer to events or conditions subject to risks and uncertainties. When considering those forward-looking statements, you should keep in mind the risks, uncertainties and other cautionary statements made in this prospectus.

     Forward-looking statements should not be read as guarantees of future performance or results, and will not necessarily be accurate indications of whether or the times that or by which such performance or results will be achieved. Forward-looking statements are based on information available at the time and/or management's good faith belief with respect to future events, and are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in the statements. Some factors which may affect the accuracy of the forward-looking statements apply generally to the financial guaranty insurance and other related or similar industries, while other factors apply directly to us. Any number of important factors which could cause actual results to differ materially from those in the forward-looking statements include, but are not limited to:

     o greater frequency or severity of claims and loss activity, including as a result of events, than our underwriting, reserving or investment practices have anticipated;

     o a decrease in the level of demand for financial guaranty insurance and/or an increase in the supply of financial guaranty insurance capacity;

     o    increases in competitive pressure in the credit default swap market;

     o general economic conditions, either globally, nationally or regionally, that are less favorable than expected, resulting in, among other things, a deterioration in credit quality of the risks insured by us and greater than expected default rates on those risks;

     o changes which may occur in the regulatory environment which may affect us, the financial guaranty industry and other related or similar industries or the risks that we insure;

     o risks associated with debt service requirements and our financial leverage;

     o    GrandRiver Financial becomes subject to income taxes in the United
          States;

     o changes in regulations or tax laws applicable to us, our subsidiaries or customers;

     o    loss of key personnel;

     o    political stability of Bermuda;

     o    changes in accounting policies or practices; and

     o changes in general economic conditions, including inflation, changes in credit quality and other factors which could affect our investment portfolio.

Many of these factors are beyond our control. The foregoing review of important factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in this prospectus, including, without limitation, the factors discussed under "Risk Factors" beginning on page [o] and our subsequent public filings.

     Forward-looking statements speak only as of the date the statement was made. We assume no obligation to update forward-looking information to reflect actual results, changes in assumptions or changes in other factors affecting forward-looking information. If we update one or more forward-looking statements, no inference should be drawn that we will make additional updates with respect thereto or with respect to other forward-looking statements.

                           SUMMARY INFORMATION--Q&A

     The following information supplements, and should be read together with, the information contained in other parts of this prospectus. This summary highlights selected information from this prospectus to help you understand the Trust Preferred Securities. You should carefully read this prospectus to understand fully the terms of the Trust Preferred Securities, as well as the tax and other considerations that are important to you in making a decision about whether to invest in the Trust Preferred Securities. You should pay special attention to the "Risk Factors" section of this prospectus to determine whether an investment in the Trust Preferred Securities is appropriate for you.

What are the Trust Preferred Securities?

     Each Trust Preferred Security represents an undivided beneficial interest in the assets of the Trust. Each Trust Preferred Security will entitle the holder to receive quarterly cash distributions as described, and to the extent set forth, in this prospectus. The underwriters are offering Trust Preferred Securities at a price of $25.00 for each Trust Preferred Security. It is a condition of the issuance that the Trust Preferred Securities be rated at least A+ by Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc. ("Standard & Poor's") and at least A1 by Moody's Investors Service, Inc. ("Moody's" and, together with Standard & Poor's, the "Rating Agencies").

What are the Class A Senior Preferred Shares?

     Each Class A Senior Preferred Share will entitle the holder to receive quarterly cash dividends from GrandRiver Financial as described, and to the extent set forth, in this prospectus. The Class A Senior Preferred Shares of GrandRiver Financial have financial terms that match the terms of the Trust Preferred Securities. GrandRiver Financial will sell each Class A Senior Preferred Share to the Trust at a price of $25 per share.

Who is GrandRiver Financial Capital Trust I?

     GrandRiver Financial Capital Trust I is a newly formed Delaware statutory trust. The Trust will sell its Trust Preferred Securities to the public and its Trust Common Securities to GrandRiver Financial. The Trust Preferred Securities and the Trust Common Securities together are referred to in this prospectus as the "Trust Securities." The Trust will use the proceeds from these sales to buy the Class A Senior Preferred Shares issued by GrandRiver Financial. GrandRiver Financial will, on a subordinated basis, fully and unconditionally guarantee the payment by the Trust in respect of the Trust Preferred Securities to the extent described in this prospectus.

     There are five trustees of the Trust. Three of the Trust trustees are officers of GrandRiver Financial, the "Regular Trustees". The Bank of New York will act as the Institutional Trustee of the Trust and one of its affiliates will act as the Delaware Trustee.

Who is GrandRiver Financial?

     GrandRiver Financial is a newly formed Class 3 Bermuda insurance company that provides insurance protection on the default risk of investment grade, corporate financial obligations and structured securities backed by corporate obligations. GrandRiver Financial will provide insurance protection to participants in the credit default swap ("Credit Swap") market.

     GrandRiver Financial will write insurance protection in the form of financial guaranty insurance policies (the "Insurance Policies"). Under these Insurance Policies, GrandRiver Financial will agree to make a payment to the protection buyer in the event the protection buyer incurs a loss due to its sale of credit default protection on certain investment grade, corporate financial obligations or structured securities backed by such investment grade corporate obligations (the "Insured Exposures"). The Insured Exposures that GrandRiver Financial is permitted to incur are determined by the credit quality and diversification requirements contained in its Underwriting Guidelines which are described herein under "Business--Underwriting Guidelines". Upon the completion of this offering and the private placements that we anticipate will be completed concurrently with this offering, it is anticipated that GrandRiver Financial will be issued a counterparty credit
rating of AAA from [             ].

     Concurrently with this offering, it is anticipated that GrandRiver Financial will privately issue $[80,000,000] in aggregate principal amount of its Class A Callable Extendable Floating Rate Senior Auction Notes (Series A) (the "Class A

Senior Notes") that will be rated AAA by Standard & Poor's and Aaa by Moody's. The Class A Senior Notes will be issued pursuant to an Indenture (the "Indenture"), to be dated as of [_________], 2003, among GrandRiver Financial, and [________], as trustee. Also concurrently with this offering, it is anticipated that GrandRiver Guaranty, the parent company of GrandRiver Financial, will privately issue $[25,000,000] of its Class B Junior Preferred Shares, par value $0.01 per share (the "Class B Junior Preferred Shares of GrandRiver Guaranty" or the "GRG Class B Junior Preferred Shares") that will be rated BB by Standard & Poor's and Ba2 by Moody's, the proceeds of which will be used by GrandRiver Guaranty to purchase $[25,000,000] of Class B Junior Preferred Shares, par value $0.01 per share of GrandRiver Financial (the "Class B Junior Preferred Shares of GrandRiver Financial" or the "GRF Class B Junior Preferred Shares"). Also concurrently with this offering, it is anticipated that GrandRiver Guaranty will privately issue $[15,000,000] of its Common Shares, par value $0.01 per share (the "Common Shares" of GrandRiver Guaranty or the "GRG Common Shares") that will not be rated by either Standard & Poor's or Moody's, part of the proceeds of which will be used by GrandRiver Guaranty to purchase $[14,000,000] of Class A Common Shares, par value $0.01 per share of GrandRiver Financial (the "Class A Common Shares of GrandRiver Financial" or the "GRF Class A Common Shares").

     GrandRiver Financial's principal office is located at Victoria Hall, 11 Victoria Street, Hamilton HM 11, Bermuda, telephone number (441) 292-9469.

What is our business rationale?

     We believe there is a large and growing demand for financial guaranty insurance and other forms of credit risk protection by investors and financial institutions seeking to efficiently hedge credit exposures to investment grade corporate credit risk within the Credit Swap market.

     The credit risk being assumed by GrandRiver Financial is in a sector that has historically had among the most predictable default characteristics. We believe that defaults will be consistent with our projections as a result of the credit analysis performed in accordance with the underwriting constraints embedded in GrandRiver Financial's Underwriting Guidelines.

     We expect that GrandRiver Financial's AAA counterparty rating will provide it with the necessary access to the credit risk market.

Who are our founders and management?

     GrandRiver Financial was founded and is led by a Chairman of the Board with a proven track record of building profitable investment businesses. Jay
H. Shidler, the founder and Chairman of the Board of GrandRiver Financial, is a recognized innovator in the field of risk transfer technology and structured finance. Robert L. Denton is also a founder and Vice Chairman of the Board of GrandRiver Financial. Mr. Shidler, along with Mr. Denton, has founded three New York Stock Exchange-listed corporations since 1993 and, in March 2002, launched Primus Guaranty, Ltd. ("Primus Guaranty"), and its principal operating subsidiary, Primus Financial Products, LLC ("Primus Financial"). Primus Financial is a credit derivatives operating company that has counterparty credit ratings of AAA from Standard & Poor's and Aaa from Moody's. Mr. Shidler and Mr. Denton are also founders and the [Chairman and Vice Chairman of the Board, respectively,] of GrandRiver Guaranty. GrandRiver Financial's staff will include an executive team experienced in the financial guaranty industry.

What advisors will we retain?

     GrandRiver Financial will employ two third-party advisors to provide credit risk investment advisory services. Hyperion Capital Management, Inc. ("Hyperion") and Primus Asset Management, Inc. ("Primus AM") will act as GrandRiver Financial's "Credit Risk Investment Advisors". Hyperion and Primus AM will advise GrandRiver Financial regarding the evaluation, selection and pricing of the risks that GrandRiver Financial will insure, as well as monitor GrandRiver Financial's Insured Exposures and make recommendations as to hedging credit risks. Hyperion will also be responsible for managing GrandRiver Financial's investment portfolio.

To whom will GrandRiver Financial sell insurance?

     GrandRiver Financial anticipates entering into a single Insurance Policy (the "Initial Insurance Policy") with [_______________] (the "Initial Insured"). The Initial Insured is an insurance company that sells credit default protection principally in the form of Credit Swaps covering the default risk of corporations (the "Reference Entities"). The Initial Insurance Policy will be written as an insurance treaty. Under this insurance treaty, GrandRiver Financial will insure the Initial Insured against losses that it may incur in the future as the result of credit default protection that the Initial Insured writes during the 120-day period following the issuance of the Trust Preferred Securities. The Initial Insurance Policy will cover only those risks that the Initial Insured writes, which have been underwritten by GrandRiver Financial in accordance with its Underwriting Guidelines. As GrandRiver Financial's total capital increases over time, GrandRiver Financial may enter into additional insurance policies with other parties. It is anticipated such additional parties will be financial institutions that purchase insurance protection to hedge risks that they have incurred as the result of their sale of Credit Swap protection in the Credit Swap market. These parties typically sell their Credit Swap protection to (1) Credit Swap dealers that buy and sell Credit Swaps and (2) investors that hedge their credit risk in investment grade, corporate financial obligations and structured securities backed by corporate obligations.

     The Initial Insurance Policy will cover losses of up to $200 million (the "Initial Policy Limit") on the Credit Swaps sold by the Initial Insured. The policy limit will increase as GrandRiver Financial's total capital increases. The portfolio of corporate and structured obligations (the "Reference Portfolio") will initially be in a notional amount which will not exceed $3 billion and will be assembled in accordance with the Underwriting Guidelines. The Reference Portfolio will be highly diversified with single risk limits to individual corporate and structured obligations. Each credit risk insured by GrandRiver Financial will be rated (at the time the corporate credit risk is included in the Reference Portfolio) investment grade by both Standard & Poor's and Moody's. It is anticipated that the weighted average credit rating of all the exposures in the Reference Portfolio will be BBB+ by Standard & Poor's and Baa1 by Moody's.

How will GrandRiver Financial be capitalized?

     The following table sets forth the projected capitalization of GrandRiver Financial on [____________], 2003 (the "Closing Date") giving effect to the sale of the Trust Preferred Securities offered hereby and the concurrent sale of other securities by GrandRiver Financial.

                                                                 As of
                                                                Closing
==============================================================================

Class A Senior Notes offered concurrently(1)                 $   80,000,000

Class A Senior Preferred Shares issued to the Trust(2)          100,000,000

Class B Junior Preferred Shares offered concurrently(3)          25,000,000

Class A Common Shares offered concurrently(4)                    14,000,000
------------------------------------------------------------------------------
        Total Capitalization                                 $  219,000,000
==============================================================================

--------------------
(1) Concurrently with this offering, GrandRiver Financial is privately offering $80,000,000 of its Class A Senior Notes.

(2) As described in this prospectus, the sole assets of the Trust issuing the Trust Preferred Securities will be the Class A Senior Preferred Shares issued by GrandRiver Financial to the Trust.

(3) Concurrently with this offering, GrandRiver Financial is issuing $25 million of GRF Class B Junior Preferred Shares to GrandRiver Guaranty. GrandRiver Guaranty will obtain the proceeds for the purchase of the GRF Class B Junior Preferred Shares through the simultaneous private offering of $25 million of its GRG Class B Junior Preferred Shares.

(4) Concurrently with this offering, GrandRiver Financial is issuing $14 million of its GRF Class A Common Shares to GrandRiver Guaranty. GrandRiver Guaranty [will/has] obtained the proceeds for the purchase of the GRF Class A Common Shares through the private offering of $15 million of its GRG Class A Common Shares.

What are our competitive strengths?

     We believe that we have certain competitive strengths that will enable us to capitalize on the significant growth in the credit risk transfer market. These strengths include:

     o Standard & Poor's AAA Counterparty Rating. We believe that GrandRiver Financial's AAA counterparty credit rating from Standard & Poor's will provide GrandRiver Financial with a competitive advantage versus others with less than a AAA counterparty credit rating currently involved in the Credit Swap market.

     o Disciplined Underwriting and Risk Management. We believe that investment grade credit risk should be relatively predictable in terms of estimating and managing expected loss on a diversified portfolio of corporate risks. The Underwriting Guidelines and portfolio constraints are intended to reduce GrandRiver Financial's potential exposure to unexpected defaults.

     o Experienced Management and Credit Risk Advisory Team. We believe that GrandRiver Financial's management team and its Credit Risk Investment Advisor have the necessary expertise to successfully evaluate, price and monitor corporate risks.

     o Strong Market Relationships. We believe that GrandRiver Financial will benefit from the evaluations and other advice that will be provided by Primus AM (the portfolio manager of Primus Financial Products, LLC) and Hyperion as our Credit Risk Investment Advisors.

     o Bermuda Based Operations. GrandRiver Financial's Bermuda domicile allows it to benefit from its well developed network of insurance service providers and an advantageous tax regime.

What is our business strategy?

     GrandRiver Financial's objective is to generate an attractive return on capital by successfully executing its business strategy.

     o Maintain and Grow a Portfolio of Profitable Risks. GrandRiver Financial intends to enter into a low risk yet profitable portfolio of Insured Exposures. We intend to increase the size of our portfolio of Insured Exposures as permitted under the terms of its Underwriting Guidelines as our capital grows through retained earnings.

     o Maintain an Efficient Expense Structure. Several factors contribute to GrandRiver Financial's low cost structure including its Bermuda domicile, advantageous third-party contracts and an efficient operating strategy.

     o Conservatively Manage the Investment Portfolio. GrandRiver Financial has selected Hyperion to act as its investment manager to invest its capital in highly rated eligible investments.

     o Maintain a Conservative Portfolio and Superior Financial Ratings. GrandRiver Financial is committed to maintaining our strong capitalization, financial strength and ratings over the long term.

When will you receive quarterly distributions?

     If you purchase the Trust Preferred Securities, you are entitled to receive cumulative cash distributions at an annual rate of [o]% of the liquidation amount of $25.00 per Trust Preferred Security. Distributions will accumulate from the date the Trust issues the Trust Preferred Securities and will be paid quarterly in arrears on [o], [o], [o] and [o] of each year, beginning [o], 2004 (each such date, a "Payment Date"), unless they are deferred as described below.

When can payment of your distributions be deferred?

     If GrandRiver Financial does not have sufficient funds to make payments in accordance with the "Priority of Payments" described in "Description of the Class A Senior Preferred Shares--Priority of Payments" or if otherwise restricted by law, it is permitted, on one or more occasions, to defer dividend payments on the Class A Senior Preferred Shares for a period, an "Extension Period" for an unlimited number of consecutive quarterly periods. A deferral of dividend payments cannot extend, however, beyond the "Rating Agency Mandatory Redemption Date" or any earlier redemption date. The "Rating Agency Mandatory Redemption Date" will initially be [___________], 2008; however, the Rating Agency Mandatory Redemption Date from time to time may be extended by GrandRiver Financial to one or more successive later dates if GrandRiver Financial obtains confirmation from the Rating Agencies that the ratings of each of (i) the Class A Senior Preferred Shares and (ii) the Trust Preferred Securities will be at least A1 by Moody's and at least A+ by Standard & Poor's if the Rating Agency Mandatory Redemption Date of the Trust Preferred Securities is extended to the date requested by GrandRiver Financial. GrandRiver Financial is permitted to obtain an extension of the Rating Agency Mandatory Redemption Date an unlimited number of times. No extension of the Rating Agency Mandatory Redemption Date will be permitted if any dividends on the Class A Senior Preferred Shares are currently deferred and unpaid or any distributions on the Trust Preferred Securities are currently deferred and unpaid.

     If GrandRiver Financial defers dividend payments on the Class A Senior Preferred Shares, the Trust will also defer distributions on the Trust Preferred Securities. During this deferral period, distributions will continue to accrue on the Class A Senior Preferred Shares at an annual rate of [o]% of the liquidation preference of $25.00 per share and on the Trust Preferred Securities at an annual rate of [o]% of the liquidation amount of $25.00 per Trust Preferred Security. Also, the deferred distributions on each of the Class A Senior Preferred Shares and the Trust Preferred Securities will themselves accrue (to the extent permitted by law) at an annual rate of [o]%, compounded quarterly. Once GrandRiver Financial makes all dividend payments on the Class A Senior Preferred Shares, with accrued dividends, it can again postpone dividend payments on the Class A Senior Preferred Shares for an unlimited number of quarterly periods.

     During any period in which GrandRiver Financial defers dividend payments on the Class A Senior Preferred Shares, GrandRiver Financial will not be permitted to:

     o declare or pay a dividend on, or make any distributions or other payment with respect to, any of its capital stock that rank equally with or junior to the Class A Senior Preferred Shares;

     o redeem, purchase, acquire or make a liquidation payment relating to any of its capital stock that rank equally with or junior to the Class A Senior Preferred Shares; or

     o    make any guarantee payments relating to any of the above.

See "Description of the Trust Preferred Securities--Distributions".

When can GrandRiver Financial Capital Trust I redeem the Trust Preferred Securities?

     If GrandRiver Financial redeems any Class A Senior Preferred Shares, the Trust will redeem Trust Preferred Securities having an aggregate liquidation amount equal to the aggregate liquidation preference of the Class A Senior Preferred Shares so redeemed. The redemption price for each Trust Preferred Security will be $25.00, plus unpaid distributions accrued to the date of redemption.

     GrandRiver Financial is permitted to redeem some or all of the Class A Senior Preferred Shares at a redemption price equal to 100% of the liquidation preference of $25.00 per share, plus unpaid dividends accrued to the date of redemption:

     o in whole or in part, on one or more occasions any time on or after [o], 2008; and

     o in whole any time, if specified changes in investment company or tax laws occur or will occur within 90 days (each of which is a Special Event, as defined under "Description of the Class A Senior Preferred Shares--Optional Redemption").

     GrandRiver Financial is required to redeem the Class A Senior Preferred Shares in whole at a price of $25.00 per share, plus unpaid dividends accrued to the date of redemption on the Rating Agency Mandatory Redemption Date (as such date may be extended from time to time as described above under "When can payment of your distributions be deferred?"). GrandRiver Financial will also be required to redeem the Class A Senior Preferred Shares in the event of an Early Special Redemption as described in "Business--Entering into Insurance Policy, Early Special Redemption".

What voting rights do the Trust Preferred Securities have?

     The holders of the Trust Preferred Securities will have the right, pursuant to the Declaration, to direct the Institutional Trustee, on a pro rata basis, to vote the Class A Senior Preferred Shares held by the Trust on any matter with respect to which the Class A Senior Preferred Shares are permitted to vote. GrandRiver Financial will acquire all of the Trust Common Securities and, generally, the Trust Common Securities will have the sole voting power on matters to be voted upon by the Trust Securities relating to the Trust. In certain circumstances, the voting rights attached to a holder's share may be reduced so that such holder may not exercise more than 9.9% of the total voting rights of GrandRiver Financial. See "There are provisions in the bye-laws of GrandRiver Financial that may reduce or increase the voting rights of the Class A Senior Preferred Shares (which, prior to the dissolution of the Trust, are exercised by the Institutional Trustee on behalf of the Trust as directed by way of proxy on a pro rata basis by the holders of the Trust Preferred Securities). If the Class A Senior Preferred Shares are issued to you directly on or after the dissolution of the Trust the following provisions will apply to you directly as a shareholder.

What is GrandRiver Financial's guarantee of the Trust Preferred Securities?

     GrandRiver Financial will fully and unconditionally guarantee the Trust Preferred Securities based on:

     o its obligations under the guarantee, the "Guarantee" which covers payments made by GrandRiver Financial to the Institutional Trustee;

     o its obligations under the declaration of trust which governs the terms of the Trust Preferred Securities; and

     o    its obligations under the Class A Senior Preferred Shares.

     If GrandRiver Financial does not make a payment on the Class A Senior Preferred Shares, the Trust will not have sufficient funds to make the related payments on the Trust Preferred Securities. The Guarantee does not cover payments when the Trust does not have sufficient funds to make payments on the Trust Preferred Securities, and it does not require GrandRiver Financial to make payments on behalf of the Trust if the Trust does not have sufficient funds to make payments on the Trust Preferred Securities because GrandRiver Financial has not made payments on the Class A Senior Preferred Shares. See "Risk Factors--GrandRiver Financial's obligations under the Class A Senior Preferred Shares are subordinated" for a discussion of the ranking of GrandRiver Financial's obligations referred to above.

When could the Class A Senior Preferred Shares be distributed to you?

     GrandRiver Financial has the right to dissolve the Trust at any time if it receives an opinion of counsel that the resulting liquidation and distribution of the Class A Senior Preferred Shares would not result in a taxable event to holders of the Trust Preferred Securities. If GrandRiver Financial decides to exercise its right to dissolve the Trust, the Trust will redeem the Trust Preferred Securities by distributing the Class A Senior Preferred Shares to holders of the Trust Preferred Securities on a one for one exchange for each Trust Preferred Security. The BMA must approve all issuances and transfers of shares of a Bermuda exempted company, including the distribution of Class A Senior Preferred Shares upon the dissolution of the Trust.

What are the Trust Common Securities?

     The Trust Common Securities represent undivided beneficial ownership interests in the assets of the trust subordinate to the Trust Preferred Securities. GrandRiver Financial will hold all the Trust Common Securities.

What happens if GrandRiver Financial Capital Trust I is dissolved and the Class A Senior Preferred Shares are not distributed to the holders of the Trust Preferred Securities?

     The Trust may also be dissolved in circumstances where the Class A Senior Preferred Shares are not distributed. In those situations, the Trust will pay the liquidation amount of $25.00 for each Trust Preferred Security plus unpaid distributions accrued to the date the payment is made. The Trust will be able to make this distribution of cash only if the Class A Senior Preferred Shares are redeemed by GrandRiver Financial.

Will the Trust Preferred Securities or the Class A Senior Preferred Shares be listed on a stock exchange?

     Application has been made to list the Trust Preferred Securities on the AMEX under the symbol "[GRF-PrT]." If approved for listing, trading is expected to commence within 30 days after the Trust Preferred Securities are first issued. You should be aware that the listing of the Trust Preferred Securities will not necessarily ensure that a trading market for the Trust Preferred Securities will develop or be maintained or that a liquid trading market will be available for the Trust Preferred Securities at the time you may wish to sell your Trust Preferred Securities, or at all. If The Trust distributes the Class A Senior Preferred Shares, GrandRiver Financial will use its best efforts to list the Class A Senior Preferred Shares on the AMEX or any other exchange or other organization on which the Trust Preferred Securities are then listed. The consent of the BMA to the distribution of the Class A Senior Preferred Shares upon the dissolution of the Trust will be conditional upon the listing of the Class A Senior Preferred Shares on a recognized stock exchange.

How will GrandRiver Financial use the proceeds?

     The Trust will use the proceeds of the issuance and sale of the Trust Preferred Securities to acquire Class A Senior Preferred Shares from GrandRiver Financial. GrandRiver Financial intends to use the net proceeds from the sale of the Class A Senior Preferred Shares to invest in Eligible Investment as described in "Business--Eligible Investments".

In what form will the Trust Preferred Securities be issued?

     The Trust Preferred Securities will be represented by one or more global certificates that will be deposited with, and registered in the name of, The Depository Trust Company, New York, New York, "DTC" or its nominee. This means that generally you will not receive a certificate for your Trust Preferred Securities and Trust Preferred Securities will not be registered in your name. See "Description of the Trust Preferred Securities--Book--Entry Only Issuance--The Depository Trust Company". The Trust expects that the Trust Preferred Securities will be ready for delivery in book-entry only form through DTC on or about [o], 2003.

What are the risks associated with your investment?

     Please read the "Risk Factors" section beginning on page 12 of this prospectus.

                                 RISK FACTORS

     Although you will not initially be a shareholder of GrandRiver Financial, your investment in the Trust Preferred Securities is an indirect investment in the Class A Senior Preferred Shares of GrandRiver Financial and will involve some risks. You should carefully consider the following discussion of these risks, together with the other information contained or incorporated by reference in this prospectus, before deciding whether an investment in the Trust Preferred Securities is suitable for you.

     The risks and uncertainties described in this prospectus are not the only risks we face. However, these are the risks our management believes are material. Additional risks not presently known to us or that we currently deem immaterial may also impair our business or results of operations. Any of the risks described below could result in a significant or material adverse effect on our results of operations or financial condition, and a corresponding decline in the market price of the Trust Preferred Securities.

     Because the Trust will rely on the payments it receives on the Class A Senior Preferred Shares to fund all payments on the Trust Preferred Securities, and because the Trust may distribute the Class A Senior Preferred Shares in exchange for the Trust Preferred Securities, you are making an investment decision with regard to the Class A Senior Preferred Shares as well as the Trust Preferred Securities. You should carefully review the information in this prospectus about both of these securities and the Guarantee.

RISKS RELATING TO OUR BUSINESS

Our future performance is difficult to predict because we have no operating history.

     GrandRiver Financial is new and it has no historical financial or operating history. GrandRiver Financial will commence its operations following the closing of the offering of the Trust Preferred Securities. Although we believe that GrandRiver Financial will be able to establish business relationships, there can be no assurance that this will take place or that it will take place in a timely manner. GrandRiver Financial will also need to establish operating procedures and complete other tasks appropriate to the conduct of our business, but there is no assurance that we will be able to do so.

GrandRiver Financial intends to operate in an industry which is highly competitive. Existing and new entrants into the insurance and credit default swap markets will increase competition.

     The financial guaranty insurance market is growing yet highly competitive. GrandRiver Financial faces competition from other providers of financial guaranty products, including financial guaranty insurers, special purpose credit swap subsidiaries of certain insurance companies and other companies, and, to a limited extent, the Credit Swap dealers of the commercial and investment banks. We believe that we will be competitive as a result of our financial strength. However, there can be no assurance that we will be successful.

We anticipate that the securities issued by GrandRiver Financial will retain their current ratings from Standard & Poor's and Moody's and GrandRiver Financial will retain the counterparty credit rating from Standard & Poor's, but a decline in these ratings resulting from a change in Rating Agency policy or any other reason could impact our standing among customers and cause our revenues and earnings to decrease.

     There can be no assurances that Rating Agency policies that were used by us to establish our Underwriting Guidelines and counterparty ratings will not change in the future. Any such change or any other change that could affect our current ratings could have a material adverse impact on our financial results, our ability to make payments on the Trust Preferred Securities and your return from your investment in the Trust Preferred Securities.

If actual claims exceed our loss reserves, our financial results could be significantly adversely affected.

     GrandRiver Financial's financial projections incorporate reserves which are based on certain expected levels for defaults and certain expected levels for losses. There can be no assurance that actual defaults or losses will not exceed these expected levels. Furthermore, there can be no assurance that actual losses will not exceed reserves to the degree that would result in a downgrade of GrandRiver Financial's counterparty rating or securities ratings or an impairment of GrandRiver Financial's securities, including the Trust Preferred Securities. Any such downgrade could adversely affect our financial results, our ability to make payments on the Class A Senior Preferred Shares and the Trust's ability to make payments on the Trust Preferred Securities and your return from your investment in the Trust Preferred Securities.

The failure of any of the loss limitation methods we employ, such as hedging, could have a material adverse effect on our financial condition or our results of operations.

     We seek to limit our loss exposure by issuing insurance protection on only investment grade corporate financial obligations and structured securities backed by corporate obligations and by complying with our Underwriting Guidelines which include certain diversification and single risk limitations. However, we cannot be sure that any of these loss limitation methods will be effective.

The impact of emerging International Swap Dealers Association, Inc. ("ISDA") credit event definition issues on our business is uncertain (e.g., restructuring).

     In order to minimize uncertainty and maximize liquidity, we intend to execute our Insurance Policies using the most commonly used ISDA credit event definitions. However, there can be no assurances that such definitions will remain static and that further evolution of credit event definitions will not result in greater uncertainty and higher hedging costs and default rates.

Termination of Credit Swaps could adversely affect our ability to make payments on the Trust Preferred Securities.

     In certain circumstances specified in each ISDA Master Agreement (pursuant to which each Credit Swap sold by each Insured will be made), the related Insured or a related counterparty on such Credit Swap (a "Credit Swap Counterparty") may terminate such Master Agreement and all Credit Swaps thereunder. In such event, such Insured also may be required to make substantial termination payments to the related Credit Swap Counterparty and GrandRiver Financial will be required to reimburse the Insured for such termination payments pursuant to the related Insurance Policy. In addition, if a Master Agreement and the Credit Swaps made thereunder are terminated, the related Insured will no longer receive scheduled payments from the related Credit Swap Counterparty and such Insured's obligation to make scheduled payments of the premiums under the related Insurance Policy will be reduced by a corresponding amount. This could have a material adverse impact on our financial results, our ability to make payments on the Class A Senior Preferred Shares and the Trust's ability to make payments on the Trust Preferred Securities and your return from your investment in the Trust Preferred Securities could be adversely affected.

Our financial results will depend on certain market conditions which are not within our control.

     Our financial results will depend to a significant degree upon the premiums that we receive on our Insurance Policies. Historically, these premiums have been a function of corporate spreads that change over time as a result of a variety of factors which we do not control, including changes in the overall economy, supply and demand conditions in the credit risk transfer industry and other factors affecting the corporate bond markets in general. Any adverse impact on our financial results could adversely affect our ability to make payments on the Class A Senior Preferred Shares and the Trust's ability to make payments on the Trust Preferred Securities and your return from your investment in the Trust Preferred Securities.

The failure of GrandRiver Financial to increase our portfolio of Insurance Policies to the level set forth in our target portfolio or to achieve the premium rates expected in our target portfolio could result in reduction by the Rating Agencies of their ratings on the Trust Preferred Securities and could cause the liquidation of GrandRiver Financial.

     There can be no assurances that we will be able to assemble our target portfolio, or that if we can assemble our target portfolio, that the premium rates thereon will be high enough to support the anticipated ratings on the Trust Preferred Securities. Failure to assemble the target portfolio at expected rates could have a material negative impact on our financial results. Any such impact on our financial results could adversely affect our ability to make payments on the Class A Senior Preferred Shares and the Trust's ability to make payments on the Trust Preferred Securities and your return from your investment in the Trust Preferred Securities and could even trigger liquidation of GrandRiver Financial.

The entry into the Credit Swaps by the Insured creates significantly leveraged exposure for GrandRiver Financial to the credit of a number of Reference Entities.

     Following the occurrence of a Credit Event as described herein under "Business--Claims Payments" with respect to a Reference Entity and upon satisfaction of certain conditions set forth in the related Credit Swap, the Insured will be obligated to make a payment to the related Credit Swap Counterparty in an amount equal to the related insured par amount of such Credit Swap in exchange for delivery of a financial obligation permitted to be delivered pursuant to the terms of the Credit Swap (a "Deliverable Obligation"). The Deliverable Obligation to be delivered will be selected by the Credit Swap Counterparty based on criteria described herein under "Business--The Insured and the Insured Portfolio" and as otherwise specified in each Credit Swap (which criteria may vary among Credit Swaps). The market value of a Deliverable Obligation of a Reference Entity following a Credit Event will generally fluctuate with the financial condition of such Reference Entity and the terms of such Deliverable Obligation. In addition, the Reference Entity may be in default under the related Deliverable Obligation at the time that it is delivered to the Insured in settlement of a Credit Swap, and the Reference Entity may be insolvent at the time of such delivery to the Insured. In either case, the proceeds GrandRiver Financial will receive upon sale of the Deliverable Obligation may be less, and the time period required to sell the Deliverable Obligation may be longer, than would otherwise be the case. GrandRiver Financial could be adversely affected by any decrease in such sales proceeds.

Credit Swaps present risks in addition to those resulting from direct purchases of securities of or loans to the Reference Entity.

     An Insured will have a contractual relationship only with the Credit Swap Counterparty, and not with the Reference Entity, except upon delivery of a Deliverable Obligation following the occurrence of a Credit Event. Consequently, the Credit Swaps do not constitute a purchase or other acquisition or assignment of any interest in any obligation of any Reference Entity. Moreover, no Credit Swap Counterparty will grant Insured any security interest in any such obligation. The Insured (and, as a result, GrandRiver Financial), therefore, will have rights solely against the Credit Swap Counterparty in accordance with the Credit Swaps and will have no recourse against any Reference Entity unless and until a Credit Event has occurred and a Deliverable Obligation is delivered to the Insured. The Credit Swap Counterparty has broad discretion to choose which of the obligations of the Reference Entity it will deliver to the Insured following a Credit Event and is likely to choose the obligation with the lowest market value. Except for a Deliverable Obligation delivered to the Insured in settlement of a Credit Swap, the Insured (and, as a result, GrandRiver Financial) generally will have no right directly to enforce compliance by the Reference Entity with the terms of any obligation, no rights of set-off against the Reference Entity, and no voting or other consensual rights of ownership with respect to any obligation.

Neither the Insured nor the Credit Swap Counterparties will have any obligation to make any investigation or inquiry with respect to the Reference Entities and such entities will not provide information about Reference Entities to the Insured or GrandRiver Financial.

     Neither the Insured nor the Credit Swap Counterparties will be obligated to provide to the Credit Risk Investment Advisors or GrandRiver Financial information on any of the Reference Entities. In addition, the Credit Swap Counterparty and the Insured will not have obligation to keep GrandRiver Financial informed as to matters arising in relation to any Reference Entity, including whether or not circumstances exist under which there is a possibility of the occurrence of a Credit Event. None of the GrandRiver Financial, any Insured and the Credit Risk Investment Advisors will have the right to inspect any records of the Credit Swap Counterparty or any of the Reference Entities, and the Credit Swap Counterparty will be under no obligation to disclose any further information or evidence regarding the existence or terms of any obligation of any Reference Entity or any matters arising in relation thereto or otherwise regarding any Reference Entity, any guarantor or any other person, unless and until a Credit Event has occurred and publicly available information exists in relation to the occurrence of such Credit Event.

Reference Entities under the Credit Swaps are subject to insolvency risks.

     Various laws enacted for the protection of creditors may apply to the Reference Entities that are the subject of the Credit Swaps and the issuers of Deliverable Obligations. The information in this and the following paragraph is applicable with respect to Reference Entities that are United States issuers. There are different insolvency risks with respect to Reference Entities that are non-United States issuers. If a court were to find that the Reference Entity did not receive fair consideration or reasonably equivalent value for incurring the indebtedness constituting the Deliverable Obligation and, after giving effect to such indebtedness, the issuer (i) were insolvent, (ii) were engaged in a business for which the remaining assets of such issuer constituted unreasonably small capital or (iii) intended to incur, or believed that it would incur, debts beyond its ability to pay such debts as they mature, such court could invalidate, in whole or in part, such indebtedness as a fraudulent conveyance, subordinate such indebtedness to existing or future creditors of such issuer or recover amounts previously paid by such issuer in satisfaction of such indebtedness. The measure of insolvency for purposes of the foregoing will vary. Generally, an issuer would be considered insolvent at a particular time if the sum of its debts were then greater than all of its property at a fair valuation or if the present fair saleable value of its assets were then less than the amount that would be required to pay its probable liabilities on its existing debts as they became absolute and matured. There can be no assurance as to what standard a court would apply in order to determine whether the issuer was "insolvent" after giving effect to the incurrence of the indebtedness constituting the Deliverable Obligation or that, regardless of the method of valuation, a court would not determine that the issuer was "insolvent" upon giving effect to such incurrence. In addition, in the event of the insolvency of a Reference Entity, payments made to the Insured on a Deliverable Obligation could be subject to avoidance as a "preference" if made within a certain period of time (which may be as long as one year) before insolvency.

     In general, if payments on a Deliverable Obligation are avoidable, whether as fraudulent conveyances or preferences, such payments can be recaptured either from the initial recipient (such as the Insured) or from subsequent transferees of such payments. To the extent that any such payments are recaptured from the related Insured, the resulting loss will be borne by GrandRiver Financial.

We could be adversely affected by the loss of one or more principal employees or by an inability to attract and retain staff.

     Our success depends on our ability to attract and retain qualified employees, but there can be no assurances regarding our ability to do so. The loss of one or more key employees could result in higher costs and less efficient operations, and could have a material adverse effect on our results. We do not currently maintain key man life insurance with respect to any of our employees.

Since we will initially depend on the Initial Insured for a large portion of our revenues, if the Segregated Companies Act 2000 (as amended) in Bermuda was changed or repealed this could adversely affect our business.

     The Initial Insured is operating through a segregated account that, under Bermuda law, should isolate the assets therein from any claim of a creditor of the Initial Insured, there can be no assurance that future changes in the Segregated Accounts Companies Act (as amended) in Bermuda, or the interpretation thereof, will not subject funds in the segregated account of the Initial Insured to claims of such other parties. Any such change in such Segregated Accounts Companies Act (as amended), or the interpretation thereof, could have a material adverse impact on GrandRiver Financial, and such impact may result in changes in the ratings for GrandRiver Financial as a counterparty or changes in the ratings on Trust Preferred Securities. Any such changes could also have a material adverse effect on GrandRiver Financial's financial results, our ability to make payments on the Class A Senior Preferred Shares and the Trust's ability to make payments on the Trust Preferred Securities and your return from your investment in the Trust Preferred Securities.

The creditworthiness of the Credit Swap Counterparties may affect our ability to make payments on the Trust Preferred Securities.

     The obligation of an Insured to make premium and other payments under the related Policy will be subject to (and dependent on) its receipt of the related payments from the Credit Swap Counterparties under the related Credit Swaps. Consequently, the Insured, and, as a result, GrandRiver Financial is relying on the creditworthiness of the Credit Swap Counterparties and their performance of their obligations under the Credit Swaps. The insolvency of a Credit Swap Counterparty or a default by a Credit Swap Counterparty under a Credit Swap could adversely affect our ability to make payments on the Class A Senior Preferred Shares and the Trust's ability to make payments on the Trust Preferred Securities and your return from your investment in the Trust Preferred Securities. It is anticipated that initially there will be only a limited number of Credit Swap Counterparties.

The creditworthiness of a Swap Counterparty under an interest rate swap may affect our ability to make payments on the Trust Preferred Securities.

     On the Closing Date, GrandRiver Financial and a counterparty rated at least A+ by Standard & Poor's and A1 by Moody's (the "Swap Counterparty") will enter into an interest rate swap transaction as described under "Business -- The Swap". The insolvency of the Swap Counterparty or a default by the Swap Counterparty under the interest rate swap could adversely affect our ability to make payments on the Class A Senior Preferred Shares and the Trust's ability to make payments on the Trust Preferred Securities and your return from your investment in the Trust Preferred Securities.

Our investment performance may affect the amount of our capital resources and ability to continue the business without raising additional capital.

     There can be no assurances that the eligible investments will perform as expected or that the investment manager will be able to implement our investment strategy. Failure to manage the permitted investments properly could result in the need to liquidate portions of the capital account at a loss, which could have a material adverse impact on our financial results. The success of our investment strategy also will be affected by general economic conditions. These conditions may cause volatility in interest rates and the price of securities and affect the extent and timing of investor participation in financial and other markets. Unexpected volatility or illiquidity in the markets could significantly and negatively affect our ability to conduct business. The failure of our Credit Risk Investment Advisors to perform adequately could significantly and negatively affect our ability to conduct our business.

We may be adversely affected by interest rate changes.

     We anticipate that interest and distributions on the Class A Senior Notes, the Class A Senior Preferred Shares and the Trust Preferred Securities will be funded, in part, with short-term investments that may accrue interest based upon a London InterBank Offered Rate with different reset dates and maturity dates than the LIBOR applicable to the securities. There can be no assurances that these rates will not diverge in the future thereby creating risk that could negatively impact our results. In addition, changes in market interest rates can also have adverse effects on our investment portfolio, investment income and results of operations. In addition, increasing market interest rates have an adverse impact on our investment portfolio by reducing the value of any fixed income securities in our investment portfolio. We may realize a loss if we sell fixed income securities whose value has fallen below their acquisition cost. Declining market interest rates could also have an adverse impact on our investment income as we invest proceeds from positive cash flows from operations and reinvest proceeds from positive cash flows from operations and reinvest proceeds from maturing and called investments in new investments that could be yielding less than the portfolio's average rate.

We may be adversely affected by higher than expected interest costs on our Class A Senior Notes.

     The interest rate on our Class A Senior Notes will be determined by a monthly auction, subject to a maximum rate. There can be no assurance that the interest rate determined by such auction will not be greater than the rate anticipated by us or that the auction will not fail. If the auction were to fail, we would be required to pay the maximum rate. Any increase in the interest rate payable on our Class A Senior Notes greater than anticipated by us could adversely affect our results.

The insurance and tax regulatory system under which we operate, and potential changes thereto, could have a material adverse effect on our business.

     There can be no assurances that changes in Bermuda law or the Bermuda Tax Treaty would not have a material adverse impact on the viability of GrandRiver Financial. Furthermore, changes in interpretation of Bermuda law, United States law, or the Bermuda Tax Treaty could also have a material adverse impact.

Our business could be adversely affected by Bermuda employment restrictions.

     Bermuda requires non-Bermudians to obtain work permits in order to be gainfully employed. There can be no assurances that the desired employees will be able to obtain work permits or that such permits, once obtained, will be renewed. The Bermuda government places a six year term limit on individuals with work permits, subject to certain exemptions for key employees. These potential employment difficulties could result in higher staffing costs and could have a negative impact on our financial results.

The Insureds, the Credit Risk Investment Advisor, the Credit Market Advisor and GrandRiver Guaranty may have conflicts of interest.

     The Insureds, the Credit Risk Investment Advisors, GrandRiver Guaranty and their respective affiliates may enter into Credit Swaps with other parties that would be appropriate investments for GrandRiver Financial. Such credit swaps may be the same as or different from those entered into with the Insured. The Insureds, the Credit Risk Investment Advisor, GrandRiver Guaranty and their respective affiliates may also have equity and other investments in and may be lenders to, and may have other ongoing relationships with, the Reference Entities. In addition, the Insureds, the Credit Risk Investment Advisors, GrandRiver Guaranty and their respective affiliates may invest in securities (or make loans) that are senior to, or have interests different from or adverse to, the Deliverable Obligations.

     Various potential and actual conflicts of interest may also arise from the overall activity of the Insureds, the Credit Risk Investment Advisors, GrandRiver Guaranty and their respective affiliates. No provision in the Credit Swaps prevents such entities from rendering services of any kind to a Reference Entity or the issuer of any obligation included in the collateral and its affiliates, the Insureds or any other Person or entity. The Insured, the Credit Risk Investment Advisor, the Credit Market Advisors, GrandRiver Guaranty, their respective affiliates and the directors, officers, employees and agents of such entities may, among other things: (a) serve as directors, partners, officers, employees, agents, nominees or signatories for any Reference Entity or issuer of any obligation included in the collateral; (b) receive fees for services rendered to a Reference Entity or the issuer of any obligation included in the collateral or any affiliate thereof; (c) be a secured or unsecured creditor of, or hold an equity interest in, any Reference Entity or issuer of any obligation included in the collateral; and (d) serve as a member of any "creditors' board" with respect to any Reference Entity or obligation included in the collateral.

Investment Company Act.

     Neither GrandRiver Financial nor the Trust has registered with the SEC as an investment company pursuant to the Investment Company Act of 1940, as amended (the "Investment Company Act"). These entities have not so registered in reliance on certain exemptions (and other provisions) included in the Investment Company Act. Our counsel, Sidley Austin Brown & Wood LLP, will opine, in connection with the sale of the Trust Preferred Securities, neither GrandRiver Financial, nor the Trust is on the date of this offering, an investment company required to be registered under the Investment Company Act (based upon certain facts and assumptions which will be set forth in such opinion). A legal opinion is not a guarantee that either the SEC or a court would reach the same conclusion and the facts and assumptions that underlie such legal opinion could change following the date of this offering. No opinion or no-action position has been requested of the SEC.

     If the SEC or a court of competent jurisdiction were to find that GrandRiver Financial or the Trust is required, but in violation of the Investment Company Act had failed, to register as an investment company, possible consequences include, but are not limited to the following: (i) the SEC could apply to a district court to enjoin the violation; (ii) investors in GrandRiver Financial or the Trust could sue GrandRiver Financial or the Trust, as the case may be, and recover any damages caused by the violation, and (iii) any contract to which GrandRiver Financial or the Trust, as the case may be, is a party that is made in, or whose performance involves a violation of the Investment Company Act would be unenforceable by any party to the contract unless a court were to find that under the circumstances enforcement would produce a more equitable result than non-enforcement and would not be inconsistent with the purposes of the Investment Company Act. Should GrandRiver Financial or the Trust be subjected to any or all of the foregoing, GrandRiver Financial or the Trust, as the case may be, would be materially adversely affected.

RISKS RELATING TO OWNERSHIP OF THE TRUST PREFERRED SECURITIES.

GrandRiver Financial's obligations under the Class A Senior Preferred Shares and the Guarantee are subordinated.

     GrandRiver Financial's obligations under the Class A Senior Preferred Shares rank:

     o junior to the Class A Senior Notes of GrandRiver Financial and all "Senior Indebtedness" as defined under "Description of the Class A Senior Preferred Shares--Subordination" (including claims under the insurance policies);

     o equally with any other senior preferred shares issued in the future by it; and

     o senior to GrandRiver Financial's Class B Junior Preferred Shares (and any other junior preferred stock issued in the future by it) and the GRF Class A Common Shares (and any other common stock issued in the future by it).

     GrandRiver Financial cannot make any dividend, redemption or other payments on the Class A Senior Preferred Shares if it is in default on its Senior Indebtedness. In addition, if the Class A Senior Preferred Shares are to be redeemed, GrandRiver Financial cannot make any payments under the Class A Senior Preferred Shares until the Class A Senior Notes and all of the Senior Indebtedness are paid in full. Finally, upon the bankruptcy, liquidation or reorganization of GrandRiver Financial, its assets would be available to pay obligations under the Class A Senior Preferred Shares only after all payments have been made on its policies, Class A Senior Notes and Senior Indebtedness.

     GrandRiver Financial's obligations under the Guarantee are unsecured and rank:

     o junior to all of GrandRiver Financial's other liabilities, except those liabilities made equal with or junior to the Guarantee by their terms;

     o equally with GrandRiver Financial's Class A Senior Preferred Shares (and any other senior preferred stock issued in the future by it) and any guarantee of GrandRiver Financial in respect of any capital securities issued in the future issued by it; and

     o senior to GrandRiver Financial's Class B Junior Preferred Shares (and any other junior preferred stock issued in the future by it) and the GRF Class A Common Shares (and any other common stock issued in the future by it).

     This means that GrandRiver Financial cannot make any payments on the Guarantee if it defaults on a payment of any of its other liabilities, except those liabilities made equal with or junior to the Guarantee by their terms. In addition, upon the bankruptcy, liquidation or reorganization of GrandRiver Financial, its assets would be available to pay obligations under the Guarantee only after all payments had been made on its other liabilities, except those liabilities made equal with or junior to the Guarantee by their terms.

     The Trust Preferred Securities, the Guarantee and the Class A Senior Preferred Shares do not limit the ability of GrandRiver Financial or its subsidiaries to issue additional securities, including secured indebtedness and other indebtedness that ranks senior in priority of payment to the Class A Senior Preferred Shares and the Guarantee, however additional Class A Senior Preferred Shares or securities pari passu with the Class A Senior Preferred Shares may be issued only if GrandRiver Financial obtains confirmation from the Rating Agencies that the ratings of the Class A Senior Preferred Shares will be at least A1 by Moody's and A+ by Standard & Poor's upon the issuance of any such securities.

     For more information please refer to "Description of the Class A Senior Preferred Shares--Subordination" and "Description of the Trust Preferred Securities Guarantee".

If GrandRiver Financial does not make payments on the Class A Senior Preferred Shares, the Trust will not have cash available to make the related payments on the Trust Preferred Securities.

     The ability of the Trust to pay distributions on the Trust Preferred Securities, the redemption price of the Trust Preferred Securities and the liquidation preference of the Trust Preferred Securities is solely dependent upon GrandRiver Financial making the related payments on the Class A Senior Preferred Shares when due.

     If GrandRiver Financial does not pay dividends on the Class A Senior Preferred Shares or pay the redemption price or the liquidation amount of the Class A Preferred Shares, the Trust will not have sufficient funds to pay distributions on the Trust Preferred Securities or the redemption price or the liquidation amount of each Trust Preferred Security. In those circumstances, you will not be able to rely upon the Guarantee for payment of these amounts because the Guarantee applies only if the Trust has sufficient funds to make such payments.

     If GrandRiver has failed to pay the redemption price of the Class A Senior Preferred Shares on a redemption date, you:

     o may directly sue GrandRiver Financial or seek other remedies to collect your pro rata share of payments owed; or

     o rely on the Institutional Trustee to enforce the Trust's rights under the Class A Senior Preferred Shares.

GrandRiver Financial Capital Trust I can defer distributions on the Trust Preferred Securities if GrandRiver Financial has insufficient funds or is otherwise unable to pay dividends which will cause cash payments to cease and may adversely affect the value of the Trust Preferred Securities.

     If sufficient funds are not available pursuant to the Priority of Payments described under "Description of the Class A Senior Preferred Shares--Priority of Payments" or if otherwise restricted by law, GrandRiver Financial is permitted, on one or more occasions, to defer dividend payments on the Class A Senior Preferred Shares for an unlimited number of consecutive quarterly periods provided that the dividend payments may not be deferred after the Rating Agency Mandatory Redemption Date. If GrandRiver Financial defers dividend payments on the Class A Senior Preferred Shares, the Trust will defer distributions on the Trust Preferred Securities during any Extension Period. However, distributions would still accumulate and those deferred distributions will themselves accrue interest at an annual rate of [o]%, compounded quarterly, to the extent permitted by law.

     GrandRiver Financial has no current intention of deferring dividend payments on the Class A Senior Preferred Shares. However, if GrandRiver Financial does not have sufficient funds and is required to exercise its right in the future, the Trust Preferred Securities may trade at a price that does not fully reflect the value of accrued but unpaid dividends on the Class A Senior Preferred Shares. If you sell the Trust Preferred Securities during any Extension Period, you may not receive the same return on your investment as someone who continues to hold the Trust Preferred Securities. In addition, the existence of GrandRiver Financial's right to defer payments of dividends on the Class A Senior Preferred Shares may mean that the market price for the Trust Preferred Securities, which represent an undivided beneficial interest in the Class A Senior Preferred Shares, may be more volatile than other securities that do not have these rights.

The Trust Preferred Securities (i) may be redeemed if a Special Event occurs,
(ii) may be redeemed on and after [o], 2008, at the option of GrandRiver Financial, (iii) on or after [?], 2008, will be mandatorily redeemed on the Rating Agency Mandatory Redemption Date and (iv) will be redeemed in the event of an Early Special Redemption.

     If a Special Event occurs and is continuing, GrandRiver Financial has the right to redeem all of the Class A Senior Preferred Shares. Even if a Special Event does not occur, GrandRiver Financial has the right to redeem the Class A Senior Preferred Shares in whole or in part on or after [o], 2008. GrandRiver Financial is required to redeem the Class A Senior Preferred Shares in whole at a price of $25.00 per share, plus unpaid dividends accrued to the date of redemption on the Rating Agency Mandatory Redemption Date. The "Rating Agency Mandatory Redemption Date" will initially be [___________], 2008; however, the Rating Agency Mandatory Redemption Date may be extended by GrandRiver Financial to a later date if GrandRiver Financial obtains confirmation from the Rating Agencies that the ratings of each of (i) the Class A Senior Preferred Shares and (ii) the Trust Preferred Securities will be at least A1 by Moody's and at least A+ by Standard & Poor's if the Rating Agency Mandatory Redemption Date of the Trust Preferred Securities is extended to the date requested by GrandRiver Financial. If any such redemption occurs or GrandRiver Financial pays unpaid dividends and the $25.00 per share redemption price on the Class A Senior Preferred Shares at redemption, the Trust will use the cash it receives on the redemption of the Class A Senior Preferred Shares to redeem the Trust Preferred Securities (on a pro rata basis if the Trust does not receive enough cash to redeem all of the Trust Preferred Securities). The redemption price would be $25.00 per Trust Preferred Security plus unpaid distributions to the date of redemption. The redemption of the Trust Preferred Securities will be a taxable event to you for United States federal income tax purposes. Please see "Description of the Trust Preferred Securities--Redemption" and "Description of the Class A Senior Preferred Shares--Optional Redemption" for more information.

     GrandRiver Financial will also be required to redeem the Class A Senior Preferred Shares in the event of an Early Special Redemption as described in "Business--Entering into Insurance Policy, Early Special Redemption".

In the event of an early redemption of the Trust Preferred Securities, you may be taxed on the proceeds and you may not be able to reinvest the proceeds at the same or a higher rate of return.

     Under current United States federal income tax law, the redemption of the Trust Preferred Securities would be a taxable event to you.

     In addition, you may not be able to reinvest the money you receive upon redemption at a rate that is equal to or higher than the rate of return you received on the Trust Preferred Securities.

Distribution of Class A Senior Preferred Shares may have a negative effect on trading price.

     GrandRiver Financial has the right to dissolve the Trust at any time if it receives an opinion of counsel that the resulting liquidation and distribution of the Class A Senior Preferred Shares would not result in a taxable event to holders of the Trust Preferred Securities. If GrandRiver Financial decides to exercise its right to dissolve the Trust, the Trust will redeem the Trust Preferred Securities by distributing the Class A Senior Preferred Shares to holders of the Trust Preferred Securities on a one for one exchange for each Trust Preferred Security.

     If, despite the delivery of an opinion of counsel that the dissolution, resulting liquidation and distribution of Class A Senior Preferred Shares would not result in a taxable event to holders of the Trust Preferred Securities, the Trust is ultimately characterized for United States federal income tax purposes as an association taxable as a corporation at the time of its dissolution and liquidation, the distribution of Class A Senior Preferred Shares would be a taxable event to holders of the Trust Preferred Securities.

     GrandRiver Financial has no current intention of causing the dissolution of the Trust and the distribution of the Class A Senior Preferred Shares. GrandRiver Financial anticipates that it would consider exercising this right in the event that expenses associated with maintaining the Trust were substantially greater than currently expected, such as if a Special Event occurred. GrandRiver Financial cannot predict the other circumstances under which this right would be exercised.

     We cannot predict the market prices for the Class A Senior Preferred Shares that may be distributed. Accordingly, the Class A Senior Preferred Shares that you receive on a distribution, or the Trust Preferred Securities you hold pending such a distribution, may trade at a discount to the price that you paid to purchase the Trust Preferred Securities.

     Because you may receive Class A Senior Preferred Shares, you should make an investment decision with regard to the Class A Senior Preferred Shares, as well as the Trust Preferred Securities. You should carefully review all the information regarding the Class A Senior Preferred Shares contained in this prospectus.

You will have limited voting rights as a holder of Trust Preferred Securities.

     You will have limited voting rights with respect to matters relating to the Trust. In particular, you may not elect or remove any trustees, except when there is a Declaration event of default. If such an event of default occurs, a majority in liquidation amount of the holders of the Trust Preferred Securities will be entitled to remove and appoint the Institutional Trustee and the Delaware Trustee.

     The holders of the Trust Preferred Securities will not have the right to directly vote the Class A Senior Preferred Shares held by the Trust on any matter with respect to which the holder of the Class A Senior Preferred Shares are permitted to vote. The holders of the Trust Preferred Securities will (pursuant to the Declaration) have the right on a pro rata basis by way of proxy, to direct the Institutional Trustee to vote the Class A Senior Preferred Shares held by the Trust on any matter with respect to which the Class A Senior Preferred Shares are permitted to vote. GrandRiver Financial will acquire all of the Trust Common Securities and, generally, the Trust Common Securities will have the sole voting power on matters to be voted upon by the Trust Securities relating to the Trust. GrandRiver Guaranty will acquire all of the GRF Class B Junior Preferred Shares and all of the GRF Class A Common Shares and will have the right to vote such securities on any matter with respect to which the GRF Class B Junior Preferred Shares and GRF Class A Common Shares are permitted to vote.

     See "GrandRiver Financial Capital Trust I" and "Description of the Trust Preferred Securities--Voting Rights".

The market price of the Trust Preferred Securities may not reflect unpaid distributions and you may suffer a loss if you sell them while distributions remain unpaid.

     Because of our right to defer payments on the Class A Senior Preferred Shares, the market price of the Trust Preferred Securities may be more volatile than the market prices of similar securities that do not have this feature. If we exercise our right to defer, the market price of the Trust Preferred Securities that you purchase or the Class A Senior Preferred Shares that you may receive on liquidation of the trust, may trade at a discount to the price that you paid.

There is not an established trading market for the Trust Preferred Securities.

     The Trust Preferred Securities are a new issue of securities. As a result, prior to this offering, there was no public market for the Trust Preferred Securities. Application has been made to list the Trust Preferred Securities on the AMEX. If approved for listing, trading of the Trust Preferred Securities on the AMEX is expected to commence within a 30-day period after the initial delivery of the Trust Preferred Securities. In addition, the underwriters have advised GrandRiver Financial and the Trust that they intend to make a market in the Trust Preferred Securities prior to commencement of trading on the AMEX, but are not obligated to do so and may discontinue market making at any time without notice. No assurance can be given as to the existence or liquidity of any trading market for the Trust Preferred Securities.

There are provisions in the bye-laws of GrandRiver Financial that may reduce or increase the voting rights of the Class A Senior Preferred Shares (which, prior to the dissolution of the Trust, are exercised by the Institutional Trustee on behalf of the Trust as directed by way of proxy on a pro rata basis by the holders of the Trust Preferred Securities). If the Class A Senior Preferred Shares are issued to you directly on or after the dissolution of the Trust the following provisions will apply to you directly as a shareholder.

     As used in this discussion of voting provisions, all references to "bye-laws" are intended to refer to the bye-laws of GrandRiver Financial, unless the context requires otherwise. The bye-laws provide generally that any shareholder owning, directly, indirectly or, in the case of any United States person, by attribution, more than [9.9]% of the capital stock of GrandRiver Financial (including voting rights by virtue of holding the Trust Preferred Securities) will have the voting rights attached to its shares reduced so that it may not exercise more than [9.9]% of the total voting rights of GrandRiver Financial. The reduction in votes is generally to be applied proportionately among all shareholders who are members of the first shareholder's "control group". A "control group" means, with respect to any person, all shares directly owned by such person and all shares directly owned by each other shareholder any of whose shares are included in the "controlled shares" of such person. "Controlled shares" means, with respect to GrandRiver Financial, all Class A Common Shares, Class A Senior Preferred Shares or Class B Junior Preferred Shares of GrandRiver Financial that a person is deemed to own directly, indirectly (within the meaning of Section 958(a) of the Internal Revenue Code of 1986, as amended (the "Code")), or, in the case of a United States person, constructively (within the meaning of Section 958(b) of the Code). A similar limitation is to be applied to shares held directly by members of a "related group". A "related group" means a group of shareholders that are investment vehicles and are under common control and management. Any reduction in votes will generally be allocated proportionately among members of the shareholder's "control group" or "related group", as the case may be. The amount of any reduction of votes that occurs by operation of the above limitations will generally be reallocated proportionately among all other shareholders of GrandRiver Financial who were not members of these groups so long as such reallocation does not cause any person to become a 9.9% shareholder.

     Under these provisions, certain holders of the Class A Preferred Shares may have their voting rights (including voting rights by virtue of holding the Trust Preferred Securities) limited to less than one vote per share, while other shareholders may have voting rights in excess of one vote per share. Moreover, these provisions could have the effect of reducing the votes of certain shareholders who would not otherwise be subject to the [9.9]% limitation by virtue of their direct share ownership. See "Description of Share Capital--Voting Adjustments".

     As a result of any reallocation of votes, your voting rights (including voting rights by virtue of holding the Trust Preferred Securities) might increase above 5% of the aggregate voting power of the outstanding shares, thereby possibly resulting in your becoming a reporting person subject to
Schedule 13D or 13G filing requirements under the Exchange Act. In addition, the reallocation of your votes could result in your becoming subject to filing requirements under Section 16 of the Exchange Act.

     GrandRiver Financial also has the authority to request information from any shareholder for the purpose of determining whether a shareholder's voting rights are to be reallocated pursuant to the bye-laws. If a shareholder fails to respond to a request for information from GrandRiver Financial or submits incomplete or inaccurate information (after a reasonable cure period) in response to a request, GrandRiver Financial, in its reasonable discretion, may reduce or eliminate the shareholder's voting rights.

Provisions of our bye-laws may restrict the ability to transfer shares of GrandRiver Financial and the provisions of the Declaration may restrict the ability to transfer the Trust Preferred Securities.

     The board of directors of GrandRiver Financial may decline to register a transfer of any of its shares, and the trustees of the Trust may decline to register a transfer of the Trust Preferred Securities, if the relevant instrument of transfer (if any) is in favor of five persons or more jointly or is not properly executed, the transferred shares are not fully paid shares or if the transferor fails to comply with all applicable laws and regulations governing the transfer.

A holder of the Trust Preferred Securities may be required to sell its Trust Preferred Securities.

     The Declaration provides that we have the option, but not the obligation, to require a holder of the Trust Preferred Securities to sell its Trust Preferred Securities, for their fair market value to us, to other holders or to third parties if we determine, based on the written advice of legal counsel, that failure to exercise our option would result in adverse tax consequences to us or certain United States persons as to which the Trust Preferred Securities held by such holder constitute controlled Trust Preferred Securities. In the latter case, our right to require a holder to sell its Trust Preferred Securities will be limited to the purchase of a number of Trust Preferred Securities that will permit avoidance of those adverse tax consequences. See "Description of the Trust Preferred Securities".

It may be difficult to enforce service of process and enforcement of judgments against us and our officers and directors.

     GrandRiver Financial is a Bermuda company and certain of our officers and directors are residents of various jurisdictions outside the United States. A substantial portion of our assets and officers and directors, at any one time, are or may be located in jurisdictions outside the United States. Although we have irrevocably appointed CT Corporation System as an agent in New York, New York to receive service of process with respect to actions against them arising out of violations of the United States federal securities laws in any federal or state court in the United States relating to the transactions covered by this prospectus, it may be difficult for investors to effect service of process within the United States on our directors and officers who reside outside the United States or to enforce against us or our directors and officers judgments of United States courts predicated upon civil liability provisions of the United States federal securities laws.

     We have been advised by Appleby Spurling & Kempe, our Bermuda counsel, that there is no treaty in force between the United States and Bermuda providing for the reciprocal recognition and enforcement of judgments in civil and commercial matters. As a result, whether a United States judgment would be enforceable in Bermuda against us or our directors and officers depends on whether the United States court that entered the judgment is recognized by the Bermuda court as having jurisdiction over us or our directors and officers, as determined by reference to Bermuda conflict of law rules. A judgment debt from a United States court that is final and for a sum certain based on United States federal securities laws will not be enforceable in Bermuda unless the judgment debtor had submitted to the jurisdiction of the United States court, and the issue of submission and jurisdiction is a matter of Bermuda (not United States) law.

     In addition to and irrespective of jurisdictional issues, the Bermuda courts will not enforce a United States federal securities law that is either penal or contrary to public policy. It is the advice of Appleby Spurling & Kempe that an action brought pursuant to a public or penal law, the purpose of which is the enforcement of a sanction, power or right at the instance of the state in its sovereign capacity, will not be entertained by a Bermuda Court. Certain remedies available under the laws of United States jurisdictions, including certain remedies under United States federal securities laws, would not be available under Bermuda law or enforceable in a Bermuda court, as they would be contrary to Bermuda public policy. Further, no claim may be brought in Bermuda against us or our directors and officers in the first instance for violation of United States federal securities laws because these laws have no extraterritorial jurisdiction under Bermuda law and do not have force of law in Bermuda. A Bermuda court may, however, impose civil liability on us or our directors and officers if the facts alleged in a complaint constitute or give rise to a cause of action under Bermuda law.

There are regulatory limitations on the ownership and transfer of the Class A Senior Preferred Shares.

     The Class A Senior Preferred Shares may be offered or sold in Bermuda only in compliance with the provisions of the Investment Business Act of 1998 of Bermuda which regulates the sale of securities in Bermuda. In addition, the BMA must approve all issuances and transfers of shares of a Bermuda exempted company. We have received from the BMA their permission for the issue and free transferability of the Class A Senior Preferred Shares being offered pursuant to this prospectus (by way of distribution by the Trust on dissolution of the Trust), as long as the Class A Senior Preferred Shares are listed on the AMEX (or other recognised stock exchange), to and among persons who are non-residents of Bermuda for exchange control purposes. In addition, we will deliver to and file a copy of this prospectus with the Registrar of Companies in Bermuda in accordance with Bermuda law. The BMA and the Registrar of Companies accept no responsibility for the financial soundness of any proposal or for the correctness of any of the statements made or opinions expressed in this prospectus.

United States persons who own the Class A Senior Preferred Shares may have more difficulty in protecting their interests than United States persons who are shareholders of a United States corporation.

     The Companies Act 1981 of Bermuda (the "Companies Act"), which applies to GrandRiver Financial, differs in certain material respects from laws generally applicable to United States corporations and their shareholders. In order to highlight those differences, set forth below is a summary of certain significant provisions of the Companies Act, including, where relevant, information on GrandRiver Financial's bye-laws, which differ in certain respects from provisions of Delaware corporate law. Because the following statements are summaries, they do not discuss all aspects of Bermuda law that may be relevant to GrandRiver Financial and their shareholders.

     Interested Directors. Under Bermuda law and GrandRiver Financial's bye-laws, we cannot void any transaction we enter into in which a director has an interest, nor can such director be accountable to us for any benefit realized pursuant to such transaction, provided the nature of the interest is disclosed at the first opportunity at a meeting of directors, or in writing, to the directors. In addition, GrandRiver Financial's bye-laws allow a director to be taken into account in determining whether a quorum is present and to vote on a transaction in which he has an interest, but the resolution with respect to such transactions will fail unless it is approved by a majority of the disinterested directors voting on such a transaction. Under Delaware law such transaction would not be voidable if:

     o the material facts as to such interested director's relationship or interests were disclosed or were known to the board of directors and the board had in good faith authorized the transaction by the affirmative vote of a majority of the disinterested directors;

     o such material facts were disclosed or were known to the shareholders entitled to vote on such transaction and the transaction were specifically approved in good faith by vote of the majority of shares entitled to vote thereon; or

     o the transaction were fair as to the corporation as of the time it was authorized, approved or ratified.

     Under Delaware law, the interested director could be held liable for a transaction in which the director derived an improper personal benefit.

     Business Combinations with Large Shareholders or Affiliates. As a Bermuda company, GrandRiver Financial may enter into business combinations with its large shareholders or one or more wholly-owned subsidiaries, including asset sales and other transactions in which a large shareholder or a wholly-owned subsidiary receives, or could receive, a financial benefit that is greater than that received, or to be received, by other shareholders or other wholly-owned subsidiaries, without obtaining prior approval from our shareholders and without special approval from our board of directors. Under Bermuda law, amalgamations require the approval of the board of directors, and in some instances, shareholder approval. However, when the affairs of a Bermuda company are being conducted in a manner which is oppressive or prejudicial to the interests of some shareholders, one or more shareholders may apply to a Bermuda court, which may make such order as it sees fit, including an order regulating the conduct of the company's affairs in the future or ordering the purchase of the shares of any shareholders by other shareholders or the company. If we were a Delaware company, we would need prior approval from our board of directors or a supermajority of our shareholders to enter into a business combination with an interested shareholder for a period of three years from the time the person became an interested shareholder, unless we opted out of the relevant Delaware statute. Bermuda law or GrandRiver Financial's bye-laws would require board approval and in some instances, shareholder approval, of such transactions.

     Shareholders' Suits. The rights of shareholders under Bermuda law are not as extensive as the rights of shareholders in many United States jurisdictions. Class actions and derivative actions are generally not available to shareholders under Bermuda law. However, the Bermuda courts ordinarily would be expected to follow English case law precedent, which would permit a shareholder to commence a derivative action in the name of a company where the act complained of is alleged to be beyond the corporate power of the company, is illegal or would result in the violation of GrandRiver Financial's memorandum of association or bye-laws. Furthermore, consideration would be given by the court to acts that are alleged to constitute a fraud against the minority shareholders or where an act requires the approval of a greater percentage of our shareholders than actually approved it. The successful party in such an action generally would be able to recover a portion of attorneys' fees incurred in connection with such action. GrandRiver Financial's bye-laws provide that shareholders waive all claims or rights of action that they might have, individually or in the right of GrandRiver Financial, against any director or officer for any action or failure to act in the performance of such director's or officer's duties, except such waiver shall not extend to any claims or rights of action that would render the waiver void pursuant to the Companies Act, that arise out of fraud or dishonesty on the part of such director or officer or with respect to the recovery of any gain, personal profit or advantage to which the officer or director is not legally entitled.

     Class actions and derivative actions generally are available to shareholders under Delaware law for, among other things, breach of fiduciary duty, corporate waste and actions not taken in accordance with applicable law. In such actions, the court has discretion to permit the winning party to recover attorneys' fees incurred in connection with such action.

     Indemnification of Directors and Officers. Under Bermuda law and GrandRiver Financial's bye-laws, GrandRiver Financial will indemnify its directors or officers or any person appointed to any committee by the board of directors and any resident representative (and their respective heirs, executors or administrators) against all actions, costs, charges, liabilities, loss, damage or expense, to the fullest extent permitted by law, incurred or suffered by such officer, director or other person by reason of any act done, conceived in or omitted in the conduct of the company's business or in the discharge of his/her duties; provided that such indemnification shall not extend to any matter involving any fraud or dishonesty on the part of such director, officer or other person. Under Delaware law, a corporation may indemnify a director or officer of the corporation against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in defense of an action, suit or proceeding by reason of such position if such director or officer acted in good faith and in a manner he or she reasonably believed to be in or not be opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, such director or officer had no reasonable cause to believe his or her conduct was unlawful.

     For more information on the differences between Bermuda and Delaware corporate laws, see "Description of Share Capital--Differences in Corporate Law".

RISKS RELATING TO REGULATION.

If we become subject to insurance statutes and regulations other than Bermuda's or there is a change to a Bermuda law or application of Bermuda law, there could be a significant and negative impact on our business.

     GrandRiver Financial is a registered Bermuda insurance company and is subject to regulation and supervision in Bermuda. Bermuda insurance statutes, regulations and policies of the BMA and the Minister of Finance require GrandRiver Financial, among other things, to:

     o    maintain minimum levels of capital, surplus and liquidity;

     o    satisfy solvency standards;

     o    restrict dividends and distributions;

     o    obtain prior approval of ownership and transfer of shares; and

     o provide for the performance of certain periodic examinations of GrandRiver Guaranty and GrandRiver Financial and their financial condition.

     These statutes and regulations may, in effect, restrict our ability to write reinsurance policies, to distribute funds and to pursue our investment strategy. See "Regulation".

We do not intend to engage in underwriting activities in the United States. We intend to conduct our business so that we will not be subject to licensing requirements or insurance regulations in the United States.

     The insurance laws of each United States state and many non-United States jurisdictions regulate the sale of insurance within that jurisdiction by alien insurers, such as GrandRiver Financial, which are not authorized or admitted to do business in that jurisdiction. We do not intend to maintain an office or to solicit, advertise, settle claims or conduct other insurance activities in any jurisdiction other than Bermuda where our activities would require us to be so authorized or admitted. We believe that so long as we follow our operating guidelines, we will conduct our activities in compliance with applicable insurance statutes and regulations. However, we cannot assure you that insurance regulators in the United States or elsewhere will not review our activities or, that if there were such a review, that they would not be successful in claiming that we are subject to the jurisdiction's licensing requirements. If we were to become subject to the laws or regulations of any United States state or to United States laws or the laws of any other country in the future, we may consider various alternatives to our operations, including:

     o modifying or restricting the manner of conducting our business in order to avoid being subject to, and the necessity of being compliant with, the statutes and regulations; or

     o obtaining licenses to enable us to continue transacting insurance in the jurisdictions.

     If we choose to attempt to become licensed in another jurisdiction other than Bermuda, we may not be able to become licensed as the process of obtaining licenses is often very time consuming and costly. The modification of the conduct of our business resulting from our becoming licensed in certain jurisdictions could significantly and negatively affect our business, including subjecting us to risk-based capital and other regulations which could substantially affect the composition of our investment portfolio and the returns on our portfolio. In addition, our failure to comply with insurance statutes and regulations could significantly and adversely affect our business by limiting our ability to conduct business as well as subjecting us to penalties and fines.

     Generally, Bermuda insurance statutes and regulations applicable to us are less restrictive than those that would be applicable to us if we were subject to the insurance laws of any state in the United States. In the past, there have been congressional and other initiatives in the United States regarding proposals to supervise and regulate insurers domiciled outside the United States. If in the future we became subject to any insurance laws of the United States or any state thereof or of any other jurisdiction, we cannot assure you that we would be in compliance with those laws or that coming into compliance with those laws would not have a significant and negative effect on our business.

     The offshore insurance and reinsurance regulatory framework recently has become subject to increased scrutiny in many jurisdictions, including in the United States and in various states within the United States. We are not able to predict the future impact on our operations of changes in the laws and regulation to which we are or may become subject.

RISK RELATING TO TAXATION.

We may become subject to taxes in Bermuda after March 28, 2016, which may have a material adverse effect on our financial condition.

     Bermuda currently imposes no income tax on corporations. The Bermuda Minister of Finance, under the Exempted Undertakings Tax Protection Act 1966, as amended, of Bermuda, has given GrandRiver Financial an assurance that if any legislation is enacted in Bermuda that would "impose tax computed on profits or income or computed on any capital asset, gain or appreciation, or any tax in the nature of estate duty or inheritance tax, then the imposition" of any such tax will not be applicable to GrandRiver Financial or any of its respective operations, shares, debentures or other obligations until March 28,

2016. Given the limited duration of the Minister of Finance's assurance, however, it is possible that after March 28, 2016 we may be subject to Bermuda taxes.

We may be subject to United States Federal income tax, which may have a material adverse effect on our financial condition and results of operations.

     We intend to operate our business in such a manner that we should not be deemed to be engaged in the conduct of a trade or business within the United States, to have a permanent establishment in the United States under applicable income tax treaties or otherwise be subject to United States federal income taxation. Nevertheless, because definitive identification of activities which constitute being engaged in a trade or business or having a permanent establishment in the United States is not provided by the Code, or regulations or court decisions, the Internal Revenue Service (the "IRS") might contend that we are engaged in a trade or business or have a permanent establishment in the United States. In such case, the value of the Trust Preferred Securities and our ability to pay dividends on the Class A Senior Preferred Shares and distributions on the Trust Preferred Securities may be materially adversely affected. See "United States Federal Income Tax Matters" for more information.

We may be subject to a United States federal excise tax or withholding tax on our insurance premiums, which may have a material adverse effect on our financial condition and results of operations.

     We intend to operate our business in such a manner that we should only write Insurance Policies to foreign persons (as determined under United States federal income tax principles) that are not engaged in a trade or business within the United States (as determined under United States federal income tax principles). Nevertheless, while we expect that the insureds under the Insurance Policies will be foreign persons that are not engaged in a trade or business within the United States, because we will not control, directly or indirectly, the activities of any insured, no assurance can be given that the insureds under the Insurance Policies will be foreign persons that will conduct their activities so as not to be engaged in a trade or business within the United States. If an insured is treated as a United States person (as determined under United States federal income tax principles), or, with respect to a foreign insured, as engaged in the conduct of a trade or business within the United States, under current law, a United States federal excise tax will be imposed on premiums received by us with respect to any insured risks from sources within the United States (as discussed below). If this excise tax is not timely paid and a United States federal tax return not filed, the IRS may impose certain penalties and interest. If such excise tax is not paid by the purchaser of an Insurance Policy, we would be liable for such excise tax, the payment of which by us may affect our ability to pay dividends on the Class A Senior Preferred Shares and distributions on the Trust Preferred Securities. See "United States Federal Income Taxation - Federal Excise Tax Matters - on Insurance and Reinsurance Premiums" for more information.

     Generally, if the United States federal excise tax is not imposed on our underwriting premiums, such amounts will be subject to a 30% federal withholding tax if such amounts are from sources within the United States (regardless of whether a foreign insured is engaged in the conduct of a trade or business within the United States). Under United States federal income tax principles, underwriting premiums will be treated as from sources within the United States if such amounts are derived from the issuing (or reinsuring) of any insurance contract in connection with property in, liability arising out of an activity in, or, in connection with the lives or health of residents of, the United States. While we intend to take the position that, while not free from doubt, the inclusion of securities issued by United States persons in the reference portfolio with respect to the Credit Swaps is not treated as property in or liability arising out of an activity in the United States, and, hence, the insurance premiums paid to us are not treated as from sources within the United States, the IRS might contend that such amounts are from sources within the United States subject to a 30% federal withholding tax. If our insurance premiums are subject to a 30% federal withholding tax, our ability to pay dividends on the Class A Senior Preferred Shares and distributions on the Trust Preferred Securities will be materially adversely affected. GrandRiver Financial will not indemnify the Trust for any federal withholding or excise taxes, if any. See "United States Federal Income Tax Matters - Withholding on "FDAP" Items" for more information.

If GrandRiver Financial is classified as a controlled foreign corporation, foreign personal holding company or a passive foreign investment company, your United States federal income taxes would increase.

     Although it is not anticipated that GrandRiver Financial will be classified as a controlled foreign corporation ("CFC"), foreign personal holding company ("FPHC") or a passive foreign investment company ("PFIC") for United States federal income tax purposes, if it is classified as a CFC, FPHC, or PFIC, a United States person that directly or indirectly owns our common shares would be subject to adverse tax consequences. See "United States Federal Income Tax Matters" for more information.

If you acquire 10% or more of the voting power of GrandRiver Financial, you may be subject to United States federal income taxation under the "Controlled Foreign Corporation" ("CFC") rules.

     Each "United States shareholder" of a foreign corporation that is a CFC for an uninterrupted period of 30 days or more during a taxable year, and who owns shares in the CFC directly or indirectly through foreign entities on the last day of the CFC's taxable year, must include in its gross income for United States federal income tax purposes its pro rata share of the CFC's "subpart F income," even if the subpart F income is not distributed. A foreign corporation is considered a CFC if "United States shareholders" own more than 50% of the total combined voting power of all classes of voting stock of such foreign corporation, or the total value of all stock of such corporation. A United States shareholder is a United States person who owns at least 10% of the total combined voting power of all classes of stock entitled to vote of the foreign corporation. For purposes of taking into account insurance income, a CFC also includes a foreign corporation in which more than 25% of the total combined voting power of all classes of stock (or more than 25% of the total value of the stock) is owned by United States shareholders, on any day during the taxable year of such corporation, if the gross amount of premiums or other consideration for the reinsurance or the issuing of insurance or annuity contracts exceeds 75% of the gross amount of all premiums or other consideration in respect of all risks. For purposes of determining whether a corporation is a CFC, and therefore whether the 50% (or 25%, in the case of insurance income) and 10% ownership tests have been satisfied, "own" means owned directly, indirectly through foreign entities or is considered as owned by application of certain constructive ownership rules. Depending on the amount of dilution that shareholders of GrandRiver Financial experience as a result of the offering, GrandRiver Financial could be considered a CFC under this test after the offering. Due to the anticipated dispersion of GrandRiver Financial's share ownership among holders, its bye-law provisions that impose limitations on the concentration of voting power of its ordinary shares, and other factors, no United States person that owns shares in GrandRiver Financial directly or indirectly through foreign entities likely should be subject to treatment as a United States shareholder of a CFC. It is possible, however, that the IRS could challenge the effectiveness of these provisions and that a court could sustain such a challenge. See "United States Federal Income Tax Matters -Controlled Foreign Corporation."

United States persons who hold Trust Preferred Securities may be subject to United States federal income taxation on their pro rata share of our "related party insurance income" ("RPII").

     If GrandRiver Financial were determined to have "related person insurance income" ("RPII") for any fiscal year, determined after taking into account certain de minimis exceptions, United States persons who own our shares (directly or indirectly through foreign entities) on the last day of such fiscal year may be required to include in their gross income for United States federal tax purposes a proportionate share of such RPII. RPII would include income of our non-United States reinsurance subsidiaries attributable to insurance or reinsurance policies where the direct or indirect insureds (and persons related to those insureds) are United States persons who own our shares (directly or indirectly through entities) or are related to such United States persons. RPII would be included in a United States person's gross income whether or not such person is a policyholder. While we do not expect to have RPII after taking into account the de minimis exceptions, there can be no assurances that this will be the case. See "United States Federal Income
Tax Matters" for more information.

Changes in United States federal income tax law could be retroactive and may subject us, our non-United States subsidiaries, or our shareholders to United States federal income taxation.

     The tax laws and interpretations regarding whether a company is engaged in a United States trade or business, is a CFC, FPHC or PFIC, or has RPII are subject to change, possibly on a retroactive basis. There are currently no regulations regarding the application of the PFIC rules to an insurance company. The IRS recently announced that it intends to scrutinize insurance companies domiciled outside the United States and apply the PFIC rules to companies that are not active insurance companies, and to the portion of a non-United States insurance company's income not derived in the active conduct of an insurance business. Additionally, the regulations regarding RPII are still in proposed form. New regulations or pronouncements interpreting or clarifying such rules will likely be forthcoming from the IRS. We are not able to predict if, when or in what form such guidance will be provided and whether such guidance will be applied on a retroactive basis.

                                USE OF PROCEEDS

     The Trust will use the proceeds of the issuance and sale of the Trust Preferred Securities to acquire Class A Senior Preferred Shares from GrandRiver Financial. GrandRiver Financial intends to use the net proceeds from the sale of the Class A Senior Preferred Shares to invest in Eligible Investment as described in "Business--Eligible Investments".

                              INDUSTRY BACKGROUND

The Financial Guaranty Industry

Products

     Financial guaranty products provide protection against the risk that the issuer of a financial obligation (bond, loan, or receivable) will default. The financial guaranty industry traditionally provides this protection in two distinct forms: financial guaranty insurance (regulated insurance products) and Credit Swaps (unregulated financial products).

                                Contingent Payment
          --------------------      Upon Default     -------------------------
         |                    |/____________________|                          |
         |  Protection Buyer  |\                    |     Protection Seller    |
         |                    |____________________\|                          |
         |                    |                    /|                          |
          --------------------                        ------------------------
                           |                            |
                           |                            |
                           |                            |
                         ----------------------------------
                        |                                  |
                        |    Bonds, Loans and Receivables  |
                        |                                  |
                        |                                  |
                         ----------------------------------


     Market Size

     The non-municipal sector of the financial guaranty market (including credit swaps) grew to an estimated $2.4 trillion in 2002 and we anticipate that the market will continue to experience significant growth in the future.

                                    [CHART]

     (1) Includes non-municipal, international, and structured product guarantees.

     (2) Includes products with embedded Credit Swaps.

     (3) GrandRiver Financial estimates that approximately 50% of the total Credit Swap volume is single-name Credit Swaps and 75% of all Credit Swap volume is for investment grade reference entities.

     Source:   British Bankers Association
               Association of Financial Guaranty Insurors

     Applications

     While all financial guaranty products protect the protection buyer from loss due to credit default, the applications and uses vary greatly.


===============================================================================================
     PROTECTION BUYERS            APPLICATIONS                         USES

                             Hedging                    Reduce exposures to specific borrowers
 Commercial Banks            Diversification            Alter loan portfolio mix
                             Relationship Management    Directly expand capacity for specific
                                                        borrowers
-----------------------------------------------------------------------------------------------
                             Hedging                    Reduce exposures to issuers or
                                                        industries
 Insurance Companies         Replication Investments    Create superior relative value
                                                        investments
                             Tax Management             Tax deferred alternative to sale of
                                                        appreciated bond
-----------------------------------------------------------------------------------------------
                             Hedging                    Reduce specific exposures on trading
                                                        book
 Investment Banks            Underwriting               Expand capacity for new bond offerings
                             Structuring                Create securities not available in
                                                        market
-----------------------------------------------------------------------------------------------
                             Hedging                    Reduce exposures to issuers or
                                                        industries
 Investment Funds            Arbitrage                  Lock in risk free yield spreads
                             Financing                  Maximize leverage; minimize interest
                                                        costs
-----------------------------------------------------------------------------------------------
 Industrial Corporations     Hedging                    Reduce exposures to receivables and
                                                        joint ventures
===============================================================================================


     Financial Guaranty Insurance

     Financial guaranty insurance policies have traditionally been used as credit enhancement instruments to guarantee to the holder of a security that the payment of principal and interest will be made in accordance with the original debt service schedule. In the event that the issuer of the security defaults on its payment obligations, the financial guaranty insurance company ("Bond Insurer") makes the scheduled payments to the insured. The Bond Insurer generally has the option, but not the obligation, to retire the security on an accelerated basis. The financial guaranty insurance policy is unconditional, irrevocable, and noncancellable.

     The primary business of Bond Insurers, principally the traditional AAA/Aaa rated financial guaranty insurance companies, is elevating lower rated securities to AAA/Aaa rating levels. Issuers of securities rated lower than AAA/Aaa purchase financial guaranty insurance policies to enhance the rating of such securities to AAA/Aaa, thereby reducing their borrowing costs. In turn, the Bond Insurer collects a premium (payable either upon issuance of the policy or periodically in installments) equal to a portion of the savings resulting from the improved pricing levels of the guaranteed securities. The guaranteed security and financial guaranty insurance policy effectively trade as a unit for the life of the security. This combination is also referred to as a "wrapped" security. The standard event of default ("Credit Event") for a financial guaranty insurance policy is the failure of the underlying issuer to pay principal or interest, when due, on the underlying insured obligation. Financial guaranty insurance has traditionally been focused on the "new issue" market with security issuers and their investment bankers being the primary buyers/arrangers of the credit enhancement.

     Credit Swaps

     Credit Swaps allow protection buyers to transfer the default risk on a financial obligation such as a bond, loan, or receivable (the "Obligation") to protection sellers for an annual premium. Since the introduction of Credit Swaps in 1991, transaction volumes have increased from the occasional tens of millions of dollars to regular weekly volumes measured in billions of dollars. Commercial banks are the most active participants both as Credit Swap dealers and end-users, i.e., protection sellers and protection buyers. Recently, non-bank end-users have expanded rapidly to include investment banks, insurance companies, investment funds, and industrial corporations. As with the early development of the interest rate and currency swap markets, document standardization has been a major factor contributing to the Credit Swap market's development. Growth is also due to the significant contribution that Credit Swaps are making to efficient risk management and rational credit pricing. Unlike traditional financial guaranty insurance, Credit Swaps are primarily used in connection with existing securities in the secondary market. The protection buyers are typically the investors in these securities as opposed to the issuers of these securities.

     In a Credit Swap, the protection buyer pays a premium to the protection seller in exchange for a contingent payment should a defined Credit Event occur. Typically, the periodic premium payment is expressed in basis points per dollar of notional protection. The premium is typically payable quarterly in arrears although there may be exceptions, particularly for short-dated transactions. Depending on contract specifications, if a Credit Event occurs, the protection buyer may deliver the Obligation (or other qualifying obligation that is equal to or higher in priority of payment) to the protection seller for the Obligation's par value. Alternatively, settlement may be in cash for the net loss in value of the underlying Obligation. Similar to traditional financial guaranty insurance, Credit Swaps are generally unconditional, irrevocable, and noncancellable.

     ISDA documentation for Credit Swaps includes a defined set of Credit Events. As a general rule, the Credit Event must be an objectively measurable event involving real financial distress; technical defaults are generally excluded. The Credit Events include the occurrence of one or more of the following: (i) failure to meet payment obligations when due; (ii) bankruptcy;
(iii) repudiation/moratorium (for sovereign reference entities only); and (iv) restructuring of debt. Unlike traditional financial guaranty insurance, actual loss is not always required under a Credit Swap. The Credit Events are subject to various minimum amounts and cure periods.

     Commercial banks are the most active participants both as Credit Swap dealers and end-users (i.e., protection sellers and protection buyers) protection. Credit Swaps have become the tool that allows them to actively manage the regulatory and economic capital required to support their credit origination and lending operations. Active credit risk management allows financial institutions to continuously evaluate their portfolios of credit risk against regulatory and economic guidelines and to rebalance their portfolios based on the various trade-offs among client demands, capital requirements, and risk-adjusted returns. Recently, non-bank end-users have expanded rapidly to include investment banks, insurance companies, investment funds and industrial firms.

     Credit Protection Pricing

     Credit protection premiums reflect the return required over a risk-free rate to compensate protection sellers for assuming the risk of default and the resulting loss in value. The benchmark price for corporate credit protection is the asset swap spread for the underlying Obligation. Premiums are also a function of the term of the protection period. For investment grade risk the term structure is typically upward sloping because the marginal default rate of the underlying risk increases over time.

     The underpinning of an asset swap spread as the pricing benchmark for credit protection is based on a cash market replication model that creates synthetic credit protection. The actual premium will not always match the benchmark asset swap spread. Other market liquidity factors cause the premium to generally trade within a range of plus or minus 20% of the asset swap spread. The reason the price is not necessarily identical to the asset swap benchmark price is because of anomalies in the market structure that make it difficult to create a clean replication transaction. There are supply and demand imbalances among protection buyers and protection sellers, as well as transaction friction costs that vary day to day by protection buyer and protection seller, by issuer, and by issue, which impact the price for protection on any particular Reference Entity. In general, however, the less liquid the underlying bond, then the more likely it is for the premium to trade above the asset swap spread, because there is much less transparency, and uncertainty, to the underlying bond price. Additionally, there is a tendency for the market to be characterized by periods of one-sidedness during which investors or hedgers either mostly want to buy or to sell protection. During these periods, the actual price tends to trade at an extreme discount or an extreme premium to the theoretical asset swap benchmark price.

     Summary

     The financial guaranty industry and its expanding menu of credit risk transfer products have become an integral part of the capital markets. The ability of institutions and corporations to efficiently isolate, unbundle, and transfer credit risk has led to the active management of credit risk. GrandRiver Financial plans to enter this market as a dedicated Standard & Poor's AAA rated wholesale provider of insurance protection serving the needs of participants in the Credit Swap market.

                                   BUSINESS

Our Company

     GrandRiver Financial is a Class 3 Bermuda insurance company that provides insurance protection on investment grade, corporate financial obligations and structured securities backed by corporate obligations. GrandRiver Financial will provide insurance protection to participants in the Credit Swap market.

     GrandRiver Financial will write insurance protection in the form of financial guaranty insurance policies ("Insurance Policies"). Under its Insurance Policies, GrandRiver Financial will agree to make a payment to each protection buyer, including the Initial Insured (each such protection buyer, an "Insured"), in the event such an Insured incurs a loss due to its interest in or its guarantee of certain investment grade, corporate financial obligations or structured securities backed by corporate obligations (the "Insured Exposures"). The Insured Exposures that GrandRiver Financial is permitted to incur are determined by the credit quality and diversification requirements contained in its Underwriting Guidelines which are described herein under "--Underwriting Guidelines". Upon the completion of this offering and the private placements that we anticipate will be completed concurrently with this offering, it is anticipated that GrandRiver Financial will be issued a counterparty credit rating of AAA from Standard & Poor's.

     Concurrently with this offering, it is anticipated that GrandRiver Financial will privately issue $[80,000,000] of its Class A Senior Notes that will be rated AAA by Standard & Poor's and Aaa by Moody's. Also concurrently with this offering, it is anticipated that GrandRiver Guaranty will privately issue $[25,000,000] of its GRG Class B Junior Preferred Shares that will be rated BB by Standard & Poor's and Ba2 by Moody's, the proceeds of which will be used by GrandRiver Guaranty to purchase $[25,000,000] of Class B Junior Preferred Shares of GrandRiver Financial. Also concurrently with this offering, it is anticipated that GrandRiver Guaranty will privately issue $[15,000,000] of its GRG Class A Common Shares that will not be rated by either Standard & Poor's or Moody's, the proceeds of which will be used by GrandRiver Guaranty to purchase $[14,000,000] of Class A Common Shares of GrandRiver Financial. The BMA must approve all issuances and transfers of debt and equity securities of a Bermuda exempted company, including GrandRiver Guaranty and GrandRiver Financial. GrandRiver Financial does not anticiapte that it will be necessary to raise additional funds, other than those raised by this offering or described above in this paragraph, to meet the expenditures required to operate its business.

     GrandRiver Financial Capital Trust I is a Delaware statutory trust created pursuant to a trust agreement executed by GrandRiver Financial as sponsor. The sole purpose of the Trust is to issue the Trust Preferred Securities using the proceeds to acquire Class A Senior Preferred Shares. It is a condition of the issuance that the Trust Preferred Securities be rated A+ by Standard & Poor's and A1 by Moody's.

     Over a period of not more than 120 days following the completion of the offering of the Trust Preferred Securities, the Class A Senior Notes, the GRF Class B Junior Preferred Shares and the GRF Class A Common Shares, it is anticipated that GrandRiver Financial will assemble a highly diversified portfolio (the "Insured Portfolio") of a minimum of [113] Insured Exposures. Each of the Insured Exposures will be evidenced by an Insurance Policy, which will be for approximately five years and will be non-cancelable. All of the Insurance Policies will be initially issued to the Initial Insured, a [_______________] insurance company. Management anticipates that, under the Insurance Policies, the Initial Insured will contract to pay GrandRiver Financial expected aggregate insurance premiums of approximately $[135] million over a five-year period.

     The Insured Exposures, on which GrandRiver Financial will write protection, will be selected from a list of approximately [350] investment grade corporate issuers. These issuers have been selected by GrandRiver Financial's Credit Risk Investment Advisors. Hyperion and Primus AM will jointly act as GrandRiver Financial's Credit Risk Investment Advisors.

     GrandRiver Financial's primary business activities will be to (i) acquiring, investing and reinvesting in Eligible Investments and other assets permitted by the Indenture (see "--Eligible Investments" below"), (ii) issuing the Class A Senior Notes, which will be secured by the Eligible Investments, GrandRiver Financial's rights under the Insurance Policies and certain other assets pledged by GrandRiver Financial under the Indenture, (iii) issuing the Class A Senior Preferred Shares, the Class B Junior Preferred Shares and the GRF Class A Common Shares, (iv) issuing Insurance Policies covering the financial risks associated with the Insured Portfolio, (v) hedging, reinsuring and terminating Insured Exposures, (vi) entering into and performing its obligations under the Credit Risk Investment Advisory Agreement between GrandRiver Financial and Hyperion (the "Hyperion Credit Risk Investment Advisory Agreement"), (vii) entering into and performing its obligations under the Credit Risk Investment Advisory Agreement between GrandRiver Financial and Primus AM (the "Primus Credit Risk Investment Co-Advisory Agreement" and, together with the Primus Credit Risk Co-Investment Advisory Agreement, the "Credit Risk Investment Advisory Agreements"), (viii) entering into and performing its obligations under the Swap (see "--The Swap"), (ix) entering into and performing its obligations under the Administrative Services Agreement between GrandRiver Financial and GrandRiver Guaranty (the "Administrative Services Agreement"), (x) Trust Common Securities and entering into the Guarantee, (xi) issuing securities in the future and (xii) engaging in other activities incidental to the foregoing.

Business Rationale

     We believe there is a large and growing demand for financial guaranty insurance and other forms of credit risk protection by investors and financial institutions seeking to efficiently hedge credit exposures to investment grade corporate credit risk within the Credit Swap market.

     The credit risk being assumed by GrandRiver Financial is in a sector that has historically had among the most predictable default characteristics. We believe that defaults will be minimal as a result of the credit analysis performed in accordance with the underwriting constraints embedded in GrandRiver Financial's Underwriting Guidelines.

     We expect that GrandRiver Financial's AAA counterparty rating from [ ] will provide it with the necessary access to the credit risk market.

Business Strategy

     GrandRiver Financial's objective is to generate an attractive return on capital by successfully executing its business strategy.

     o Maintain and Grow a Portfolio of Profitable Risks. We intend to enter into a low risk yet profitable portfolio of Insured Exposures. We intend to increase the size of its portfolio of Insured Exposures as permitted under the terms of its Underwriting Guidelines as its capital grows through retained earnings.

     o Maintain an Efficient Expense Structure. Several factors contribute to GrandRiver Financial's low cost structure including its Bermuda domicile, advantageous third-party contracts and an efficient operating strategy.

     o Conservatively Manage the Investment Portfolio. We have selected Hyperion to act as its investment manager to our capital in highly rates eligible investments.

     o Maintain a Conservative Portfolio and Superior Financial Ratings. We are committed to maintaining our strong capitalization, financial strength and ratings over the long term.

Competitive Strengths

     We believe that we have certain competitive strengths that will enable us to capitalize on the significant growth in the credit risk transfer market. These strengths include:

     o    [    ] AAA Counterparty Rating. We believe that GrandRiver Financial's
          AAA counterparty credit rating from [       ] will provide GrandRiver
          Financial with a competitive advantage versus others with less than a AAA counterparty credit rating currently involved in the Credit
          Swap market.

     o Disciplined Underwriting and Risk Management. We believe that investment grade credit risk should be relatively predictable in terms of estimating and managing expected loss on a diversified portfolio of corporate risks. The Underwriting Guidelines and portfolio constraints are intended to reduce our potential exposure to unexpected defaults.

     o Experienced Management and Credit Risk Advisory Team. We believe that our management team and its Credit Risk Investment Advisor have the necessary expertise to successfully evaluate, price and monitor corporate risks.

     o Strong Market Relationships. We believe that we will benefit from the evaluations and other advice that will be provided by Primus AM (the portfolio manager of Primus Financial Products, LLC) and Hyperion as our Credit Risk Investment Advisors.

     o Bermuda Based Operations. Our Bermuda domicile allows them to benefit from its well developed network of insurance service providers and an advantageous tax regime.

Bermuda Domicile

     The Company's Bermuda domicile is beneficial for several reasons including a business friendly regulatory system and a highly sophisticated insurance infrastructure.

     Bermuda is recognized internationally as a leading center for the transaction of insurance and reinsurance business. The Bermuda insurance market is known for its innovative and sophisticated approach to risk management, which has helped it to continue to attract new capital.

     There are currently over 1,641 insurance companies and insurance captives domiciled in Bermuda, which have over $172.7 billion in total assets. The holding companies of a number of the largest Bermuda insurance and reinsurance companies are listed on the New York Stock Exchange and other major exchanges. The international business community in Bermuda includes subsidiary operations of more than three-quarters of the "Fortune 500". Insurance companies in Bermuda are supported by a highly developed social and business infrastructure, including skilled personnel, a strong international banking system, and information technology of the highest quality. Supervision by a more centralized regulatory system (as compared to the United States, where insurance companies are regulated on a state-by-state basis) and Bermuda's proximity to the United States are also key advantages.

Investment Grade Corporate Credit Risk

     Our Underwriting Guidelines restrict our underlying exposure to only investment grade corporate risk either in the form of exposure to a single name reference entity risk or in the form of exposure to an investment grade structured risk covering a structured obligation backed by single name reference entities (e.g., the investment grade tranche of a synthetic CDO or a synthetic basket). Our management believes that such exposures have the fixed income markets' most predictable level of default risk.

     The Underwriting Guidelines limit GrandRiver Financial to writing insurance only on senior unsecured, or secured, investment grade obligations. Our management believes that the recovery rate it can expect on such senior obligations should be higher than the recovery rate it could expect if it were to insure subordinate obligations.

     In addition, investment grade corporations that do ultimately default tend to migrate slowly to default over multi-year time horizons. This results from a number of factors. Most investment grade rated corporations: (i) are seasoned public companies; (ii) have proven business models; and (iii) have significant shareholder equity that provides the ultimate defense against default. This migration is very important because GrandRiver Financial under its Underwriting Guidelines is limited in the maximum tenor of the insurance that it writes to five years. We believe that this maximum term limitation is an important structural risk mitigant that, combined with effective credit underwriting, should result in actual insured losses at or below the expected insured losses.

     Finally, management of GrandRiver Financial believes that its exclusive focus on investment grade corporate risk will enable it to earn attractive risk-adjusted returns on capital because the average historical default-related loss rates exhibited in the investment grade sector, combined with the average historical market premiums relative to that risk, results in attractive operating margins.

Underwriting

     The Credit Risk Investment Advisors utilize credit review procedures to evaluate, assess and report on the credit risk characteristics of the appproximately 1,000 entities that are rated investement grade by both Rating Agencies. Those procedures incorporate standardized financial statement analysis of key ratios and ration trends, and depending on the industry and entity being analyzed, may also include stress testing and other analytical techniques. The Credit Risk Investment Advisors also actively monitor market movements and assesses the implications of pricing changes in the bond and stock markets and changes in Credit Swap premiums.

     Using its credit review procedure, along with other pertinant information, Hyperion prepared a list of approximately 350 investment grade entities from which GrandRiver Financial will select its Investment Exposures. Quantitive inputs considered in connection with the Credit Risk Investment Advisir's decisions include the following:

     o    Standard & Poor's and Moody's ratings and history;

     o Industry and company specific analyses, and research by major investment and commercial banks;

     o    Financial statement analysis of the Insured Exposures;

     o    Equity-oriented models of credit risk;

     o Financial market indicators, including bond spreads, stock prices, and Credit Swap premiums; and

     o    Current news on each Insured Exposure and its industry.

     The Credit Risk Investment Advisor's credit review process benefits from the fact that the typical investment grade Insured Exposure is a public company where there is a current rating and rating history, financial performance history, and substantial company and third-party information on financial status and future business prospects.

     The credit underwriting process is ongoing. The Credit Risk Investment Advisors will monitor all of the underlying Insured Exposures throughout their life in the Insured Portfolio and will make recommendations to GrandRiver Financial regarding the desireability of hedging those exposures. GrandRiver Financial will use those recommendations to make hedging decisions within its Underwriting Guidelines. GrandRiver Financial is authorized to hedge 10% of its underlying risk against deterioration and anticipates proactive use of this authority, as appropriate.

The Initial Insured and the Insured Portfolio

        [_______________] is an insurance company that is licensed and regulated as a [_______________].

     We anticipate that each Insured will enter into an insurance treaty
(an "Insurance Policy") pursuant to which it will purchase protection from GrandRiver Financial in the form of the Insurance Policies, covering losses on a portfolio of corporate credit exposures that will be evidenced in the form of Credit Swaps, which the Insured will enter into with major international banks (the "Credit Swap Counterparties"). Under the Insurance Policies (including the Initial Insurance Policy), an Insured will be required to pay to GrandRiver Financial, in arrears, a quarterly fixed amount in arrears equal to a specified percentage of the "Insured Par Amount". The "Insured Par Amount" means, with respect to each credit exposure, the dollar amount of credit exposure which GrandRiver Financial is assuming under the Insurance Policies with respect to a specific Insured Exposure. The amount of these insurance premiums will vary based upon the composition of the Insured

Portfolio and will equal the aggregate amount received by the Insured from the Credit Swap Counterparty, net of the Insured's ceding commission. Following the occurrence of a Credit Event (as defined below in "--Claims Payments") under the Credit Swaps, and after satisfaction of the conditions to payment, GrandRiver Financial will be required to make a payment to (or at the direction of) an Insured equal to the related Insured Par Amount and the Insured will be required, in return, to deliver to GrandRiver Financial an insured financial obligation (a "Subrogation Obligation") having an outstanding principal balance (excluding accrued but unpaid interest) equal to such Insured Par Amount.

     The Credit Swap Counterparties will be major international banks and other financial institutions that have credit ratings of A or higher from Standard & Poor's and A2 or higher from Moody's. Prior to any Insured executing any Credit Swap, GrandRiver Financial will approve the exposure along with the acceptable premium range for such exposure. Under each Credit Swap, the Credit Swap Counterparty will be required to pay to the Insured a quarterly fixed amount equal to a specified percentage of the "Notional Amount" of such Credit Swap. The "Notional Amount" means, with respect to each Credit Swap, the specified amount which represents the dollar amount of the credit exposure which the Insured is assuming under a Credit Swap with respect to a "Reference Entity". "Reference Entity" means any entity (including any successors to such entity) to which an Insured has credit exposure under a Credit Swap. Following the occurrence of a Credit Event, with respect to the related Reference Entity and after satisfaction of the conditions to payment, the Insured will be required to make a payment to the Credit Swap Counterparty equal to the Notional Amount of the Credit Swap and the Credit Swap Counterparty will be required, in return, to deliver to the Insured a financial obligation permitted to be delivered pursuant to the terms of the Credit Swap (a "Deliverable Obligation") having an outstanding principal balance (excluding accrued but unpaid interest) equal to such Notional Amount.

     The obligation of a Credit Swap Counterparty to make counterparty payments under a Credit Default Swap will terminate on the earlier to occur of the date the required notices are delivered following a Credit Event, if any, or the scheduled termination date with respect to such Credit Swap. A Credit Swap Counterparty will not be required to make any counterparty payments with respect to any Reference Entity with respect to which a Credit Event has occurred. See " - Claim Payments".

     Each Insured's credit swap portfolio will be evidenced in the form of Credit Swaps. Each Credit Swap will be made pursuant to an ISDA Master Agreement (Multicurrency-Cross Border) (the "Master Agreement") between the related Insured and the applicable Credit Swap Counterparty and a confirmation of transaction evidencing such Credit Swap (a "Confirmation") thereunder.

     Under certain circumstances specified in the Master Agreement, the related Insured or the applicable Credit Swap Counterparty may terminate the Master Agreement and the Credit Swaps entered into thereunder, in which event the Insured or the Credit Swap Counterparty may be required to make termination payments. Each of the Credit Swaps insured by the Insurance Policies constituting the initial Insured Portfolio will terminate by its terms no later than [___________] [ ], 2008.

     Subject to certain limitations, the Credit Risk Investment Advisors will advise GrandRiver Financial and GrandRiver Financial will have discretion to
(i) terminate or modify Insured Exposures (through negotiation with the Insured), (ii) reinsure Insured Exposures, or (iii) enter into hedging Insurance Policies with the Insured which reduce GrandRiver Financial's exposure to entities under the existing Insurance Policies. GrandRiver Financial will only enter into hedging Insurance Policies with respect to Insured Exposures under the Insurance Policies and the Insured Par Amount of any such hedging Insurance Policy will not exceed the Insured Par Amount of the Insured Exposure hedged by such hedging Insurance Policy. The aggregate Insured Par Amount of all Insured Exposures terminated, reinsured or hedged will not exceed 10% of the Maximum Insured Par Amount.

     GrandRiver Financial's Initial Insurance Policy will cover losses of $200 million ("Initial Policy Limit") on the Credit Swaps sold by the Initial Insured. This policy limit may increase as GrandRiver Financial's total capital increases. GrandRiver Financial's Insured Portfolio will have an initial maximum Insured Par Amount under the Initial Insurance Policy of $3 billion (the "Maximum Insured Par Amount"). As a result, unless GrandRiver Financial's total capital increases, the Initial Insurance Policy will be the only Insurance Policy issued by GrandRiver Financial. If GrandRiver Financial is able to increase the Maximum Insured Par Amount above its current level of $3 billion, it may do so (in its sole discretion) by increasing the Initial Policy Limit of the Initial Insurance Policy or by issuing one or more Insurance Policies to new Insureds. GrandRiver Financial's Insured Portfolio will be assembled in accordance with GrandRiver Financial's Underwriting Guidelines. The Maximum Insured Par Amount may be expanded in the future to an amount equal to 15 times its total capital. The Insured Exposures will be highly diversified by both entity and industry concentration. Every Insured

Exposure must be rated investment grade by the Rating Agencies and the weighted average credit rating of the Reference Entities in the Insured Portfolio will be approximately BBB+/Baa1. The Insured Par Amount of each Insured Exposure will be a function of its credit ratings and will not exceed 1% of the Maximum Insured Par Amount. In addition, any increase in the Maximum Insured Par Amount will require the Rating Agencies to reaffirm both the Trust Preferred Securities A+/A1 ratings and the Class A Senior Notes AAA/Aaa ratings, and will require Standard & Poor's to reaffirm GrandRiver Financial's AAA counterparty rating.

Entering into Insurance Policies; Early Special Redemption

     GrandRiver Financial will use its best efforts to enter into, by the Effective Date, Insurance Policies having an aggregate Insured Par Amount not less than $[3,000,000,000] (the "Required Par Amount"). "Effective Date" means the later of (a) the earlier to occur of (i) [____________], 2004 and (ii) the date on which GrandRiver Financial has entered into Insurance Policies with an aggregate Insured Par Amount not to exceed the Maximum Insured Par Amount but at least equal to the Required Par Amount and (b) such later date as may be consented to by the Rating Agencies.

     On the Effective Date, if GrandRiver Financial has not entered into Insurance Policies having an aggregate Insured Par Amount equal to the Required Par Amount (the entering into such Insurance Policies, satisfaction of the "Effective Date Test"), then GrandRiver Financial will redeem the Class A Senior Preferred Shares and the Class A Senior Notes (an "Early Special Redemption") on the first business day 30 days after the Effective Date (the "Early Special Redemption Date"); provided, however, that:

     (i) an Early Special Redemption shall not be required if, on or before the Effective Date, GrandRiver Financial shall have obtained: (A) a written confirmation by each Rating Agency that its ratings of the Class A Senior Notes and the Class A Senior Preferred Shares will not be reduced or withdrawn on account of the failure of the Effective Date Test to be satisfied; and (B) written confirmation of each Rating Agency for either or both of the following: (1) an extension of the Effective Date for GrandRiver Financial to satisfy the Effective Date Test; and/or
            (2) a modification of the requirements of the Effective Date
            Test; and

     (ii) such written confirmations may be subject to the conditions specified by each Rating Agency in its sole discretion, including the conditions that, in connection therewith, GrandRiver Financial shall have applied funds available to partially redeem the Class A Senior Notes and/or the Class A Preferred Shares by making payments of principal or liquidation preference thereon in such amounts and such order of priority as shall be required by the Rating Agencies to confirm in writing that the ratings of the Class A Senior Notes and/or Class A Preferred Shares shall not be reduced or withdrawn.

     If an Early Special Redemption is required GrandRiver Financial will redeem the Class A Senior Notes and the Class A Senior Preferred Shares on the first business day occurring 30 days after the Effective Date in the order of priority described under "Description of the Class A Senior Preferred Shares--Priority of Payments".

     The redemption price for any Early Special Redemption (the "Early Special Redemption Price") will be the aggregate principal amount of the Class A Senior Notes being redeemed plus, to the extent applicable, accrued interest and in the case of the Class A Senior Preferred Shares, at a redemption price equal to 100% of the liquidation preference of $25.00 per share, plus unpaid dividends accrued to the date of redemption.

Claim Payments

     If a Credit Event has occurred with respect to an Insured Exposure, the Insured will be entitled to deliver to GrandRiver Financial (i) a "Credit Event Notice" specifying the Credit Event that has occurred and (ii) a "Notice of Publicly Available Information" providing publicly available information evidencing the existence of the Credit Event.

     Following the delivery of a Credit Event Notice and Notice of Publicly Available Information and satisfaction of other conditions described herein, GrandRiver Financial will be required to make a claim payment (an "Insured Exposure Claim Payment") to (or at the direction of) the Insured in an amount equal to the Insured Par Amount of the related Insured Exposure, and the Insured will be required, in return, to deliver to GrandRiver Financial a Subrogation Obligation having an outstanding principal balance (excluding accrued and unpaid interest) equal to the related Insured Par Amount of such Insured Exposure.

     GrandRiver Financial will obtain the funds to make Insured Exposure Claim Payments by liquidating Eligible Investments in the Principal Account. If there are no funds in the Principal Account, GrandRiver Financial will make the Insured Exposure Claim Payment, subject to the Priority of Payments presented herein, from its income in subsequent periods. See "Description of the Class A Senior Preferred Shares--Priority of Payments" below. GrandRiver Financial will make all Insured Exposure Claim Payments from Bermuda.

     When GrandRiver Financial receives a Subrogation Obligation in return for an Insured Exposure Claim Payment, tit will direct Hyperion or Primus AM, as Credit Risk Investment Advisor, to use its best efforts to sell the Subrogation Obligation within one year of the date the Subrogation Obligation is identified by the Insured to GrandRiver Financial (the "Identification Date") but not later than [________], 2008. GrandRiver Financial will deposit proceeds of the sale of such Subrogation Obligation together with any other payments received on the Subrogation Obligation will be deposited in the Principal Account.

     With respect to any Insured Exposure, "Credit Event" means a determination by the Insured or GrandRiver Financial (or the Credit Risk Investment Advisor on behalf of GrandRiver Financial) that any of the events specified in the Credit Swaps insured by the applicable Insurance Policy as a Credit Event shall have occurred on or after the effective date of the applicable Insurance Policy. The Credit Events may include all or any of Failure to Pay, Bankruptcy and Restructuring.

     The Credit Events are the occurrence of any of the following (however caused, directly or indirectly):

     (i)    Failure to Pay

     After the expiration of any applicable grace period (after the satisfaction of any conditions precedent to the commencement of such grace period), the failure by a Reference Entity to make, when and where due, any payments in an aggregate amount of not less than $[1,000,000] (the "Payment Requirement") under one or more obligations of such Reference Entity specified in the Confirmation (the "Obligations") in accordance with terms of such Obligations at the time of such failure (a "Failure to Pay").

     (ii)   Bankruptcy

     A Reference Entity (a) is dissolved (other than pursuant to a consolidation, amalgamation or merger); (b) becomes insolvent or is unable to pay its debts or fails or admits in writing in a judicial, regulatory or administrative proceeding or filing its inability generally to pay its debts as they become due; (c) makes a general assignment, arrangement or composition with or for the benefit of its creditors; (d) institutes or has instituted against it a proceeding seeking a judgment of insolvency or bankruptcy or any other relief under any bankruptcy or insolvency law or other similar law affecting creditors' rights, or a petition is presented for its winding or liquidation, and, in the case of any such proceeding or petition instituted or presented against it, such proceeding or petition (i) results in a judgment of insolvency or bankruptcy or the entry of an order for relief or the making of an order for its winding-up or liquidation or (ii) is not dismissed, discharged, stayed or restrained in each case within 30 days of the institution or presentation thereof; (e) has a resolution passed for its winding-up, official management or liquidation (other than pursuant to a consolidation, amalgamation or merger); (f) seeks or becomes subject to the appointment of an administrator, provisional liquidator, conservator, receiver, trustee, custodian or other similar official for it or for all or substantially all its assets; (g) has a secured party take possession of all or substantially all its assets or has a distress, execution, attachment, sequestration or other legal process levied, enforced or sued on or against all or substantially all its assets and such secured party maintains possession, or any such process is not dismissed, discharged, stayed or restrained, in each case within 30 days thereafter; or (h) causes or is subject to any event with respect to it which, under the applicable laws of any jurisdiction, has an analogous effect to any of the events specified in clauses (a) to (g) (inclusive) (a "Bankruptcy").

     (iii) Restructuring

     "Restructuring" means either Modified Restructuring or Modified Modified Restructuring as specified in the related Credit Swap.

     Generally, we anticipate that Modified Restructuring will be used in the case of Reference Entities domiciled in the United States and Modified Modified Restructuring will be used in the case of Reference Entities domiciled outside the United States.

     "Modified Restructuring" means that with respect to one or more Obligations, and in relation to an aggregate amount of not less than $[10,000,000] (the "Default Requirement"), any one or more of the following events occurs in a form that binds all holders of such Obligation, is agreed between the Reference Entity or a governmental authority and a sufficient number of holders of such Obligation to bind all holders of the Obligation or is announced (or otherwise decreed) by a Reference Entity or a governmental authority in a form that binds all holders of such Obligation, and such event is not provided for under the terms of such Obligation in effect as of the later of the trade date and the date as of which such Obligation is issued or incurred:

     (i) a reduction in the rate or amount of interest payable or the amount of scheduled interest accruals;

     (ii) a reduction in the amount of principal or premium payable at maturity or at scheduled redemption dates;

     (iii)  a postponement or other deferral of a date or dates for either
            (a) the payment or accrual of interest or (b) the payment of principal or premium;

     (iv) a change in the ranking in priority of payment of any Obligation, causing the subordination of such Obligation; or

     (v) any change in the currency or composition of any payment of interest or principal to any currency which is not a Permitted Currency.

     "Permitted Currency" means (1) the legal tender of any Group of 7 country (or any country that becomes a member of the Group of 7 if such Group of 7 expands its membership) or (2) the legal tender of any country which, as of the date of such change, is a member of the Organization for Economic Cooperation and Development and has a local currency long-term debt rating of either AAA assigned to it by Standard & Poor's, a division of The McGraw-Hill Companies, Inc. or any successor to the rating business thereof, Aaa assigned to it by Moody's Investors Service, Inc. or any successor to the rating business thereof or AAA assigned to it by Fitch Ratings or any successor to the rating business thereof.

     Notwithstanding the foregoing, the occurrence of, agreement to or announcement of any of the events described in clauses (i) through (v) is not a Restructuring Credit Event in circumstances where (a) such event does not directly or indirectly result from a deterioration in the creditworthiness or financial condition of the Reference Entity and (b) in respect of any such events in clauses (i) to (v) where the Obligation is not a Multiple Holder Obligation. "Multiple Holder Obligation" means an Obligation that (i) at the time the Credit Event Notice is delivered, is held by more than three holders that are not affiliates of each other and (ii) with respect to which a percentage of holders (determined pursuant to the terms of the Obligation) at least equal to sixty-six and-two-thirds is required to consent to the event which would otherwise constitute a Restructuring Credit Event.

     If Restructuring is the only Credit Event specified in a Credit Event Notice delivered by the Insured and the "Restructuring Maturity Limitation" is elected as applicable in the relevant Confirmation, then the related Deliverable Obligation may be delivered only if it is a Fully Transferable Obligation with a final maturity date not later than the related Restructuring Maturity Limitation Date. "Fully Transferable Obligation" means a Deliverable Obligation that is either Transferable, in the case of bonds, or capable of being assigned or novated to all Eligible Transferees without the consent of any person being required, in the case of any Deliverable Obligation other than bonds. For purposes of determining whether a Deliverable Obligation satisfies the requirements of the definition of Fully Transferable Obligation, such determination shall be made as of the Physical Settlement Date (as defined in the applicable Credit Swap) for the portion of the portfolio to be delivered on such Physical Settlement Date, taking into account only the terms of the Deliverable Obligation and any related transfer or consent documents which have been obtained by the Insured. Any requirement that notification of transfer of a Deliverable Obligation be provided to a trustee, fiscal agent, administrative agent, clearing agent or paying agent for a Deliverable Obligation shall not be considered to be a requirement for consent for purposes hereof.

     "Scheduled Termination Date" means the date specified as such in the related Confirmation.

     "Restructuring Maturity Limitation Date" means the date that is the earlier of (x) thirty months following the Restructuring Date and (y) the latest final maturity date of any Restructured Bond or Loan, provided, however, that under no circumstances shall the Restructuring Maturity Limiatation Date be earlier than the Scheduled Termination Date or later than thirty months following the Scheduled Termination Date and if it is, it shall be deemed to be the Scheduled Termination Date or thirty months following the Schedule Termination Date, as the case may be.

     "Restructuring Date" means, with respect to a Restructured Bond or Loan, the date on which a Restructuring is legally effective in accordance with the terms of the documentation governing such Restructuring.

     "Restructured Bond or Loan" means an Obligation which is a bond or loan and in respect of which a Restructuring that is the subject of a Credit Event Notice has occurred.

     "Eligible Transferee" means each of the following:

     (i)

          (A)  any bank or other financial institution;

          (B)  an insurance or reinsurance company;

          (C) a mutual fund, unit trust or similar collective investment vehicle (other than an entity specified in clause (iii)(A) below; and

          (D) a registered or licensed broker or dealer (other than a natural person or proprietorship);

          provided, however, in each case that such entity has total assets of at least USD 500,000,000.

     (ii)  an affiliate of an entity specified in the preceding clause (i);

     (iii) each of a corporation, partnership, proprietorship, organization, trust or other entity

          (A) that is an investment vehicle (including, without limitation, any hedge fund, issuer of collateralized debt obligations, commercial paper conduit or other special purpose vehicle) that (1) has total assets of at least USD 100,000,000 or (2) is one of a group of investment vehicles under common control or management having, in the aggregate, total assets of at least USD 100,000,000;

          (B) that has total assets of at least USD 500,000,000; or

          (C) the obligations of which under an agreement, contract or transaction are guaranteed or otherwise supported by a letter of credit or keepwell, support or other agreement by an entity described in clauses
     (i), (ii), (iii)(B) or (iv) above; and

     (iv)  a sovereign, sovereign agency or supranational organization.

     "Transferable" means an obligation that is transferable to institutional investors without any contractual, statutory or regulatory restriction, provided that none of the following shall be considered contractual, statutory or regulatory restrictions:

          (A) contractual, statutory or regulatory restrictions that provide for eligibliity for resale pursuant to Rule 144A or Regulation S promulgated under the United States Securities Act of 1933, as amended (and any contractual, statutory or regulatory restrictions promulgated under the laws of any jurisdiction having a similar effect in relation to the eligibility for resale of an obligation); or

          (B) restrictions on permitted investments such as statutory or regulatory investment restrictions on insurance companies and pension funds.

     "Modified Modified Restructuring" means that with respect to one or more Obligations, and in relation to an aggregate amount of not less than $[10,000,000] (the "Default Requirement"), any one or more of the following events occurs in a form that binds all holders of such Obligation, is agreed between the Reference Entity or a governmental authority and a sufficient number of holders of such Obligation to bind all holders of the Obligation or is announced (or otherwise decreed) by a Reference Entity or a governmental authority in a form that binds all holders of such Obligation, and such event is not provided for under the terms of such Obligation in effect as of the later of the trade date and the date as of which such Obligation is issued or incurred:

     (i) a reduction in the rate or amount of interest payable or the amount of scheduled interest accruals;

     (ii) a reduction in the amount of principal or premium payable at maturity or at scheduled redemption dates;

     (iii) a postponement or other deferral of a date or dates for either (a) the payment or accrual of interest or (b) the payment of principal or premium;

     (iv) a change in the ranking in priority of payment of any Obligation, causing the subordination of such Obligation; or

     (v) any change in the currency or composition of any payment of interest or principal to any currency which is not a Permitted Currency.

     Notwithstanding the foregoing, the occurrence of, agreement to or announcement of any of the events described in clauses (i) through (v) of the definition of Modified Modified Restructuring is not a Restructuring Credit Event in circumstances where (a) such event does not directly or indirectly result from a deterioration in the creditworthiness or financial condition of the Reference Entity and (b) in respect of any such events in clauses (i) to
(v) where the Obligation is not a Multiple Holder Obligation. "Multiple Holder Obligation" means an Obligation that (i) at the time the Credit Event Notice is delivered, is held by more than three holders that are not affiliates of each other and (ii) with respect to which a percentage of holders (determined pursuant to the terms of the Obligation) at least equal to sixty-six and-two-thirds is required to consent to the event which would otherwise constitute a Restructuring Credit Event.

     If Restructuring is the only Credit Event specified in a Credit Event Notice delivered by the Insured and the "Restructuring Maturity Limitation" is elected as applicable in the relevant Confirmation, then the related Deliverable Obligation may be delivered only if it is a Conditionally Transferable Obligation with a final maturity date not later than the related Modified Restructuring Maturity Limitation Date. "Conditionally Transferable Obligation" means a Deliverable Obligation that is either Transferable, in the case of bonds, or capable of being assigned or novated to all Modified Eligible Transferees without the consent of any person being required, in the case of any Deliverable Obligation other than bonds, provided, however, that a Deliverable Obligation other than bonds will be Conditionally Transferable Obligation notwithstanding that consent of the Reference Entity or the guarantor, if any, of a Deliverable Obligation other than bonds (or the consent of the relevant obligor if a Reference Entity is guaranteeding such Deliverable Obligation) or any agent is required for such novation, assignment or transfer so long as the terms of such Deliverable Obligation provide that such consent may not be unreasonably withheld or delayed. For purposes of determining whether a Deliverable Obligation satisfies the requirements of the definition of Conditionally Transferable Obligation, such determination shall be made as of the Physical Settlement Date (as defined in the appliable Credit
Swap) for the portion of the portfolio to be delivered on such Physical Settlement Date, taking into account only the terms of the Deliverable Obligation and any related transfer or consent documents which have been obtained by the Insured. Any requirement that notification of transfer of a Deliverable Obligation be provided to a trustee, fiscal agent, administrative agent, clearing agent or paying agent for a Deliverable Obligation shall not be considered to be a requirement for consent for purposes hereof.

     "Modified Restructuring Maturity Limitation Date" means, with respect to a Deliverable Obligation, the date that is the later of (x) the Scheduled Termination Date and (y) 60 months following the Restructuring Date in the case of a Restructured Bond or Loan, or 30 months following the Restructuring Date in the case of all other Deliverable Obligations.

     "Restructuring Date" means, with respect to a Restructured Bond or Loan, the date on which a Restructuring is legally effective in accordance with the terms of the documentation governing such Restructuring.

     "Restructured Bond or Loan" means an Obligation which is a bond or loan and in respect of which is a Restructuring that is the subject of a Credit Event Notice has occurred.

     "Modified Eligible Transferee" means any bank, financial institution or other entity which is regularly engaged in or established for the purpose of making, purchasing or investing in loans, securities or other financial assets.

Credit Protection Payments

     If a Credit Event has occurred with respect to a Reference Entity, the applicable Credit Swap Counterparty will be entitled to deliver to the Insured with a copy to GrandRiver Financial (i) a "Credit Event Notice" specifying the Credit Event that has occurred and (ii) a "Notice of Publicly Available Information" providing publicly available information evidencing the existence of the Credit Event.

     Following the delivery of a Credit Event Notice and Notice of Publicly Available Information and satisfaction of other conditions described herein, the Insured will be required to make a credit protection payment (a "Credit Protection Payment") to the applicable Credit Swap Counterparty in an amount equal to the Notional Amount of the related Credit Swap, and the applicable Credit Swap Counterparty will be required, in return, to deliver to the Insured a Deliverable Obligation having an outstanding principal balance (excluding accrued and unpaid interest) equal to the Notional Amount of such Credit Swap.

     Each Credit Swap Counterparty will be a beneficiary under an Insurance Policy. Upon the occurrence of a Credit Event, the related Credit Swap Counterparty will make a claim under the Insurance Policy. The payment of such claim by GrandRiver Financial will satisfy the obligations of the Insured under the Credit Swap (and the payment of such funds will satisfy GrandRiver Financial's obligations under the Insurance Policy). In consideration of the payment of such funds, the Credit Swap Counterparty will assign the Deliverable Obligation under the Credit Swap to GrandRiver Financial.

     The Deliverable Obligation must be a loan or bond of the Reference Entity which is senior or pari passu with the Obligation. Generally, in the case of Reference Entities domiciled in the United States, the Deliverable Obligation must be denominated in United States dollars and in the case of Reference Entities not domiciled in the United States, the Deliverable Obligation must be denominated in the lawful currencies of Canada, Japan, Switzerland, the United Kingdom and the United States and the euro (such currencies, the "Standard Specified Currencies").

Underwriting Guidelines

     The Underwriting Guidelines specify various structural, portfolio, and capital constraints with which GrandRiver Financial's Insured Portfolio must comply with (on an incurrence basis):

     General Constraints

          All Insured Exposures are operating corporations [or structured securities backed by operating corporation obligations]
          All Insured Exposures are rated investment grade by Standard & Poor's and Moody's
          All Insured Exposures are senior secured or senior unsecured obligations or structured obligations permitted by the Rating Agencies


     Aggregate Constraints

          Initial Maximum Insured Par Amount                       $3 billion
          Maximum Moody's 5-Year Weighted  Average Rating          350
          Factor (A3 = 252 and Baa1 = 379)
          Minimum Moody's Diversity Score                          55
          Maximum Term of Insured Exposures                        5.50 years
          Expected Average Term                                    5.00 years
          Minimum Number Insured Exposures                         113

     Country Constraints (as a percentage of Maximum Insured Par Amount)

          Minimum - United States, Canada, and Bermuda             70%
          Maximum - Selected European Countries                    30%


     Reference Entity Concentration Constraints (as a percentage of Maximum Insured Par Amount)

          Maximum Single Risk (Insured Par Amount)
          - AAA/Aaa to A-/A3                                       1.5%
          Maximum Single Risk (Insured Par Amount)
          - BBB+/Baa1 to BBB/Baa2                                  1.0%
          Maximum Single Risk (Insured Par Amount)
          - BBB-/Baa3                                              0.5%


     Industry Concentration Constraints (as a percentage of Maximum Insured Par Amount)

          Maximum Exposure to any one industry (Notional Amount)    10%


     Credit Rating Constraints (as a percentage of Maximum Insured Par Amount)

          Minimum Insured Exposures Rated AA-/Aa3 or higher         10%
          Minimum Insured Exposures Rated A/A2 or higher            30%
          Minimum Insured Exposures Rated A-/A3 or higher           50%
          Minimum Insured Exposures rated BBB+/Baa1 or higher       70%
          Maximum Insured Exposures rated BBB/Baa2 and BBB-/Baa3    30%
          Maximum Insured Exposures rated BBB-/Baa3                 5%


     The underwriting guidelines may not be modified without the consent of a majority of the board of directors of GrandRiver Financial and the confirmation by the Rating Agencies that the current ratings of the Class A Senior Notes, the Trust Preferred Securities and the Class A Senior Preferred Shares will not be lowered following such modification.

Competition

     Suppliers of credit risk protection, as end risk takers, include participants from the full range of sub-markets within the financial services universe, but a variety of business constraints often limit their ability to actively provide, particularly in insurance form, credit risk protection.

     Investment Banks

        The sale of one-sided credit protection is not a business model that is compatible with investment banks' traditional trading model. The trading model relies on a two-sided approach, which results in a net Credit Swap spread to the investment bank which results in low earnings volatility and low net capital utilization. Therefore, management believes that investment banks, as end risk takers, will not be indirect or direct competitors to GrandRiver Financial.

     Commercial Banks

     High regulatory capital charges for investment grade corporate credit risk generally cause commercial banks to be inefficient holders of investment grade risk. The larger banks generally are significant net buyers of protection, for their loan books, typically in the form of wholesale Credit Swaps issued from the bank's own internally sponsored synthetic CDO or protection purchased in the form of single name Credit Swaps. The synthetic CDO is a significant indirect competitor to GrandRiver Financial because it functions as a wholesale end risk taker of corporate credit risk.

     Commercial banks with relatively high funding costs, poor loan origination capabilities, and excess regulatory capital can be net protection sellers. The Credit Swap functions as an investment alternative to their cash market loan products. These banks, as end risk takers, are also significant indirect competitors to GrandRiver Financial. However, the Statement of Financial Accounting Standards No. 133 ("FAS 133") of the Financial Accounting Standards Board ("FASB") currently requires one-sided, unhedged Credit Swaps to be valued at market for financial reporting purposes. Management believes that the fair value reporting requirement will tend to limit those Protection Sellers that use one-sided Credit Swaps as a substitute for traditional loan products because of the earnings volatility that results under FAS 133 accounting treatment.

     Structured Vehicles and Credit Derivatives Operating Companies

     Structured Vehicles, such as synthetic CDO's, and credit derivatives operating companies, such as Primus Financial Products, LLC, have emerged as significant sellers of corporate credit risk protection and will be significant competitors of GrandRiver Financial.

     Insurance Companies

     Insurance regulators generally impose strict limitations on the ability of insurance companies to sell one-sided Credit Swaps unless the Credit Swaps are intended to directly hedge some existing exposure. Regulators are beginning to permit insurers to use Credit Swaps for cash market replication purposes but such uses are limited.

     Life Insurance Companies

     Life insurance companies use Credit Swaps to create structured bond investments that can qualify as replication investments with the insurance regulators. Life insurance companies can be either Protection Buyers or protection sellers in their investment account so long as the Credit Swap is combined with a cash instrument. However, replication investments compete with their natural cash investment alternatives, thereby limiting their ability to be consistent providers of protection. Life insurers are not licensed to provide credit protection in insurance form.

     Bond Insurers

     Certain of the traditional Bond Insurers have formed special purpose unregulated subsidiaries, as end risk takers, to sell single name and wholesale credit protection in the form of Credit Swaps. The regulated insurance company may then reinsure some of the subsidiary's risk that is appropriate for its core insurance business. The bond insurers are both direct and indirect competitors of GrandRiver Financial. The level of activity of these special purpose subsidiaries is constrained in two respects. First, the rating agencies generally do not allow the Bond Insurers to accept significant exposure to corporate credit risk rated less than A because of the traditional zero loss-based underwriting standard applied their core guaranty business. Second, the potential impact on reported earnings from FAS 133 is causing the Bond Insurers to be careful not to overexpose their core business to the earnings volatility that results from reinsuring of Credit Swaps. The principal wholesale credit protection focus of the Bond Insurers regulated business is a guaranty of the tranche of synthetic CDO risk known as the "super senior" risk (i.e., risk above AAA/Aaa risk). GrandRiver Financial does not plan to insure "super senior" risk of synthetic CDOs.

     Property and Casualty Competition

     Certain property and casualty/reinsurers, are active participants in the wholesale transfer of investment grade corporate credit risk, as end risk takers, through their cash investment in bank sponsored synthetic CDOs or through their reinsurance and insurance treaties. Their reinsurance/insurance business model is designed for the efficiency of large, one-off transactions with direct insurers like the Bond Insurers. This segment of credit risk protection suppliers is the one most likely to compete directly with GrandRiver Financial because they are able to take on wholesale quantities of corporate credit risk, in insurance form, without significant rating agency restriction to the minimum credit quality of the risk.

The Swap

     On the Closing Date, GrandRiver Financial and a counterparty rated at least A+ by Standard & Poor's and A1 by Moody's (the "Swap Counterparty") will enter into an interest rate swap transaction (the "Swap") and will execute and deliver a swap agreement (together with the related confirmation and schedule, the "Swap Documents") in the form of the [1992] ISDA Master Agreement (Multicurrency--Cross Border) published by the ISDA.

     The Swap Documents will provide that GrandRiver Financial will pay to the Swap Counterparty on each Payment Date through the Payment Date occurring in [__________] 2008 interest on a notional amount equal to $[100,000,000] (the "Swap Notional Amount") at a fixed rate that will be determined two Business Days prior to the Closing Date, in exchange for which the Swap Counterparty will pay to GrandRiver Financial interest on the Swap Notional Amount at a rate equal to three-month LIBOR for the related period.

     The payment obligations under the Swap Documents will be subject to the priority of payments described in "Description of the Class A Senior Preferred Shares--Priority of Payments". The rights of GrandRiver Financial under the Swap Documents will be assigned to the Trustee under the Indenture. Under the Swap Documents, GrandRiver Financial may require the Swap Counterparty to post collateral or substitute a replacement swap counterparty if the ratings of the Swap Counterparty falls below certain levels. [The obligations of the Swap Counterparty are not guaranteed or otherwise supported by any person or entity.]

     The Swap Documents will permit (i) the Swap Counterparty to terminate the Swap upon the occurrence of certain defaults by GrandRiver Financial (or certain other termination events specified in the Swap Documents) and (ii) GrandRiver Financial to terminate the Swap upon the occurrence of certain defaults by the Swap Counterparty (or certain other termination events specified in the Swap Documents). Upon any such termination, a payment will be due from the Swap Counterparty to GrandRiver Financial or from GrandRiver Financial to the Swap Counterparty.

Credit Risk Management

     GrandRiver Financial will employ two third-party advisors to provide credit risk investment advisory services. Hyperion Capital Management, Inc. ("Hyperion") and Primus AM, a subsidiary of Primus Guaranty ("Primus AM"), will act as GrandRiver Financial's "Credit Risk Investment Advisors". Hyperion and Primus AM will advise GrandRiver Financial regarding the evaluation, selection and pricing of all risks that GrandRiver Financial will insure, as well as monitor GrandRiver Financial's Insured Exposures and make recommendations as to hedging credit risks. Hyperion will also be responsible for managing GrandRiver Financial's investment portfolio. The Credit Market Advisors will also advise the Company with respect to loss mitigation in the event of any claims.

     Hyperion Capital Management, Inc.

     Hyperion Capital Management, Inc. is a leading fixed income manager. It was founded in 1989 by its Chairman, Lewis S. Ranieri, who is widely recognized as having played a key role in the devlopment of the mortgage-backed securities market. With over $8.2 billion of assets under management, Hyperion draws on its highly experienced management team, sophisticated analytics, and modeling capability to guide the investments and risk management strategies of Grand River Financial and its other large insititutaionl clients. John H. Dolan, a Director and the Chief Investment Officer of Hyperion, will be primarily responsible for the day-to-day advisory services that Hyperion provides to GrandRiver Financial and for monitoring GrandRiver Financial's Insured Portfolio. See "Management-Credit Risk Investment Advisor Biographies".

     Hyperion is a Delaware corporation and an SEC registered investment adviser under the Investment Advisers Act of 1940, as amended. The business address of Hyperion is One Liberty Plaza, 165 Broadway, 36th Floor, New York, New York 10006-1404.

     Hyperion Credit Risk Investment Advisory Agreement

     Pursuant to the Hyperion Credit Risk Investmen Advisory Agreement, Hyperion will advise GrandRiver Financial regarding the evaluation, selection and pricing of the credit risks that GrandRiver Financia will insure. Hyperion also will monitor GrandRiver Financial's Insured Exposures and make recommendations to GrandRiver Financial as to hedging those exposures. Hyperion also will be responsible for selecting and managing the Eligible Investments that will constitite GrandRiver Financial's investment portfolio (see "-Claim Payments" above).

     As compensation for the services rendered by Hyperion, GrandRiver Financial will pay Hyperion the Credit Risk Investment Advisory Fee as calculated below. The Credit Risk Investment Advisory Fee is payable in accordance with the priority of payments set forth in "Description of the Class A Senior Preferred Shares--Priority of Payments Pursuant to the Indenture". The Credit Risk Investment Advisory Fee will be paid pari passu with the Credit Risk Investment Co-Advisory Fee payable as described below under "--Primus Credit Risk Investment Co-Advisory Agreement".

     The "Credit Risk Investment Advisory Fee" means the quarterly fee (prorated on the basis of a 360-day year and 12 30-day months) payable in arrears on each Payment Date, equal to 0.065% per annum of the first $1 billion of the average Insured Par Amount for the related Due Period plus 0.03% per annum of the average Insured Par Amount for the related Due Period in excess of $1 billion.

     Hyperion will pay all out-of-pocket travel, office and incidental expenses related to the services provided by it pursuant to the Hyperion Credit Risk Investment Advisory Agreement.

     The Hyperion Credit Risk Investment Advisory Agreement may be terminated at any time by either party giving to the other, one hundred twenty (120) days' prior written notice of such termination. In the event the agreement is terminated by GrandRiver Financial, any fees earned but unpaid will be prorated to the date of termination and paid from funds of GrandRiver Financial which are not subject to the lien of the Indenture within 10 business days of termination.

     Following any termination of the agreement, GrandRiver Financial, in its sole discretion, may hire a substitute Credit Risk Investment Advisor and such substitute may include GrandRiver Guaranty or an affiliate of GrandRiver Guaranty.

     Hyperion performs investment management services for various clients. Hyperion may give advice and take action in the performance of its duties with respect to any of its other clients that may differ from advice given, or the timing or nature of action taken, with respect to GrandRiver Financial's investments. Nothing in the agreement imposes upon Hyperion any obligation to purchase or sell or to recommend for purchase or sale any security or other property which Hyperion or its affiliates may purchase or sell for its own account or for the account of any other client, if in the sole discretion of Hyperion it is for any reason undesirable or impractical to take such action or make such recommendation for GrandRiver Financial.

     Primus Asset Management, Inc.

     Primus Asset Management, Inc. is a wholly-owned subsidiary of Primus Guaranty, Ltd. Primus Guaranty's principal subsidiary, Primus Financial, is a credit derivatives operating company that provides protection, in the form of credit default swaps, from the risk of default by investment grade corporate and sovereign issuers of financial obligations. Primus Financial has counterparty credit ratings of AAA from Standard & Poor's and Aaa from Moody's. Primus Financial does not guarantee the obligations of Primus AM or any of its other affiliates.

     Primus AM is the manager of Primus Financial's $6 billion portfolio of investment grade Credit Swaps. As such, Primus AM is well respected in the Credit Swap market and the company has developed excellent working relationships with many of the leading Dealers.

     Primus Guaranty was founded by Jay H. Shidler, who serves as a member of the board of directors, and Thomas W. Jasper, its President and Chief Executive Officer. Primus Guaranty is owned by a group of esteemed market participants including XL, Ltd., The Radian Group, Transamerica Life Insurance Company/AEGON Insurance, and Calpers/Pacific Corporate Group. Primus AM is managed by a group of senior executives, each with extensive prior experience with credit underwriting and derivative instruments at leading global financial institutions. See "Management--Credit Market Advisor Biographies".

     Primus AM is a Delaware corporation whose business address is 360 Madison Avenue, 23rd Floor, New York, New York 10017.

     Primus Credit Risk Investment Co-Advisory Agreement

     Pursuant to the Primus Credit Co-Advisory Agreement, Primus AM will advise GrandRiver Financial with respect to the evaluation, monitoring and hedging of credit risks underwritten by GrandRiver Financial, subject to such procedures, guidelines, requirements and/or limitations as may be established and approved by GrandRiver Financial as permitted by the

Underwriting Guidelines. Primus AM will also provide back-office administrative services including trade administration, documentation, and monthly reports.

     As compensation for the services rendered by Primus AM, GrandRiver Financial will pay Primus AM the Credit Risk Investment Co-Advisory Fee as calculated below. The Credit Market Advisory Fee is payable in accordance with the priority of payments set forth in "Description of the Class A Senior Preferred Shares--Priority of Payments Pursuant to the Indenture". The Credit Risk Investment Co-Advisory Fee will be paid pari passu with the Credit Risk Investment Advisory Fee payable as described above under "--Hyperion Credit Risk Investment Advisory Agreement".

     The "Credit Risk Investment Co-Advisory Fee" means the quarterly fee (prorated on the basis of a 360-day year and 12 30-day months) payable in arrears on each Payment Date, equal to 0.0217% per annum of the first $1 billion of the average Insured Par Amount for the related Due Period plus 0.01% per annum of the average Insured Par Amount for the related Due Period in excess of $1 billion.

     Primus AM will also be paid a $1.5 million structuring fee upon the closing of this offering.

     The Primus Credit Risk Investment Co-Advisory Agreement may be terminated at any time by either party giving to the other, one hundred twenty (120) days' prior written notice of such termination. In the event the agreement is terminated by GrandRiver Financial, any fees earned but unpaid will be prorated to the date of termination and paid from funds of GrandRiver Financial which are not subject to the lien of the Indenture within 10 business days of termination.

     Following any termination of the agreement, GrandRiver Financial, in its sole discretion, may hire a substitute Credit Risk Investment Co-Advisor and such substitute may include GrandRiver Guaranty or an affiliate of GrandRiver Guaranty.

     Primus AM intends to perform advisory services for various clients. Primus AM may give advice and take action in the performance of its duties with respect to any of its other clients that may differ from advice given, or the timing or nature of action taken, with respect to GrandRiver Financial's investments.

     Administrative Services Agreement

     GrandRiver Financial has no employees other than its officers and directors. Pursuant to an Administrative Services Agreeement between GrandRiver Guaranty and GrandRiver Financial, GrandRiver Guaranty will provide certain administrative services for GrandRiver Financial.

     As compensation for the services rendered by GrandRiver Guaranty, GrandRiver Financial will pay GrandRiver Guaranty the GRG Administrative Services Fee as calculated below. The GRG Administrative Services Fee is payable in accordance with the priority of payments set forth in "Description of the Class A Senior Preferred Shares--Priority of Payments Pursuant to the Indenture".

     The "GRG Administrative Services Fee" means the quarterly fee (prorated on the basis of a 360-day year and 12 30-day months) payable in arrears on each Payment Date, equal to [___]% per annum of the first $1 billion of the average Insured Par Amount for the related Due Period plus [___]% per annum of the average Insured Par Amount for the related Due Period in excess of $1 billion.

Eligible Investments

     The proceeds of the issuance and sale of the Class A Senior Notes, the Class A Senior Preferred Shares and the Class B Junior Preferred Shares, together with the proceeds from the sale of the Class A Common Shares, will be used by GrandRiver Financial to pay transaction expenses and to purchase a portfolio of Eligible Investments that are expected to have an aggregate principal amount on the Closing Date of approximately United States $[205,000,000]. Approximately $[1,400,000] of this amount will be deposited to the Class A Senior Auction Note Interest Account, $[50,000] will be deposited to the Expense Account, and the remaining amount will be deposited to the Principal Account.


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


     Eligible Investments are Dollar-denominated investments that are one or more of the following:

     1.   cash;

     2. direct registered obligations of, and registered obligations the timely payment of principal and interest on which is fully and expressly guaranteed by, the United States or any agency or instrumentality of the United States the obligations of which are expressly backed by the full faith and credit of the United States, which are not zero coupon securities;

     3. demand and time deposits in, certificates of deposit of, bankers' acceptances payable within 90 days of issuance issued by, or Federal Funds sold by any depository institution or trust company (including the Trustee) incorporated under the laws of the United States or any state thereof and subject to supervision and examination by Federal and/or state banking authorities so long as the commercial paper and/or the debt obligations of such depository institution or trust company (or, in the case of the principal depository institution in a holding company system, the commercial paper or debt obligations of such holding company) at the time of such investment or contractual commitment providing for such investment have a credit rating of not less than "Aaa" by Moody's and "AAA" by Standard & Poor's, or "P-1" by Moody's and "A-1+" by Standard & Poor's in the case of commercial paper and short-term debt obligations; provided that (i) in any case, the issuer thereof must have at the time of such investment a long-term credit rating of not less than "Aaa" by Moody's and (ii) in the case of commercial paper and short-term debt obligations with a maturity of longer than 91 days, the issuer thereof must also have at the time of such investment a long-term credit rating of not less than "AAA" by Standard & Poor's;

     4. unleveraged repurchase obligations (if treated as debt for United States Federal tax purposes by the issuer) with respect to (i) any security described in clause (2) above or (ii) any other registered security issued or guaranteed by an agency or instrumentality of the United States (in each case without regard to the final maturity date of such security), in either case entered into with a United States Federal or state depository institution or trust company (acting as principal) described in clause (3) above or entered into with a corporation (acting as principal) whose long-term rating is not less than "Aaa" by Moody's and "AAA" by Standard & Poor's or whose short-term credit rating is "P-1" by Moody's and "A-1+" by Standard & Poor's at the time of such investment; provided that (i) in any case, the issuer thereof must have at the time of such investment a long-term credit rating of not less than "Aaa" by Moody's and (ii) if such security has a maturity of longer than 91 days, the issuer thereof must also have at the time of such investment a long-term credit rating of not less than "AAA" by Standard & Poor's;

     5. commercial paper or other short-term obligations with a maturity of not more than 90 days from the date of acquisition and having at the time of such investment a credit rating of "P-1" by Moody's and "A-1+" by Standard & Poor's; provided that (i) in any case, the issuer thereof must have at the time of such investment a long-term credit rating of not less than "Aaa" by Moody's and (ii) if such security has a maturity of longer than 91 days, the issuer thereof must also have at the time of such investment a long-term credit rating of not less than "AAA" by Standard & Poor's;

     6. offshore money market funds (including any funds for which the Trustee or its Affiliates may act as manager or advisor, whether or not for a fee) which (i) are rated "Aaa" by Moody's and "AAA" by Standard & Poor's, (ii) have a stated objective of maintaining a constant net asset value, (iii) invest primarily in the types of securities described above, and (iv) are not obligations of an investment company registered under Section 8 of the Investment Company Act, unless, in the case of this clause (iv), such offshore money market funds or money market mutual funds are obligations of
          (A) an entity which has at least 95% of its assets continuously invested in exempted securities (within the meaning of Section 3 of the Securities Act), or (B) a company which issues face-amount certificates as defined in Section 2(a)(15) of the Investment Company Act but excluding any such security which would cause the GrandRiver Financial to violate Section 12(d)(1) of the Investment Company Act; and

     7. a "Reinvestment Agreement" which means a guaranteed reinvestment agreement from a bank (if treated as a deposit by such bank) or insurance company or other corporation or entity organized under the laws of the United States or any state thereof (if treated as debt by such insurance company or other corporation or entity) under which no payments are subject to any withholding tax or, if subject to withholding tax imposed by any jurisdiction, the obligor thereunder is required to make "gross-up" payments that cover the full amount of any such withholding tax on an after-tax basis; provided that such agreement provides that it is terminable by the purchaser, without premium or penalty, in the event that the rating assigned to such agreement by any Rating Agency is at any time lower than the rating required pursuant to the terms of the Indenture to be assigned to such agreement in order to permit the purchase thereof; provided, however, that the issuer of such agreement has a long-term debt rating, issuer rating or counterparty rating of at least "Aa3" by Moody's, a short-term debt rating of "P-1" by Moody's, a short-term debt rating of at least "A-1+" by S&P and a long-term debt rating of at least "AA-" by S&P.

and, in each case (other than clause (1), (6) or (7)), with a final maturity date (giving effect to any applicable grace period) no later than the Business Day immediately preceding the next Payment Date following the Due Period in which the date of investment occurs; provided that Eligible Investments may not include (a) any interest-only security, any security purchased at a price in excess of 100% of the par value thereof or any security the repayment of which is subject to substantial noncredit related risk as determined in the reasonable business judgment of the Credit Risk Investment Advisor, (b) any floating rate security (other than clause (3) or (6)) the interest rate with respect to which is inversely or otherwise not proportionately related to an interest rate index or is calculated as other than the sum of an interest rate index plus a spread or which is subject to any interest rate cap or (c) or any investment that would result in income subject to United States or foreign withholding taxes.

     If GrandRiver Financial is purchasing Eligible Investments (other than those described in clauses (1) and (2) above), after giving effect to such purchase, the aggregate principal amount of the Eligible Investments that are obligations of a particular issuer or its Affiliates shall not exceed [10]% of the aggregate principal amount of all Eligible Investments owned by GrandRiver Financial.

     The Eligible Investments may be modified by GrandRiver Financial upon the confirmation by the Rating Agencies that the current ratings of the Class A Senior Notes, the Trust Preferred Securities and the Class A Senior Preferred Shares will not be lowered following such modification.

The Accounts

     The Indenture provides that all funds of GrandRiver Financial will be maintained by the Trustee in segregated trust accounts, which will be designated as the "Interest Account", the "Principal Account", the "Expense Account", and the "Class A Senior Auction Note Interest Account".

     On the Closing Date, GrandRiver Financial will credit the portfolio of Eligible Investments purchased on such date to the Principal Account held by the Trustee, and to the Class A Senior Auction Note Interest Account and the Expense Account as described in "--Eligible Investments".

     All Insured Exposure Claim Payments due from GrandRiver Financial under the Insurance Policies will be made from amounts on deposit in the Principal Account. If there are no or insufficient funds on deposit in the Principal Account, GrandRiver Financial will have no or insufficient funds available to make Insured Exposure Claim Payments to the Insured. In such event, Insured Exposure Claim Payments will be made from future premium receipts subject to the Priority of Payments.

     All periodic payments for the benefit of the Class A Senior Notes paid pursuant to the Priority of Payments shall be paid to the Class A Senior Auction Note Interest Account for distribution on the Class A Senior Notes Payment Dates.

     All interest and dividend income on the Eligible Investments in the Principal Account and all Insurance Premium Payments and any Swap Payment (Incoming) will be deposited into the Interest Account. All payments and sale proceeds received with respect to Subrogation Obligations by GrandRiver Financial, certain up-front payments and any net proceeds from the termination, reinsurance, sale or disposition of Insured Exposures will be deposited in the Principal Account. All retained earnings shall be deposited into the Principal Account. Amounts on deposit in the Principal Account will be applied as described under "Description of the Class A Preferred Shares--Priority of Payments".


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


     On each Payment Date, amounts, if any, on deposit in the Interest Account will be distributed in accordance with the priority of payments provisions described herein. See "Description of the Class A Preferred Shares--Priority of Payments." On each Class A Senior Notes Payment Date, amounts, if any, on deposit in the Class A Senior Auction Note Interest Account will be distributed in accordance with the Indenture. Other than on a Redemption Date or the Final Maturity Date, amounts, if any, on deposit in the Interest Account or, in the case of the Class A Senior Notes, the amounts, if any, on deposit in the Class A Senior Auction Note Interest Account, will be the sole source of funds available to pay periodic interest on the Notes and dividend payment on the Class A Senior Preferred Shares and Class B Junior Preferred Shares when due and payable.

Our Properties

     GrandRiver Financial's offices in Hamilton, Bermuda are provided by GrandRiver Guaranty pursuant to the management and administrative services performed by GrandRiver Guaranty for GrandRiver Financial under the Administrative Services Agreement. See "Certain Relationships and Related Transactions--Administrative Service Fees".

                                  REGULATION

General

     The business of insurance and reinsurance is regulated in most countries, although the degree and type of regulation varies significantly from one jurisdiction to another. Reinsurers are generally subject to less direct regulation than primary insurers. In Bermuda, we operate under relatively less intensive regulatory regimes.

Bermuda Insurance Regulation

     The Insurance Act 1978 of Bermuda and related regulations, as amended (the "Insurance Act"), regulates the insurance business of GrandRiver Financial and provides that no person may carry on any insurance business in or from within Bermuda unless registered as an insurer by the BMA under the Insurance Act. GrandRiver Financial has been registered as a Class 3 insurer by the BMA. Insurance as well as reinsurance is regulated under the Insurance Act. The BMA, in deciding whether to grant registration, has broad discretion to act as it thinks fit in the public interest. The BMA is required by the Insurance Act to determine whether the applicant is a fit and proper body to be engaged in the insurance business and, in particular, whether it has, or has available to it, adequate knowledge and expertise to operate an insurance business. The continued registration of an applicant as an insurer is subject to it complying with the terms of its registration and such other conditions as the BMA may impose from time to time.

     An Insurance Advisory Committee appointed by the Bermuda Minister of Finance advises the BMA on matters connected with the discharge of the BMA's functions. Sub-committees of the Insurance Advisory Committee supervise and review the law and practice of insurance in Bermuda, including reviews of accounting and administrative procedures. The day-to-day supervision of insurers is the responsibility of the BMA.

     The Insurance Act also imposes on Bermuda insurance companies solvency and liquidity standards and auditing and reporting requirements and grants the BMA powers to supervise, investigate, require information and the production of documents and intervene in the affairs of insurance companies. Certain significant aspects of the Bermuda insurance regulatory framework are set forth below.

Classification of Insurers

     The Insurance Act distinguishes between insurers carrying on long-term business and insurers carrying on general business. There are four classifications of insurers carrying on general business, with Class 4 insurers subject to the strictest regulation. GrandRiver Financial, which is incorporated to carry on general insurance and reinsurance business, is registered as a Class 3 insurer in Bermuda and is regulated as such under the Insurance Act. GrandRiver Financial is not licensed to carry on long-term business.


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


Cancellation of Insurer's Registration

     An insurer's registration may be canceled by the Supervisor of Insurance of the BMA on certain grounds specified in the Insurance Act, including failure of the insurer to comply with its obligations under the Insurance Act or if, in the opinion of the BMA after consultation with the Insurance Advisory Committee, the insurer has not been carrying on business in accordance with sound insurance principles.

Principal Representative

     An insurer is required to maintain a principal office in Bermuda and to appoint and maintain a principal representative in Bermuda. For the purpose of the Insurance Act, GrandRiver Financial's principal office is its executive offices in Hamilton, Bermuda, and GrandRiver Financial's principal representative is Marsh Management Services (Bermuda) Ltd. Without a reason acceptable to the BMA, an insurer may not terminate the appointment of its principal representative, and the principal representative may not cease to act as such, unless 30 days' notice in writing to BMA is given of the intention to do so. It is the duty of the principal representative, within 30 days of reaching the view that there is a likelihood that the insurer will become insolvent or that a reportable "event" has, to the principal representative's knowledge, occurred or is believed to have occurred, to make a report in writing to the BMA setting forth all the particulars of the case that are available to the principal representative. For example, the failure by the insurer to comply substantially with a condition imposed upon the insurer by the BMA relating to a solvency margin or a liquidity or other ratio would be a reportable "event".

Independent Approved Auditor

     Every registered insurer must appoint an independent auditor who will audit and report annually on the statutory financial statements and the statutory financial return of the insurer, both of which, in the case of GrandRiver Financial, are required to be filed annually with the BMA. The appointment by GrandRiver Financial of Ernst & Young as its independent auditor has been approved by the BMA.

Loss Reserve Specialist

     As a registered Class 3 insurer, GrandRiver Financial is required to submit an opinion of its approved loss reserve specialist with its statutory financial return in respect of its losses and loss expenses provisions. The loss reserve specialist, who will normally be a qualified casualty actuary, must be approved by the BMA. Thomas Stanford, PCAS of Ernst & Young has been approved to act as GrandRiver Financial's loss reserve specialist.

Statutory Financial Statements

     An insurer must prepare annual statutory financial statements. The Insurance Act prescribes rules for the preparation and substance of these statutory financial statements (which include, in statutory form, a balance sheet, an income statement, a statement of capital and surplus and notes thereto). The insurer is required to give detailed information and analyses regarding premiums, claims, reinsurance and investments. The statutory financial statements are not prepared in accordance with United States GAAP and are distinct from the financial statements prepared for presentation to the insurer's shareholders under the Companies Act, which financial statements, in the case of GrandRiver Financial, will be prepared in accordance with United States GAAP. As a general business insurer, GrandRiver Financial is required to submit the annual statutory financial statements as part of the annual statutory financial return. The statutory financial statements and the statutory financial return do not form part of the public records maintained by BMA. GrandRiver Financial's first official insurance filing with the Bermuda insurance regulators will be for the period beginning [________], 2003 and ending [_________], 2004.

Annual Statutory Financial Return

     GrandRiver Financial is required to file with the BMA a statutory financial return no later than four months after its financial year end (unless specifically extended upon application to the BMA). The statutory financial return for a Class 3 insurer includes, among other matters, a report of the approved independent auditor on the statutory financial statements of the insurer, solvency certificates, the statutory financial statements, a declaraltion of statutory ratios and the opinion of the loss reserve specialist. The solvency certificates must be signed by the principal representative and at least two directors of the insurer certifying that the minimum solvency margin has been met and whether the insurer complied with the conditions attached to its certificate of registration. The independent approved auditor is required to state whether, in its opinion, it was reasonable for the directors to make these certifications. If an insurer's accounts have been audited for any purpose other than compliance with the Insurance Act, a statement to that effect must be filed with the statutory financial return.

Minimum Solvency Margin And Restrictions On Dividends And Distributions

     Under the Insurance Act, the value of the general business assets of a Class 3 insurer, such as GrandRiver Financial, must exceed the amount of its general business liabilities by an amount greater than the prescribed minimum solvency margin. GrandRiver Financial:

     1. is required, with respect to its general business, to maintain a minimum solvency margin equal to the greatest of:

          a.   $1,000,000; or

          b. 20% of net premium income (generally being gross premium income less any premium ceded by GrandRiver Financial for reinsurance) up to the first $6,000,000 of writings plus 15% of net premium income in excess of $6,000,000; or

          c. 15% of the aggregate of loss expense provisions and other general business insurance reserves;

     2. is prohibited from declaring or paying any dividends during any financial year if it is in breach of its minimum solvency margin or minimum liquidity ratio or if the declaration or payment of such dividends would cause it to fail to meet such margin or ratio (and if it has failed to meet its minimum solvency margin or minimum liquidity ratio on the last day of any financial year, GrandRiver Financial will be prohibited, without the approval of the BMA, from declaring or paying any dividends during the next financial year);

     3. is prohibited, without the approval of the BMA, from reducing by 15% or more its total statutory capital as set out in its previous year's financial statements, and

     4. is required, at any time it fails to meet its solvency margin, within 30 days after becoming aware of that failure or having reason to believe that such failure has occurred, to file with the Bermuda Monetary Authority a written report containing certain information. Until such failure is rectified GrandRiver Financial may not declare or pay any dividends.

     Additionally, under the Companies Act, GrandRiver Financial may only declare or pay a dividend if GrandRiver Financial has no reasonable grounds for believing that it is, or would after the payment be, unable to pay its liabilities as they become due, or if the realizable value of its assets would not be less than the aggregate of its liabilities and its issued share capital and share premium accounts.

Minimum Liquidity Ratio

     The Insurance Act provides a minimum liquidity ratio for general business insurers, like GrandRiver Financial. An insurer engaged in general business is required to maintain the value of its relevant assets at not less than 75% of the amount of its relevant liabilities. Relevant assets include, but are not limited to, cash and time deposits, quoted investments, unquoted bonds and debentures, first liens on real estate, investment income due and accrued, accounts and premiums receivable and reinsurance balances receivable. There are certain categories of assets which, unless specifically permitted by the BMA, do not automatically qualify as relevant assets, such as unquoted equity securities, investments in and advances to affiliates and real estate and collateral loans. The relevant liabilities are total general business insurance reserves and total other liabilities less deferred income tax and sundry liabilities (by interpretation, those not specifically defined).

Supervision, Investigation And Intervention

     The BMA may appoint an inspector with extensive powers to investigate the affairs of GrandRiver Financial if the BMA believes that such an investigation is in the best interests of its policyholders or persons who may become policyholders. In order to verify or supplement information otherwise provided to the BMA, the BMA may direct GrandRiver Financial to produce documents or information relating to matters connected with its business. In addition, the BMA has the power to require the production of documents from any person who appears to be in possession of such documents. Further, the BMA has the power, in respect of a person registered under the Insurance Act, to appoint a professional person to prepare a report on any aspect of any matter about which the BMA has required or could require information. If it appears to the BMA to be desirable in the interests of the clients of a person registered under the Insurance Act, the BMA may also exercise these powers in relation to any company which is or has at any relevant time been (a) a parent company, subsidiary company or related company of that registered person, (b) a subsidiary company of a parent company of that registered person, (c) a parent company of a subsidiary company of that registered person or (d) a company in the case of which a shareholder controller of that registered person, either alone or with any associate or associates, holds 50 per cent or more of the shares or is entitled to exercise, or control the exercise, of more than 50 per cent of the voting power at a general meeting. If it appears to the BMA that there is a risk of GrandRiver Financial becoming insolvent, or that GrandRiver Financial is in breach of the Insurance Act or any conditions imposed upon its registration, the BMA may, among other things, direct GrandRiver Financial (i) not to take on any new insurance business, (ii) not to vary any insurance contract if the effect would be to increase its liabilities, (iii) not to make certain investments, (iv) to liquidate certain investments, (v) to maintain in, or transfer to the custody of a specified bank, certain assets, (vi) not to declare or pay any dividends or other distributions or to restrict the making of such payments and/or (vii) to limit GrandRiver Financial's premium income. The BMA intends to meet with each Class 3 insurance company on a voluntary basis, every two years.

Disclosure of Information

     In addition to powers under the Insurance Act to investigate the affairs of an insurer, the BMA may require certain information from an insurer (or certain other persons) to be produced to them. Further, the BMA has been given powers to assist other regulatory authorities, including foreign insurance regulatory authorities, with their investigations involving insurance and reinsurance companies in Bermuda but subject to restrictions. For example, the BMA must be satisfied that the assistance being requested is in connection with the discharge of regulatory responsibilities of the foreign regulatory authority. Further, the BMA must consider whether cooperation is in the public interest. The grounds for disclosure are limited and the Insurance Act provides sanctions for breach of the statutory duty of confidentiality.

     Under the Companies Act, the Minister of Finance has been given powers to assist a foreign regulatory authority which has requested assistance in connection with enquiries being carried out by it in the performance of its regulatory functions. The Minister of Finance's powers include requiring a person to furnish him with information, to produce documents to him, to attend and answer questions and to give assistance in connection with enquiries. The Minister of Finance must be satisfied that the assistance requested by the foreign regulatory authority is for the purpose of its regulatory functions and that the request is in relation to information in Bermuda which a person has in his possession or under his control. The Minister of Finance must consider, among other things, whether it is in the public interest to give the information sought.

Certain Other Bermuda Law Considerations

     GrandRiver Financial will also need to comply with the provisions of the Companies Act regulating the payment of dividends and making of distributions from contributed surplus. A company is prohibited from declaring or paying a dividend, or making a distribution out of contributed surplus, if there are reasonable grounds for believing that: (a) the company is, or would after the payment be, unable to pay its liabilities as they become due; or (b) the realizable value of the company's assets would thereby be less than the aggregate of its liabilities and its issued share capital and share premium accounts.

     Although GrandRiver Financial is incorporated in Bermuda, it is classified as a non-resident of Bermuda for exchange control purposes by the BMA. Pursuant to its non-resident status, GrandRiver Financial may engage in transactions in currencies other than Bermuda dollars and there are no restrictions on its ability to transfer funds (other than funds denominated in Bermuda dollars) in and out of Bermuda or to pay dividends to United States residents who are holders of its Class A Senior Preferred Shares.

     Under Bermuda law, exempted companies are companies formed for the purpose of conducting business outside Bermuda from a principal place of business in Bermuda. As an "exempted" company, GrandRiver Financial may not, without the express authorization of the Bermuda legislature or under a license or consent granted by the Minister of Finance, participate in certain business transactions, including: (1) the acquisition or holding of land in Bermuda (except that held by way of lease or tenancy agreement which is required for its business and held for a term not exceeding 50 years, or which is used to provide accommodation or recreational facilities for its officers and employees and held with the consent of the Bermuda Minister of Finance, for a term not exceeding 21 years); (2) the taking of mortgages on land in Bermuda to secure an amount in excess of $50,000; or (3) the carrying on of business of any kind for which it is not licensed in Bermuda, except in certain limited circumstances such as doing business with another exempted undertaking in furtherance of GrandRiver Financial's business (as the case may be) carried on outside Bermuda. GrandRiver Financial is a licensed insurer in Bermuda, and so may carry on activities from Bermuda that are related to and in support of its insurance business.

     GrandRiver Financial's Class A Senior Preferred Shares may be offered or sold in Bermuda only in compliance with the provisions of the Investment Business Act of 1998 of Bermuda which regulates the sale of securities in Bermuda. In addition, the Bermuda Monetary Authority must approve all issuances and transfers of shares of a Bermuda exempted company. We have received from the BMA their permission for the issue and free transferability of the Class A Senior Preferred Shares in GrandRiver Financial being offered pursuant to this prospectus (in exchange for the Trust Preferred Securities on dissolution of the Trust), as long as the Class A Senior Preferred Shares are listed on the AMEX (or other recognised stock exchange), to and among persons who are non-residents of Bermuda for exchange control purposes. In addition, we will deliver to and file a copy of this prospectus with the Registrar of Companies in Bermuda in accordance with Bermuda law. The BMA and the Registrar of Companies accept no responsibility for the financial soundness of any proposal or for the correctness of any of the statements made or opinions expressed in this prospectus.

     The Bermuda government actively encourages foreign investment in "exempted" entities like GrandRiver Financial that are based in Bermuda, but do not operate in competition with local businesses. As well as having no restrictions on the degree of foreign ownership, GrandRiver Financial is not currently subject to taxes computed on profits or income or computed on any capital asset, gain or appreciation, or any tax in the nature of estate duty or inheritance tax or to any foreign exchange controls in Bermuda. See "Bermuda Income Taxation".

     Under Bermuda law, non-Bermudians (other than spouses of Bermudians) may not engage in any gainful occupation in Bermuda without an appropriate governmental work permit. Work permits may be granted or extended by the Bermuda government upon showing that, after proper public advertisement in most cases, no Bermudian (or spouse of a Bermudian) is available who meets the minimum standard requirements for the advertised position. The Bermuda government recently announced a new policy limiting the duration of work permits to six years, with certain exemptions for key employees.

                                  MANAGEMENT

Directors and Executive Officers

     Set forth below are the names, ages and positions of GrandRiver Financial's directors and executive officers as of the date hereof. The current board of directors consists of 9 persons and is divided into three equal classes. The directors will serve an initial term of five to seven years. Following such initial term, each director will serve a three-year term, with termination staggered according to class. The classification and current term of office for each of our directors is noted in the table listing our board of directors below. Executive officers serve at the request of the board of directors.

Name                          Age      Title
----                          ---      -----
Jay H. Shidler (1)            57       Director and Chairman

Robert L. Denton (1)          51       Director and Vice Chairman

[_________] (2)               [_]      Director and Chief Executive Officer

Geoffrey N. Kauffman (1)      45       Director and Executive Vice President

Michael W. Brennan (2)        46       Director

Clay W. Hamlin, III (2)       58       Director

[_________] (3)               [_]      Director

[_________] (3)               [_]      Director

[_________] (3)               [_]      Director

-----------------------

(1)  Denotes Class I director with term to expire in 2010.
(2)  Denotes Class II director with term to expire in 2009.
(3)  Denotes Class III director with term to expire in 2008.

     Jay H. Shidler is the Chairman of GrandRiver Financial. Mr. Shidler is the Founder and Managing Partner of The Shidler Group, a private firm investing in the start-up and early stage funding of companies in the finance, insurance, and real estate industries. A nationally acknowledged expert in the field of investment and finance, Mr. Shidler is known for his ability to identify significant emerging trends and for his effectiveness in organizing and capitalizing new companies to benefit from those trends. Since forming The Shidler Group in 1972, Mr. Shidler has personally founded and been the initial investor in numerous public and private companies. In March 2002, The Shidler Group founded Primus Guaranty, Ltd., a Bermuda holding company, and its principal operating subsidiary, Primus Financial Products, LLC. Primus Financial is a financial products company that has counterparty credit ratings of AAA from Standard & Poor's and Aaa from Moody's. Mr. Shidler serves as a Director of Primus Guaranty. Corporate Office Properties Trust (NYSE: OFC), formed in 1998 by The Shidler Group, develops, owns, and operates suburban office buildings in the Baltimore-Washington corridor. Mr. Shidler is Chairman of the Board of Corporate Office Properties. The Shidler Group founded First Industrial Realty Trust, Inc. (NYSE: FR) in June 1994. First Industrial is one of the largest national owners of industrial properties in the United States. Mr. Shidler is Chairman of the Board of First Industrial. TriNet Corporate Realty Trust, Inc. (NYSE: TRI) was founded by The Shidler Group in 1993 to be an owner of office and industrial properties triple net leased to major corporations. TriNet merged with Starwood Financial Trust in November 1999 and is currently known as iStar Financial, Inc. (NYSE: SFI). iStar is a leading publicly traded finance company focused on the commercial real estate industry. The Shidler Group also formed and capitalized CGA Group, Ltd., a Bermuda based holding company, and its subsidiary, Commercial Guaranty Assurance, Ltd., a AA rated financial guaranty insurance company.

     Robert L. Denton is the Vice Chairman of GrandRiver Financial. Mr. Denton has been a Managing Partner of The Shidler Group and the resident principal in its New York office since 1993. Mr. Denton is responsible for managing the implementation of The Shidler Group's investments and was instrumental in the founding and capitalization of Primus Guaranty, Ltd., Corporate Office Properties Trust, First Industrial Realty Trust, Inc., TriNet Corporate Realty Trust, Inc., and CGA Group, Ltd. Prior to joining The Shidler Group, Mr. Denton co-founded Providence Capital, Inc., a private investment bank. Providence Capital was the successor company to First Pacific (United States) Securities Limited, a Hong Kong domiciled broker-dealer that specialized in the sale of securities of issuers domiciled in the United States to Asian investors and trans-Pacific mergers and acquisitions. Mr. Denton was responsible for the merger and acquisition business. First Pacific was merged into Jefferies & Company in 1987, and Mr. Denton became co-head of Jefferies' mergers and acquisitions department. Prior to joining First Pacific in 1985, Mr.
Denton was a principal with Booz Allen & Hamilton, Inc., where he provided strategic advisory services to large multi-national companies.

     [     ] is a Director and Chief Executive Officer of GrandRiver Financial.

     Geoffrey N. Kauffman is a Director and Executive Vice President of GrandRiver Financial. Mr. Kauffman joined GrandRiver Financial after having held executive positions at CGA Group, Ltd. Mr. Kauffman served as President, Chief Underwriting Officer, and Principal Representative of CGA Group's Bermuda insurance company, Commercial Guaranty Assurance, Ltd., and most recently as President and CEO of CGA Group's New York investment management company, CGA Investment Management, Inc. Prior to his association with CGA, Mr. Kauffman was a First Vice President in the Structured Finance & International Department for AMBAC. Mr. Kauffman joined AMBAC's Structured Finance & International Department in March of 1995 to help the group build a presence in international structured finance. While at AMBAC, Mr. Kauffman was responsible for several firsts, including AMBAC's first transaction backed by perpetual notes, and AMBAC's first wrap of a Guaranteed Investment Contract. Mr. Kauffman was also involved in the MBIA/AMBAC International joint venture, launched in October of 1995, and represented the joint venture in the newly opened London office from April to August of 1996. Prior to joining AMBAC, Mr. Kauffman was the Acting Director of the Asset Backed Securities Group at FGIC and a member of FGIC's European Strategy Team. Mr. Kauffman joined FGIC in 1989 to help establish their presence in the asset backed securities market. During his tenure with FGIC, Mr. Kauffman evaluated and structured asset backed securities in the consumer and corporate debt markets in the United States, Europe, and Japan. He was also responsible for new product development efforts in a variety of areas, including trade receivables conduits, high-yield debt securitization, and derivative products.

     Michael W. Brennan is a Director of GrandRiver Financial. Mr. Brennan is the President and Chief Executive Officer of First Industrial Realty Trust, Inc. (NYSE: FR), a real estate investment trust founded by Messrs. Brennan and Shidler and others in 1994. First Industrial is the nation's largest provider of diversified industrial real estate with a total market capitalization of $3.2 billion. Prior to the founding of First Industrial Mr. Brennan was a partner with The Shidler Group's Chicago office and President of Brennan/Tomasz/Shidler Investment Corporation. Prior to joining The Shidler Group in 1989, Mr. Brennan was an investment specialist with CB Commercial.

     Clay W. Hamlin, III is a Director of GrandRiver Financial. Mr. Hamlin is the Chief Executive Officer and a Trustee of Corporate Office Properties Trust (NYSE: OFC), a real estate investment trust co-founded by Messrs. Hamlin and Shidler in April 1998. Corporate Office Properties focuses on the ownership, development, management, and acquisition of suburban office properties located in the Mid-Atlantic region. Corporate Office Properties has a total market capitalization of $1.28 billion and owns 110 office properties totaling 9 million square feet. From 1989 to 1998, Mr. Hamlin was the Managing Partner of The Shidler Group's Philadelphia office and was responsible for all Mid-Atlantic regional real estate investment operations. A resident of Philadelphia for over 30 years, Mr. Hamlin is an attorney and a Certified Public Accountant, and has been active in the real estate business for over 25 years.

     [        ] is a Director of GrandRiver Financial.


     [        ] is a Director of GrandRiver Financial.


     [        ] is a Director of GrandRiver Financial.

Board of Directors

     GrandRiver Financial will be governed by a 9-member board of directors. The GrandRiver Financial Board will include two "Founding Members", Jay Shidler and Robert Denton, two "Management Members", [ ] and Geoffrey Kauffman, and two "Outside Members", Michael Brennan and Clay Hamlin, both of whom are CEOs of NYSE-listed companies founded by Jay Shidler. One director will be elected by the holder or holders of the Class B Junior Preferred Shares. Concurrently with this offering, the Class B Junior Preferred Shares will be purchased by GrandRiver Guaranty. The holder or holders of the Class B Junior Preferred Shares of GrandRiver Guaranty will have the right to direct the voting of the Class B Junior Preferred Shares of GrandRiver Financial owned by GrandRiver Guaranty to elect this director. The GrandRiver Financial Board will also include [two] "Independent Members" who shall be "independent" as defined in the AMEX Company Guide. The Independent Members must unanimously consent to certain board actions and resolutions. The actions that may not be taken unless approved by a majority of the members of GrandRiver Financial's board of directors, including both Independent Members, include: 1) any material modification of GrandRiver Financial's business purpose or capital structure; 2) any material change to the Underwriting Guidelines; 3) any material change to GrandRiver Financial's accounting policies; and 4) any voluntary bankruptcy filing. The actions that may not be taken unless approved by a majority of the members of GrandRiver Financial's board of directors, include (1) entering into a merger and (2) changing its jurisdiction of organization.

Board Committees

     The GrandRiver Financial Board will establish three acting committees including Audit, Compensation, and Investment Committees.

     The Audit Committee, which consists of [________], [________], and [_________], is responsible for meeting with our independent auditors regarding, among other issues, audits and adequacy of our accounting controls and risk management procedures.

     The Underwriting Committee, which consists of Geoffrey Kauffman, Jay Shidler and [_______], reviews the performance of, and policies and procedures relating to the Insured Exposures and the Credit Risk Investment Advisors and makes recommendations to the GrandRiver Financial Board concerning these policies and procedures.

     The Investment Committee, which consists of Robert Denton, Michael Brennan and Clay Hamlin, has the authority to approve our eligible investment guidelines, which provide standards to ensure portfolio safety and liquidity, and to make recommendations to the GrandRiver Financial Board on investment asset allocations and the selection of investment managers and custodians for our portfolio assets.

     Additional committee members may be added from time to time. The composition of any or all committees may change, subject to the results of the elections of directors at shareholders' meetings or for other reasons. Additionally, the GrandRiver Financial Board may, from time to time, form other committees as circumstances warrant. Such committees will have the authorities and responsibilities as delegated by the GrandRiver Financial Board.

Compensation of Directors

     The Outside Members will receive [_______________] common stock warrants. The Independent Members will be entitled to receive the following compensation: annual fee of $20,000, board meeting fees of $1,000 per meeting, and committee meeting fees of $500 per meeting. All directors will be reimbursed by GrandRiver Financial for private transportation to all board meetings or committees thereof, as well as all reasonable expenses in connection with such service. The remaining directors will not be entitled to compensation in connection with their service as directors.

Directors and Officers' Insurance

     GrandRiver Financial intends to purchase and maintain, an amount up to the maximum amount of insurance permitted by statute to insure itself against any liability asserted against any director, officer, employee, or agent of GrandRiver Financial arising out of the performance of such duties.

Executive Compensation; Warrants and Stock Option Grants

     GrandRiver Financial will not begin operations until the completion of this offering. Accordingly, as of the date of this prospectus, officers have not received any compensation. Salaries established for each position will be set in reference to similar positions at other financial services companies including bonus plans. Payouts under these plans will be based on company and individual performance. Performance measures will include actual performance, present value of premiums written and the contribution toward growth in the value of GrandRiver Financial. The bonus pool will be set each year by the [GrandRiver Financial Board].

     GrandRiver Financial will provide a standard benefits program. There will be no additional benefits for executives in excess of the basic employee plan except for those executives residing in Bermuda where certain relocation benefits and perquisites are customary.

Indemnification of Directors and Executive Officers and Limitations on Liability

     Our bye-laws provide that each shareholder and the company itself agrees to waive any claim or right of action he or it might have, whether individually or by or in the right of the company, against any director or officer on account of any action taken by any director or officer, or the failure of any director or officer to take any action, in the performance of his duties with or for the company. However, this waiver does not extend to any matter relating to any fraud or dishonesty which may attach to any director or officer. Further, our bye-laws provide that we indemnify our directors and officers to the maximum extent permitted under the Bermuda Companies Act 1981.

Credit Risk Investment Advisor Biographies

        The following are biographies of certain key Hyperion investment professionals.

     Clifford E. Lai, President and Chief Executive Officer, is responsible for business development and overall growth of the firm. Mr. Lai serves as President of Hyperion's closed-end Term Trust mutual funds, and serves as Chief Investment Officer for Hyperion's joint venture, Lend Lease Hyperion Capital Advisors LLC. He presides over the firm's investment team of portfolio managers, investment analysts, quantitative research analysts, and traders.

     Prior to joining Hyperion in March 1993, Mr. Lai was Managing Director and Co-Head of the Fixed Income Group of First Boston Asset Management, where he was responsible for over $7.5 billion in high-grade, fixed income assets. His previous positions include Vice President and Manager of Mortgage Research at Morgan Stanley, Senior Portfolio Manager at Benham Capital Management, and Asset/Liability Manager for World Savings and Loan in Oakland, California.

     Mr. Lai's portfolio management experience is supplemented by extensive work on the research and development of analytical systems for the evaluation of risk and relative value. He has published extensively on numerous topics in the fixed income markets.

     John H. Dolan, Managing Director and Chief Investment Officer, is responsible for Hyperion's overall investment strategies, risk management, product development, and quantitative research efforts, as well as developing and implementing new initiatives for Hyperion's investment process. In addition to managing client portfolios, Mr. Dolan oversees the firm's approach to evaluating new structures in the fixed income market, particularly with regard to credit risk. His area of expertise also includes the development of proprietary hedging strategies for client portfolios.

     Before joining Hyperion, Mr. Dolan served as Managing Director and ran the Active Bond Group in the Global Investment Management area at Bankers Trust. Prior to that, he spent eight years at Salomon Brothers as a Managing Director specializing in mortgage-backed securities trading and new product development. He started his career at Citibank, in 1977, where he managed the MBS trading desk and focused on new development and product education.

     Joseph G. Syage, Senior Portfolio Manager, is responsible for formulating investment strategies for Hyperion's insurance client portfolios. He specializes in core fixed income asset classes including corporate bonds and asset-backed securities.

     Mr. Syage joined Hyperion from American Re Asset Management, where he served as a portfolio manager for the Fixed Income division, specializing in the analysis and trading of mortgage-backed securities and corporate bonds. Prior to joining American Re Asset Management, he served for 11 years as the Investment Portfolio Manager for Public Service Mutual Insurance Company. Before that, he was the Controller of United Community Insurance Company. Mr. Syage began his career as a senior accountant for Peat, Marwick, Mitchell & Co., focusing on insurance audit functions. Mr. Syage has over 23 years of experience specializing in the insurance industry, including 17 years in an insurance asset management capacity. He is a Chartered Financial Analyst and a Certified Public Accountant.

     Dominick V. Bonanno, Senior Portfolio Manager, is responsible for formulating investment strategies for Hyperion's insurance client portfolios. He specializes in core fixed income asset classes including corporate bonds and municipal securities. Prior to joining Hyperion, Mr. Bonanno was Chief Investment Officer for the Fixed Income Division of American Re Asset Management, joining its predecessor organization in 1970. He was co-manager of the fixed income portfolio from 1973 through 1991, at which time he became the Head of the Fixed Income Division. Mr. Bonanno has over 28 years of experience in property & casualty investment management. He has served on the investment committees of Xerox Life Insurance Company and the Morristown Memorial Hospital. Mr. Bonanno is a Chartered Financial Analyst.

Credit Market Advisor Biographies

     The following are biographies of key Primus AM investment professionals.

     Thomas W. Jasper, Chief Executive Officer, leads Primus' management team. Prior to joining the Company, Mr. Jasper served for 17 years as a key executive of Salomon Smith Barney Holdings, Inc.

     In 1982, Mr. Jasper created Salomon's interest rate swap business. As Managing Director and Head of Interest Rate Swaps, Mr. Jasper established the credit, risk management, and support infrastructure necessary to control the business and positioned Salomon as a major force and leader in the swap market. While at Salomon, in 1984 Mr. Jasper co-founded the ISDA, served as its first Co-Chairman, and worked to establish ISDA as the world's preeminent swap association. From 1988 to 1990, Mr. Jasper served as Managing Director and Head of Debt Capital Markets at Salomon. In this capacity, he originated debt issues exceeding $100 billion per annum. In 1990, Mr. Jasper began to build Salomon's Asian investment banking team, moved to Hong Kong in 1992, and became the Chief Operating Officer, Asia Pacific Region, in 1994. As Chief Operating Officer of Salomon's non-Japan Asian business, Mr. Jasper established the Asia Pacific region as the firm's fourth operating center.

     Mr. Jasper was appointed Global Treasurer of Salomon Inc. in 1996 where he managed the firm's long-term liquidity and working capital. Also responsible for in-house corporate development, Mr. Jasper spun off the oil gathering assets of Basis Petroleum, arranging a merger forming Genesis Energy, and was subsequently elected Chairman of Genesis. In early 1996, Mr. Jasper became Chairman of Salomon Swapco Inc. the market's largest derivative products company and held this position until late 1998.

     In 1997, after the acquisition of Salomon Brothers Inc. by the Traveler's, Mr. Jasper created the Global Treasury business plan and structure for the merged firm. Mr. Jasper continued as the Global Treasurer of Salomon Smith Barney until late 1998.

     Charles Truett, Chief Risk Officer, is responsible for Primus' credit risk management. His 31-year career with Bank of America and Continental Bank includes 15 years in senior credit management positions. From 1988 until its merger with Bank of America in 1994, Mr. Truett served as the Senior Credit Officer for all credit extended by the Continental Bank to financial institutions worldwide and was responsible for credit policy oversight of the bank's trading areas, including the derivatives and securities businesses.

     From 1994 to 1998, Mr. Truett was Bank of America's Senior Credit Officer for its derivatives and securities businesses throughout North and South America and, during this time, also served as Chief Credit Officer and member of the Board of Directors of BA Securities, Inc.

     From 1998 to 2000, Mr. Truett was the Senior Credit Officer for Latin America during which he developed and implemented credit systems to automate the credit approval and file processes. Most recently, Mr. Truett was based in Hong Kong as Bank of America's Senior Risk Management executive for Asia.

     Hilmar Schaumann, Chief Trading and Investment Officer, is responsible for Primus' trading and investment activity. For 12 years prior to joining Primus, Mr. Schaumann held key positions in the global derivatives markets with Deutsche Bank and Swiss Re.

     In 1996, Mr. Schaumann was a member of the group mandated by Swiss Reinsurance Company to establish Swiss Re Financial Products, a derivatives and structuring subsidiary focusing on structured products that combined the financial and insurance markets. Mr. Schaumann started Swiss Re Financial Products' single-name credit swap trading. His trading desk became one of the very active participants in the inter-dealer credit derivatives market and for the first time, established Swiss Re as a dealer in the financial markets. The desk's activities expanded into the structuring of credit products for Swiss

Re's clients. In his capacity as head of credit derivatives trading, Mr. Schaumann became a member of the "Group of Six", an ISDA sub-committee that crafted the definition of "modified restructuring", one of the possible credit events.

     Prior to Joining Swiss Re Financial Products, Mr. Schaumann had been with Deutsche Bank. In Deutsche's London office, Mr. Schaumann was member of an arbitrage desk, focusing on relative-value trading in credit and interest rate products. At Deutsche Bank in Frankfurt, Mr. Schaumann covered the largest European corporations and insurance companies with structured interest rate and foreign exchange derivatives as well as credit products.

     Alec C. Rainsby, Chief Technology and Operations Officer, is responsible for the technology and operations platform supporting Primus' business. Prior to joining Primus, Mr. Rainsby was a Managing Director in the Debt Markets Technology group of Merrill Lynch. Mr. Rainsby initially joined Merrill Lynch in 1993 to bring focus and direction to the analytics efforts within the mortgage and asset-backed trading areas. Mr. Rainsby developed the Structuring Application, Secondary Trading Systems including Bloomberg, revenue producing applications, and extensive databases. In 1995, Mr. Rainsby was given responsibility for all of Fixed Income Analytics. He built a portfolio system for sales and trading with a current user base of over 300 Merrill Lynch professionals. During his tenure at Merrill Lynch, Mr. Rainsby managed over 80 professionals, with responsibility for application development, maintenance, hotline support, and database administration.

     Prior to his career at Merrill Lynch from 1987 to 1993, Mr. Rainsby served in various capacities at Prudential Securities. While there, he created a fixed income portfolio and analytics system used by over 250 clients. Mr. Rainsby also worked on numerous collateralized mortgage obligation, asset-backed, and CBO transactions, and was responsible for developing and modifying the structuring applications. Mr. Rainsby began his career building mathematical models for the U.K.'s Ministry of Defence and in 1984 managed the computer department for an engineering firm in Brussels, Belgium, where he developed engineering applications and trained users.

                            PRINCIPAL SHAREHOLDERS

     The following table sets forth information as of [______] of 2003 regarding beneficial ownership of Class A Common Shares, Class B Junior Preferred Shares and Class A Senior Preferred Shares of GrandRiver Financial and the applicable voting rights attached to such share ownership in accordance with GrandRiver Financial's bye-laws by:

     o each person known by GrandRiver Financial to beneficially own 5% or more of its outstanding Class A Common Shares, Class B Junior Preferred Shares or Class A Senior Preferred Shares;

     o    each of GrandRiver Financial's directors;

     o    each of GrandRiver Financial's named executive officers; and

     o all of GrandRiver Financial's executive officers and directors as a group.


                                                    Beneficial Ownership Prior to      Beneficial Ownership After
                                                             the Offering                      the Offering
                                                    -----------------------------      --------------------------
                                                    Amount and                         Amount and
                                                    Nature of                           Nature of
                        Name and Address of         Beneficial         Percentage       Beneficial     Percentage
   Title of Class       Beneficial Owner(1)         Ownership           of Class        Ownership       of Class
   --------------       -------------------         ----------         ----------      ------------    ----------
Class A Common Shares    GrandRiver Guaranty,       $[120,000]            100%         $[14,000,000]      100%
                         Ltd. (2)

Class B Junior           GrandRiver Guaranty,           --                 --          $[25,000,000]      100%
Preferred Shares         Ltd. (3)

                         [---------]

                         [---------]

                         [---------]

                         All directors and
                         executive officers as a
                         group ([_] persons)

--------------------

*[Less than 1%]

(1) The address of GrandRiver Guaranty, Ltd. is Victoria Hall, 11 Victoria Street, Hamilton HM 11, Bermuda.

(2) As owner of the Common Shares of GrandRiver Guaranty, Ltd., Shidler (Bermuda) LLC, an affiliate of Mr. Jay H. Shidler, has the power to vote or direct the vote of the Class A Common Shares of GrandRiver Financial.

(3) As owner of the Class B Junior Preferred Shares of GrandRiver Guaranty, [_______________], has the power to vote or direct the vote of the Class B Junior Preferred Shares of GrandRiver Financial.

                CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     We describe below some of the transactions we have entered into with parties that are related to our company.

Investments by Strategic Investors

     The Shidler Group sponsored the formation of GrandRiver Financial and GrandRiver Guaranty. As of the date of this prospectus, Shidler (Bermuda) LLC, an affiliate of Mr. Jay H. Shidler, beneficially owned 100% Common Shares and [_______] Class B Junior Preferred Shares of GrandRiver Guaranty. The Shidler Group acquired these securities for an aggregate of $14 million and $[___], respectively. As of the date of this prospectus, GrandRiver Guaranty owned [14,000,000] Class A Common Shares and [1,000,000] Class B Junior Preferred Shares of GrandRiver Financial, which they acquired for an aggregate of $14 million and $25 million, respectively. [______] holds [____] Class B Junior Preferred Shares of GrandRiver Guaranty. [______] owns [ %] of the Class [____] Convertible Preferred of Primus Guaranty.

Relationships with Strategic Investors

     Mr. Jay H. Shidler, Chairman of the board of directors of GrandRiver Financial and GrandRiver Guaranty, is the managing partner of The Shidler Group, one of the principal shareholders of GrandRiver Guaranty. Mr. Shidler is also a director and beneficial owner of common shares representing 3.27% of the voting shares of Primus Guaranty. Primus AM, the Credit Market Advisor, is a wholly-owned subsidiary of Primus Guaranty.

     Mr. Robert L. Denton, one of the directors of GrandRiver Financial and GrandRiver Guaranty, is a managing partner of The Shidler Group. Mr. Denton is a beneficial owner of common shares representing 0.75% of the voting shares of Primus Guaranty.

     Mr. Geoffrey N. Kauffman, one of the directors and Executive Vice President of GrandRiver Financial and GrandRiver Guaranty, is a partner of the Shidler Group.

     Mr. Clay W. Hamlin, III, one of the directors of GrandRiver Financial and GrandRiver Guaranty, is the Chief Executive Officer and a Trustee of Corporate Office Properties Trust, an affiliate of the Shidler Group.

     Mr. Michael W. Brennan, one of the directors of GrandRiver Financial and GrandRiver Guaranty, is the President and Chief Executive Officer of First Industrial Realty Trust, Inc., an affiliate of the Shidler Group.

Administrative Services Fees

     In return for the provision of certain management and administrative services, GrandRiver Guaranty will be paid the GRG Administrative Services Fees pursuant to the priority of payments set forth in the Indenture.

                             ACCOUNTING TREATMENT

     The financial statements of the Trust will not be consolidated into GrandRiver Financial's consolidated financial statements. The Trust Common Securities will be classified as a component of interim equity of GrandRiver Financial.

                                CAPITALIZATION

     The following table sets forth GrandRiver Financial's capitalization on an actual basis at [o], 2003 and on an adjusted basis to reflect the application by GrandRiver Financial of the net proceeds expected to be received from the offering of the securities described in this prospectus and the concurrent private offering of $[80,000,000] of Class A Senior Notes of GrandRiver Financial [and from the concurrent issuance of the GRF Class B Junior Preferred Shares and the GRF Class A Common Shares to GrandRiver Guaranty].



                                                                                  As of [o], 2003
                                                                         ---------------------------------
                                                                              Actual            As
                                                                                             adjusted
                                                                         ---------------------------------
                                                                                  (in thousands)
Class A Senior Notes(1)..............................................        $   0           $ 80,000,000
Class A Senior Preferred Shares, $0.01 par value; 5,000,000 shares
  authorized and 4,000,000 outstanding(2)............................        $   0            100,000,000
Class B Junior Preferred Shares, $0.01 par value; [4,000,000] shares
  authorized   and [1,000,000] outstanding(3)........................                          25,000,000
Class A Common Shares, $0.01 par value; [30,000,000] shares authorized
  and [14,000,000] outstanding(4)....................................        $[120,000]        14,000,000
                                                                             ------------- ---------------
    Total capitalization.............................................        $[120,000]     [$219,000,000]
                                                                             ------------- ---------------

--------------------

(1) Concurrently with this offering, GrandRiver Financial is privately offering $80,000,000 of its Class A Senior Notes. The offering described in this prospectus is contingent on the Class A Senior Notes offering, and the Class A Senior Notes offering is contingent on the offering described herein.

(2) As described in this prospectus, the sole assets of the Trust issuing the Trust Preferred Securities will be the Class A Senior Preferred Shares issued by GrandRiver Financial to the Trust.

(3) Concurrently with this offering, GrandRiver Financial is issuing $25 million of GRF Class B Junior Preferred Shares to GranRiver Guaranty. GrandRiver Guaranty will obtain the proceeds for the purchase of the GRF Class B Junior Preferred Shares through the simultaneous private offering of $25 million of its GRG Class B Junior Preferred Shares.

(4) Concurrently with this offering, GrandRiver Financial is issuing $14 million of its GRF Class A Common Shares to GrandRiver Guaranty. GrandRiver Guaranty [will/has] obtained the proceeds for the purchase of the GRF Class A Common Shares through the private offering of $15 million of its GRG Class A Common Shares.

                     GRANDRIVER FINANCIAL CAPITAL TRUST I

     GrandRiver Financial Capital Trust I is a statutory trust created under Delaware law pursuant to:

     o a declaration of trust, dated as of [o], 2003, executed by GrandRiver Financial, as sponsor, and certain of the trustees of the Trust; and

     o the filing of a certificate of trust with the Secretary of State of the State of Delaware on [o], 2003.

     The declaration will be amended and restated in its entirety, as so amended and restated, the "Declaration" substantially in the form filed as an exhibit to the registration statement which contains this prospectus. The Declaration will be qualified as an indenture under the Trust Indenture Act of 1939, as amended, the "Trust Indenture Act."

     The Trust exists for the exclusive purposes of:

     (1) issuing and selling the Trust Preferred Securities and the Trust Common Securities representing undivided beneficial interests in the assets of the Trust;

     (2) investing the gross proceeds of the Trust Preferred Securities in the Class A Senior Preferred Shares; and

     (3)  engaging only in other necessary or incidental activities.

     Prior to the issuance of the Trust Preferred Securities, GrandRiver Financial will directly or indirectly acquire Trust Common Securities in an aggregate liquidation amount equal to $1,000. Upon issuance of the Trust Preferred Securities, the purchasers will own all of the Trust Preferred Securities.

     Pursuant to the Declaration, the number of the Trust trustees will initially be five. GrandRiver Financial, as the direct or indirect holder of all the Trust Common Securities, will have the right to appoint, remove or replace any the Trust trustee and to increase or decrease the number of the Trust trustees, unless an event of default under the Declaration occurs. In that case, the holders of a majority in liquidation amount of the Trust Preferred Securities will have the right to remove and appoint the Institutional Trustee and the Delaware Trustee. There will be three Regular Trustees of the Trust, each of whom will be an employee or officer of, or who is affiliated with, GrandRiver Financial. The fourth trustee will be a Financial Institution that is unaffiliated with GrandRiver Financial which will serve as Institutional Trustee under the Declaration for the purposes of compliance with the provisions of the Trust Indenture Act, the "Institutional Trustee". Initially, The Bank of New York will be the Institutional Trustee until removed or replaced by the holder of the Trust Common Securities. For purposes of compliance with the provisions of the Trust Indenture Act, The Bank of New York will act as trustee under the Guarantee, the "Guarantee Trustee". The fifth trustee will be an entity that maintains its principal place of business in the state of Delaware. Initially, The Bank of New York (Delaware), an affiliate of the Institutional Trustee, will act as "Delaware Trustee".

     The Institutional Trustee will hold title to the Class A Senior Preferred Shares for the benefit of the holders of the Trust Securities and will have the power to exercise all rights, powers and privileges as the holder of the Class A Senior Preferred Shares. In addition, the Institutional Trustee will maintain exclusive control of a segregated non-interest bearing bank account to hold all payments made in respect of the Class A Senior Preferred Shares for the benefit of the holders of the Trust Securities. The Institutional Trustee will make payments of distributions and payments on liquidation, redemption and otherwise to the holders of the Trust Securities out of funds from that account.

     The Guarantee Trustee will hold the Guarantee for the benefit of the holders of the Trust Preferred Securities.

     GrandRiver Financial will pay all fees and expenses related to the Trust and the offering of the Trust Securities, other than the Trust Securities themselves. See "Description of the Class A Senior Preferred
Shares--Miscellaneous".


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


                 DESCRIPTION OF THE TRUST PREFERRED SECURITIES

     GrandRiver Financial Capital Trust I will issue the Trust Preferred Securities pursuant to the terms of the Declaration. The Declaration has been qualified as an indenture under the Trust Indenture Act. The Institutional Trustee, The Bank of New York, will act as trustee for the Trust Preferred Securities under the Declaration for purposes of compliance with the provisions of the Trust Indenture Act. The terms of the Trust Preferred Securities will include those stated in the Declaration and those made part of the Declaration by the Trust Indenture Act.

     Set forth below is a summary of the material terms and provisions of the Trust Preferred Securities. This summary is not intended to be complete and is qualified by the declaration, the form of which is filed as an exhibit to the registration statement which contains this prospectus, by the Delaware Statutory Trust Act and by the Trust Indenture Act.

General

     The Declaration authorizes the Trust to issue the Trust Securities. The Trust Securities represent undivided beneficial interests in the assets of the Trust. All of the Trust Common Securities will be owned, directly or indirectly, by GrandRiver Financial. The Trust Common Securities will not receive any periodic payments.

     The Declaration does not permit the Trust to issue any securities other than the Trust Securities or to incur any indebtedness. Under the declaration, the Institutional Trustee will own the Class A Senior Preferred Shares purchased by the Trust for the benefit of the holders of the Trust Preferred Securities.

     The ability of the Trust to pay distributions on the Trust Preferred Securities, the redemption price of the Trust Preferred Securities and the liquidation preference of the Trust Preferred Securities is solely dependent upon GrandRiver Financial making the related payments on the Class A Senior Preferred Shares when due. Accordingly, if GrandRiver Financial does not make its required payments on the Class A Senior Preferred Shares, the Trust will not have sufficient funds to make the related payments on the Trust Preferred Securities. In addition, the Guarantee does not cover payment of distributions or payments upon redemption of the Trust Preferred Securities or liquidation of the Trust when the Trust does not have sufficient available funds to make those distributions or payments. In that event, the remedy of a holder of Trust Preferred Securities is to vote to direct the Institutional Trustee to enforce the Institutional Trustee's rights under the Class A Senior Preferred Shares or, if there is a payment default, the holder may institute a Direct Action, against GrandRiver Financial. See "--Declaration Events of Default" and "--Voting Rights".

Distributions

     Distributions on the Trust Preferred Securities will be fixed at an annual rate equal to [o]% on the liquidation amount of $25.00 per Trust Preferred Security. Distributions unpaid beyond the applicable payment date will accumulate additional distributions at that same rate, compounded quarterly. The term "distributions" as used in this prospectus, includes any interest payable on unpaid distributions unless otherwise stated.

     The amount of distributions payable for any period will be computed on the basis of a 360-day year of twelve 30-day months. The amount of distributions payable for any period shorter than a full quarterly period will be computed on the basis of the actual number of days elapsed in a 30-day month. If any distributions payment date is not a Business Day, then the related distributions will be made on the next Business Day and without any interest or other payment in respect of the delay. However, if the next Business Day falls in the next calendar year, the payment will be made on the preceding Business Day. A "Business Day" is any day other than Saturday, Sunday or any other day on which commercial banking institutions in The City of New York are permitted or required by any applicable law, regulation or executive order to close.


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


     Distributions on the Trust Preferred Securities:

     1.   will be cumulative;

     2.   will accrue from [o], 2003; and

     3. except as otherwise described below, will be payable quarterly in arrears on [o], [o], [o] and [o] of each year, commencing [o], 2004.

     If sufficient funds are not available in accordance with the Priority of Payments, GrandRiver Financial is permitted to defer payments of dividends on the Class A Senior Preferred Shares. If GrandRiver Financial exercises this extension option, quarterly distributions on the Trust Preferred Securities would also be deferred during any such Extension Period. Any deferred distributions on the Class A Senior Preferred Shares would accrue (to the extent lawful) at an annual rate equal to [o]%, compounded quarterly. This right to delay payment of dividends on the Class A Senior Preferred Shares is not limited, but may not extend beyond the redemption date. Upon the termination of any Extension Period and the payment of all amounts then due, GrandRiver Financial may select a new Extension Period, subject to the above requirements. See "Description of the Class A Senior Preferred Shares--Dividends" and "--Option to Extend Dividends Payment Period".

     If GrandRiver Financial exercises this deferral right, then during any Extension Period:

     1. GrandRiver Financial will not declare or pay any dividend on, make any distributions or other payment with respect to, or redeem, purchase, acquire, or make a liquidation payment relating to, any of its capital stock which rank equally with or junior to the Class A Senior Preferred Shares other than:

          o repurchases, redemptions or other acquisitions of shares of capital stock of GrandRiver Financial in connection with any employee benefit plans or any other contractual obligation of GrandRiver Financial;

          o as a result of an exchange or conversion of any class or series of GrandRiver Financial's capital stock for any other class or series of GrandRiver Financial's capital stock; or

          o the purchase of fractional interests in shares of GrandRiver Financial's capital stock pursuant to the conversion or exchange provisions of that capital stock or the security being converted or exchanged;

     2. GrandRiver Financial will not make any guarantee payments with respect to the foregoing.

     If distributions are deferred, the deferred distributions and accumulated but unpaid distributions will be paid to holders of the Trust Preferred Securities as they appear on the books and records of the Trust on the record date following the termination of that Extension Period.

Payment and Record Dates

     The Trust will pay distributions to the holders of the Trust Preferred Securities as they appear on the books and records of the Trust on the relevant record dates. As long as the Trust Preferred Securities are in book-entry form, the record date will be the close of business on the Business Day prior to the relevant distributions payment date. If the Trust Preferred Securities are not in book-entry form, the record date will be the fifteenth calendar day prior to the relevant distributions payment date. The record dates and distributions payment dates for the Trust Preferred Securities are the same as the record dates and dividend payment dates for the Class A Senior Preferred Shares.

     If the Trust does not pay a distribution because GrandRiver Financial fails to make the corresponding dividend payment on the Class A Senior Preferred Shares, that defaulted distribution will be payable to the person in whose name the Trust Preferred Security is registered on the record date established by the Regular Trustees. This record date will correspond to the record date or other specified date determined in accordance with the Declaration. This means that the defaulted distribution may not be paid to the person in whose name the Trust Preferred Security is registered on the original


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


record date. However, distributions will not be considered payable on any distributions payment date falling within an Extension Period unless GrandRiver Financial has made a full or partial payment of dividends payable on the Class A Senior Preferred Shares on that distributions payment date.

     The Trust will pay distributions on the Trust Preferred Securities through the Institutional Trustee, who will hold amounts received on the Class A Senior Preferred Shares for the benefit of the holders of the Trust Preferred Securities. Subject to any applicable laws and regulations and the provisions of the declaration, each payment of distributions will be made as described under "--Book-Entry Only Issuance--The Depository Trust Company".

Redemption

     The Class A Senior Preferred Shares will be redeemable at the option of GrandRiver Financial at a redemption price equal to $25.00 per share, plus unpaid dividends accrued to the date of redemption:

     1.   in whole or in part, from time to time, on or after [o], 2008; or

     2. at any time, in whole but not in part, upon the occurrence and continuation of a Special Event.

     GrandRiver Financial is required to redeem the Class A Senior Preferred Shares at 100% of their liquidation preference of $25.00 per share, plus unpaid dividends accrued to the date of redemption in whole on the Rating Agency Mandatory Redemption Date (as such date may be extended from time to time). The "Rating Agency Mandatory Redemption Date" will initially be [___________], 2008; however, the Rating Agency Mandatory Redemption Date from time to time may be extended by GrandRiver Financial to one or more successive later dates if GrandRiver Financial obtains confirmation from the Rating Agencies that the ratings of each of (i) the Class A Senior Preferred Shares and (ii) the Trust Preferred Securities will be at least A1 by Moody's and at least A+ by Standard & Poor's if the Rating Agency Mandatory Redemption Date of the Trust Preferred Securities is extended to the date requested by GrandRiver Financial. GrandRiver Financial is permitted to obtain an extension of the Rating Agency Mandatory Redemption Date an unlimited number of times. No extension of the Rating Agency Mandatory Redemption Date will be permitted if any dividends or the Class A Senior Preferred Securities are currently deferred and unpaid or any distributions on the Trust Preferred Shares are currently deferred and unpaid.

     If GrandRiver Financial redeems any Class A Senior Preferred Shares, the Trust will redeem Trust Preferred Securities having an aggregate liquidation amount equal to the aggregate liquidation preference of the Class A Senior Preferred Shares so redeemed. The redemption price for each Trust Preferred Security will be $25.00, plus unpaid distributions accrued to the date of redemption.

     The Trust must give holders of the Trust Preferred Securities not less than 30 nor more than 60 days' prior written notice of any redemption date. See "Description of the Class A Senior Preferred Shares--Optional Redemption". If fewer than all of the outstanding Trust Preferred Securities are to be redeemed, the Trust will redeem the Trust Preferred Securities in the manner as described under "--Book-Entry Only Issuance--The Depository Trust Company".

     GrandRiver Financial will also be required to redeem the Class A Senior Preferred Shares in the event of an Early Special Redemption as described in "Business--Entering into Insurance Policy, Early Special Redemption".

Redemption Procedures

     If the Trust gives a notice of redemption of the Trust Preferred Securities and GrandRiver Financial has paid to the Trust a sufficient amount of cash in connection with the related redemption of the Class A Senior Preferred Shares, then on the redemption date:

     1. distributions will cease to accrue on the Trust Preferred Securities called for redemption;

     2. the Trust Preferred Securities called for redemption will no longer be deemed to be outstanding; and

     3. all rights of holders of the Trust Preferred Securities called for redemption will cease, except the right of the holders of those Trust Preferred Securities to receive the redemption price, but without interest.


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


     Any notice of redemption will be irrevocable. If any date fixed for redemption of Trust Preferred Securities is not a Business Day, then payment of the redemption price will be made on the next Business Day and without any interest or other payment because of the delay. However, if the next Business Day falls in the next calendar year, the payment will be made on the preceding Business Day.

     If GrandRiver Financial fails to repay Class A Senior Preferred Shares on any redemption date or if payment of the redemption price is improperly withheld or refused and not paid by the Trust or by GrandRiver Financial under the Guarantee, distributions on those Trust Preferred Securities will continue to accrue to the date of payment. In that case, the actual Payment Date will be considered the redemption date for purposes of calculating the redemption price.

     The Trust will not be required to:

     1. issue, or register the transfer or exchange of, any Trust Preferred Securities during a period beginning at the opening of business 15 days before the mailing of a notice of redemption of the Trust Preferred Securities and ending at the close of business on the day of the mailing of the relevant notice of redemption; and

     2. register the transfer or exchange of any Trust Preferred Securities so selected for redemption, in whole or in part, except the unredeemed portion of any Trust Preferred Securities being redeemed in part.

Distribution of the Class A Senior Preferred Shares

     GrandRiver Financial will have the right at any time to dissolve the Trust and cause the Class A Senior Preferred Shares to be distributed to the holders of the Trust Preferred Securities. The exercise of this right is subject to the requirement that GrandRiver Financial receive an opinion of counsel that the dissolution and resulting liquidation of the Trust and distribution of the Class A Senior Preferred Shares not result in a taxable event to the holders of the Trust Preferred Securities. If the Class A Senior Preferred Shares are distributed to the holders of the Trust Preferred Securities, GrandRiver Financial will use its best efforts to cause the Class A Senior Preferred Shares to be listed on any exchange on which the Trust Preferred Securities are then listed.

     On the date for any distribution of Class A Senior Preferred Shares upon the dissolution and resulting liquidation of The Trust:

     1.   the Trust Securities will no longer be deemed to be outstanding;

     2. DTC or its nominee, if then the record holder of any Trust Preferred Securities, will receive a global certificate or certificates representing the Class A Senior Preferred Shares registered in its name; and

     3. any certificates representing Trust Preferred Securities not held by DTC or its nominee, until those certificates are presented in exchange for the Class A Senior Preferred Shares, will be deemed to represent Class A Senior Preferred Shares having:

          o an aggregate liquidation preference equal to the aggregate liquidation amount of the Trust Preferred Securities;

          o accrued and unpaid dividends equal to accrued and unpaid distributions on, the Trust Preferred Securities; and

          o    terms that match the Trust Preferred Securities.

     GrandRiver Financial and the Trust cannot assure you as to the market prices for either the Trust Preferred Securities or the Class A Senior Preferred Shares that may be distributed in exchange for the Trust Preferred Securities if the Trust were to dissolve. Accordingly, the Trust Preferred Securities or the Class A Senior Preferred Shares may trade at a discount to the price paid to purchase the Trust Preferred Securities offered by this prospectus.


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


Liquidation Distribution Upon Dissolution

     If the Trust dissolves for any of the reasons specified below (other than the reason specified in paragraph 7 below), the Trustees will liquidate the Trust as quickly as they determine to be possible by distributing to holders of the Trust Preferred Securities, after satisfying the liabilities owed to the Trust's creditors, Class A Senior Preferred Shares having a liquidation preference equal to the liquidation amount of the Trust Preferred Securities, unless the Institutional Trustee determines that this distribution is not practicable. If the Institutional Trustee determines that this distribution is not practicable, holders of the Trust Preferred Securities will be entitled to receive out of the assets of the Trust, after satisfying the liabilities owed to the Trust's creditors, cash distributions in an amount equal to the liquidation amount of $25.00 per Trust Preferred Security, plus unpaid distributions accrued to the date of payment, the "Liquidation Distribution".

     If, upon any dissolution and subsequent liquidation, the Liquidation Distribution can be paid only in part because the Trust does not have sufficient assets to pay in full the entire Liquidation Distribution, then the amounts payable directly by the Trust on the Trust Preferred Securities will be paid on a pro rata basis.

     The Trust Preferred Securities will have a preference over the Trust Common Securities with regard to distributions upon any dissolution and subsequent liquidation.

     Pursuant to the declaration, the Trust will dissolve:

     1. upon the bankruptcy, insolvency or liquidation of GrandRiver Financial or the Trust;

     2. upon the entry of a decree of a judicial dissolution of GrandRiver Financial or the Trust;

     3. upon the filing of a certificate of dissolution or its equivalent with respect to GrandRiver Financial;

     4. upon the consent of the holders of a majority in liquidation amount of the Trust Securities, voting together as a single class, to dissolve the Trust;

     5. upon the revocation of GrandRiver Financial's charter and the expiration of 90 days after the date of revocation without the charter being reinstated;

     6. upon the distribution of Class A Senior Preferred Shares to the holders of the Trust Preferred Securities in accordance with the requirements described in this prospectus; or

     7.   upon the redemption of all the Trust Securities.

Declaration Events of Default

     Declaration events of default will include the failure of GrandRiver Financial to pay the redemption price of the Class A Senior Preferred Shares on the Rating Agency Mandatory Redemption Date or Early Special Redemption Date. Under the Declaration, the holder of the Trust Common Securities will be deemed to have waived any Declaration event of default relating to the Trust Common Securities until all Declaration events of default relating to the Trust Preferred Securities have been cured, waived or otherwise eliminated. Until all Declaration events of default relating to the Trust Preferred Securities have been cured, waived or otherwise eliminated, the Institutional Trustee will be acting solely on behalf of the holders of the Trust Preferred Securities. Only the holders of the Trust Preferred Securities will have the right to direct the Institutional Trustee with respect to certain matters under the declaration. If a Declaration event of default relating to the Trust Preferred Securities is waived by the holders of the Trust Preferred Securities, the holders of the Trust Common Securities have agreed that the waiver also constitutes a waiver of the Declaration event of default relating to the Trust Common Securities for all purposes under the Declaration without any further act, vote or consent of the holders of the Trust Common Securities.

     If the Institutional Trustee fails to enforce its rights under the Class A Senior Preferred Shares after a holder of Trust Preferred Securities has made a written request, the holder of Trust Preferred Securities may, to the fullest extent permitted by law, directly institute a legal proceeding against GrandRiver Financial to enforce those rights without first suing the Institutional Trustee or any other person or entity. If a Declaration event of default has occurred and is continuing and the event is attributable to the failure of GrandRiver Financial to pay the redemption price of the Class A Senior Preferred Shares on the redemption date, then a holder of Trust Preferred Securities may also bring a "Direct Action". This means that a holder may directly sue GrandRiver Financial to enforce payment of the redemption price of the Class A Senior Preferred Shares having a liquidation preference equal to the aggregate liquidation amount of the Trust Preferred Securities of the holder on or after the respective due date specified in the Class A Senior Preferred Shares. The holder need not first (1) direct the Institutional Trustee to enforce the terms of the Class A Senior Preferred Shares or (2) sue GrandRiver Financial to enforce the Institutional Trustee's rights under the Class A Senior Preferred Shares.

     In connection with the Direct Action, GrandRiver Financial, as holder of the Trust Common Securities, will be subrogated to the rights of the holder of Trust Preferred Securities under the Declaration to the extent of any payment made by GrandRiver Financial to that holder of Trust Preferred Securities in the Direct Action, but only after that holder has received full payment in respect of its Trust Preferred Securities.

     GrandRiver Financial and the Trust are each required to file annually with the Institutional Trustee an officer's certificate as to its compliance with all conditions and covenants under the declaration.

Voting Rights

     On any matter which the Trust as holder of the Class A Senior Preferred Shares has a right to vote those shares the holders of the Trust Preferred Securities will have the right (pursuant to the Declaration) to direct the Institutional Trustee, by way of proxy, on a pro rata basis, to vote the Class A Senior Preferred Shares held by the Trust.

     Except as described in this prospectus, under "Description of the Trust Preferred Securities Guarantee--Modification; Assignment", and as otherwise required by law and the Declaration, the holders of the Trust Preferred Securities will have no voting rights with respect to matters relating to the Trust.

     The holders of a majority in aggregate liquidation amount of the Trust Preferred Securities have the right to direct any proceeding for any remedy available to the Institutional Trustee. These holders also have the right to direct the Institutional Trustee under the Declaration to:

     (1) direct any proceeding for any remedy available to the holders of the Class A Senior Preferred Shares, or exercising any power conferred on the holders of the Class A Senior Preferred Shares;

     (2) waive any past Declaration event of default that is waivable under the Declaration; or

     (3) consent to any amendment, modification or termination where that consent is required.

     If there is a Declaration event of default on the Trust Preferred Securities, and that default is a result of a payment default under the Class A Senior Preferred Shares, the holders of the Trust Preferred Securities may also sue GrandRiver Financial directly, to enforce redemption payment or the payment of dividends on the Class A Senior Preferred Shares having a liquidation preference equal to the aggregate liquidation amount of the Trust Preferred Securities of the holder on or after the due date specified in the Class A Senior Preferred Shares.

     Where under the bye-laws of GrandRiver Financial a consent or action under the terms of the Class A Senior Preferred Shares would require a specified requisite majority consent or act of holders of the Class A Senior Preferred Shares, then only an equivalent majority of Trust Preferred Shares may direct the Institutional Trustee to vote its Class A Senior Preferred Shares in order to give that consent or take that action. If such majority of Trust Preferred Shares is not obtained the Institutional Trustee must not vote in favour of the resolution or give its consent to the proposed action. If the Institutional Trustee fails to enforce its rights under the Class A Senior Preferred Shares, any record holder of Trust Preferred Securities may directly sue GrandRiver Financial to enforce the Institutional Trustee's rights under the Class A Senior Preferred Shares. The record holder does not have to sue the Institutional Trustee or any other person or entity before enforcing his or her rights.

     Except for directing the time, method and place of conducting a proceeding for any remedy available to the Institutional Trustee, the Institutional Trustee will not take any of the actions described in clauses
(1), (2) or (3) of the fourth preceding paragraph unless the Institutional Trustee receives an opinion of a nationally recognized independent tax counsel.


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


The opinion must state that, taking that action into account, the Trust will continue to be classified as a grantor trust for United States federal income tax purposes.

     If the consent of the Institutional Trustee is required under the terms of the Class A Senior Preferred Shares for any amendment or modification of the terms of the Class A Senior Preferred Shares, the Institutional Trustee is required to request the written direction of the holders of the Trust Securities. In that case, the Institutional Trustee will vote as directed by a majority in aggregate liquidation amount of the Trust Securities voting together as a single class. Where any amendment or modification of the terms of the Class A Senior Preferred Shares would require the consent of a Super Majority or an individual holder, however, the Institutional Trustee may only give that consent at the direction of the holders of the same Super Majority of the holders of the Trust Securities or that individual holder, as applicable. The Institutional Trustee is not required to take any such action in accordance with the directions of the holders of the Trust Securities unless the Institutional Trustee has obtained a tax opinion to the effect described above.

     Holders of the Trust Preferred Securities may give any required approval or direction at a separate meeting of holders of Trust Preferred Securities convened for that purpose, at a meeting of all of the holders of Trust Securities or by written consent. The Regular Trustees will mail to each holder of record of Trust Preferred Securities a notice of any meeting at which those holders are entitled to vote. Each such notice will include a statement setting forth the following information:

o    the date of the meeting;

o a description of any resolution proposed for adoption at the meeting on which those holders are entitled to vote; and

o    instructions for the delivery of proxies.

     No vote or consent of the holders of Trust Preferred Securities will be required for the Trust to redeem and cancel Trust Preferred Securities in accordance with the Declaration.

     Despite the fact that holders of Trust Preferred Securities are entitled to vote or consent under the circumstances described above, holders of any of the Trust Preferred Securities that are owned at the time by GrandRiver Financial or any entity directly or indirectly controlling or controlled by, or under direct or indirect common control with, GrandRiver Financial, will not be entitled to vote or consent. Instead, these Trust Preferred Securities will be treated as if they were not outstanding.

     Holders of the Trust Preferred Securities will have no rights to appoint or remove the trustees unless there is an event of default under the Declaration, in which case holders of a majority in liquidation amount of the Trust Preferred Securities will have the right to remove and appoint the Institutional Trustee and the Delaware Trustee. Otherwise, the trustees may be appointed, removed or replaced solely by GrandRiver Financial as the indirect or direct holder of all of the Trust Common Securities.

Modification of the Declaration

     The Declaration may be modified and amended if approved by the Regular Trustees, and in certain circumstances, the Institutional Trustee and the Delaware Trustee. However, if any proposed amendment provides for, or the Regular Trustees otherwise propose to effect:

     1. any action that would adversely affect the powers, preferences or special rights of the Trust Securities, whether by way of amendment to the Declaration or otherwise; or

     2. the liquidation, dissolution, winding-up or termination of the Trust other than pursuant to the terms of the declaration;then the holders of the Trust Securities voting together as a single class will be entitled to vote on the amendment or proposal. That amendment or proposal will not be effective except with the approval of a majority in aggregate liquidation amount of the Trust Securities affected thereby. If, however, any amendment or proposal referred to in clause (1) above would adversely affect only the Trust Preferred Securities or the Trust Common Securities, then only holders of the affected class will be entitled to vote on the amendment or proposal. The amendment or proposal will not be effective except with the approval of a majority in aggregate liquidation amount of that class of Trust Securities.

     Despite the foregoing, no amendment or modification may be made to the Declaration if the amendment or modification would:

     1. cause the Trust not to be classified for United States federal income taxation purposes as a grantor trust;

     2. reduce or otherwise adversely affect the powers of the Institutional Trustee; or

     3. cause the Trust to be deemed an "investment company" required to be registered under the Investment Company Act.

Mergers, Consolidations or Amalgamations

     The Trust may, with the consent of the Regular Trustees and without the consent of the holders of the Trust Securities, the Institutional Trustee or the Delaware Trustee, consolidate, amalgamate, merge with or into, or be replaced by a trust organized as such under the laws of any State of the United States; provided that:

     1.   if the Trust is not the survivor, the successor entity either:

          a. expressly assumes all of the obligations of the Trust under the Trust Securities; or

          b. substitutes for the Trust Securities other securities having substantially the same terms as the Trust Securities, so long as the successor securities rank the same as the Trust Securities rank regarding distributions and payments upon liquidation, redemption and otherwise;

     2. GrandRiver Financial expressly acknowledges a trustee of the successor entity possessing the same powers and duties as the Institutional Trustee, in its capacity as the holder of the Class A Senior Preferred Shares;

     3. the Trust Preferred Securities or any successor securities are listed, or any successor securities will be listed upon notification of issuance, on any national securities exchange and each other organization, if any, on which the Trust Preferred Securities are then listed or quoted;

     4. the merger, consolidation, amalgamation or replacement does not cause the rating of the Trust Preferred Securities or any successor securities to be downgraded or withdrawn by any nationally recognized statistical rating organization;

     5. the merger, consolidation, amalgamation or replacement does not adversely affect the rights, preferences and privileges of the holders of the Trust Securities or any successor securities in any material respect, other than with respect to any dilution of the holders' interest in the new successor entity;

     6. the successor entity has a purpose substantially identical to that of the Trust;

     7. after giving effect to the transaction, no event of default and no event which, after notice or lapse of time, or both, would become an event of default, has occurred and is continuing under the Declaration;

     8. prior to the merger, consolidation, amalgamation or replacement, the Trust has received an opinion of a nationally recognized independent counsel to the Trust experienced in those matters that:

          a. the merger, consolidation, amalgamation or replacement does not adversely affect the rights, preferences and privileges of the holders of the Trust Securities or any successor securities in any material respect, other than with respect to any dilution of the holders' interest in the new successor entity;

          b. following the merger, consolidation, amalgamation or replacement, neither the Trust nor the successor entity will be required to register as an investment company under the Investment Company Act; and


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


          c. following the merger, consolidation, amalgamation or replacement, the Trust or, if applicable, the successor entity will be treated as a grantor trust for United States federal income tax purposes; and

     9. GrandRiver Financial guarantees the obligations of the successor entity under the successor securities at least to the extent provided by the Guarantee.

     Despite the foregoing, the Trust will not, except with the consent of holders of 100% in aggregate liquidation amount of the Trust Securities, consolidate, amalgamate, merge with or into, or be replaced by, any other entity or permit any other entity to consolidate, amalgamate, merge with or into, or replace it, if the consolidation, amalgamation, merger or replacement would cause the Trust or, if applicable, the successor entity not to be classified as a grantor trust for United States federal income tax purposes.

Book-Entry Only Issuance--The Depository Trust Company

     Upon issuance, all Trust Preferred Securities, "Book-Entry Securities" will be represented by one or more fully registered global certificates, "Global Securities". Each global security will be deposited with, or on behalf of, DTC and will be registered in the name of DTC or a nominee of DTC. DTC will thus be the only registered holder of the Trust Preferred Securities and will be considered the sole owner of the Trust Preferred Securities for purposes of the declaration.

     Purchasers of Book-Entry Securities may only hold interests in the Global Securities through DTC if they are a participant in the DTC system. Purchasers may also hold interests through a securities intermediary--banks, brokerage houses and other institutions that maintain securities accounts for customers--that has an account with DTC or its nominee. DTC will maintain accounts showing the Trust Preferred Security holdings of its participants, and these participants will in turn maintain accounts showing the Trust Preferred Security holdings of their customers. Some of these customers may themselves be securities intermediaries holding Trust Preferred Securities for their customers. Thus, each beneficial owner of an interest in a Global Security will hold that interest indirectly through a hierarchy of intermediaries, with DTC at the "top" and the beneficial owner's own securities intermediary at the "bottom".

     Each beneficial owner's interest in a Global Security will be evidenced solely by entries on the books of the beneficial owner's securities intermediary. The actual purchaser of the Book-Entry Securities will generally not be entitled to have the Trust Preferred Securities represented by the Global Securities registered in its name and will not be considered the owner under the Declaration. In most cases, a beneficial owner will also not be able to obtain a paper certificate evidencing the holder's ownership of Trust Preferred Securities. The book-entry system for holding Trust Preferred Securities eliminates the need for physical movement of certificates. However, the laws of some jurisdictions require some purchasers of securities to take physical delivery of their securities in definitive form. These laws may impair the ability to transfer Book-Entry Securities.

     A beneficial owner of an interest in a Global Security may exchange the securities for definitive (paper) securities only if:

     1. DTC is unwilling or unable to continue as depositary for the global Trust Preferred Security and GrandRiver Financial is unable to find a qualified replacement for DTC within 90 days;

     2. at any time DTC ceases to be a clearing agency registered under the Securities Exchange Act of 1934;

     3. GrandRiver Financial in its sole discretion decides to allow all Book-Entry Securities represented by Global Securities to be exchangeable for definitive securities in registered form; or

     4.   a Declaration event of default has occurred and is continuing.

     Any Global Security that is so exchangeable will be exchangeable for definitive securities in registered form, with the same terms and of an equal aggregate liquidation amount, in denominations of $25.00 and whole multiples of $25.00. Definitive securities will be registered in the name or names of the person or persons specified by DTC in a written instruction to the registrar of the securities. DTC may base its written instruction upon directions it receives from its participants.


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


     In this prospectus, for Book-Entry Securities, references to actions taken by Trust Preferred Security holders will mean actions taken by DTC upon instructions from its participants, and references to payments and notices of redemption to Trust Preferred Security holders will mean payments and notices of redemption to DTC as the registered holder of the Trust Preferred Securities for distribution to participants in accordance with DTC's procedures.

     DTC has advised the Trust and GrandRiver Financial that its current practice, upon receipt of any payment on the Trust Preferred Securities, is to credit the accounts of the relevant participants with the payment on the payment date, in amounts proportionate to their respective holdings in liquidation amount of the Trust Preferred Securities as shown on the records of DTC unless DTC has reason to believe it will not receive payment on the payment date. Payments by participants and indirect participants to the beneficial owners of Trust Preferred Securities will be governed by standing instructions and customary practices and will be the responsibility of participants or indirect participants and will not be the responsibility of DTC, the Institutional Trustee, the Trust or GrandRiver Financial. None of the Trust, GrandRiver Financial or the Institutional Trustee will be liable for any delay by DTC or any of its participants or indirect participants in identifying the beneficial owners of the Trust Preferred Securities, and GrandRiver Financial, the Trust and the Institutional Trustee may conclusively rely on, and will be protected in relying on, instructions from DTC or its nominee for all purposes.

     If applicable, redemption notices shall be sent to Cede & Co. If less than all of the Book-Entry Securities are being redeemed, DTC's practice is to determine by lot the amount of the interest of each direct participant in such issue to be redeemed.

     DTC has advised us that DTC is a limited purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code and a "clearing agency" registered under section 17A of the Securities Exchange Act of 1934. The rules applicable to DTC and its participants are on file with the SEC.

     None of the Trust, GrandRiver Financial or the Institutional Trustee will have any responsibility or liability for any aspect of the records relating to, or payments made on account of, beneficial ownership interests in the Global Securities or for maintaining, supervising or reviewing any records relating to the beneficial ownership interests.

     The information in this section concerning DTC and DTC's book-entry system has been obtained from sources that GrandRiver Financial, the Trust and the underwriters believe to be reliable, but none of GrandRiver Financial, the Trust or the underwriters take responsibility for the accuracy of that information.

Payment

     Payments on the Trust Preferred Securities represented by the global certificates will be made to DTC, which will credit the relevant accounts at DTC on the applicable distributions payment dates. In the case of Trust Preferred Securities in definitive form, payments of distributions will be made by check mailed to the address of the holder as that address appears on the records of registrar and transfer agent. However, payments on the redemption date will be made in same-day funds against surrender of the related Trust Preferred Securities.

Registrar, Transfer Agent And Paying Agent

     If the Trust Preferred Securities do not remain in book-entry only form, the following provisions will apply:

     1. the Institutional Trustee will act as paying agent and may designate an additional or substitute paying agent at any time; and

     2. registration of transfers of Trust Preferred Securities will be effected without charge by or on behalf of the Trust, but upon payment, with the giving of such indemnity as the Trust or GrandRiver Financial may require, in respect of any tax or other government charges that may be imposed in relation to it.

Information Concerning the Institutional Trustee

     Prior to the occurrence of a Declaration event of default with respect to the Trust Securities and after the curing of any such Declaration events of defaults that may have occurred, the Institutional Trustee is required to perform only such


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duties as are specifically set forth in the declaration. After such an event of default, the Institutional Trustee is required to exercise the same degree of care as a prudent individual would exercise in the conduct of his or her own affairs. The Institutional Trustee is under no obligation to exercise any of the powers vested in it by the Declaration at the request of any holder of Trust Preferred Securities, unless offered indemnity reasonably satisfactory to it by the holder against the costs, expenses and liabilities that the Institutional Trustee might incur by exercising those powers.

     The Institutional Trustee also serves as trustee under the Guarantee. GrandRiver Financial and certain of its subsidiaries conduct certain banking transactions with the Institutional Trustee in the ordinary course of their business.

Miscellaneous

     The Regular Trustees are authorized and directed to operate the Trust in such a way so that the Trust will not be required to register as an "investment company" under the Investment Company Act and will be characterized as a grantor trust for United States federal income tax purposes. In this connection, GrandRiver Financial and the Regular Trustees are authorized to take any action, not inconsistent with applicable law, the certificate of trust of the Trust or the charter of GrandRiver Financial, that each of GrandRiver Financial and the Regular Trustees determine in their discretion to be necessary or desirable to achieve that end, as long as that action does not adversely affect the interests of the holders of the Trust Preferred Securities or vary the terms of the Trust Preferred Securities.

     Holders of the Trust Preferred Securities have no preemptive or similar rights.

Governing Law

     The Declaration and the Trust Preferred Securities will be governed by, and construed in accordance with, the laws of the State of Delaware.


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


              DESCRIPTION OF THE CLASS A SENIOR PREFERRED SHARES

     Concurrently with this offer, GrandRiver Financial will issue Class A Senior Preferred Shares as a series of preferred stock. Set forth below is a summary of the material terms and provisions of the Class A Senior Preferred Shares. This summary is not intended to be complete and is qualified by the terms of the Senior Preferred Securities in the bye-laws of GrandRiver Financial, the form of which is filed as an exhibit to the registration statement which contains this prospectus.

General

     The Class A Senior Preferred Shares will initially be limited in aggregate amount to approximately $[100,000,000]. This amount is the sum of the aggregate liquidation amount of the Trust Preferred Securities.

     The Class A Senior Preferred Shares are not subject to any sinking fund provision. [The liquidation preference of $25.00 per share of the Class A Senior Preferred Shares will become payable, together with any accrued and unpaid dividends thereon, including Compound Dividends, as defined under "--Option to Extend Dividend Payment Period" dividends, as defined under "--Additional Dividends" if any, on the Rating Agency Mandatory Redemption Date, unless redeemed prior to that date as described under "--Optional Redemption".]

     If Class A Senior Preferred Shares are distributed to holders of Trust Preferred Securities upon dissolution and subsequent liquidation of the Trust and those Trust Preferred Securities are represented by Global Securities, those Class A Senior Preferred Shares will initially be represented by one or more global certificates. The depositary arrangements for such Class A Senior Preferred Shares are expected to be substantially similar to those currently in effect for the Trust Preferred Securities. Payments on Class A Senior Preferred Shares represented by one or more global certificates will be made to DTC. If Class A Senior Preferred Shares are issued in definitive form, those Class A Senior Preferred Shares will be in denominations of $25.00 and integral multiples of $25.00 and may be transferred or exchanged at the offices described below.

     In the event Class A Senior Preferred Shares are issued in definitive form, the liquidation preference and dividends will be payable, the transfer of the Class A Senior Preferred Shares will be registerable and Class A Senior Preferred Shares will be exchangeable for Class A Senior Preferred Shares of other denominations of a like aggregate principal amount, at the office of the transfer agent in The City of New York. At its option, GrandRiver Financial may make payment of dividends by check mailed to the address of the holder entitled to that payment. GrandRiver Financial is required to make payments due on the redemption date in same-day funds against surrender of the related Class A Senior Preferred Shares.

     If any Dividend Payment Date or the redemption date is not a Business Day, then the required payment on such date will be made on the next Business Day and without any interest or other payment in respect of the delay. However, if the next business day is in the next calendar year, the payment will be made on the preceding Business Day.

     GrandRiver Financial does not intend to issue and sell the Class A Senior Preferred Shares to any purchasers other than the Trust.

Dividends

     The Class A Senior Preferred Shares will, subject to available funds and applicable law, pay dividends at an annual rate of [o]% from the original date of issuance, payable quarterly in arrears on [o], [o], [o] and [o] of each year, commencing [o], 2004. Each date on which dividends are payable is called an "Dividend Payment Date".

     Dividends will be paid, if GrandRiver Financial has sufficient funds and subject to applicable law, to the person in whose name the Class A Senior Preferred Shares is registered in the register of members on the relevant record date. While the record dates for the Class A Senior Preferred Shares represented by one or more global certificates will be the close of business on the Business Day prior to the relevant Dividend Payment Date. The record dates for the Class A Senior Preferred Shares in definitive form will be the fifteenth calendar day prior to the relevant Dividend Payment Date.


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


     The period beginning on and including [o], 2003 and ending on but excluding the first Dividend Payment Date and each successive period beginning on and including a Dividend Payment Date and ending on but excluding the next succeeding Dividend Payment Date is called an "Dividend Period".

     The amount of dividends payable for any Dividend Period will be computed on the basis of a 360-day year of twelve 30-day months. The amount of dividends payable for any period shorter than a full quarterly period will be computed on the basis of the actual number of days elapsed in a 30-day month.

Option to Extend Dividend Payment Period

     If GrandRiver Financial does not have sufficient funds to make payments in accordance with the "Priority of Payments" described in this prospectus, GrandRiver Financial is permitted to defer dividend payments by extending the Dividend Payment Period. However, no Extension Period may extend beyond the Rating Agency Mandatory Redemption Date of the Class A Senior Preferred Shares or any earlier redemption date. If GrandRiver Financial exercises this extension option, dividends would continue to accrue on the Class A Senior Preferred Shares (to the extent lawful) at an annual rate equal to [o]%, compounded quarterly. At the end of an Extension Period, GrandRiver Financial will pay all dividends then accrued and unpaid, [including any additional dividends as described under "--Additional Dividends" below,] together with dividends thereon compounded at the rate specified for the Class A Senior Preferred Shares to the extent permitted by applicable law, "Compound Dividends".

     Prior to the termination of any Extension Period, GrandRiver Financial may further defer payments of dividends by extending that Extension Period. However, the Extension Period, may not extend beyond the Rating Agency Mandatory Redemption Date or an earlier redemption date. Upon the termination of any Extension Period and the payment of all amounts then due, GrandRiver Financial may commence a new Extension Period, subject to the terms set forth in this section.

     GrandRiver Financial has no present intention of exercising its right to defer payments of dividends by extending the dividend payment period on the Class A Senior Preferred Shares. If the Institutional Trustee is the sole holder of the Class A Senior Preferred Shares, GrandRiver Financial will give the Regular Trustees, the Institutional Trustee notice of its selection of the Extension Period one Business Day prior to the earlier of:

     1. the date distributions on the Trust Preferred Securities are payable; or

     2. the date the Regular Trustees are required to give notice to the AMEX or any other applicable self-regulatory organization or to holders of the Trust Preferred Securities of the record date or the date the distributions are payable.

     The Institutional Trustee will give notice of GrandRiver Financial's selection of the Extension Period to the holders of the Trust Preferred Securities. If the Institutional Trustee is not the sole holder of the Class A Senior Preferred Shares, GrandRiver Financial will give the holders of the Class A Senior Preferred Shares notice of its selection of the Extension Period at least [ten] Business Days prior to the earlier of:

     1.   the Dividend Payment Date; or

     2. if the Class A Senior Preferred Shares are then listed or quoted, the date upon which GrandRiver Financial is required to give notice to any applicable self-regulatory organization or to holders of the Class A Senior Preferred Shares of the record date or the Dividend Payment Date.

Additional Dividends

     If the Trust or the Institutional Trustee is required to pay any taxes, duties, assessments or other governmental charges of whatever nature, other than withholding taxes, imposed by the United States, or any other taxing authority, then GrandRiver Financial will be required to pay additional dividends on the Class A Senior Preferred Shares. "Additional Dividends" will be an amount sufficient so that the net amounts received and retained by the Trust and by the Institutional Trustee after paying any such taxes, duties, assessments or other governmental charges will be equal to the amounts the Trust and the Institutional Trustee would have received had no such taxes, duties, assessments or other governmental charges been


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


imposed. This means that the Trust will be in the same position it would have been if it did not have to pay such taxes, duties, assessments or other governmental charges.

Voting Rights

     The holders of the Class A Senior Preferred Shares will be entitled to vote as a single class with all other shareholders of Grandriver Financial. Each Class A Senior Preferred Share will be entitled to [1] vote. See "Description of Share Capital - Voting Adjustments" and "Description of the Trust Preferred Securities - Voting Rights".

Priority of Payments Pursuant to the Indenture

     The Class A Senior Notes of GrandRiver Financial will be issued pursuant to the Indenture. Pursuant to the terms of the Indenture, GrandRiver Financial shall pledge all of its assets as security for repayment of the Class A Senior Notes. Funds available to pay any distributions on the Class A Senior Preferred Shares will be subject to a priority of payments set forth in the Indenture, as described below.

     On each Payment Date other than the Final Maturity Date or a Redemption Date, Available Monies will be applied in the following order of priority:

     1. to the payment of (a) taxes and filing fees and registration fees (including, without limitation, annual return fees) owing by GrandRiver Financial and the Trust, if any, and (b) the payment of annual Rating Agency fees in accordance with the Rating Agency Agreements;

     2. up to a maximum of the greater of (i) $724,000 and (ii) the product of (x) 0.024% and (y) the Maximum Insured Par Amount under this paragraph (2) in any twelve-calendar month period to be applied (a) first, to the payment to the Trustee of any accrued and unpaid Trustee Administrative Expenses; (b) second, to the payment of accrued and unpaid Administrative Expenses (other than Trustee Administrative Expenses); (c) third, to the payment of any accrued and unpaid [Placement Agent Expense], (d) fourth, to the payment of any accrued and unpaid [Insurance Broker Expense], (e) fifth, to the payment of any accrued and unpaid legal and accounting expense, (f) sixth, to the payment of any accrued and unpaid [Portfolio Intermediary Expense], and after application of amounts under clause
          (f) and prior to the Final Maturity Date, for payment of the greater
          (i) $12,500 into the Expense Account or (ii) replenishment of the Expense Account to a balance of $50,000;

     3.   to the payment of the GRG Administrative Services Fee;

     4. to the Swap Counterparty for the payment of the Swap Payment (Priority) for such Payment Date;

     5. to the payment to any beneficiary under any Insurance Policy of any amounts due as a result of unpaid Insurance Policy Claims and to the Insured of any unpaid Termination Payments to the extent that such unpaid Insurance Policy Claims or unpaid Termination Payments exceed the remaining balance in the Principal Account;

     6. to the payment to the Class A Senior Auction Note Interest Account, the Class A Senior Auction Note Quarterly Interest Replenishment Amount;

     7. concurrently (and pro rata) to the payment to the Credit Risk Investment Advisors of the Credit Risk Investment Advisory Fees due on such Payment Date and any accrued and unpaid Credit Risk Investment Advisory Fees due on prior Payment Dates; provided that total payments under this paragraph (8) shall be subject to a cap equal to the positive difference, if any, of (A) the Class A Senior Auction Note Maximum Quarterly Replenishment Amount, less (B) the amount paid pursuant to paragraph (6) above;

     8. [to the payment to the Principal Account of an amount sufficient, after taking all current claims into account, to bring the balance of the Principal Account up to an amount equal to the remaining Aggregate Principal Balance of all securities senior to the Class A Senior Preferred Shares];



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

     9.   to pay the Class A Senior Preferred Shares Cumulative Dividend
          Amount;

     10. concurrently (and pro rata) to the payment to the Credit Risk Investment Advisors of any unpaid Credit Risk Investment Advisory Fees due on such Payment Date and not paid pursuant to paragraph (7) above; provided that total payments under this paragraph (10) shall be subject to a cap equal to the greater of (i) $425,000 and (ii) the product of (x) 0.014% and (y) the Maximum Insured Par Amount in any 12 calendar month period;

     11. to the payment to the Principal Account of an amount sufficient, after taking all current claims into account, to bring the balance of the Principal Account up to an amount equal to the sum of (i) the remaining principal balance of the Class A Senior Notes and the remaining liquidation amount of the Class A Senior Preferred Shares, and (ii) the original Class B Junior Preferred Accreted Investment Amount;

     12.  to pay the Class B Junior Preferred Shares Periodic Dividend Amount;

     13. concurrently (and pro rata) to the payment to the Credit Risk Investment Advisors of any unpaid Credit Risk Investment Advisory Fees due on such Payment Date and not paid pursuant to paragraphs
          (7) and (10) above;

     14.  to the payment of $25,000 into the Expense Account;

     15. to the Swap Counterparty for the payment of the Swap Payment (Non-Priority) for such Payment Date; and

     16. any remaining amount, after payments of amounts payable in paragraphs (1) through (15) above (the "Retained Earnings") shall be transferred to the Principal Account.

     On the Final Maturity Date or a Redemption Date, Redemption Available Monies will be applied in the following order of priority:

     1. to the payment of (a) taxes and filing fees and registration fees (including, without limitation, annual return fees) owing by GrandRiver Financial and the Trust, if any, and (b) the payment of annual Rating Agency fees in accordance with the Rating Agency Agreements;

     2. up to a maximum of the greater of (i) $724,000 and (ii) the product of (x) 0.024% and (y) the Maximum Insured Par Amount under this paragraph (2) in any twelve-calendar month period to be applied (a) first, to the payment to the Trustee of any accrued and unpaid Trustee Administrative Expenses; (b) second, to the payment of accrued and unpaid Administrative Expenses (other than Trustee Administrative Expenses); (c) third, to the payment of any accrued and unpaid [Placement Agent Expense], (d) fourth, to the payment of any accrued and unpaid [Insurance Broker Expense], (e) fifth, to the payment of any accrued and unpaid legal and accounting expense, (f) sixth, to the payment of any accrued and unpaid [Portfolio Intermediary Expense];

     3.   to the payment of the GRG Administrative Services Fee;

     4. to the Swap Counterparty for the payment of the Swap Payment (Priority) for such Payment Date;

     5. to the payment to any beneficiary under any Insurance Policy of any amounts due as a result of unpaid Insurance Policy Claims and to the Insured of any unpaid Termination Payments;

     6. to the payment to the Class A Senior Auction Note Interest Account of an amount equal to the positive difference, if any, of (A) the final interest amount payable on the Class A Senior Notes, less (B) the balance of the Class A Senior Auction Note Interest Account and to the payment of principal on the Class A Senior Notes;

     7. concurrently (and pro rata) to the payment to the Credit Risk Investment Advisors of the Credit Risk Investment Advisory Fees due on such Payment Date and any accrued and unpaid Credit Market Advisory



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

          Fees due on prior Payment Dates; provided that total payments under this paragraph (7) shall be subject to a cap equal to the positive difference, if any, of (A) the Class A Senior Auction Note Maximum Quarterly Replenishment Amount, as defined herein, less (B) the amount paid pursuant to paragraph (6) above;

     8. to pay the Class A Senior Preferred Shares Cumulative Dividend Amount and to the payment of the liquidation amount of the Class A Senior Preferred Shares;

     9. concurrently (and pro rata) to the payment to the Credit Risk Investment Advisors of any unpaid Credit Risk Investment Advisory Fees due on such Payment Date and not paid pursuant to paragraph (7) above; provided that total payments under this paragraph (11) shall be subject to a cap equal to the greater of (i) $425,000 and (ii) the product of (x) 0.014% and (y) the Maximum Insured Par Amount in any 12 calendar month period;

     10. to pay the Class B Junior Preferred Shares Periodic Dividend Interest Amount and to the payment of the of the Class B Junior Preferred Accreted Investment Amount;

     11. concurrently (and pro rata) to the payment to the Credit Risk Investment Advisors of any unpaid Credit Risk Investment Advisory Fee due on such Payment Date and not paid pursuant to paragraphs (7) and (10) above;

     12. to the payment of any unpaid fees or expenses of GrandRiver Financial, GrandRiver Guaranty or the Trust;

     13. to the Swap Counterparty for the payment of the Swap Payment (Non-Priority) for such Payment Date; and

     14. any remaining amount, after payment of the amounts payable in paragraphs (1) through (15) above, to GrandRiver Financial.

     Definitions:

     "Administrative Expenses": Amounts due or accrued with respect to any Payment Date and payable by GrandRiver Financial, GrandRiver Guaranty or the Trust to (i) the Trustee pursuant to the Indenture, (ii) the Collateral Administrator under the Collateral Administration Agreement, (iii) the Paying and Transfer Agent under the Paying and Transfer Agency Agreement, (iv) the independent accountants, agents and counsel of GrandRiver Financial, GrandRiver Guaranty or the Trust for fees and expenses (including amounts payable in connection with the preparation of tax forms and Exchange Act filings on behalf of GrandRiver Financial, GrandRiver Guaranty or the Trust and any registered office fees), (v) any other person in respect of any governmental fee, charge or tax in relation to GrandRiver Financial, GrandRiver Guaranty or the Trust (in each case as certified by an authorized officer of GrandRiver Financial), (vi) the liquidator(s) of GrandRiver Financial, GrandRiver Guaranty or the Trust for the fees and expenses of liquidating GrandRiver Financial, GrandRiver Guaranty or the Trust following the redemption of all of the Class A Senior Preferred Shares or the Trust Preferred Securities, and (vii) any other person in respect of any other fees or expenses (including indemnities) of GrandRiver Financial, GrandRiver Guaranty and the Trust; provided that Administrative Expenses shall not include (a) amounts payable in respect of the Class A Senior Notes, (b) amounts payable under the Insurance Policies, and (c) any Credit Risk Investment Advisory Fees payable pursuant to the Credit Risk Investment Advisory Agreements.

     "Available Monies": On each Payment Date other than the Final Maturity or a Redemption Date, the Balance of Eligible Investments in the Interest Account.

     "Average Insured Par Amount": (i) With respect to the first Due Period after the Closing Date, the average of the aggregate Insured Par Amount as reported on the Closing Date and on each Monthly Report during such Due Period and, (ii) with respect to each subsequent Due Period, the average of the Insured Par Amount on the first day of the related Due Period and the last day of such Due Period.

     "Balance": At any time, with respect to Cash or Eligible Investments in any account at such time, the aggregate of the (i) current balance of Cash, demand deposits, time deposits, certificates of deposit and federal funds;
(ii) principal amount of interest-bearing corporate and government securities, money market accounts, repurchase obligations and reinvestment



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

agreements; and (iii) purchase price (but not greater than the face amount) of non-interest-bearing government and corporate securities and commercial paper.

     "Business Day": Any day that is not a Saturday, Sunday or other day on which commercial banking institutions in the City of New York or in Bermuda, are authorized or obligated by law or executive order to be closed.

     "Cash": Such coin or currency of the United States as at the time shall be legal tender for payment of all public and private debts.

     "Class B Junior Preferred Shares Periodic Dividend Amount":
[_______________].

     "Class A Senior Auction Note LIBOR Replenishment Amount": With respect to a Payment Date and the Class A Senior Notes, one-fourth of the product of (x) the aggregate principal amount of the Class A Senior Notes and (y) the positive difference, if any, of (a) 30 day LIBOR for the current Payment Date and (b) 30 day LIBOR for the prior Payment Date.

     "Class A Senior Auction Note Maximum Margin": [3.26]%.

     "Class A Senior Auction Note Maximum Quarterly Replenishment Amount":
With respect to a Payment Date and the Class A Senior Notes, one-fourth of the product of (x) the aggregate principal amount of the Class A Senior Notes and
(y) the sum of (a) 30-day LIBOR and (b) the Class A Senior Auction Note Maximum Margin.

     "Class A Senior Auction Notes Quarterly Interest Replenishment Amount":
With respect to a Payment Date and the Class A Senior Notes, the sum of: (i) the amounts accrued, in accordance with the auction procedures, on the Class A Senior Notes since the last Payment Date, and (ii) the Class A Senior Auction Note LIBOR Replenishment Amount for the current Payment Date.

     "Class A Senior Preferred Shares Cumulative Interest Amount": With respect to a Payment Date and the Class A Senior Preferred Shares, the applicable Class A Senior Preferred Shares Periodic Dividend Amount with respect to such Payment Date and the applicable Class A Senior Preferred Shares Periodic Rate Shortfall Amount, if any, with respect to such Payment Date.

     "Class A Senior Preferred Shares Periodic Dividend Amount": With respect to the Class A Senior Preferred Shares and any Payment Date, the aggregate amount of interest accrued at the Applicable Periodic Rate during the related Periodic Accrual Period on the aggregate principal amount of such Class A Senior Preferred Shares on the first day of such Periodic Accrual Period (after giving effect to any payment of principal of such Class A Senior Preferred Shares on such day).

     "Class A Senior Preferred Shares Periodic Rate Shortfall Amount": With respect to the Class A Senior Preferred Shares and any Payment Date, any shortfall or shortfalls in the payment of the Periodic Dividend Amount on such Class A Senior Preferred Shares with respect to any preceding Payment Date or Payment Dates together with dividends accrued thereon at the Applicable Periodic Rate (net of all Periodic Rate Shortfall Amounts, if any, paid with respect to such Class A Senior Preferred Shares prior to such Payment Date).

     "Closing Date": [_____________], 2003.

     "Collateral Administrator": [____________].

     "Collateral Administrator Agreement": The Collateral Administrator Agreement dated as of the Closing Date between GrandRiver Financial and the Collateral Administrator.

     "Collection Accounts": The Interest Account and the Principal Account.

     "Credit Event Credit Swap": A Credit Swap (other than a hedging Credit
Swap) with respect to which a Credit Event has occurred and with respect to which the Conditions to Payment have been satisfied but the applicable Credit Swap Counterparty has not yet delivered the Deliverable Obligation against payment by the Insured.



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

     "Credit Event Insured Exposure": An Insured Exposure with respect to which the related Credit Swap is a Credit Event Credit Swap.

     "Credit Risk Investment Advisory Fee": The quarterly fee (prorated on the basis of a 360-day year and twelve 30-day months) payable in arrears on each Payment Date, equal to 0.065% per annum of the first $1 billion of the Average Insured Par Amount for the related Due Period plus 0.03% per annum of the Average Insured Par Amount for the related Due Period in excess of $1 billion.

     "Credit Risk Investment Advisory Fees": The Credit Risk Investment Advisory Fee and the Credit Risk Investment Co-Advisory Fee.

     "Credit Risk Investment Co-Advisory Fee": The quarterly fee (prorated on the basis of a 360-day year and twelve 30-day months) payable in arrears on each Payment Date, equal to 0.0217% per annum of the first $1 billion of the Average Insured Par Amount for the related Due Period plus 0.01% per annum of the Average Insured Par Amount for the related Due Period in excess of $1 billion.

     "Determination Date": With respect to any Payment Date, the third day of the month in which such Payment Date occurs; provided that if such date is not a Business Day the relevant Determination Date will be the Business Day following the third day of such month.

     "Due Period": With respect to any Payment Date, the period commencing on the day following the Determination Date for the preceding Payment Date (or commencing on the Closing Date, in the case of the Due Period relating to the first Payment Date) and ending at the close of business on the Determination Date relating to such Payment Date (or, in the case of the Due Period that is applicable to the Payment Date relating to the Final Maturity Date of the Notes, ending on the day preceding such Payment Date).

     "Eligible Investments": As described under "Business--Eligible
Investments".

     "Expense Account": An account maintained by GrandRiver Financial into which $50,000 will be deposited on the Closing Date for the purpose of paying Administrative Expenses which are paid between Payment Dates when they are due and payable during such time.

     "Final Maturity Date": [__________] [ ], 2013, or such earlier date on which the Class A Senior Notes and the Class A Senior Preferred Shares are paid in full, including in connection with a redemption, or, if such date is not a Business Day, the next following Business Day.

     "Initial Mandatory Redemption Date": [___________] [    ], 2008.

     "Insurance Broker Expense": [_________].

     "LIBOR": LIBOR as determined pursuant to the terms of the Indenture.

     "Mandatory Redemption": A redemption which occurs on the Rating Agency Mandatory Redemption Date.

     "Optional Redemption": As described under "Description of Class A Senior Preferred Shares--Optional Redemption".

     "Paying and Transfer Agent": [____________________________].

     "Paying and Transfer Agency Agreement": The agreement between GrandRiver Financial and the Paying and Transfer Agent with respect to the GRF Class A Common Shares, the GRF Class B Junior Preferred Shares and the Class A Senior Preferred Shares, as amended.

     "Placement Agent Expense": [_________].



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

     "Portfolio Intermediary Expense": [__________].

     "Redemption Available Monies": With respect to the Final Maturity Date or any Redemption Date, an amount equal to the Balance of Eligible Investments in the Collection Accounts less the sum of the aggregate Insured Par Amount of all Credit Event Insured Exposures.

     "Redemption Date": With respect to an Optional Redemption or Tax Redemption, the scheduled redemption date, and, with respect to a Mandatory Redemption, the Rating Agency Mandatory Redemption Date.

     "Senior Obligations": The Class A Senior Notes and the Class A Senior Preferred Shares.

     "Swap Counterparty": (i) [_______________] and its successors and assigns, and (ii) any counterparty substituted therefor pursuant to the terms of the Swap Documents and the Indenture.

     "Swap Counterparty Guarantor": (i) [_______________] and (ii) any counterparty guarantor substituted therefor pursuant to the terms of the Swap Documents.

     "Swap Documents": The ISDA Master Agreement between the GrandRiver Financial and the Swap Counterparty, including the schedule thereto and confirmations thereunder and the related guarantee by the Swap Counterparty Guarantor, as the same may from time to time be amended as permitted therein and herein, in each case to the extent relating to the Credit Swap.

     "Swap Netting Provision": The first paragraph of Section 2(c) of the ISDA Master Agreement between GrandRiver Financial and the Swap Counterparty. GrandRiver Financial shall ensure that such provision shall at all times be in effect under the Swap Documents.

     "Swap Payment (Incoming)": Any amount payable by the Swap Counterparty to GrandRiver Financial pursuant to the Swap Documents (including any amounts so payable in respect of a termination of the Swap, but excluding any upfront payment received from the Swap Counterparty on the Closing Date), after netting pursuant to the Swap Netting Provision.

     "Swap Payment (Non-Priority)": Any Swap Payment (Outgoing
Post-Termination) that is not a Swap Payment (Senior Outgoing
Post-Termination).

     "Swap Payment (Outgoing)": Any Swap Payment (Outgoing Pre-Termination) and Swap Payment (Outgoing Post-Termination).

     "Swap Payment (Outgoing Post-Termination)": Any amount payable by GrandRiver Financial to the Swap Counterparty as a direct result of the full or partial termination of the Credit Swap.

     "Swap Payment (Outgoing Pre-Termination)": Any amount payable by GrandRiver Financial to the Swap Counterparty pursuant to the Swap Documents (other than a Swap Payment (Outgoing Post-Termination)), after netting pursuant to the Swap Netting Provision.

     "Swap Payment (Priority)": An amount equal to, first, any Swap Payment (Senior Outgoing Post-Termination) for such Payment Date payable to the Swap Counterparty, and second, an amount equal to any Swap Payment (Outgoing Pre-Termination) for such Payment Date payable to the Swap Counterparty.

     "Swap Payment (Senior Outgoing Post-Termination)": Any Swap Payment (Outgoing Post Termination) resulting from the occurrence of (i) any event described in Section 5(a)(i) (Failure to Pay or Deliver) or Section 5(a)(vii) (Bankruptcy) of the Swap Documents with respect to GrandRiver Financial, or
(ii) any event described in Section 5(b)(i) (Illegality of the Swap Documents) with respect to either GrandRiver Financial or the Swap Counterparty.

     "Termination Payment": Any termination payment payable by GrandRiver Financial pursuant to any Insurance Policy.

     "Trustee": The Bank of New York, as trustee under the Indenture.



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

     "Trustee Administrative Expenses": With respect to any Payment Date, an amount equal to the sum of (i) one-quarter of [_____]% of the Insured Par Amount on the Determination Date relating to such Payment Date, subject to a minimum of $_________ per annum, plus (y) all other Administrative Expenses payable by GrandRiver Financial to the Trustee under the Indenture, subject to a maximum of $[______] per annum.

Subordination

     The Class A Senior Preferred Shares will rank junior to all of the Senior Indebtedness of GrandRiver Financial. Upon any payment or distribution of GrandRiver Financial's assets to creditors upon GrandRiver Financial's liquidation, dissolution, winding up, reorganization, assignment for the benefit of creditors, marshaling of assets or any bankruptcy, insolvency, debt restructuring or similar proceedings in connection with any insolvency or bankruptcy proceeding involving GrandRiver Financial, the Allocable Amounts, as defined below, in respect of the Senior Indebtedness must be paid in full before the holders of the Class A Senior Preferred Shares will be entitled to receive or retain any payment in respect thereof.

     No payments on account of dividends in respect of the Class A Senior Preferred Shares may be made if there is a default in any payment with respect to Senior Indebtedness, or an event of default exists with respect to any Senior Indebtedness that accelerates the maturity of the Senior Indebtedness, or if any judicial proceeding shall be pending with respect to the default.

Definitions:

     "Allocable Amounts": When used with respect to any Senior Indebtedness, means all amounts due or to become due on such Senior Indebtedness less, if applicable, any amount that would have been paid to, and retained by, the holders of such Senior Indebtedness (whether as a result of the receipt of payments by the holders of such Senior Indebtedness from GrandRiver Financial or any other obligor thereon or from any holders of, or trustee in respect of, other indebtedness that is subordinate and junior in right of payment to such Senior Indebtedness pursuant to any provision of such indebtedness for the payment over of amounts received on account of such indebtedness to the holders of such Senior Indebtedness or otherwise) but for the fact that such Senior Indebtedness is subordinate or junior in right of payment to (or subject to a requirement that amounts received on such Senior Indebtedness be paid over to obligees on) trade accounts payable or accrued liabilities arising in the ordinary course of business.

     "Indebtedness for money borrowed": Any of GrandRiver Financial's obligations, or any obligation guaranteed by GrandRiver Financial, to repay borrowed money, whether or not evidenced by bonds, debentures, notes or other written instruments, except that indebtedness for money borrowed does not include trade accounts payable or accrued liabilities arising in the ordinary course of business.

     "Indebtedness ranking on a parity with the Class A Senior Preferred
Shares":

     o indebtedness for money borrowed, whether outstanding on the date the Indenture is executed or created, assumed or incurred after the date that the Indenture is executed, to the extent the indebtedness for money borrowed by its terms ranks equal to and not prior or senior to the Class A Senior Preferred Shares in the right of payment upon the happening of GrandRiver Financial's dissolution, winding-up, liquidation or reorganization;

     o all other debt securities issued to any trust other than the Trust, or a trustee of such trust, partnership or other entity affiliated with us, that is a financing vehicle of GrandRiver Financial, in connection with the issuance by such vehicle of equity securities or other securities that are similar to the Trust Preferred Securities; and

     o the securing of any indebtedness otherwise constituting indebtedness ranking on a parity with the Class A Senior Preferred Shares shall not be deemed to prevent such indebtedness from constituting indebtedness ranking on a parity with the Class A Senior Preferred Shares.

     "Indebtedness ranking junior to the Class A Senior Preferred Shares": Any indebtedness for money borrowed, whether outstanding on the date the Indenture is


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executed or created, assumed or incurred after the date the Indenture is executed, to the extent the indebtedness for money borrowed by its terms ranks junior to and not equal with or prior to the Class A Senior Preferred Shares (and any other indebtedness ranking on a parity with the Class A Senior Preferred Shares) in right of payment upon the happening of GrandRiver Financial's dissolution, winding-up, liquidation or reorganization. The securing of any indebtedness otherwise constituting indebtedness ranking junior to the Class A Senior Preferred Shares shall not be deemed to prevent such indebtedness for money borrowed from constituting indebtedness ranking junior to the Class A Senior Preferred Shares.

     "Senior Indebtedness": The principal of (and premium, if any) and interest, if any, on all indebtedness for money borrowed, whether outstanding on the date the Indenture is executed or created, assumed or incurred after the date the Indenture is executed, except indebtedness ranking on a parity with the Class A Senior Preferred Shares or indebtedness ranking junior to the Class A Senior Preferred Shares, and any deferrals, renewals or extensions of the Senior Indebtedness.

     As of [o], 2003, it is anticipated Senior Indebtedness of GrandRiver Financial will aggregate approximately $[80,000,000] million consisting of the Class A Senior Notes.

     [The Indenture does not limit the aggregate amount of Senior Indebtedness or other financial obligations, including secured indebtedness, that may be issued or entered into by GrandRiver Financial and its subsidiaries.]

Optional Redemption

     GrandRiver Financial will have the right to redeem the Class A Senior Preferred Shares:

     1.   in whole or in part, from time to time, on or after [o], 2008; or

     2. at any time, in whole but not in part, upon the occurrence and continuation of a Special Event;

in either case, upon not less than 30 nor more than 60 days' notice. The redemption price will be equal to $25.00 per share, plus unpaid dividends accrued to the date of redemption.

Definitions:

     "Special Event": A Tax Event or an Investment Company Event, each as defined below.

     "Tax Event": The Trust will have received an opinion of nationally recognized independent tax counsel experienced in those matters that, as a result of:

     1. any amendment to, or change, including any announced prospective change, in, the laws or any regulations thereunder of the United States or any political subdivision or taxing authority of or in the United States; or

     2. any official administrative pronouncement or judicial decision interpreting or applying those laws or regulations,

which amendment or change is effective or the pronouncement or decision is announced on or after the date of original issuance of the Class A Senior Preferred Shares, there is more than an insubstantial risk that:

     1. the Trust is, or will be within 90 days of the date of the opinion, subject to United States federal income tax with respect to income received or accrued on the Class A Senior Preferred Shares; or

     2. the Trust is, or will be within 90 days of the date of the opinion, subject to more than a de minimis amount of other taxes, duties or other governmental charges.

     "Investment Company Event": The receipt by the Trust of an opinion of a nationally recognized independent counsel experienced in those matters that, as a result of the occurrence of a change in law or regulation or a change, including any announced prospective change, in interpretation or application of law or regulation by any legislative body, court, governmental agency or regulatory authority, there is more than an insubstantial risk that the Trust is or will be considered an



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

"investment company" that is required to be registered under the Investment Company Act, which change or prospective change becomes effective or would become effective, as the case may be, on or after the date of original issuance of the Class A Senior Preferred Shares.

Mandatory Redemption

     GrandRiver Financial is required to redeem the Class A Senior Preferred Shares in whole at a price of $25.00 per share, plus unpaid dividends accrued to the date of redemption on the Rating Agency Mandatory Redemption Date. The "Rating Agency Mandatory Redemption Date" will initially be [___________], 2008; however, the Rating Agency Mandatory Redemption Date may be extended by GrandRiver Financial to a later date if GrandRiver Financial obtains confirmation from the Rating Agencies that the ratings of each of (i) the Class A Senior Preferred Shares and (ii) the Trust Preferred Securities will be at least A1 by Moody's and at least A+ by Standard & Poor's if the Rating Agency Mandatory Redemption Date of the Trust Preferred Securities is extended to the date requested by GrandRiver Financial.

     GrandRiver Financial will also be required to redeem the Class A Senior Preferred Shares in the event of an Early Special Redemption as described in "Business--Entering into Insurance Policy, Early Special Redemption".

Miscellaneous

     The Declaration provides that GrandRiver Financial will pay all fees and expenses related to:

     1. the issuance and sale of the Trust Securities and the Class A Senior Preferred Shares;

     2. the organization, maintenance and dissolution of the Trust;

     3. the retention of the regular trustees; and

     4. the enforcement by the institutional trustee of the rights of the holders of the Trust Preferred Securities.

            DESCRIPTION OF THE TRUST PREFERRED SECURITIES GUARANTEE

     Set forth below is a summary of the material terms and provisions of the Guarantee. This summary is not intended to be complete and is qualified by the Guarantee, the form of which is filed as an exhibit to the registration statement which contains this prospectus, and the Trust Indenture Act.

General

     Pursuant to and to the extent set forth in the Guarantee, GrandRiver Financial will irrevocably and unconditionally agree to pay in full to the holders of the Trust Preferred Securities, except to the extent paid by the Trust, as and when due, regardless of any defense, right of set-off or counterclaim which the Trust may have or assert, the following payments, which are referred to as "Guarantee Payments" without duplication:

     o any unpaid distributions that are required to be paid on the Trust Preferred Securities, to the extent the Trust has funds available for distributions;

     o the redemption price, plus all unpaid distributions, to the extent the Trust has funds avilable for redemption relating to any Trust Preferred Securities called for redemption by the Trust; and

     o upon a dissolution of the Trust, other than in connection with the distribution of Class A Senior Preferred Shares to the holders of Trust Preferred Securities or the redemption of all of the Trust Preferred Securities, the lesser of:

          1. the aggregate of the liquidation amount and all unpaid distributions on the Trust Preferred Securities to the date of payment; or



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

          2. the amount of assets of the Trust remaining for distribution to holders of the Trust Preferred Securities in liquidation of the Trust.

     The redemption price and liquidation amount is $25.00 per Trust Preferred Security.

     GrandRiver Financial's obligation to make a guarantee payment may be satisfied by direct payment of the required amounts by GrandRiver Financial to the holders of Trust Preferred Securities or by causing the Trust to pay those amounts to those holders.

     The Guarantee will not apply to any payment of distributions except to the extent the Trust has funds available for those payments. If GrandRiver Financial does not make dividend payments on the Class A Senior Preferred Shares, the Trust will not have funds available for pay distributions on the Trust Preferred Securities.

Certain Covenants of GrandRiver Financial

     In the Guarantee, GrandRiver Financial will covenant that, so long as any Trust Preferred Securities remain outstanding, if any event occurs that would constitute an event of default under the Guarantee or the Declaration, or if GrandRiver Financial has deferred dividend payments on the Class A Senior Preferred Shares by extending the Dividend Payment Period and that period or extension of that period is continuing, then GrandRiver Financial will not:

     o declare or pay any dividend on, make any distributions relating to, or redeem, purchase, acquire or make a liquidation payment relating to, any of its capital stock that rank equally with or junior to the Class A Senior Preferred Shares or make any guarantee payment with respect thereto other than:

          o repurchases, redemptions or other acquisitions of shares of capital stock of GrandRiver Financial in connection with any employee benefit plans or any other contractual obligation of GrandRiver Financial;

          o as a result of an exchange or conversion of any class or series of GrandRiver Financial's capital stock for any other class of GrandRiver Financial's capital stock; or

          o the purchase of fractional interests in shares of GrandRiver Financial's capital stock pursuant to the conversion or exchange provisions of that GrandRiver Financial capital stock or the security being converted or exchanged.

     o    make any Guarantee Payments with respect to the foregoing.

Modification; Assignment

     The Guarantee may be amended only with the prior approval of the holders of a majority in aggregate liquidation amount of the Trust Preferred Securities. No vote will be required, however, for any changes that do not adversely affect in any material way the rights of holders of Trust Preferred Securities. All guarantees and agreements contained in the Guarantee will bind the successors, assignees, receivers, trustees and representatives of GrandRiver Financial and will be for the benefit of the holders of the Trust Preferred Securities then outstanding.

Termination

     The Guarantee will terminate upon full payment of the redemption price of all Trust Preferred Securities, upon distribution of the Class A Senior Preferred Shares to the holders of the Trust Preferred Securities or upon full payment of the amounts payable in accordance with the Declaration upon liquidation of the Trust. The Guarantee will continue to be effective or will be reinstated, as the case may be, if at any time any holder of Trust Preferred Securities must restore payment of any sums paid under the Trust Preferred Securities or the related Guarantee.



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Events of Default

     An event of default under the Guarantee will occur upon the failure of GrandRiver Financial to perform any of its payment or other obligations under the Guarantee.

     The holders of a majority in aggregate liquidation amount of the Trust Preferred Securities have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Guarantee Trustee in respect of the Guarantee or to direct the exercise of any trust or power conferred upon the Guarantee Trustee under the Guarantee. Any holder of Trust Preferred Securities may institute a legal proceeding directly against GrandRiver Guaranty to enforce the Guarantee Trustee's rights and the obligations of GrandRiver Financial under the Guarantee, without first instituting a legal proceeding against the Trust, the Guarantee Trustee or any other person or entity.

Status

     The Guarantee will constitute unsecured obligations of GrandRiver Financial and will rank:

     1. junior to all of GrandRiver Financial's other liabilities, except those liabilities made equal with or junior to the Guarantee by their terms;

     2. equally with GrandRiver Financial's Class A Senior Preferred Shares (and any other senior preferred stock issued in the future by it) and any guarantee of GrandRiver Financial in respect of any capital securities issued in the future issued by it; and

     3. senior to GrandRiver Financial's Class B Junior Preferred Shares (and any other junior preferred stock issued in the future by it) and the GRF Class A Common Shares (and any other common stock issued in the future by it).

     The terms of the Trust Preferred Securities provide that each holder of Trust Preferred Securities by acceptance of those securities agrees to the subordination provisions and other terms of the Guarantee.

     The Guarantee will constitute a guarantee of payment and not of collection. This means that the guaranteed party may sue the guarantor to enforce its rights under the Guarantee without suing any other person or entity.

Information Concerning the Guarantee Trustee

     Prior to the occurrence of an event of default relating to the Guarantee, the Guarantee Trustee undertakes to perform only those duties as are specifically set forth in the Guarantee. After an event of default, the Guarantee Trustee will exercise the same degree of care as a prudent individual would exercise in the conduct of his or her own affairs. Provided that the foregoing requirements have been met, the Guarantee Trustee is under no obligation to exercise any of the powers vested in it by the Guarantee at the request of any holder of Trust Preferred Securities, unless offered indemnity reasonably satisfactory to it against the costs, expenses and liabilities which might be incurred thereby.

     GrandRiver Guaranty or its affiliates may maintain certain accounts and other banking relationships with the Guarantee Trustee and its affiliates in the ordinary course of business.

Governing Law

     The Guarantee will be governed by, and construed in accordance with, the laws of the State of New York.

          EFFECT OF OBLIGATIONS UNDER THE TRUST PREFERRED SECURITIES,
             THE GUARANTEE AND THE CLASS A SENIOR PREFERRED SHARES

     As set forth in the Declaration, the sole purpose of the Trust is to issue and sell the Trust Securities and to invest the proceeds from that issuance and sale in the Class A Senior Preferred Shares.



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

     As long as payments of dividends and other payments are made when due on the Class A Senior Preferred Shares, those payments will be sufficient to cover the distributions and other payments due on the Trust Preferred Securities. This is due to the following factors:

     1. the aggregate outstanding amount of Class A Senior Preferred Shares will be equal to the sum of the aggregate liquidation amount of the Trust Preferred Securities;

     2. the dividend and other payment dates on the Class A Senior Preferred Shares will match the distribution rate and distributions and other payment dates for the Trust Preferred Securities;

     3. [under the Indenture, GrandRiver Financial will pay, and the Trust will not be obligated to pay, directly or indirectly, all costs, expenses, debts and obligations of the Trust, other than those relating to the Trust Securities]; and

     4. the Declaration further provides that the GrandRiver Financial trustees may not cause or permit the Trust to engage in any activity that is not consistent with its stated purposes.

     The Guarantee and the Declaration when taken together with GrandRiver Financial's obligations under the Class A Senior Preferred Shares, will provide a full and unconditional guarantee on a subordinated basis of distributions, redemption payments and liquidation payments on the Trust Preferred Securities. If GrandRiver Financial does not make payments on the Class A Senior Preferred Shares, the Trust will not have sufficient funds to make the related payments, including distributions, on the Trust Preferred Securities. The Guarantee does not apply to any payment unless the Trust has sufficient funds for that payment from GrandRiver Financial.

     The Declaration allows the holders of the Trust Preferred Securities to direct the Institutional Trustee to enforce its rights under the Class A Senior Preferred Shares. If the Institutional Trustee fails to enforce these rights, any holder of Trust Preferred Securities may, to the fullest extent permitted by law, directly sue GrandRiver Financial to enforce these rights without first suing the Institutional Trustee or any other person or entity. See "Description of the Trust Preferred Securities--Voting Rights" and "--Book-Entry Only Issuance--The Depository Trust Company". Despite the foregoing, a holder of Trust Preferred Securities may institute a Direct Action against GrandRiver Financial if a Declaration event of default has occurred and is continuing and that event is attributable to the failure of GrandRiver Financial to pay the redemption price of the Class A Senior Preferred Shares on the date the redemption price is otherwise payable. A Direct Action may be brought against GrandRiver Financial without first (1) directing the Institutional Trustee to enforce the terms of the Class A Senior Preferred Shares or (2) suing GrandRiver Financial to enforce the Institutional Trustee's rights under the Class A Senior Preferred Shares. In connection with that Direct Action, GrandRiver Financial, as holder of the Trust Common Securities, will be subrogated to the rights of the holder of Trust Preferred Securities under the Declaration to the extent of any payment made by GrandRiver Financial to that holder of Trust Preferred Securities but only after that holder has received full payment in respect of its Trust Preferred Securities.

     GrandRiver Financial acknowledges that the Guarantee Trustee will enforce the Guarantee on behalf of the holders of the Trust Preferred Securities. If GrandRiver Financial fails to make payments under the Guarantee, the Guarantee allows the holders of the Trust Preferred Securities to direct the Guarantee Trustee to enforce its rights thereunder. If the Guarantee Trustee fails to enforce the Guarantee, any holder of Trust Preferred Securities may directly sue GrandRiver Financial to enforce the Guarantee Trustee's rights under the Guarantee. The holder need not first sue the Trust, the Guarantee Trustee, or any other person or entity.

     GrandRiver Financial and the Trust believe that the above mechanisms and obligations, taken together, are equivalent to a full and unconditional guarantee by GrandRiver Financial of payments due in respect of the Trust Preferred Securities.

                         DESCRIPTION OF SHARE CAPITAL

     The following summary of our bye-laws is qualified in its entirety by the provisions of such bye-laws, a copy of which has been filed as an exhibit to the registration statement of which this prospectus is a part. All references in this section to "bye-laws" are intended to refer to the amended and restated bye-laws of GrandRiver Financial.



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     GrandRiver Financial has authorized share capital of [30,000,000] Class A
Common Shares, par value $0.01 per share, [_____] Class B Common Shares, par value $0.01 per share, [5,000,000] Class B Junior Preferred Shares, par value $0.01 per share, 20,000,000 Class A Senior Preferred Shares, par value $0.01 per share, of which [0] Class A Common Shares, 0 Class B Common Shares, 0
Class A Senior Preferred Shares and [0] Class B Junior Preferred Shares were outstanding as of the date of this prospectus. Immediately after completion of this offering and the concurrent private offering of the Class B Junior Preferred Shares and Class A Common Shares, 14,000,000 Class A Common Shares,
0 Class B Common Shares, 4,000,000 Class A Senior Preferred Shares and [1,000,000] Class B Junior Preferred Shares will be outstanding.

     The following summary of our share capital is qualified in its entirety by reference to the memorandum of association and the bye-laws of GrandRiver Financial.

     BMA consent is required for the issue and subsequent transfer of any shares of GrandRiver Financial. Unless otherwise indicated BMA consent has been obtained to each of the issuances detailed below and in relation to the issuance of the Class A Senior Preferred Shares. See "Description of Class A Senior Preferred Shares".

Class A Common Shares

     Concurrently with this offering, GrandRiver Financial will issue $[14,000,000] of its Class A Common Shares, all of which will be purchased by GrandRiver Guaranty. In general, subject to the adjustments regarding voting set forth in "--Voting Adjustments" below, holders of our Class A Common Shares have [.02114] vote for each Class A Common Share held by them and are entitled to vote, on a non-cumulative basis, at all meetings of shareholders. Holders of Class A Common Shares will vote as a single class with all other classes of shareholders entitled to vote. Holders of Class A Common Shares are entitled to receive dividends as may be lawfully declared from time to time by our board of directors. Pursuant to the terms of the Indenture, no dividend may be declared on the Class A Common Shares until [____________], 2008. [Holders of Class A Common Shares have no preemptive, redemption, conversion or sinking fund rights.] In the event of the liquidation, dissolution or winding-up of GrandRiver Financial, the holders of our Class A Common Shares are entitled to share equally and ratably in the assets of GrandRiver Financial, if any remain after the payment of all our debts and liabilities and the liquidation preference of any outstanding preferred shares.

Class B Common Shares

     Under our bye-laws, we have authorized [________] Class B Common Shares, par value $0.01 per share, the rights and preferences of which are undesignated. Without further action of our shareholders, our board of directors may fix the relative rights, preferences and limitations of such Class B Common Shares. Such determination may include fixing the dividend rates and payment dates, the extent of voting rights, if any, the terms and prices of redemption, the amount payable thereon in the event of liquidation, sinking fund provisions, and the terms and conditions on which shares may be converted if the shares are to be issued with the privilege of conversion.

Class A Senior Preferred Shares

     See "Description of Class A Senior Preferred Shares".

Class B Junior Preferred Shares

     Concurrently with this offering, GrandRiver Financial will issue $[25,000,000] Class B Junior Preferred Shares, all of which will be purchased by GrandRiver Guaranty.

     The holders of the Class B Junior Preferred Shares will have no preemptive rights with respect to any of the common shares of GrandRiver Financial or any other securities convertible into or carrying rights or options to purchase such shares. The Class B Junior Preferred Shares will not be subject to any sinking fund or other obligation of GrandRiver Financial to redeem or retire the Class B Junior Preferred Shares. Unless redeemed by GrandRiver Financial, the Class B Junior Preferred Shares will have a perpetual term with no maturity. As of the date of this prospectus, other than the Class A Senior Preferred Shares, GrandRiver Financial has not issued shares which are senior to or in parity with respect to dividends and distribution of assets in liquidation with the Class B Junior Preferred Shares.



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     Dividends. Holders of the Class B Junior Preferred Shares will be entitled to receive a cash dividend and an accreting dividend. Holders of Class B Junior Preferred Shares are entitled to receive, when, as and if declared by our board of directors out of funds legally available for the payment of dividends in accordance with the priority of payment described in "Business--Priority of Payments", preferential cash dividends in an amount per share equal to LIBOR plus [ ]% of the liquidation preference per annum. Such dividends are payable quarterly, when, as and if declared by our board of directors. Accreting dividends on the Class B Junior Preferred Shares will be based on the Class B Junior Preferred Accreted Investment Amount. On each payment date, the Class B Junior Preferred Accreted Investment Amount will be increased by the amount of dividends accreted thereon during the immediately preceding Periodic Dividend Accrual Period. On each payment date, the Class B Junior Preferred Accreted Investment Amount will be reduced by an amount equal to the amount of any payments made with respect thereto on such payment date.

     Accreting dividends will accrete on the Class B Junior Preferred Accreted Investment Amount at a rate per annum equal to LIBOR plus [_]% (the "Class B Junior Preferred Accretion Rate"). After [____], 2008, the Class B Junior Preferred Accretion Rate will equal LIBOR plus [_]%. On a payment date, the accreted dividends on the Class B Junior Preferred Accreted Investment Amount will not be paid in cash. Instead, such dividends will be added to the Class B Junior Preferred Accreted Investment Amount on such payment date. The Class B Junior Preferred Accreted Investment Amount will initially be $[25] million.

Definitions:

     "Class B Junior Preferred Accreted Investment Amount": (a) on any payment date, the Class B Junior Preferred Initial Accreted Amount, increased by an amount equal to the sum of all Class B Junior Preferred Current Accretion Amounts added thereto with respect to each payment date to and including such payment date, and reduced by any payments of the Class B Junior Preferred Accreted Investment Amount made on any payment date to and including such payment date; and (b) on any determination date other than a payment date, the Class B Junior Preferred Accreted Investment Amount as of the close of business on the immediately preceding payment date (or, in the case of a determination date prior to the initial payment date, the Class B Junior Preferred Initial Accreted Amount), increased by an amount equal to dividends thereon at the Class B Junior Preferred Accretion Rate accrued from and including the immediately preceding payment date (or, in the case of the determination date prior to the initial payment date, the closing date) to but excluding such determination date.

     "Class B Junior Preferred Current Accretion Amount": For any payment date, the amount equal to the dividends deemed to have accrued on the Class B Junior Preferred Accreted Investment Amount as of such payment date during the Periodic Interest Accrual Period immediately preceding such payment date at the Class B Junior Preferred Accretion Rate.

     "Periodic Interest Accrual Period": With respect to any payment date, the period commencing on the prior payment date (or the closing date on which the Class B Junior Preferred Shares were issued in the case of the initial payment date) and ending on the day preceding such payment date.

     Liquidation. Upon any voluntary liquidation, dissolution or winding-up of the affairs of GrandRiver Financial, the holders of the Class B Junior Preferred Shares will be entitled to receive from the assets of GrandRiver Financial legally available for distributions to shareholders the Class B Junior Preferred Shares Accreted Investment Amount per share, before any distribution is made to holders of common shares of GrandRiver Financial.

     Redemption. The Class B Junior Preferred Shares are generally not redeemable prior to [____], 2005. On or after such date, GrandRiver Financial may redeem the Class B Junior Preferred Shares for a cash redemption price of the Class B Junior Preferred Shares Accreted Investment Amount per share.

     Voting Rights. The holders of the Class B Junior Preferred Shares will be entitled to vote as a single class with all other shareholders of GrandRiver Financial. Each share of Class B Junior Preferred Shares will be entitled to [.14798] votes.

Voting Adjustments

     In general, and except as provided below, shareholders have [.02114] votes for each Class A Common Share, [.14798] votes for each GRF Class B Junior Preferred Share and [1] vote for each Class A Senior Preferred Share held by them and are entitled to vote, on a non-cumulative basis, at all meetings of shareholders. If, and so long as, the "controlled



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shares" (as defined below) of any person would otherwise represent more than
9.9% of the voting power (including voting rights by virtue of holding the Trust Preferred Securities) of all of the shares entitled to vote generally at a meeting of shareholders, then the votes conferred by the shares of such person's "control group" (as defined below) shall be reduced by whatever amount is necessary so that after any such reduction the votes conferred by the controlled shares of such person shall not exceed such 9.9% limitation. The reduction in votes is generally to be applied proportionately among all shareholders who are members of the first shareholder's "control group". "Controlled shares" in reference to any person means all shares of the capital of GrandRiver Financial that a person is deemed to own directly, indirectly (within the meaning of Section 958(a) of the Code) or, in the case of a United States person (as defined in our bye-laws), constructively (within the meaning of Section 958(b) of the Code). "Control group" means, with respect to any person, all shares directly owned by such person and all shares directly owned by each other shareholder any of whose shares are included in the controlled shares of such person.

     In addition, if, and so long as, the shares held directly by any "related group" would otherwise exceed the 9.9% limitation, then the votes conferred by the shares held directly by members of such "related group" shall be reduced by whatever amount is necessary so that after any such reduction the votes conferred by the shares held directly by such related group shall not exceed the 9.9% limitation. The reduction in votes is generally to be applied proportionately among all directly held shares of such related group. "Related group" means a group of shareholders that are investment vehicles and are under common control or management.

     For purposes of applying these provisions, shareholders will be entitled to direct that our board (i) treat them (and certain affiliates) as United States persons, and/or (ii) treat them (and certain related shareholders) as one person for purposes of determining a shareholder's control group.

     The amount of any reduction of votes that occurs by operation of the above limitations will generally be allocated proportionately among all other shareholders of GrandRiver Financial. Consequently, under these provisions certain shareholders may have their voting rights limited to less than [.02114] votes per Class A Common Share, [.14798] votes per GRF Class B Junior Preferred Share and [1] vote per Class A Senior Preferred Share, as applicable, while other shareholders may have voting rights in excess of [.02114] votes per Class A Common Share, [.14798] votes per GRF Class B Junior Preferred Share and [1] vote per Class A Senior Preferred Share, as applicable.

     In addition, the board of GrandRiver Financial may adjust a shareholder's voting rights (including voting rights by virtue of holding the Trust Preferred Securities) to the extent that such board reasonably determines in good faith that it is necessary to do so to avoid adverse tax consequences or materially adverse legal or regulatory treatment to us, any subsidiary or any shareholder or its affiliates. This adjustment may result in a shareholder having voting rights in excess of [.02114] votes per Class A Common Share, [.14798] votes per GRF Class B Junior Preferred Share and [1] vote per Class A Senior Preferred Share, as applicable. Therefore, a shareholder's voting rights (including voting rights by virtue of holding the Trust Preferred Securities) might increase above 5% of the aggregate voting power of the outstanding shares of the capital of GrandRiver Financial, thereby possibly resulting in the shareholder becoming a reporting person subject to Schedule 13D or 13G filing requirements under the Exchange Act. In addition, the reallocation of your votes could result in you becoming subject to filing requirements under Section 16 of the Exchange Act.

     We also have the authority under our bye-laws to request information from any shareholder for the purpose of determining whether a shareholder's voting rights are to be reallocated pursuant to the bye-laws. If, after a reasonable cure period, a shareholder fails to respond to our request for information or submits incomplete or inaccurate information in response to a request by us, GrandRiver Financial, in its reasonable discretion, may reduce or eliminate the shareholder's voting rights.

Bye-Laws

     In addition to the provisions of the bye-laws described above under "--Voting Adjustments", the following summarizes some of the other important provisions of the bye-laws of GrandRiver Financial.

     Board of Directors and Corporate Action. The bye-laws of GrandRiver Financial provide that the board of directors shall consist of not less than [two] nor more than [twenty] directors, as determined by the shareholders at an annual general meeting of the shareholders. See "Management - Directors and Executive Officers". The initial term of the directors shall be five to seven years. After the initial terms of the directors, the term of each director elected shall be three years, with



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termination staggered according to class, until the next annual general meeting of the shareholders. Directors may only be removed prior to the expiration of such director's term at a special meeting of shareholders called for that purpose provided that a notice of any such meeting shall be served on the Director concerned not less than fourteen days before the meeting and he shall be entitled to be heard at such meeting. The appointment or removal of a director requires the simple majority of votes cast, in person or by proxy, at the general meeting at which the proposal is put forth.

     A special general meeting of shareholders may be convened by board of directors or the President of GrandRiver Financial. Pursuant to the Companies Act a special general meeting of shareholders may also be convened at the request of shareholders holding at the date of the deposit of the request not less than 10% of the paid up voting share capital of a company.

     Generally, the affirmative vote of a majority of the directors present at any meeting at which a quorum is present shall be required to authorize corporate action. Corporate action may also be taken by a unanimous written resolution of the board of directors without a meeting. Unless otherwise fixed at a different number, a majority of the directors in office shall constitute a quorum, but in no event may a quorum consist of less than two directors.

     Shareholder Action. At any general meeting, four or more persons present in person or by proxy and representing more than 50% of our shareholders' aggregate voting power shall constitute a quorum for the transaction of business. In general, any action that we may take by resolution in a general meeting may, without a meeting, be taken by a resolution in writing signed by all of the shareholders entitled to attend such meeting and vote on the resolution. In general, any question proposed for the consideration of the shareholders at any general meeting shall be decided by the affirmative votes of a majority of the votes cast in accordance with the bye-laws.

     Acquisition of Shares. GrandRiver Financial's bye-laws provide that we have the option, but not the obligation, to require a shareholder to sell its preferred shares (including beneficial ownership of preferred shares by virtue of ownership of the Trust Preferred Securities) or common shares for their fair market value to us, to other shareholders or to third parties if we determine, based on the written advice of legal counsel, that failure to exercise our option would result in adverse tax consequences to us or certain United States persons as to which the shares held by such shareholder constitute controlled shares. Our right to require a shareholder to sell its preferred shares (including beneficial ownership of preferred shares by virtue of ownership of the Trust Preferred Securities) or common shares to us will be limited to the purchase of a number of preferred shares or common shares that will permit avoidance of those adverse tax consequences.

     Transfer Restrictions. GrandRiver Financial's directors may decline to register the transfer of any preferred shares (including beneficial ownership of preferred shares by virtue of ownership of the Trust Preferred Securities) or common shares if the transfer is in favor of five persons or more jointly, the shares have not been fully paid or the transferor fails to comply with all applicable laws and regulations governing the transfer. No shareholder may transfer any non-publicly traded preferred shares or common shares unless the transfer is approved by a majority of either the board of directors or the appropriately delegated committee, and the transferring shareholder complies with various other requirements, including providing the directors 30 days' written notice, obtaining a letter certifying that the transfer may be effected without registration and that the transferee will adhere to all applicable laws and rules. Unless such a transfer will result in adverse tax consequences to GrandRiver Financial, its subsidiaries or certain of its shareholders, the directors may not unreasonably withhold their consent to any transfer.

     Tax Liability Resulting from Acts of Shareholders. The bye-laws of GrandRiver Financial provide certain protections against adverse tax consequences to us resulting from laws that apply to our shareholders. If a shareholder's death or non-payment of any tax or duty payable by the shareholder, or any other act or thing involving the shareholder, causes any adverse tax consequences to us, (i) the shareholder or its executor or administrator is required to indemnify us against any tax liability that we incur as a result, (ii) we will have a lien on any dividends or any other distributions payable to the shareholder by us to the extent of the tax liability, and (iii) if any amounts not covered by our lien on dividends and distributions are owed to us by the shareholder as a result of our tax liability, we have the right to refuse to register any transfer of the shareholder's shares.

Anti-Takeover Provisions

     GrandRiver Financial's bye-laws contain provisions that may entrench directors and make it more difficult for shareholders to replace directors even if the shareholders consider it beneficial to do so. In addition, these provisions could



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delay or prevent a change of control that a shareholder might consider favorable. For example, these provisions may prevent a shareholder from receiving the benefit from any premium over the market price of our ordinary shares offered by a bidder in a potential takeover. Even in the absence of an attempt to effect a change in management or a takeover attempt, these provisions may adversely affect the prevailing market price of our preferred shares or common shares if they are viewed as discouraging changes in management and takeover attempts in the future.

     For example, the bye-laws of GrandRiver Financial contain the following provisions that could have such an effect:

     o our directors have initial terms of five to seven years and following the expiration of the initial term, election of our directors will be staggered, meaning that the members of only one of three classes of our directors are selected each year;

     o the total voting power of any shareholder owning more than 9.9% of our shares will be reduced to 9.9% of the total voting power of our shares;

     o our directors may, in their discretion, decline to record the transfer of any shares on our share register, unless the instrument of transfer is in favor of less than five persons jointly or if they are not satisfied that all required regulation approvals for such transfer have been obtained; and

     o we have the option, but not the obligation, to require a shareholder to sell the shareholder's shares to us, to another shareholder or to third parties at fair market value if we determine, based on the advice of legal counsel, that failure to exercise such option would result in adverse tax consequences to us or certain United States persons as to which the shares held by such shareholder constitute controlled shares.

Differences In Corporate Law

     You should be aware that the Companies Act, which applies to us, differs in certain material respects from laws generally applicable to United States corporations and their shareholders. In order to highlight these differences, set forth below is a summary of certain significant provisions of the Companies Act (including modifications adopted pursuant to our bye-laws) applicable to us which differ in certain respects from provisions of the State of Delaware corporate law. Because the following statements are summaries, they do not address all aspects of Bermuda law that may be relevant to us and our shareholders.

     Duties of Directors. Under Bermuda law, at common law, members of a board of directors owe a fiduciary due to the company to act in good faith in their dealings with or on behalf of the company and exercise their powers and fulfill the duties of their office honestly. This duty has the following essential elements:

     o    a duty to act in good faith in the best interests of the company;

     o a duty not to make a personal profit from opportunities that arise from the office of director;

     o    a duty to avoid conflicts of interest; and

     o a duty to exercise powers for the purpose for which such powers were intended.

        The Companies Act imposes a duty on directors and officers of a Bermuda company:

     o to act honestly and in good faith with a view to the best interests of the company; and

     o to exercise the care, diligence and skill that a reasonably prudent person would exercise in comparable circumstances.

     In addition, the Companies Act imposes various duties on officers of a company with respect to certain matters of management and administration of the company.



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     The Companies Act provides that in any proceedings for negligence, default, breach of duty or breach of trust against any officer, if it appears to a court that such officer is or may be liable in respect of the negligence, default, breach of duty or breach of trust, but that he has acted honestly and reasonably, and that, having regard to all the circumstances of the case, including those connected with his appointment, he ought fairly to be excused for the negligence, default, breach of duty or breach of trust, that court may relieve him, either wholly or partly, from any liability on such terms as the court may think fit. This provision has been interpreted to apply only to actions brought by or on behalf of the company against such officers. GrandRiver Financial's bye-laws, however, provide that shareholders waive all claims or rights of action that they might have, individually or in the right of GrandRiver Financial, against any director or officer of GrandRiver Financial for any act or failure to act in the performance of such director's or officer's duties, except this waiver does not extend to any claims or rights of action that would render the waiver void pursuant to the Companies Act, that arise out of fraud or dishonesty on the part of such director or officer or with respect to the recovery of any gain, personal profit or advantage to which the officer or director is not legally entitled.

     Under Delaware law, the business and affairs of a corporation are managed by or under the direction of its board of directors. In exercising their powers, directors are charged with a fiduciary duty of care to protect the interests of the corporation and a fiduciary duty of loyalty to act in the best interests of its stockholders.

     The duty of care requires that directors act in an informed and deliberative manner and inform themselves, prior to making a business decision, of all material information reasonably available to them. The duty of care also requires that directors exercise care in overseeing and investigating the conduct of corporate employees. The duty of loyalty may be summarized as the duty to act in good faith, not out of self-interest, and in a manner which the director reasonably believes to be in the best interests of the stockholders.

     A party challenging the propriety of a decision of a board of directors bears the burden of rebutting the applicability of the presumptions afforded to directors by the "business judgment rule". If the presumption is not rebutted, the business judgment rule attaches to protect the directors and their decisions, and their business judgments will not be second guessed. Where, however, the presumption is rebutted, the directors bear the burden of demonstrating the entire fairness of the relevant transaction. Notwithstanding the foregoing, Delaware courts subject directors' conduct to enhanced scrutiny in respect of defensive actions taken in response to a threat to corporate control and approval of a transaction resulting in a sale of control of the corporation.

     Interested Directors. Under Bermuda law and GrandRiver Financial's bye-laws, any transaction entered into by us in which a director has an interest is not voidable by us nor can such director be accountable to us for any benefit realized pursuant to such transaction provided the nature of the interest is disclosed at the first opportunity at a meeting of directors, or in writing to the directors. In addition, GrandRiver Financial's bye-laws allow a director to be taken into account in determining whether a quorum is present and to vote on a transaction in which he has an interest, but the resolution will fail unless it is approved by a majority of the disinterested directors voting on the resolution. Under Delaware law, such transaction would not be voidable if (1) the material facts as to such interested director's relationship or interests are disclosed or are known to the board of directors and the board in good faith authorizes the transaction by the affirmative vote of a majority of the disinterested directors, (2) such material facts are disclosed or are known to the stockholders entitled to vote on such transaction and the transaction is specifically approved in good faith by vote of the majority of shares entitled to vote thereon or (3) the transaction is fair as to the corporation as of the time it is authorized, approved or ratified. Under Delaware law, such interested director could be held liable for a transaction in which such director derived an improper personal benefit.

     Voting Rights and Quorum Requirements. Under Bermuda law, the voting rights of our shareholders are regulated by our bye-laws and, in certain circumstances, the Companies Act. Under the bye-laws of GrandRiver Financial, at any general meeting, four or more persons present in person or by proxy and representing more than 50% of our shareholders' aggregate voting power shall constitute a quorum for the transaction of business. In general, any action that we may take by resolution in a general meeting may, without a meeting, be taken by a resolution in writing signed by all of the shareholders entitled to attend such meeting and vote on the resolution. In general, any question proposed for the consideration of the shareholders at any general meeting shall be decided by the affirmative votes of a majority of the votes cast in accordance with the bye-laws. However, the bye-laws may only be rescinded, altered or amended, upon approval by a resolution of GrandRiver Financial's board of directors and by [75]% of votes cast by its shareholders.



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     Any individual who is a shareholder of GrandRiver Financial and who is present at a meeting may vote in person, as may any corporate shareholder which is present by a duly authorized representative. Our bye-laws also permit votes by proxy, provided the instrument appointing the proxy, together with evidence of its due execution, is satisfactory to our board of directors.

     In order to avoid adverse tax consequences to us and our shareholders, the bye-laws of GrandRiver Financial provide generally that any shareholder owning, directly, indirectly or, in the case of any United States person by attribution, more than 9.9% of our preferred shares (including beneficial ownership of preferred shares by virtue of ownership of the Trust Preferred Securities) or common shares will have the voting rights attached to such preferred shares or common shares reduced so that it may not exercise more than 9.9% of the total voting rights. The reduction in votes is generally to be applied proportionately among all shareholders who are members of the first shareholder's "control group". A "control group" means, with respect to any person, all shares directly owned by such person and all shares directly owned by each other shareholder any of whose shares are included in the controlled shares of such person. "Controlled shares" means all ordinary shares that a person is deemed to own directly, indirectly (within the meaning of Section 958(a) of the Code), or, in the case of a United States person, constructively (within the meaning of Section 958(b) of the Code). A similar limitation is to be applied to shares held directly by members of a "related group". A "related group" means a group of shareholders that are investment vehicles and are under common control and management. Any reduction in votes is generally allocated proportionately among members of the shareholder's "control group" or "related group", as the case may be. The amount of any reduction of votes that occurs by operation of the above limitations will generally be reallocated proportionately among all other shareholders of GrandRiver Financial who were not members of these groups so long as such reallocation does not cause any person to become a 9.9% shareholder.

     Under these provisions, certain shareholders may have their voting rights limited to less than [.02114] votes per Class A Common Share, [.14798] votes per GRF Class B Junior Preferred Share and [1] vote per Class A Senior Preferred Share, as applicable, while other shareholders may have voting rights in excess of [__] votes per Class A Common Share, [.02114] votes per GRF Class B Junior Preferred Share and [1] vote per Class A Senior Preferred Share, as applicable. Moreover, these provisions could have the effect of reducing the votes of certain shareholders who would not otherwise be subject to the 9.9% limitation by virtue of their direct share ownership. [The bye-laws of GrandRiver Financial also provide that shareholders may be notified of their voting interests prior to any vote to be taken by the shareholders. See "--Voting Adjustments."]

     Under Delaware law, unless otherwise provided in the company's certificate of incorporation, each stockholder is entitled to one vote for each share of stock held by the stockholder. Delaware law provides that a majority of the shares entitled to vote, present in person or represented by proxy, constitutes a quorum at a meeting of stockholders. In matters other than the election of directors, with the exception of special voting requirements related to extraordinary transactions, the affirmative vote of a majority of shares present in person or represented by proxy at the meeting and entitled to vote is required for stockholder action, and the affirmative vote of a plurality of shares is required for the election of directors.

     Dividends. Bermuda law does not permit payment of dividends or distributions of contributed surplus by a company if there are reasonable grounds for believing that the company, after the payment is made, would be unable to pay its liabilities as they become due, or the realizable value of the company's assets would be less, as a result of the payment, than the aggregate of its liabilities and its issued share capital and share premium accounts. The excess of the consideration paid on issue of shares over the aggregate par value of such shares must (except in certain limited circumstances) be credited to a share premium account. Share premium may be distributed in certain limited circumstances, for example to pay up for unissued shares which may be distributed to shareholders in proportion to their holdings, but is otherwise subject to limitation. In addition, GrandRiver Financial's ability to pay dividends is subject to Bermuda insurance laws and regulatory constraints. See "Regulation--Bermuda--Minimum Solvency Margin and Restrictions on Dividends and Distributions".

     Under Delaware law, subject to any restrictions contained in the company's certificate of incorporation, a company may pay dividends out of surplus or, if there is no surplus, out of net profits for the fiscal year in which the dividend is declared and for the preceding fiscal year. Delaware law also provides that dividends may not be paid out of net profits if, after the payment of the dividend, capital is less than the capital represented by the outstanding stock of all classes having a preference upon the distribution of assets.

     Amalgamations, Mergers and Similar Arrangements. We may acquire the business of another Bermuda exempted company or a company incorporated outside Bermuda when conducting such business would benefit the Company



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and would be conducive to attaining the Company's objectives contained within its memorandum of association. We may, with the approval of a majority of votes cast at a general meeting of our shareholders at which a quorum is present, amalgamate with another Bermuda company or with a body incorporated outside Bermuda. In the case of an amalgamation, a shareholder may apply to a Bermuda court for a proper valuation of such shareholder's shares if such shareholder is not satisfied that fair value has been paid for such shares. The court ordinarily would not disapprove the transaction on that ground absent evidence of fraud or bad faith.

     Under Delaware law, with certain exceptions, a merger, consolidation or sale of all or substantially all the assets of a corporation must be approved by the board of directors and a majority of the outstanding shares entitled to vote thereon. Under Delaware law, a stockholder of a corporation participating in certain major corporate transactions may, under certain circumstances, be entitled to appraisal rights pursuant to which such stockholder may receive cash in the amount of the fair value of the shares held by such stockholder (as determined by a court) in lieu of the consideration such stockholder would otherwise receive in the transaction.

     Takeovers. Bermuda law provides that where an offer is made for shares of a company and, within four months of the offer, the holders of not less than 90% of the shares which are the subject of the offer accept, the offeror may by notice require the non-tendering shareholders to transfer their shares on the terms of the offer. Dissenting shareholders may apply to the court within one month of the notice objecting to the transfer. The burden is on the dissenting shareholders to show that the court should exercise its discretion to enjoin the required transfer, which the court will be unlikely to do unless there is evidence of fraud or bad faith or collusion between the offeror and the holders of the shares who have accepted the offer as a means of unfairly forcing out minority shareholders. Delaware law provides that a parent corporation, by resolution of its board of directors and without any stockholder vote, may merge with any subsidiary of which it owns at least 90% of each class of capital stock. Upon any such merger, dissenting stockholders of the subsidiary would have appraisal rights.

     Shareholders' Suits. The rights of shareholders under Bermuda law are not as extensive as the rights of shareholders under legislation or judicial precedent in many United States jurisdictions. Class actions and derivative actions are generally not available to shareholders under the laws of Bermuda. However, the Bermuda courts ordinarily would be expected to follow English case law precedent, which would permit a shareholder to commence an action in our name to remedy a wrong done to us where the act complained of is alleged to be beyond our corporate power or is illegal or would result in the violation of our memorandum of association or bye-laws. Furthermore, consideration would be given by the court to acts that are alleged to constitute a fraud against the minority shareholders or where an act requires the approval of a greater percentage of our shareholders than actually approved it. The winning party in such an action generally would be able to recover a portion of attorneys' fees incurred in connection with such action. GrandRiver Financial's bye-laws provide that shareholders waive all claims or rights of action that they might have, individually or in the right of GrandRiver Financial, against any director or officer for any action or failure to act in the performance of such director's or officer's duties, except such waiver shall not extend to claims or rights of action that would render the waiver void pursuant to the Companies Act, that arise out of any fraud or dishonesty of such director or officer or with respect to the recovery of any gain, personal profit or advantage to which the officer or director is not legally entitled. Class actions and derivative actions generally are available to stockholders under Delaware law for, among other things, breach of fiduciary duty, corporate waste and actions not taken in accordance with applicable law. In such actions, the court generally has discretion to permit the winning party to recover attorneys' fees incurred in connection with such action.

     Indemnification of Directors and Officers. Under Bermuda law and GrandRiver Financial's bye-laws, GrandRiver Financial may indemnify its directors, officers or any other person appointed to a committee of the board of directors and any resident representative (and their respective heirs, executors or administrators) against all actions, costs, charges, liabilities, loss, damage or expense to the full extent permitted by law, incurred or suffered by such person by reason of any act done, conceived in or omitted in the conduct of our business or in the discharge of his/her duties; provided that such indemnification shall not extend to any matter involving any fraud or dishonesty on the part of such director, officer or other person. Under Delaware law, a corporation may indemnify a director or officer of the corporation against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in defense of an action, suit or proceeding by reason of such position if (i) such director or officer acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and (ii) with respect to any criminal action or proceeding, such director or officer had no reasonable cause to believe his conduct was unlawful.

     Inspection of Corporate Records. Members of the general public have the right to inspect our public documents available at the office of the Registrar of Companies in Bermuda and our registered office in Bermuda, which will include our



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memorandum of association (including its objects and powers) and any alteration to our memorandum of association and documents relating to any increase or reduction of authorized capital. Our shareholders have the additional right to inspect our bye-laws, minutes of general meetings and financial statements, which must be presented to the annual general meeting of shareholders. The register of our shareholders is also open to inspection by shareholders without charge, and to members of the public for a fee. We are required to maintain our share register in Bermuda but may establish a branch register outside of Bermuda. We are required to keep at our registered office a register of its directors and officers which is open for inspection by members of the public without charge. Bermuda law does not, however, provide a general right for shareholders to inspect or obtain copies of any other corporate records. Delaware law permits any shareholder to inspect or obtain copies of a corporation's shareholder list and its other books and records for any purpose reasonably related to such person's interest as a shareholder.

     Shareholder Proposals. Under Bermuda law, the Companies Act provides that shareholders may, as set forth below and at their own expense (unless a company otherwise resolves), require a company to give notice of any resolution that the shareholders can properly propose at the next annual general meeting and/or to circulate a statement prepared by the requesting shareholders in respect of any matter referred to in a proposed resolution or any business to be conducted at a general meeting. The number of shareholders necessary for such a requisition is either that number of shareholders representing at least 5% of the total voting rights of all shareholders having a right to vote at the meeting to which the requisition relates or not less than 100 shareholders. Delaware law does not include a provision restricting the manner in which nominations for directors may be made by shareholders or the manner in which business may be brought before a meeting.

     Calling of Special Shareholders Meetings. Under GrandRiver Financial's bye-laws, a special general meeting may be called by the board of directors or by the President of GrandRiver Financial. Under Bermuda law a special meeting may also be called by the shareholders when requisitioned by the holders of at least 10% of the paid up voting share capital of GrandRiver Financial as provided by the Companies Act. Delaware law permits the board of directors or any person who is authorized under a corporation's certificate of incorporation or bye-laws to call a special meeting of stockholders.

     Staggered Board of Directors. Bermuda law does not contain statutory provisions specifically mandating staggered board of directors arrangements for a Bermuda exempted company. Such provisions, however, may validly be provided for in the bye-laws governing the affairs of such a company. Delaware law permits corporations to have a staggered board of directors.

     Amendment of Memorandum of Association. Bermuda law provides that the memorandum of association of a company may be amended by a resolution passed at a general meeting of shareholders of which due notice has been given. An amendment to the memorandum of association that alters the company's business objects may require approval of the Bermuda Minister of Finance, who may grant or withhold approval at his or her discretion.

     Under Bermuda law, the holders of an aggregate of not less than 20% in par value of a company's issued share capital have the right to apply to the Bermuda courts for an annulment of any amendment of the memorandum of association adopted by shareholders at any general meeting, other than an amendment which alters or reduces a company's share capital as provided in the Companies Act. Where such an application is made, the amendment becomes effective only to the extent that it is confirmed by the Bermuda court. An application for an annulment of an amendment of the memorandum of association must be made within 21 days after the date on which the resolution altering the company's memorandum of association is passed and may be made on behalf of persons entitled to make the application by one or more of their designees as such holders may appoint in writing for such purpose. No application may be made by the shareholders voting in favor of the amendment.

     Under Delaware law, amendment of the certificate of incorporation, which is the equivalent of a memorandum of association, of a company must be made by a resolution of the board of directors setting forth the amendment, declaring its advisability, and either calling a special meeting of the shareholders entitled to vote or directing that the amendment proposed be considered at the next annual meeting of the shareholders. Delaware law requires that, unless a different percentage is provided for in the certificate of incorporation, a majority of the voting power of the corporation is required to approve the amendment of the certificate of incorporation at the shareholders meeting. If the amendment would alter the number of authorized shares or par value or otherwise adversely affect the rights or preference of any class of a company's stock, the holders of the outstanding shares of such affected class, regardless of whether such holders are entitled to vote by the certificate of incorporation, should be entitled to vote as a class upon the proposed amendment. However, the number of



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authorized shares of any class may be increased or decreased, to the extent not falling below the number of shares then outstanding, by the affirmative vote of the holders of a majority of the stock entitled to vote, if so provided in the company's certificate of incorporation that was authorized by the affirmative vote of the holders of a majority of such class or classes of stock.

     Amendment of Bye-laws. GrandRiver Financial's bye-laws provide that the bye-laws may only be rescinded, altered or amended, upon approval by a resolution of GrandRiver Financial's board of directors and by [75]% of votes cast by its shareholders.

     Under Delaware law, holders of a majority of the voting power of a corporation and, if so provided in the certificate of incorporation, the directors of the corporation, have the power to adopt, amend and repeal the bylaws of a corporation.

                          DESCRIPTION OF INDEBTEDNESS

     Concurrently with this offering, GrandRiver Financial is privately offering the Class A Callable Extendable Floating Rate Senior Auction Notes (Series A) with an initial 10 year final maturity (the "Class A Senior Notes") in the initial aggregate principal amount of United States [$80,000,000].

     The Class A Senior Notes will be issued at approximately the same time as the Trust Preferred Securities and the issuance of the Class A Senior Notes is contingent on the issuance of the Trust Preferred Securities.

     The Class A Senior Notes will rank senior to the Class A Senior Preferred Shares with respect to principal and interest and will pay interest on a monthly basis based on a rate determined through a Dutch auction process at a spread to 1 month LIBOR. The Notes will have an initial maturity of 10 years with an extension feature. The Notes will be optionally redeemable, in whole or in part, at par every 28 days.

                       CERTAIN INCOME TAX CONSIDERATIONS

     The following is a summary of (i) the Bermuda taxation of GrandRiver Financial and the Trust and of persons not resident in Bermuda for exchange control purposes that are initial purchasers of the Trust Preferred Securities and (ii) certain United States federal income tax consequences relating to the taxation of GrandRiver Financial and the Trust and of United States persons and non-United States persons who are initial purchasers of the Trust Preferred Securities. This summary is based on current law, which is subject to change, possibly retroactively, or to differing interpretations. This summary is general in nature and does not purport to deal with all aspects of Bermuda taxation or United States federal income taxation that may be relevant to the holders of the Trust Preferred Securities in light of their personal investment circumstances or to certain types of holders that may be subject to special treatment under certain income tax laws (e.g., financial institutions, broker-dealers, life insurance companies and tax-exempt organizations). The discussion does not address Bermuda taxation of investors in the Trust Preferred Securities that are resident in Bermuda or the taxation of investors in the Trust Preferred Securities by any jurisdiction other than Bermuda or the United States, and such tax consequences may be significantly different from the tax consequences discussed herein.

     PROSPECTIVE INVESTORS SHOULD CONSULT THEIR PROFESSIONAL ADVISORS ON THE POSSIBLE TAX CONSEQUENCES OF BUYING, HOLDING OR SELLING ANY TRUST PREFERRED SECURITIES UNDER THE LAWS OF THEIR COUNTRY OF CITIZENSHIP, RESIDENCE OR DOMICILE.

     The following is a summary of certain Bermuda income tax considerations under current law and is based upon the advice of Appleby Spurling & Kempe, our Bermuda counsel.

     Currently, there is no Bermuda income, corporation or profits tax, withholding tax, capital gains tax, capital transfer tax, estate duty or inheritance tax payable by us or our shareholders, other than shareholders ordinarily resident in Bermuda, if any. Currently, there is no Bermuda withholding or other tax on principal, interest or dividends paid to holders of the Trust Preferred Securities, other than holders ordinarily resident in Bermuda, if any. There can be no assurance that we or our shareholders will not be subject to any such tax in the future.

     GrandRiver Financial has received a written assurance dated [_____], 2003 from the Bermuda Minister of Finance under the Exempted Undertakings Tax Protection Act 1966 of Bermuda, as amended, that if there is enacted in Bermuda any



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legislation imposing tax computed on profits or income, or computed on any capital asset, gain or appreciation, or any tax in the nature of estate duty or inheritance tax, then the imposition of that tax would not be applicable to GrandRiver Financial or to any of their respective operations, shares, debentures or obligations until March 28, 2016; provided that the assurance is subject to the condition that it will not be construed to prevent the application of such tax to people ordinarily resident in Bermuda, or to prevent the application of any taxes payable by GrandRiver Financial in respect of real property or leasehold interests in Bermuda held by them. There can be no assurance that we will not be subject to any such tax after March 28, 2016.

United States Federal Income Tax Matters

     This discussion is directed to potential purchasers of the Trust Preferred Securities that are United States persons (as defined below), and acquire Trust Preferred Securities at their initial issuance and hold such Trust Preferred Securities as "capital assets" within the meaning of Section 1221 of the Internal Revenue Code of 1986, as amended (the "Code"), which generally means property held for investment. The tax treatment of a holder of the Trust Preferred Securities, or of a person treated as a holder of the Trust Preferred Securities for United States federal income, state, local or non-United States tax purposes, may vary depending on the holder's particular tax situation. This summary does not deal with the tax consequences applicable to all categories of investors, some of which (such as banks and similar institutions, broker-dealers in stock, securities or notional principal contracts, traders in securities electing to mark-to-market their securities, expatriates, financial asset securitization investment trusts, insurance companies, investors that hold the Trust Preferred Securities as part of hedging or conversion transactions or as part of a straddle, investors whose functional currency is not the United States dollar, regulated investment companies, real estate investment trusts, tax-exempt organizations, persons who are considered "United States shareholders" for the purposes of the controlled foreign corporation provisions of the Code (generally, a "United States person", as defined below, who owns or is deemed to own 10% or more of the total combined voting power of all classes of GrandRiver Financial's stock or the stock of any non-United States subsidiaries), and subsequent purchasers of the Trust Preferred Securities) may be subject to special rules. This discussion does not include any description of the tax laws of any state or local government within the United States, or of any foreign government, that may be applicable to GrandRiver Financial, the Trust and the investors in the Trust Preferred Securities.

     This summary is based on United States federal income tax laws, regulations, rulings and decisions and the income tax treaty between Bermuda and the United States (the "Bermuda Tax Treaty") in effect on the date of this Prospectus. All of the foregoing are subject to change, which change may apply retroactively and could affect the continued validity of this summary. The following summary of certain United States federal income tax consequences of an investment in the Trust Preferred Securities is based on the advice of Sidley Austin Brown & Wood LLP as to United States federal income tax law and the Bermuda Tax Treaty. The following summary assumes that GrandRiver Financial and the Trust will conduct their affairs in accordance with assumptions made by, and representations made to, counsel.

     For purposes of this discussion, the term "United States person" means:

     o    an individual who is a citizen or resident of the United States,

     o a corporation or entity treated as a corporation created or organized in or under the laws of the United States, or any political subdivision thereof,

     o an estate the income of which is subject to United States federal income taxation regardless of its source,

     o a trust if either (i) a court within the United States is able to exercise primary supervision over the administration of such trust and one or more United States persons have the authority to control all substantial decisions of such trust or (ii) the trust has a valid election in effect to be treated as a United States person for United States federal income tax purposes, or

     o any other person or entity that is treated for United States federal income tax purposes as if it were one of the foregoing.



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If a partnership holds Trust Preferred Securities, the tax treatment of a partner will generally depend upon the status of the partner and the activities of the partnership. Nonetheless, such persons should consult their tax advisors with respect to their particular circumstances, including issues related to tax elections and information reporting requirements.

     For purposes of this summary, the term "U.S. Holder" means any owner of the Trust Preferred Securities that is a United States person or that is otherwise subject to United States federal income taxation on a net income basis in respect to the Trust Preferred Securities, and the term "non-U.S. Holder" means any owner of the Trust Preferred Securities that is not a U.S. Holder. The term "holder" means any U.S. Holder and non-U.S. Holder of the Trust Preferred Securities.

Taxation of GrandRiver Financial

     Consequences of Being Engaged in a Trade or Business within the United Staes. GrandRiver Financial was formed and intends to operate in a manner that it believes will not cause it to be treated as engaged in a trade or business within the United States. Accordingly, and while not free from doubt, GrandRiver Financial expects that it will not be subject to United States federal income taxation in the United States. Holders of the Trust Preferred Securities should understand that the determination of whether an enterprise is so engaged is based on a highly factual analysis. There is no direct guidance under United States tax law as to which activities constitute being engaged in a trade or business within the United States, and it is not clear how a court would construe the existing authorities. No ruling will be sought from the Internal Revenue Service (the "IRS") on whether GrandRiver Financial is engaged in a trade or business within the United States, or any other aspect of the issuance of the Trust Preferred Securities or the activities of GrandRiver Financial, and no opinion of counsel will be obtained regarding such matters. Accordingly, there can be no assurances that the IRS will not contend, and that a court will not ultimately hold, that GrandRiver Financial is engaged in a trade or business within the United States.

     A foreign corporation deemed to be engaged in a trade or business within the United States would be subject to United States federal income tax, as well as the branch profits tax, on its income which is treated as effectively connected with the conduct of that trade or business. Such income tax, if imposed, would be based on effectively connected income computed in a manner generally analogous to that applied to the income of a domestic corporation, except that a foreign corporation would be entitled to deductions and credits for a taxable year only if the return for that year is filed timely (which, based on current intentions, GrandRiver Financial will likely not have done). The maximum federal tax rates currently are 35% for a corporation's effectively connected income and 30% for the branch profits tax, resulting in an effective maximum United States federal income tax rate of 54.5%. The branch profits tax is imposed each year on a corporation's effectively connected earnings and profits (with certain adjustments) deemed repatriated out of the United States. Moreover, penalties may be assessed for failure to file tax returns. As a result, if the IRS were to successfully characterize GrandRiver Financial as engaged in a trade or business within the United States, among other consequences, GrandRiver Financial would be subject to United States federal income taxation in the United States (as well as the branch profits tax) on the portion of its income attributed to the United States trade or business, which taxes could adversely affect GrandRiver Financial's ability to declare and pay dividends on the Class A Senior Preferred Shares.

     If GrandRiver Financial is entitled to benefits under the Bermuda Tax Treaty regarding business profits of an enterprise of insurance derived from carrying on the business of insurance, it will not be subject to United States federal income tax on any insurance premium income found to be effectively connected with a United States trade or business unless that trade or business is conducted through a permanent establishment in the United States. Holders of the Trust Preferred Securities should understand that the determination of whether GrandRiver Financial is engaged in the active conduct of the business of insurance is based on a highly factual analysis and there is no direct guidance as to which activities constitute being engaged in a business of insurance for purposes of the Code or the Bermuda Tax Treaty. Additionally, whether business is being conducted in the United States through a permanent establishment is an inherently factual determination and no regulations interpreting the Bermuda Tax Treaty have been issued. GrandRiver Financial intends that it will be predominately engaged in the active conduct of an insurance business for purposes of the Code and the Bermuda Tax Treaty and will conduct its activities so as not to have a permanent establishment in the United States, although there can be no assurance that it will achieve this result. An insurance enterprise resident in Bermuda generally will be entitled to the benefits of the Bermuda Tax Treaty if (i) more than 50% of its shares are owned beneficially, directly or indirectly, by individual residents of the United States or Bermuda or United States citizens and (ii) its income is not used in substantial part, directly or indirectly, to make disproportionate distributions to, or to meet certain liabilities of, persons who are neither residents of either the United States or Bermuda nor United States citizens.



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     GrandRiver Financial believes that it will be eligible for the benefits of the Bermuda Tax Treaty with respect to its insurance premium income that is effectively connected with a United States trade or business, if any. However, because of the inherently factual nature of eligibility under the Bermuda Tax Treaty, no assurance can be given that GrandRiver Financial will be entitled to the benefits of the Bermuda Tax Treaty.

     Foreign insurance companies that conduct an insurance business within the United States must maintain a certain minimum amount of effectively connected net investment income, determined in accordance with a formula that depends, in part, on the amount of United States risk insured or reinsured by such companies. If GrandRiver Financial is considered to be engaged in the conduct of an insurance business in the United States and it is not entitled to the benefits of the Bermuda Tax Treaty, either because it fails to satisfy one of the limitations on Bermuda Tax Treaty benefits described above or because GrandRiver Financial is considered to have a United States permanent establishment, a significant portion of GrandRiver Financial premium and investment income could be subject to United States federal income tax. In addition, while the Bermuda Tax Treaty clearly applies to premium income, it is not clear whether it applies to other income, such as investment income. If GrandRiver Financial is considered to be engaged in the conduct of an insurance business in the United States and is entitled to the benefits of the Bermuda Tax Treaty, but the Bermuda Tax Treaty is interpreted so as not to apply to investment income, a significant portion of GrandRiver Financial investment income could be subject to United States federal income tax even if GrandRiver Financial does not maintain a permanent establishment in the United States.

     The following discussion is based on the assumption that GrandRiver Financial will not be engaged in a trade or business within the United States to which income is effectively connected.

     Federal Excise Tax on Insurance and Reinsurance Premiums. The United States imposes a federal excise tax (the "FET") on insurance and reinsurance premiums paid to a foreign insurer or reinsurer by (i) a domestic corporation, partnership, or individual resident of the United States with respect to risks wholly or partially within the United States, and (ii) a foreign corporation, foreign partnership, or nonresident individual (a "Foreign Insured") engaged in a trade or business within the United States (as determined under United States federal income tax principles) with respect to risks wholly within the United States. For this purpose, risks within the United States include risks arising out of activity in the United States or in connection with property located in the United States. Under Section 4371 of the Code, the rate of tax applicable to premiums paid to a foreign insurer is 4% for casualty insurance premiums and 1% for reinsurance premiums. Although payment of the FET is generally the responsibility of the person who pays the premium to the foreign insurer, in the event that the FET is not paid by the purchaser of the insurance, the foreign insurer is liable for the FET. Generally, the FET attaches and a United States federal tax return must be filed at the time that the premium is transferred to the foreign insurer.

     Because GrandRiver Financial intends to insure only the Credit Swaps of Foreign Insureds that are not engaged in a trade or business within the United States (as determined under United States federal income tax principles), GrandRiver Financial expects the FET will not be imposed on the insurance premiums paid by such Foreign Insureds. In connection with the issuance of each insurance policy, GrandRiver Financial intends to seek representations from the insured to the effect that the insured is a Foreign Insured that is not engaged in a trade or business within the United States. The remainder of this discussion assumes that the insureds under the Insurance Policies will be characterized as Foreign Insureds under United States federal income tax principles. As discussed above, the determination of whether an enterprise is engaged in a trade or business within the United States is a highly factual analysis and, based on current law, it is not clear under United States federal income tax law as to which activities constitute being engaged in a trade or business within the United States with respect to financial products, such the Credit Swaps and similar credit default swaps. In addition, because GrandRiver Financial (and any affiliate) will not control, directly or indirectly, the activities of any insured, there is no assurance that an insured will conduct its activities (and will continue to conduct its activities subsequent to the issuance of the insurance policy) so as not to be engaged in a trade or business within the United States. As a result, if an insured was engaged in a trade or business within the United States, among other consequences, the FET would be imposed on any insurance premiums paid to GrandRiver Financial with respect to any insured risks wholly within the United States. In such event, if the insured did not pay the FET, GrandRiver Financial would be liable for the FET. Penalties may be assessed if the FET is not timely paid and if a return is not filed, and, in addition, if the IRS determines that the failure to pay the FET resulted from an intent to evade such tax, applicable Treasury Regulations impose a fine equal to double the amount of the FET.

     Withholding on "FDAP" Items. Foreign corporations not engaged in a trade or business within the United States are nonetheless subject to United States federal income tax on certain fixed or determinable annual or periodical gains, profits and income ("FDAP Income") derived from sources within the United States as enumerated in Section 881(a) of the Code (such as dividends and, in certain circumstances, interest income). Under Section 881(a) of the Code, the rate of tax



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applicable to FDAP Income is 30%. Subject to the discussion below, GrandRiver
Financial does not currently anticipate having any material amount of FDAP
Income.

     Generally, FDAP Income does not include insurance premiums paid with respect to a contract that is subject to the FET. FDAP Income does include, however, insurance premiums paid with respect to a contract that is not subject to the FET if such amounts are derived from sources within the United States. With respect to insurance premiums, sources within the United States means amounts received as underwriting income derived from the issuing (or reinsuring) of any insurance contract in connection with property in, liability arising out of an activity in, or, in connection with the lives or health of residents of, the United States ("U.S. Source Premium Income").

     GrandRiver Financial intends to take the position that the insurance premiums paid by Foreign Insureds with respect to the Credit Swaps are not treated as U.S. Source Premium Income because, although not free from doubt, such premiums are not received in connection with property in, liability arising out of an activity in, or, in connection with the lives or health of residents of, the United States. For purposes of the preceding sentence and this discussion, it is assumed that the reference portfolio with respect to the Credit Swaps will include securities issued by United States persons. There is no direct guidance under United States federal income tax law to determine if the Credit Swaps, or other similar financial products, and the reference portfolio will be treated as property in or liability arising out of an activity in the United States and it is not clear how a court would construe the existing authorities. No ruling will be sought from the IRS on whether GrandRiver Financial's premium income is U.S. Source Premium Income subject to the 30% withholding tax. Accordingly, there can be no assurance that the IRS will not contend, and that a court will not ultimately hold, that GrandRiver Financial's underwriting premium income is U.S. Source Premium Income subject to the 30% withholding tax. If the IRS were to successfully contend that GrandRiver Financial's premium income is U.S. Source Premium Income, the 30% withholding tax would adversely affect GrandRiver Financial's ability to pay dividends on the Class A Senior Preferred Shares. GrandRiver Financial will not indemnify the Trust for any withholding and excise taxes, if any.

Taxation of Holders of Trust Preferred Securities

     Classification of the Trust. In connection with the issuance of the Trust Preferred Securities, GrandRiver Financial intends that the Trust will be classified for United States federal income tax purposes as a grantor trust and not as an association taxable as a corporation. GrandRiver Financial will not obtain any rulings or opinions of counsel on whether the Trust will be classified for United States federal income tax purposes as a grantor trust and not as an association taxable as a corporation and there can be no assurance that the IRS or the courts will agree with the position of GrandRiver Financial. If the Trust were classified as an association taxable as a corporation for United States federal income tax purposes, the Trust may be subject to United States federal corporate income tax, which could adversely affect the Trust's ability to make payments with regard to the Trust Preferred Securities. The remainder of this discussion assumes that the Trust will be classified for United States federal income tax purposes as a grantor trust and not as an association taxable as a corporation. Accordingly, for United States federal income tax purposes, each holder of the Trust Preferred Securities generally will be considered the owner of a pro rata undivided interest in the Class A Senior Preferred Shares issued by GrandRiver Financial. Each U.S. Holder will be required to take into account for United States federal income tax purposes income to which the U.S. Holder would be entitled to as if the U.S. Holder directly owned the Class A Senior Preferred Shares.

     GrandRiver Financial will have the right at any time to dissolve the Trust and cause the Class A Senior Preferred Shares to be distributed to the holders of the Trust Preferred Securities, subject to GrandRiver Financial's receipt of an opinion of counsel that the resulting liquidation and distribution of the Class A Senior Preferred Shares would not result in a taxable event to holders of the Trust Preferred Securities. Under current law, such a distribution, for United States federal income tax purposes, would be treated as a nontaxable event to each holder, and each holder would receive an aggregate tax basis in the Class A Senior Preferred Shares received equal to the holder's aggregate tax basis in its Trust Preferred Securities. A holder's holding period in the Class A Senior Preferred Shares so received in dissolution of the Trust would include the period during which the Trust Preferred Securities were held by the holder. If, despite the delivery of an opinion of counsel that the dissolution, resulting liquidation and distribution of Class A Senior Preferred Shares would not result in a taxable event to holders of the Trust Preferred Securities, the Trust is ultimately characterized for United States federal income tax purposes as an association taxable as a corporation at the time of its dissolution and liquidation, the distribution of Class A Senior Preferred Shares would be a taxable event to holders of the Trust Preferred Securities.

     Under certain circumstances described in this prospectus under "Description of the Trust Preferred Securities," the Class A Senior Preferred Shares may be redeemed for cash and the proceeds of that redemption distributed to holders in



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

redemption of their Trust Preferred Securities. Under current law, such a redemption would, for United States federal income tax purposes, constitute a taxable disposition of the redeemed Class A Senior Preferred Shares, and a holder would recognize gain or loss as if it sold those redeemed Class A Senior Preferred Shares for cash.

     Classification of Class A Senior Preferred Shares and Trust Preferred Securities. The Class A Senior Preferred Shares will be treated as the preferred stock of GrandRiver Financial and the Trust Preferred Securities will be treated as equity interests in a grantor trust for United States federal income tax purposes, and this summary assumes such treatment, except as otherwise indicated. Moreover, by purchasing the Trust Preferred Securities each holder of the Trust Preferred Securities will acknowledge and agree to such treatment and will covenant to take no action inconsistent with such treatment. In general, the characterization of an instrument for United States federal income tax purposes as debt or equity by its issuer as of the time of issuance is binding on a holder (but not the IRS), unless the holder takes an inconsistent position and discloses such position in its United States tax return.

Treatment of Trust Preferred Securities.

     Taxation of U.S. Holders. Subject to the discussion of the passive foreign investment company, controlled foreign corporation, and foreign personal holding company rules, all of which are discussed below:

          (i) Distributions. A U.S. Holder of the Trust Preferred Securities will be required to include in income (with no dividends received deduction available to corporate U.S. Holders) periodic distributions on the Class A Senior Preferred Shares as dividends to the extent of the current or accumulated earnings and profits of GrandRiver Financial, as determined for United States federal income tax purposes. U.S. Holders generally will be subject to United States federal income tax on the receipt of such distributions. To the extent that a distribution on the Class A Senior Preferred Shares exceeds the current or accumulated earnings and profits of GrandRiver Financial, as of the date of distribution the distribution will not be a dividend for United States federal income tax purposes. Such distribution will be treated, first, as a return of the U.S. Holder's tax basis and, second, to the extent it exceeds a U.S. Holder's basis, as capital gain. In general, distributions made by GrandRiver Financial will be included in the gross income of a U.S. Holder of the Trust Preferred Securities when the cash or other property is unqualifiedly made subject to such holder's demands. Potential purchasers of the Trust Preferred Securities are urged to consult with their tax advisors regarding the United States federal income tax consequences of a deferral of dividend payments by GrandRiver Financial.

          In addition, unless GrandRiver Financial is treated as being engaged in a United States trade or business, distributions received by a U.S. Holder in respect of the Class A Senior Preferred Shares will constitute foreign source income that generally will be treated as passive income for United States foreign tax credit purposes. Each U.S. Holder should consult its own tax advisors as to how it should treat this income for purposes of its particular foreign tax credit calculation.

          Under recently enacted amendments to the Code, "qualified dividend income" received by individuals from domestic corporations or qualified foreign corporations is subject to tax at the lower capital gain rates (generally, 15%). These amendments do not apply to taxable years beginning after December 31, 2008. In general, a "qualified foreign corporation" is a foreign corporation that (i) is incorporated in a possession of the United States (which GrandRiver Financial is not so incorporated), or (ii) is eligible for the benefits of a tax treaty that is a "comprehensive income tax treaty." In Notice 2003-69, the IRS determined that the Bermuda Tax Treaty is not a comprehensive income tax treaty. In addition, a foreign corporation is treated as a "qualified foreign corporation" with respect to any dividend paid by such corporation if the stock with respect to which such dividend is paid is readily tradable on an established securities market in the United States. The term "qualified foreign corporation" does not include a corporation treated as a foreign personal holding company (described below), a foreign investment company (as defined in Section 1246(b) of the Code), or a passive foreign investment company (described below). No regulations have been issued by the United States Treasury Department regarding the newly enacted provisions as of the date of this prospectus.

          Currently, neither the Class A Senior Preferred Shares nor the Trust Preferred Securities are readily tradable on an established securities market in the United States. Therefore, distributions taxable as dividends on the Class A Senior Preferred Shares generally would not be eligible for taxation at the applicable capital gains rates. An application has been made to list the Trust Preferred Securities on the American Stock Exchange. Nevertheless, even if the Trust Preferred Securities are listed on the American Stock Exchange, it is not clear if distributions taxable as dividends on the Class A Senior Preferred Shares would be eligible for taxation at the applicable capital gains rates. While the Conference Report with respect to the amendments provides that the stock of a foreign corporation will be treated as readily tradable if an American Depository Receipt ("ADR") backed by such stock is so traded, it is not clear if a foreign corporation is treated as a qualified foreign corporation if trust preferred securities backed by the stock of such foreign corporation are traded on an established securities market in the United States. If approved, and if it is determined that GrandRiver Financial is treated as qualified foreign corporation because the Trust Preferred Securities are readily traded on an established securities market in the United States, dividends paid on the Class A Senior Preferred Shares may qualify for the reduced rates. GrandRiver Financial can give no assurance that the Trust Preferred Securities will remain readily tradable on an established securities market in the United States, or that it is or will be a "qualified foreign corporation."

          In any event, the rate reduction will not apply to dividends received to the extent that an individual U.S. Holder elects to treat the dividend as "investment income," which may be offset by investment expense. Furthermore, the rate reduction will only apply to dividends that are paid to a U.S. Holder with respect to Trust Preferred Securities that are held by such holder for more than 60 days during the 120-day period beginning on the date which is 60 days before the date on which the Class A Senior Preferred Shares become ex-dividend. A U.S. Holder generally may not count towards these minimum holding period requirements any period in which it has a diminished risk of loss as described above. In addition, the rate reduction will not apply to dividends if the recipient of a dividend is obligated to make related payments with respect to positions in substantially similar or related property. This disallowance applies even if the minimum holding period has been met. Persons considering purchasing Trust Preferred Securities are advised to consult their own tax advisors regarding the implications of these rules in light of their particular circumstances.

          (ii) Sale, Exchange or Other Taxable Disposition. Gain or loss will be recognized by a U.S. Holder upon the sale, exchange or other taxable disposition of the Trust Preferred Securities. Subject to the discussion below regarding PFIC and CFC, any such gain or loss realized by a U.S. Holder on the sale, exchange or other taxable disposition of the Trust Preferred Securities will generally be subject to United States federal income taxation as capital gain or loss in an amount equal to the difference between the amount realized upon such sale, exchange or disposition and such holder's tax basis in the Trust Preferred Securities. Some or all of any gain recognized by a U.S. Holder owning at least 10% of the combined voting power of GrandRiver Financial, either directly or indirectly under certain constructive ownership rules, may be treated as ordinary income and such U.S. Holders may be required to attach a Form 5471 to the income tax return that they would normally file for the taxable year in which the disposition occurs.

     Passive Foreign Investment Company. GrandRiver Financial may be a passive foreign investment company ("PFIC"). In general, a foreign corporation will be a PFIC if 75% or more of its income constitutes "passive income" or 50% or more of its assets produce "passive income." For purposes of the PFIC rules, "passive income" generally includes interest, dividends, annuities and other investment income. The PFIC statutory provisions contain an express exception for income "derived in the active conduct of an insurance business by a corporation which is predominantly engaged in an insurance business and which would be subject to [United States federal income tax applicable to insurance companies] if it were a domestic corporation." This exception is intended to ensure that income derived by a bona fide insurance company is not treated as passive income, except to the extent such income is attributable to financial reserves in excess of the reasonable needs of the insurance business. Although no assurances can be given, GrandRiver Financial intends that it will be predominately engaged in the active conduct of an insurance business and expects that its reserves will not be in excess of the reasonable needs of its insurance business. No opinions of counsel will be obtained regarding such matters. Because authority in this area is lacking, to the extent that GrandRiver Financial engages in certain non-traditional insurance activities that do not involve a sufficient amount of risk transfer or risk distribution, the insurance company exception may not apply. In addition, the IRS may issue regulatory or other guidance that applies on either a prospective or retroactive basis under which GrandRiver Financial may fail to qualify for the insurance company exception.

     If GrandRiver Financial were characterized as a PFIC during a given year, U.S. Holders owning Trust Preferred Securities would be subject to a penalty tax at the time of the sale at a gain of, or receipt of an "excess distribution" with respect to, their Class A Senior Preferred Shares, unless such U.S. Holders made a "qualified electing fund" election ("QEF") or a "mark-to-market" election (described below). In general, a U.S. Holder receives an "excess distribution" if the amount of the distribution is more than 125% of the average distribution with respect to such U.S. Holder's shares during the



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three preceding taxable years (or shorter period during which the taxpayer held the shares). In general, the penalty tax is equivalent to an interest charge on taxes that are deemed due during the period the holder owned the shares, computed by assuming that the excess distribution or gain (in the case of a sale) with respect to the shares was taxed in equal portions at the highest applicable tax rate on ordinary income throughout the U.S. Holder's period of ownership. The interest charge is equal to the applicable rate imposed on underpayments of United States federal income tax for such period (and such interest charge generally will be a non-deductible interest expense for individual taxpayers).

     Each U.S. Holder of the Trust Preferred Securities may desire to make a protective election as a QEF with respect to GrandRiver Financial. Generally, a QEF election can be made on or before the due date for filing a U.S. Holder's federal income tax return for the first taxable year for which it held the Trust Preferred Securities. If a timely QEF election is made, an electing U.S. Holder will be required to include in gross income such U.S. Holder's pro rata share of the PFIC's ordinary earnings and to include as long-term capital gain such U.S. Holder's pro rata share of the PFIC's net capital gain, whether or not distributed. GrandRiver Financial will provide, upon request, (i) all information that a U.S. Holder making a QEF election is required to obtain for United States federal income tax purposes (e.g., the U.S. Holder's pro rata share of ordinary and net capital gain), (ii) a "PFIC Annual Information Statement" as described in Treasury Regulation Section 1.1295-1(g)(1) (or in any successor IRS release or Treasury regulation), and
(iii) will take other reasonable steps to facilitate such election. In addition, a U.S. Holder who makes a QEF election other than in respect of the first taxable year will generally be subject to a combination of the excess distribution and the QEF rules, unless a "purging" election is made. U.S. Holders should consult their own tax advisors regarding the advisability of making such an election.

     Alternatively, a U.S. Holder that is a holder of "marketable stock" in a PFIC may make a mark-to-market election. A U.S. Holder that makes a valid mark-to-market election will not be subject to the PFIC rules described above. Instead, a U.S. Holder that makes a valid mark-to- market election will include each year in ordinary income the excess, if any, of the fair market value of its PFIC shares at the end of the taxable year over its adjusted basis in such shares. The excess, if any, of the adjusted basis over the fair market value at the end of the taxable year will be permitted as an ordinary loss (but only to the extent of the net amount previously included in income as a result of the mark to market election). The electing U.S. Holder's basis in its PFIC shares will be adjusted to reflect any such income or loss amounts. The mark-to-market election is only available with respect to stock regularly traded on certain United States exchanges (including AMEX) and other exchanges designated by the United States Treasury Department. In general, a class of stock is treated as regularly traded for a calendar year of it is traded, other than in de minimis amounts, for at least 15 days during each calendar year quarter.

     No final Treasury regulations or other guidance interpreting the substantive PFIC provisions have been yet issued. Therefore, substantial uncertainty exists with respect to the application of the PFIC rules to transactions such as the issuance of the Trust Preferred Securities. Recently, the IRS published a notice in which it stated that it will scrutinize arrangements involving foreign insurers to determine whether a foreign insurer is an insurance company for United States federal income tax purposes, including the PFIC provisions.

     Controlled Foreign Corporation. GrandRiver Financial may be a "controlled foreign corporation" ("CFC") for United States federal income tax purposes. A CFC is a foreign corporation of which "United States shareholders" (defined below) collectively own more than 50% of the total combined voting power or total value of the corporation's stock for an uninterrupted period of 30 days or more during any tax year. In addition, a foreign insurance (or reinsurance) company will be treated as a CFC with respect to its Subpart F insurance income if more than 25% of the stock (measured by vote or value) is owned directly or indirectly by "United States shareholders" on any day during the taxable year of such corporation and if more than 75% of its gross premiums and other consideration are attributable to insurance or reinsurance policies that would produce insurance income. A "United States shareholder" under the Code is generally any United States person that owns (directly, indirectly or through the operation of certain broad constructive ownership rules) 10% or more of the total combined voting power of the foreign corporation. Each US. Holder of the Trust Preferred Securities will be considered the owner of a pro rata undivided interest in the Class A Senior Preferred Shares issued by GrandRiver Financial.

     Each United States shareholder of a CFC must include in its gross income for United States federal income tax purposes its pro rata share of the CFC's subpart F income (or subpart F insurance income, as the case may be) even if the income is not distributed. In addition, gain on the sale of stock of a CFC by a United States shareholder will be recharacterized as a dividend (and taxed as ordinary income), rather than as capital gain, to the extent of the United States shareholder's share of the CFC's subpart F income (or subpart F insurance income, as the case may be). Among other items, and subject to certain exceptions, "subpart F income" includes dividends, interest, annuities, gains from the sale of shares and securities, certain gains from commodities transactions, certain types of insurance income, and income from certain



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transactions with related parties. Generally, "subpart F insurance income"
includes any income that is attributable to issuing (or reinsuring) insurance or annuity contracts, including underwriting premiums and investment income. It is likely that a material portion of GrandRiver Financial's income would be subpart F income and subpart F insurance income under the CFC rules.

     The bye-laws of GrandRiver Financial impose limitations on the concentration of voting power of its voting shares and authorize the board to repurchase such shares under certain circumstances so that no U.S. Holder that owns Trust Preferred Securities directly or indirectly through foreign entities should be subject to treatment as a United States shareholder. (These bye-law provisions are described in "Risk Factors" and "Description of Share Capital--Bye-laws"). No assurance is given, however, that the IRS will not challenge the effectiveness of these provisions for purposes of preventing CFC and United States shareholder status and that a court will not sustain such challenge. No opinions of counsel will be obtained regarding such matters. Also, we cannot assure you that GrandRiver Financial will not at some time in the future become a CFC. You should consult your own tax advisor to determine whether your ownership of the Trust Preferred Securities would cause you to become a United States shareholder of GrandRiver Financial, and to determine the impact of such a classification on you.

     If GrandRiver Financial were treated as a CFC and a U.S. Holder were treated as a United States shareholder therein, GrandRiver Financial would not be treated as a PFIC with respect to such U.S. Holder for so long as such U.S. Holder remains a United States shareholder. If such U.S. Holder subsequently ceases to be a United States shareholder (and continues to hold the Trust Preferred Securities), such U.S. Holder shall be treated as owning an interest in a PFIC as of the day following such cessation and would be eligible to make a QEF election in accordance with the rules discussed above.

     Foreign Personal Holding Company. Depending on the degree of ownership of the equity interests in GrandRiver Financial by individuals who are citizens or residents of the United States, GrandRiver Financial may be classified as a foreign personal holding company ("FPHC"). In general, a foreign corporation will be classified as a FPHC if at any time during a taxable year more than 50 percent of the total combined voting power or total value of all classes of shares of such corporation are owned (directly or indirectly) by not more than five individuals who are citizens or residents of the United States and at least 60% of the corporation's gross income (50% for any year after the first year the corporation is a FPHC) is FPHC income. Among other items, and subject to certain adjustments, "FPHC income" consists of gross income from dividends, interest, annuities, gains from the sale of shares and securities, certain gains from commodities transactions, income from certain personal service contracts and certain rents. It is likely that some of GrandRiver Financial's income would be FPHC income. If GrandRiver Financial is classified as a FPHC, a U.S. Holder would be taxable on its pro rata share of the undistributed FPHC income under rules described in this paragraph, and not under the PFIC rules previously described. If GrandRiver Financial is classified as a CFC, as well as a FPHC, United States shareholders would be taxable on their pro rata share of subpart F income under the CFC rules, and the FPHC rules would apply only to any undistributed FPHC income other than such subpart F income.

     Related Person Insurance Income Rules. Certain special provisions of the Code will apply to GrandRiver Financial and the U.S. Holders if GrandRiver Financial earns related party insurance income ("RPII"). RPII is any subpart F insurance income (investment income and premium income) attributable to the direct or indirect insurance or reinsurance of any United States person (as determined under the Code) that holds any equity of GrandRiver Financial (either directly or indirectly through foreign entities) or a person related to such a U.S. Holder of equity of GrandRiver Financial (such persons are referred to as "RPII shareholders"). The RPII provisions will apply if RPII shareholders collectively own, directly or indirectly through non-United States entities, 25% or more of the total combined voting power or value of GrandRiver Financial's stock on any day during a taxable year for an uninterrupted period of at least 30 days. In the event the RPII rules apply, a United States RPII shareholder on the last day of any taxable year must include in its gross income for United States federal income tax purposes its allocable share of RPII for the entire taxable year, subject to certain modifications. The amount includible will be determined as if all such RPII were distributed proportionately only to such United States persons at that date.

     The special RPII rules do not apply if, (i) RPII shareholders own (directly or indirectly) less than 20% of the voting power and less than 20% of the value of the stock of a non-United States insurance company; (ii) the RPII of a non-United States insurance company, determined on a gross basis, is less than 20% of the company's gross insurance income for such taxable year;
(iii) the non-United States insurance company elects to be taxed on their RPII as if it is engaged in a United States trade or business and waives all treaty benefits; or (iv) the non-United States insurance company elects under Section 953(d) of the Code to be treated as a United States corporation for tax purposes.

     A United States person recognizing RPII would increase the basis in his or her Trust Preferred Securities by the amount of RPII included in income. Amounts distributed out of previously taxed RPII would be excluded from the shareholder's income, and the shareholder's basis in the Trust Preferred Securities would be reduced by the amount so excluded. While there can be no assurance, GrandRiver Financial does not anticipate that it will become subject to the RPII provisions.

     Dividends Received Deduction. Dividends paid with respect to Class A Senior Preferred Shares by GrandRiver Financial to a U.S. Holder that is treated as a corporation for United States federal income tax purposes will not be eligible for the dividends received deduction provided by Section 243 of the Code.

     Information Reporting and Back-Up Withholding. Information reporting to the IRS by paying agents and custodians located in the United States will be required with respect to payments on the Class A Senior Preferred Shares and Trust Preferred Securities to United States persons. A U.S. Holder of Class A Senior Preferred Shares and Trust Preferred Securities will also be subject to a backup withholding tax at the applicable rate with respect to amounts paid, unless such U.S. Holder (i) is a corporation or comes within certain other exempt categories and, when required, demonstrates this fact, or (ii) provides a taxpayer identification number, certifies as to no loss of exemption from backup withholding and otherwise complies with applicable requirements of the backup withholding rules. The backup withholding tax is not an additional tax and may be credited against a U.S. Holder's regular United States federal income tax liability.

     A United States person (as determined under the Code, including a United States tax-exempt entity), that acquires Trust Preferred Securities will be required to file a Form 926 or a similar form with the IRS if (1) such person owns immediately after the transfer at least 10% by vote or value of GrandRiver Financial or (2) the transfer, when aggregated with all related transfers under applicable regulations, exceeds $100,000. In the event that a U.S. Holder is required to file the form but fails to do so, the U.S. Holder could be subject to a penalty of up to $100,000 (computed as 10% of the fair market value of the Class A Senior Preferred Shares).

     Taxation of Non-U.S. Holders. A non-U.S. Holder of the Trust Preferred Securities will generally not be subject to United States federal income or withholding tax on income or gain from the Class A Senior Preferred Shares, assuming such holder does not have certain present or former connections with the United States.

     THE FOREGOING DISCUSSION IS BASED UPON CURRENT LAW (INCLUDING AND SUBJECT TO THE MATTERS AND QUALIFICATIONS SET FORTH ABOVE) AND IS FOR GENERAL INFORMATION ONLY. PROSPECTIVE INVESTORS ARE URGED TO CONSULT THEIR TAX ADVISORS CONCERNING THE UNITED STATES FEDERAL, STATE, LOCAL AND NON-UNITED STATES TAX CONSEQUENCES OF OWNING THE TRUST PREFERRED SECURITIES.

                                 UNDERWRITING

     Subject to the terms and conditions set forth in an underwriting agreement, the Trust has agreed to sell to each of the underwriters named below, and each of the underwriters, for whom Lehman Brothers is acting as representative, has severally agreed to purchase, the number of Trust Preferred Securities set forth opposite its name below. In the underwriting agreement, the several underwriters have agreed, subject to the terms and conditions set forth in the underwriting agreement, to purchase all the Trust Preferred Securities offered hereby if any of the Trust Preferred Securities are purchased. If an underwriter defaults, the underwriting agreement provides that, in certain circumstances, the purchase commitments of the non-defaulting underwriters may be increased or the underwriting agreement may be terminated.

                                                             Number of
Name of Underwriter                                     Preferred Securities
-------------------                                     --------------------
Lehman Brothers                                                          [o]
                                                       =====================
        Total.................................                           [o]
                                                       =====================


     The underwriters propose to offer the Trust Preferred Securities, in part, directly to the public at the initial public offering price set forth on the cover page of this prospectus, and, in part, to selected securities dealers at that price less a concession of $[o] per Trust Preferred Security. The underwriters may allow, and those dealers may reallow, a concession


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


not in excess of $[o] per Trust Preferred Security to selected brokers and dealers. After the initial public offering of the Trust Preferred Securities, the initial public offering price and other selling terms may be changed.

     In view of the fact that the proceeds of the sale of the Trust Preferred Securities will ultimately be used by the Trust to purchase the Class A Senior Preferred Shares of GrandRiver Financial, the underwriting agreement provides that GrandRiver Financial will pay as compensation to the underwriters arranging the investment therein of those proceeds, an amount in immediately available funds of $[o] per Trust Preferred Security, or $[o] in the aggregate, for the accounts of the several underwriters.

     Prior to this offering, there has been no public market for the Trust Preferred Securities. Application has been made to list the Trust Preferred Securities on the AMEX. If approved for listing, trading of the Trust Preferred Securities on the AMEX is expected to commence within 30 days after the initial delivery of the Trust Preferred Securities. The underwriters have advised GrandRiver Financial and the Trust that they intend to make a market in the Trust Preferred Securities prior to commencement of trading on the AMEX, but are not obligated to do so and may discontinue market making at any time without notice. No assurance can be given as to the existence or liquidity of any trading market for the Trust Preferred Securities.

     In order to meet one of the requirements for listing the Trust Preferred Securities on the AMEX, the underwriters have undertaken to sell Trust Preferred Securities to a minimum of [800] beneficial owners.

     The Trust and GrandRiver Financial have agreed to indemnify the underwriters against, or contribute to payments that the underwriters may be required to make in respect of, certain liabilities, including liabilities under the Securities Act.

     Until the distribution of the Trust Preferred Securities is completed, rules of the SEC may limit the ability of the underwriters and any selling group members to bid for and purchase the Trust Preferred Securities. As an exception to these rules, the underwriters are permitted to engage in some transactions that stabilize the price of the Trust Preferred Securities. Those transactions consist of bids or purchases for the purposes of pegging, fixing or maintaining the price of the Trust Preferred Securities.

     If the underwriters create a short position in the Trust Preferred Securities in connection with the offering, i.e., if they sell more Trust Preferred Securities than are set forth on the cover page of this prospectus, the underwriters may reduce the short position by purchasing Trust Preferred Securities in the open market.

     The underwriters may also impose a penalty bid on certain selling group members. This means that if the underwriters purchase Trust Preferred Securities in the open market to reduce the underwriters' short position or to stabilize the price of the Trust Preferred Securities, they may reclaim the amount of the selling concession from the selling group members who sold those Trust Preferred Securities as part of the offering.

     In general, purchases of a security for the purpose of stabilization or to reduce a short position could cause the price of the security to be higher than it might be in the absence of those purchases. The imposition of a penalty bid might also have an effect on the price of a security to the extent that it were to discourage resales of the security.

     None of GrandRiver Financial, the Trust or any of the underwriters make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of the Trust Preferred Securities. In addition, none of GrandRiver Financial, the Trust or any of the underwriters makes any representation that the underwriters will engage in those transactions or that those transactions, once commenced, will not be discontinued without notice.

     [It is expected that delivery of the Trust Preferred Securities will be made against payment for them on or about the date specified in the last paragraph of the cover page of this prospectus, which is the [fifth] Business Day following the date of pricing of the Trust Preferred Securities (such settlement cycle being referred to in this prospectus as "T+5"). The ability to settle secondary market trades of the Trust Preferred Securities effected on the date of pricing and the succeeding Business Day may be affected by T+5 settlement.]

     In the ordinary course of their business, some of the underwriters or their affiliates have engaged, and expect in the future to engage, in investment banking, commercial banking, financial advisory and/or other transactions with GrandRiver Financial and its subsidiaries, for which they have received, and may in the future receive, customary fees and commissions.

                                 LEGAL MATTERS

     Certain matters of Delaware law relating to the validity of the Trust Preferred Securities will be passed upon on behalf of the Trust and GrandRiver Financial by [o], [City], Delaware, special Delaware counsel to the Trust. The validity of the Guarantee and certain matters relating thereto will be passed upon for GrandRiver Financial and certain United States federal income taxation matters will be passed upon for GrandRiver Financial and the Trust by Sidley Austin Brown & Wood LLP, New York, New York. The validity of the Class A Senior Preferred Shares and certain matters with respect to Bermuda law will be passed upon on behalf of the Trust and GrandRiver Financial by Appleby Spurling & Kempe, Hamilton, Bermuda. Simpson Thacher & Bartlett LLP, New York, New York, will pass upon certain legal matters for the underwriters.

                                   [EXPERTS]

     [[_______________], independent auditors, have audited our consolidated financial statements and schedules for the period from [_______________], 2003 to [_______________], 2003, as set forth in their reports. We have included our financial statements and schedules in the prospectus and elsewhere in the registration statement in reliance on [_______________]'s reports, given on their authority as experts in accounting and auditing.]

                    ENFORCEMENT OF CIVIL LIABILITIES UNDER
            UNITED STATES FEDERAL SECURITIES LAWS AND OTHER MATTERS

     GrandRiver Financial was incorporated under the laws of Bermuda. In addition, some of our directors and officers reside outside the United States, and all or a substantial portion of their assets are or may be located in jurisdictions outside the United States. Therefore, it may be difficult for investors to effect service of process within the United States upon our non-United States based directors and officers or to recover against GrandRiver Financial or our directors and officers or obtain judgments of United States courts, including judgments predicated upon the civil liability provisions of the United States federal securities laws against them. However, GrandRiver Financial may be served with process in the United States with respect to actions against them arising out of or in connection with violations of United States federal securities laws relating to offers and sales of ordinary shares made hereby by serving [CT Corporation System, 111 Eighth Avenue, New York, New York 10011], our United States agent irrevocably appointed for that purpose.

     We have been advised by Appleby Spurling & Kempe, our Bermuda counsel, that there is no treaty in force between the United States and Bermuda providing for the reciprocal recognition and enforcement of judgments in civil and commercial matters. As a result, whether a United States judgment would be enforceable in Bermuda against us or our directors and officers depends on whether the United States court that entered the judgment is recognized by the Bermuda court as having jurisdiction over us or our directors and officers, as determined by reference to Bermuda conflict of law rules. A judgment debt from a United States court that is final and for a sum certain based on United States Federal securities laws will not be enforceable in Bermuda unless the judgment debtor had submitted to the jurisdiction of the United States court, and the issue of submission and jurisdiction is a matter of Bermuda (not United States) law.

     In addition, and irrespective of jurisdictional issues, the Bermuda courts will not enforce a United States Federal securities law that is either penal or contrary to public policy. It is the advice of Appleby Spurling & Kempe that an action brought pursuant to a public or penal law, the purpose of which is the enforcement of a sanction, power or right at the instance of the state in its sovereign capacity, will not be entertained by a Bermuda Court. Certain remedies available under the laws of United States jurisdictions, including certain remedies under United States federal securities laws, would not be available under Bermuda law or enforceable in a Bermuda court, as they would be contrary to Bermuda public policy. Further, no claim may be brought in Bermuda against us or our directors and officers in the first instance for violation of United States Federal securities laws because these laws have no extraterritorial jurisdiction under Bermuda law and do not have force of law in Bermuda. A Bermuda court may, however, impose civil liability on us or our directors and officers if the facts alleged in a complaint constitute or give rise to a cause of action under Bermuda law.

                               -----------------

     We have received from the BMA their permission for the issue and free transferability of the Class A Senior Preferred Share being offered pursuant to this prospectus, as long as the shares are listed on a recognized stock exchange, to and among persons who are non-residents of Bermuda for exchange control purposes. In addition, we will deliver to and file a copy of this prospectus with the Registrar of Companies in Bermuda in accordance with Bermuda law. The BMA and the Registrar of Companies accept no responsibility for the financial soundness of any proposal or for the correctness of any of the statements made or opinions expressed in this prospectus.

                   INDEX TO PROJECTED FINANCIAL INFORMATION

GrandRiver Financial, Ltd.
Projected Financial Statements

(For Each of the Fiscal Years in the Five Year Period
Following the Commencement of Operations)

Projected Balance Sheets ...............................................    F-2

Projected Statement of Operations ......................................    F-3

Projected Statement of Cash Flows ......................................    F-4

Projected Financial Highlights .........................................    F-5

Summary of Significant Assumptions and Accounting Policies .............    F-6

     The financial projections present management's expectations of GrandRiver Financial and its subsidiary GrandRiver Financial Capital Trust I, as of the closing of the Offering. The projections assume the successful startup of GrandRiver Financial and that projected demand exists for its products. The assumptions disclosed herein are those that management believes are significant to the financial projections. There will be differences between projected and actual results, because events and circumstances frequently do not occur as expected, and those differences may be material. The financial projections represent management's best estimate of the outcome of contemplated actions. Changing conditions may require actions that differ from those contemplated at this time, and there can be no assurance that the projected results will be achieved.

     The financial projections have been provided to assist in evaluating an investment in the Trust Preferred Securities, but should not be relied upon as representations of future results. All the statements made in this Prospectus with respect to the business and financial projections are based on information furnished by management.

GrandRiver Financial, Ltd.
Projected Balance Sheet

(For Each of the Fiscal Years in the Five Year Period
Following the Commencement of Operations)



                                                               Beg. of                                 End of
                                                                         ----------------------------------------------------------
($ in thousands)                                               Year 1      Year 1      Year 2      Year 3      Year 4      Year 5
===================================================================================================================================
Assets

  Cash and Cash Equivalents                                   $207,499    $217,776    $228,547    $239,488    $251,881    $265,512

  Capitalized Note Issuance Costs                                1,838       1,654       1,470       1,286       1,103         919

  Deferred Acquisition Cost                                      1,500       1,400       1,050         700         350          -
-----------------------------------------------------------------------------------------------------------------------------------
    Total Assets                                              $210,837    $220,829    $231,067    $241,474    $253,333    $266,431

Liabilities

  Class A Senior Notes                                          80,000      80,000      80,000      80,000      80,000      80,000
-----------------------------------------------------------------------------------------------------------------------------------
    Total Liabilities                                         $ 80,000    $ 80,000    $ 80,000    $ 80,000    $ 80,000    $ 80,000

Class A Senior Preferred Shares

Class A Senior Preferred Shares, $.01 par value,

  20,000,000 shares authorized, 4,000,000                     $     40    $     40    $     40    $     40    $     40    $     40
  issued and outstanding

  Additional paid-in Capital - Class A Senior Preferred         94,838      94,838      94,838      94,838      94,838      94,838
-----------------------------------------------------------------------------------------------------------------------------------
    Total Class A Senior Preferred Financing                  $ 94,878    $ 94,878    $ 94,878    $ 94,878    $ 94,878    $ 94,878

Class B Junior Preferred Shares

  Class B Junior Preferred Shares, $.01 par value,

  5,000,000 shares authorized, 1,000,000                      $     10    $     10    $     10    $     10    $     10    $     10
  issued and outstanding

  Additional paid-in Capital - Class B Junior Preferred       $ 24,153    $ 24,153    $ 24,153    $ 24,153    $ 24,153    $ 24,153
-----------------------------------------------------------------------------------------------------------------------------------
    Total Class B Junior Preferred Financing                  $ 24,163    $ 24,163    $ 24,163    $ 24,163    $ 24,163    $ 24,163


Shareholders' Equity

  Common Shares, $.01 par value,

  30,000,000 shares authorized, 14,000,000                    $    140    $    140    $    140    $    140    $    140    $    140
  issued and outstanding

  Additional Paid-in Capital - Common Shares                  $ 11,657    $ 11,657    $ 11,657    $ 11,657    $ 11,657    $ 11,657
-----------------------------------------------------------------------------------------------------------------------------------
  Total Common Financing                                      $ 11,797    $ 11,797    $ 11,797    $ 11,797    $ 11,797    $ 11,797

  Retained Earnings                                                -         9,993      20,230      30,638      42,496      55,594
-----------------------------------------------------------------------------------------------------------------------------------
    Total Shareholders' Equity                                $ 11,797    $ 21,789    $ 32,027    $ 42,434    $ 54,293    $ 67,391
-----------------------------------------------------------------------------------------------------------------------------------
    Total Preferred Shares & Shareholders' Equity             $130,837    $140,789    $151,027    $161,434    $173,293    $186,391
-----------------------------------------------------------------------------------------------------------------------------------
    Total Liabilities, Preferred Shares & Shareholders'       $210,837    $220,829    $231,067    $241,474    $253,333    $266,431
    Equity
===================================================================================================================================

GrandRiver Financial, Ltd
Projected Statement of Operations

(For Each of the Fiscal Years in the Five Year Period
Following the Commencement of Operations)


                                                                        End of
                                                 ------------------------------------------------
($ in thousands)                                 Year 1    Year 2    Year 3    Year 4    Year 5
=================================================================================================
Revenues

  Premiums Earned                                $19,795  $ 21,426  $ 23,043  $ 24,652  $ 26,258

 Investment Income                                 2,069     2,174     2,281     2,395     2,522
-------------------------------------------------------------------------------------------------
    Total Revenues                               $21,863  $ 23,600  $ 25,324  $ 27,046  $ 28,780

Expenses

  Net Credit Losses                                1,153     2,470     3,849     3,947     4,268

  Operating Expenses and Management Fees           3,227     3,402     3,577     3,749     3,922
-------------------------------------------------------------------------------------------------
  Amortization of Note Issuance Costs                184       184       184       184       184

  Amortization of Deferred Acquisition Costs         350       350       350       350       350
-------------------------------------------------------------------------------------------------
        Total Expenses                           $ 4,914  $  6,406  $  7,960  $  8,231  $  8,725

Operating Income                                 $16,950  $ 17,194  $ 17,365  $ 18,816  $ 20,055

  Class A Senior Notes Interest                    1,032     1,032     1,032     1,032     1,032
-------------------------------------------------------------------------------------------------
Net Income                                       $15,918  $ 16,162  $ 16,333  $ 17,784  $ 19,023

  Class A Senior Preferred Dividends               4,640     4,640     4,640     4,640     4,640

  Class B Junior Preferred Dividends               1,285     1,285     1,285     1,285     1,285
-------------------------------------------------------------------------------------------------
Change to Retained Earnings                      $ 9,993  $ 10,237  $ 10,408  $ 11,859  $ 13,098
=================================================================================================

GrandRiver Financial, Ltd.
Projected Statement of Cash Flows

(For Each of the Fiscal Years in the Five Year Period
Following the Commencement of Operations)


                                        Beg. of                                 End of
($ in thousands)                        Year 1      Year 1     Year 2     Year 3     Year 4     Year 5
========================================================================================================
Net Income                                           $15,918   $ 16,162   $ 16,333   $ 17,784  $ 19,023

Plus/(Less):

  Financing Activities                   219,000           -          -          -          -         -

  Issuance Costs                        (10,001)           -          -          -          -         -

  Plus Amortization of Note Issuance           -         184        184        184        184       184
  Costs

  Plus Amortization of Deferred          (1,500)         100        350        350        350       350
  Acquisition Costs

  Dividends Paid                               -     (5,925)    (5,925)    (5,925)    (5,925)   (5,925)
--------------------------------------------------------------------------------------------------------
  Total Cash Flow                       $207,499     $10,276   $ 10,771   $ 10,942   $ 12,393  $ 13,632

Beginning of Period Cash                 219,000     207,499    217,776    228,547    239,488   251,881

  Change in Cash                        (11,501)      10,276     10,771     10,942     12,393    13,632
--------------------------------------------------------------------------------------------------------
End of Period Cash                      $207,499    $217,776   $228,547   $239,488   $251,881  $265,512
========================================================================================================

GrandRiver Financial, Ltd.
Projected Financial Highlights

(For Each of the Fiscal Years in the Five Year Period
Following the Commencement of Operations)


                                                                              End of
                                                --------------------------------------------------------------------
                                                Year 1         Year 2         Year 3         Year 4         Year 5
====================================================================================================================
Insured Risks Statistics

  New Risk Written                             $3,000,000    $  250,000     $  250,000     $  250,000     $  250,000

  Risk in Force                                $3,000,000    $3,248,353     $3,494,825     $3,739,326     $3,983,687

  Leverage - Insured Exposures to Cash &           13.8x          14.2x          14.6x          14.8x          15.0x
  Equivalents

  Leverage - Insured Exposures to Total             9.9X          10.8X          11.7x          12.6x          13.6x
  Capital

  Weighted Average Remaining Term               5.0 yrs.       4.1 yrs.       3.2 yrs.       2.4 yrs.       1.6 yrs.

Income Statistics

  Premiums Earned                               $ 19,795       $ 21,426     $   23,043     $   21,652     $  26,258

  Investment Income                                2,069          2,174          2,281          2,395         2,522

  Total Revenues                                  21,863         23,600         25,324         27,046        28,780

  Net Credit Losses                                1,153          2,470          3,849          3,947         4,268

  Operating Expenses & Fees                        3,227          3,402          3,577          3,749         3,922

  Amortization of Note Issuance Costs                184            184            184            184           184

  Amortization of Deferred Acquisition Costs         350            350            350            350           350

  Net Income                                      15,918         16,162         16,333         17,784        19,023

Capitalization Statistics

  Cash & Equivalents                           $ 217,776     $  228,547     $  239,488     $  251,881     $  265,512
  Total Assets                                   220,829        231,067        241,474        253,333       266,431

  Total Liabilities                               80,000         80,000         80,000         80,000        80,000

  Total Preferred Shares                         119,040        119,040        119,040        119,040       119,040

  Shareholders' Equity                            21,789         32,027         42,434         54,293        67,391

  PV of Installment Premiums                      83,838         71,277         56,949         40,841        16,124

  Total Capital (1)                              301,614        299,824        296,437        292,722       281,637

Profitability Ratios

  Loss Ratio (2)                                   5.82%         11.53%         16.70%         16.01%        16.26%

  Expense Ratio (3)                               17.23%         16.74%         16.32%         15.96%        15.64%

  Combined Ratio(4)                               23.06%         28.26%         33.02%         31.97%        31.89%
-------------------------------------------------------------------------------------------------------------------------
(1) Cash & Equivalents plus PV of Installment Premiums.

(2) Net Credit Losses divided by Premiums Earned.

(3) Total Expenses less Net Credit Losses divided by Premiums Earned.

(4) Expense Ratio plus Loss Ratio.


  SUMMARY OF SIGNIFICANT ASSUMPTIONS AND ACCOUNTING POLICIES EMPLOYED IN THE
                 PREPARATION OF PROJECTED FINANCIAL STATEMENTS

Summary of Significant Assumptions

     General Assumptions

     The financial projections have been developed by management using sources believed to be reliable and through discussions with market participants. Revenues assume constant premiums and interest rates while expenses, other than contractual fees, assume inflation of 3% per annum.

     Cash and Cash Equivalents

     Under its Underwriting Guidelines, GrandRiver Financial is restricted in the instruments in which it can invest. Eligible Investments will have a maturity of no longer than 90 days and include obligations of, or guaranteed obligations as to principal and interest by, the United States of America or direct AAA/Aaa rated debt obligations of United States Agencies and commercial paper rated A-1 and P-1 by the respective Rating Agencies and certain other permitted investments. Restrictions on the maturities of such instruments have also been stipulated in GrandRiver Financial's Underwriting Guidelines.

     Capitalized Note Issuance Costs

     The $1.8 million capitalized cost for the placement and rating of GrandRiver Financial's Class A Senior Notes ("Notes") will be expensed on a straight-line basis over the life of the Notes. These up-front expenses include a $1.0 million banking fee for the placement of the Notes, Rating Agency fees attributable to the initial rating of the Notes, and accompanying legal fees.

     Deferred Acquisition Costs

     Deferred acquisition costs comprise those expenses that vary with and are primarily related to the production of business including ceding commissions paid and documentation costs. Deferred acquisition costs are amortized over a five-year period.

     Insurance Volumes

     The following table indicates management's projections for insurance volumes in GrandRiver Financial's first five years of operations. The projections of premiums earned are based on these volume assumptions.


($ in millions)                         Year 1        Year 2       Year 3      Year 4        Year 5
=========================================================================================================
GrandRiver Financial

  Outstanding at Beginning of Year       $   -          $2,998.4    $3,244.8     $3,489.3      $3,733.7

  Written During Year                     3,000.0          250.0       250.0        250.0         250.0

  Defaulting During Year                     (1.6)          (3.6)       (5.5)        (5.6)         (6.1)
---------------------------------------------------------------------------------------------------------
    Performing During Year               $2,998.4       $3,244.8    $3,489.3     $3,733.7      $3,977.6
=========================================================================================================

     GrandRiver Financial anticipates developing a portfolio of Insurance Policies with a minimum weighted average credit rating of BBB+Baal. At the end of the fifth year, the remaining weighted average term of the Insured Portfolio is expected to be approximately 1.6 years. Default projections are based on Moody's idealized cumulative expected loss rates. See "Net Credit Losses."

     The expected distribution of GrandRiver Financial's insurance written each year by rating is presented below.


($ in thousands)                           Year 1       Year 2       Year 3       Year 4       Year 5
=========================================================================================================
AAA/Aaa                                     $150.0       $12.5        $12.5        $12.5         $12.5

AA/Aa                                        150.0        12.5         12.5         12.5          12.5

A/A                                        1,500.0       125.0        125.0        125.0         125.0

BBB/Baa                                    1,200.0       100.0        100.0        100.0         100.0
---------------------------------------------------------------------------------------------------------
                                           3,000.0        250.0       250.0        250.0         250.0
=========================================================================================================

     Premiums Earned

     In exchange for incurring the potential of an Insured Exposure loss, GrandRiver Financial will receive a fixed premium for the term of the Insurance Policy (or until the occurrence of default) based on its price, in basis points, multiplied by the Insurance Policy amount. The fixed premiums are received quarterly in arrears, over the term of the Insurance Policy. The premium rates are based on market rates as of [ , 2003] for comparable instruments. Premiums written during the first five years of operations are projected to average 66 bps per annum.

     Investment Portfolio and Investment Income

     In accordance with the Underwriting Guidelines, GrandRiver Financial's available cash balance will be invested in a portfolio of securities, including obligations of, or guaranteed obligations as to principal and interest by, the United States of America, or direct AAA/Aaa rated debt obligations of United States agencies and commercial paper rated A-1 and P-1 by the respective rating agencies and certain other permitted investments. Instruments included in the investment portfolio will have a maturity of no longer than 90 days. Investment income will be earned quarterly in arrears, based on an expected annual interest rate of LIBOR minus 15 bps. As of [ , 2003], LIBOR was 1.14% and is projected as such through the fifth year of operations. GrandRiver Financial has employed Hyperion to manage the Eligible Investments.


($ in millions)                             Year 1       Year 2       Year 3       Year 4      Year 5
=========================================================================================================
Eligible Investments (avg.)                 $210.4       $225.1       $240.5       $257.0      $275.2

Investment Income                             $2.1         $2.2         $2.3         $2.4        $2.5

Interest Rate                                  0.99%        0.99%        0.99%        0.99%       0.99%

=========================================================================================================

     Net Credit Losses

     GrandRiver Financial anticipates that, given the level of credit risk diversification underlying its Insurance Policies, it will experience reference entity or reference obligation credit defaults consistent with the historical average default experience. Loss payments resulting from defaults are reflected in the company's projections as expenses in the same year of the expected default.


($ in millions)                             Year 1       Year 2       Year 3       Year 4       Year 5
=========================================================================================================
Net Credit Losses                             $1.1        $2.5         $3.9         $4.0         $4.3
=========================================================================================================

     Credit losses are recorded net of recovery on the delivered obligations relating to a reference entity or reference obligation default. GrandRiver Financial assumes a recovery rate of 30% on its credit defaults. The projections of GrandRiver Financial's Net Credit Losses are based on Moody's historical idealized cumulative expected loss rates.


                                     ANNUAL IDEALIZED EXPECTED LOSS RATES

                         Year 1          Year 2            Year 3           Year 4            Year 5
=========================================================================================================
Aaa                     0.000028%       0.000082%         0.000280%        0.000600%         0.000610%
Aal                     0.000314%       0.001336%         0.003850%        0.006050%         0.005500%
Aa2                     0.000748%       0.003652%         0.009900%        0.011550%         0.011550%
Aa3                     0.001661%       0.008789%         0.022000%        0.023100%         0.022550%
A1                      0.003196%       0.017154%         0.044000%        0.039600%         0.039600%
=========================================================================================================


                                     F-7


=========================================================================================================
A2                      0.005979%       0.032521%         0.083600%        0.067650%         0.067100%
A3                      0.021368%       0.061132%         0.115500%        0.099000%         0.104500%
Baal                    0.049500%       0.104500%         0.154000%        0.148500%         0.148500%
Baa2                    0.093500%       0.165000%         0.198000%        0.203500%         0.209000%
Baa3                    0.231000%       0.346500%         0.363000%        0.368500%         0.368500%
=========================================================================================================
Source: Moody's Investors Service - Idealized Cumulative Expected Loss Rates adjusted to annual basis.



     Operating Expenses and Fees

($ in thousands)                                   Year 1     Year 2      Year 3     Year 4     Year 5
=========================================================================================================
Credit Risk Advisory Fees                         $1,250.0   $1,324.5    $1,398.4   $1,471.8   $1,545.1
Credit Market Advisory Fees                         $417.0     $441.8      $466.5     $490.9     $515.4
Administrative Services Fees                         600.0      649.7       699.0      747.9      796.7
Ceding Commissions                                   100.0      108.3       116.5      124.6      132.8
Investment Banking Fees                              208.0      208.0       208.0      208.0      208.0
Rating Agency Fees                                   205.0      205.0       205.0      205.0      205.0
Other G & A                                          447.3      465.2       483.1      501.2      519.5
---------------------------------------------------------------------------------------------------------
Operating Expenses & Fees                         $3,227.3   $3,402.5    $3,576.5   $3,749.4   $3,922.5
=========================================================================================================

     0 Hyperion Credit Risk Advisory Agreement - GrandRiver Financial, under the Credit Risk Investment Advisory Agreement with Hyperion, will pay fees of 6.5 bps on the first $1.0 billion notional amount and 3.0 bps on notional amount above $1.0 billion per annum to Hyperion.

     1 Primus Credit Risk Investment Co-Advisory Agreement - GrandRiver Financial, under the Credit Risk Investment Co-Advisory Agreement with Primus AM, will pay fees of 2.17 bps on the first $1.0 billion notional amount and 1.0 bps on notional amount above $1.0 billion per annum to Primus AM.

     2 Administrative Services Fees - GrandRiver Financial, under the Administrative Services Agreement with GrandRiver Guaranty, expects to pay 2.0 bps for services provided by GrandRiver Guaranty to GrandRiver Financial.

     3 Ceding Commissions - GrandRiver Financial will pay ceding commissions of approximately [0.33] bps on the outstanding notional amount per annum to the Initial Insured.

     4 Investment Banking Fees - GrandRiver Financial will pay to the Auction Agent fees equal to 1.5 bps of the principal amount of the Notes. GrandRiver Financial will pay to Lehman Brothers
          Broker-Dealer fees equal to 25 bps of the principal amount of the Notes.

     5 Rating Agency Fees - GrandRiver Financial expects to pay approximately $205,000 for the surveillance of its securities ratings and its counterparty rating.

     6 Other G & A - GrandRiver Financial expects to pay approximately 1.4 bps in other general and administrative expenses including accounting and legal fees.

     Financing Costs

     7 Class A Senior Note Interest - GrandRiver Financial is privately offering $80.0 million of Class A Senior Notes at an assumed interest cost of LIBOR + 15 bps per annum. The Class A Senior Notes will carry AAA/Aaa ratings.

     8 Class A Senior Preferred Dividends - GrandRiver Financial Capital Trust I will issue $100.0 million of Trust Preferred Securities that will carry A+/A1 ratings. The Trust will use the proceeds of this issuance to purchase GrandRiver Financial's Class A Senior Preferred Shares, which will have a fixed coupon equal to the fixed dividend on the Trust Preferred Securities. The cost to GrandRiver Financial of generating the fixed rate dividend needed for the Trust Preferred Securities will be LIBOR + 350 bps and GrandRiver Financial will enter into a swap for the five year initial term of the Trust Preferred Securities in which it will exchange LIBOR + 350 bps for the fixed dividends to be paid to the holders of the Trust Preferred Securities. For presentation in the pro forma financial statements, the cost of this coupon is held constant at 4.64% based on holding LIBOR constant at 1.14%.

     9 Class B Junior Preferred Dividends - GrandRiver Guaranty will issue $25.0 million of its Class B Junior Preferred Shares that will carry BB/Ba2 ratings. GrandRiver Guaranty will use the proceeds of this issuance to purchase the Class B Junior Preferred Shares of GrandRiver Financial, which will have a current coupon equal to LIBOR + 4.0% per annum, payable quarterly in arrears, and a total yield of LIBOR + 8.0% per annum. The 4.0% non-current pay coupon will accrue quarterly, and will be payable in cash if and when dividends are declared by the Board. The economic structure of GrandRiver Guaranty's issuance will mirror that of the GrandRiver Financial issuance.

Summary of Significant Accounting Policies

     Basis of Reporting

     The accompanying projected financial statements have been prepared generally in accordance with United States GAAP, except for the accounting for projected credit losses as current expenses, and the statements are based on the assumption that there will be no changes in premium rates and to the fair value of the insured risk resulting in no recognition of gains or losses under FAS 133. Management believes that FAS 133 will have no material impact on the operations or liquidity of the Company.

     Principles of Reporting

     The accompanying projected financial statements include the accounts of GrandRiver Financial and its subsidiary, the Trust. The Trust, in accordance with FIN 46, is recorded on a deconsolidated basis.

     Investments

In accordance with the provisions of Statement of Financial Accounting Standards No. 115, "Accounting for Certain Investments in Debt and Equity Securities," investments will be designated as available-for-sale and recorded on the balance sheet at fair value. Any resulting unrealized gains or losses will be reflected as a separate component of shareholders' equity until realized. Interest income will be recognized when earned.

                           [LOGO OMITTED] GRANDRIVER

                                $[100,000,000]

                     GrandRiver Financial Capital Trust I

                           [o]% Preferred Securities

            (liquidation amount $25.00 per [o]% Preferred Security)

        fully and unconditionally guaranteed to the extent described in this prospectus by

                          GrandRiver Financial, Ltd.
         issuer of [o]% Class A Senior Preferred Shares to GrandRiver
                          Financial Capital Trust I
                              ------------------

                                  PROSPECTUS

                                   [o], 2003
                              ------------------


                                LEHMAN BROTHERS

                                    PART II


                  INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 13.  Other Expenses of Issuance and Distribution*

     The following table sets forth the costs and expenses, other than the underwriting discount, payable by the Registrants in connection with the sale of the preferred securities being registered.

SEC registration fees.......................  $8,090
AMEX filing fee.............................  $  **
Rating agency fees .........................  $  **
Printing and engraving expenses.............  $  **
Accounting fees and expenses................  $  **
Legal fees and expenses.....................  $  **
Blue sky fees and expenses (including legal
   fees)....................................  $  **
Trustee fees and expenses ..................  $  **
Miscellaneous...............................  $  **

     TOTAL.................................. $  **

* All amounts are estimated except for the SEC registration fees and the AMEX filing fee.
** To be completed by amendment.

Item 14.  Indemnification of Directors and Officers

GrandRiver Financial

     The amended and restated bye-laws of the GrandRiver Financial provide for the indemnification of its officers and directors, members of a (duly constituted) committee and any resident representative (and their respective heirs, executors or administrators), each referred to as an Indemnified Person, against all actions, costs, charges, liabilities, loss, damage or expense to the full extent permitted by Bermuda law, incurred or suffered by such party by reason of any act done, conceived in or omitted in the conduct of the GrandRiver Financial's business or in the discharge of his/her duties; provided that such indemnification shall not extend to any matter which would render it void pursuant to the Companies Act 1981 (the "Companies Act") as in effect from time to time in Bermuda.

     GrandRiver Financial's amended and restated bye-laws state that an Indemnified Person shall be indemnified out of the funds of GrandRiver Financial against all liabilities incurred by him or her by reason of any act done, conceived in or omitted in the conduct of GrandRiver Financial's business or in the discharge of his or her duties, in defending any proceedings, whether civil or criminal, in which judgment is given in his or her favor, or in which he or she is acquitted, or in connection with the application under the Companies Act in which relief is granted to him or her by the court.

     In addition, each shareholder and GrandRiver Financial agree to waive any claim or right of action he or it may have at any time, whether individually or by or in the right of GrandRiver Financial against any Indemnified Person on account of any action taken by such person in the performance of his duties with or for GrandRiver Financial; provided that such waiver shall not extend to any claims or rights of action which would render it void pursuant to the Companies Act as in effect from time to time in

Bermuda, that arises out of fraud or dishonesty on the part of such Indemnified Person or with respect to the recovery of any gain, personal profit or advantage to which such Indemnified Person is not legally entitled.

     The Companies Act provides that a Bermuda company may indemnify its directors in respect of any loss arising or liability attaching to them as a result of any negligence, default, breach of duty or breach of trust of which they may be guilty. However, the Companies Act also provides that any provision, whether contained in the company's bye-laws or in a contract or arrangement between the company and the director, indemnifying a director against any liability which would attach to him in respect of his fraud or dishonesty will be void.

     Reference is made to the form of Underwriting Agreement to be filed as
Exhibit 1.1 hereto for provisions providing that the Underwriters are obligated, under certain circumstances, to indemnify the directors, certain officers and the controlling persons of GrandRiver Financial against certain liabilities under the Securities Act of 1933, as amended (the "Securities Act").

Item 15.   Recent Sales of Unregistered Securities

     On March 3, 2003, GrandRiver Financial sold 12,000,000 shares of its common shares to GrandRiver Guaranty for an aggregate price of $120,000. The sale of the common shares was made in reliance on Section 4(2) of the Securities Act.

     Concurrent with the offering of [__]% Preferred Securities being registered by GrandRiver Financial Capital Trust I:

o GrandRiver Financial Capital Trust I will sell 40 common securities to GrandRiver Financial for an aggregate price of $1,000. The sale of the common securities will be made in reliance on Section 4(2) of the Securities Act.

o GrandRiver Financial will sell $80,000,000 in aggregate principal amount of its Class A Callable Extendable Floating Rate Senior Auction Notes to Lehman Brothers Inc. The sale of the Class A Callable Extendable Floating Rate Senior Auction Notes will be made in reliance on Regulation D as promulgated under the Securities Act.

o GrandRiver Financial will sell 25,000,000 shares of its Class B Junior Preferred Shares to GrandRiver Guaranty for an aggregate price of $25,000,000. The sale of the Class B Junior Preferred Shares will be made in reliance on Section 4(2) of the Securities Act.

o GrandRiver Financial will sell 14,000,000 shares of its Class A Common Shares to GrandRiver Guaranty for an aggregate price of $13,880,000. The sale of the Class A Common Shares will be made in reliance on Section 4(2) of the Securities Act.

Item 16.  Exhibits and Financial Statement Schedules

(a) Exhibits

Exhibit No.   Description of Document
-----------   -----------------------

1.1           Form of Underwriting Agreement*
3.1           Memorandum of Association of GrandRiver Financial, Ltd.*

3.2           Bye-Laws of GrandRiver Financial, Ltd.*
4.1 Specimen Preferred Securities of GrandRiver Financial Capital Trust I (included in Exhibit 4.4)*
4.2           Specimen Class A Senior Preferred Share of GrandRiver Financial,
              Ltd.*
4.3           Certificate of Trust of GrandRiver Financial Capital Trust I*
4.4           Declaration of Trust of GrandRiver Financial Capital Trust I*
4.5 Form of Amended and Restated Declaration of Trust of GrandRiver Financial Capital Trust I*
4.6           Form of Class A Senior Notes Indenture of GrandRiver Financial,
              Ltd.*
4.7           Form of [_]% Preferred Securities Guarantee of GrandRiver
              Financial, Ltd.*
5.1           Opinion of Sidley Austin Brown & Wood LLP*
5.2           Opinion of Appleby Spurling & Kempe*
8.1 Opinion of Sidley Austin Brown & Wood LLP as to certain tax matters*
8.2           Opinion of Appleby Spurling & Kempe as to certain tax matters*
10.1 Credit Risk Investment Advisory Agreement dated as of [________}, between GrandRiver Financial, Ltd. and Hyperion Capital Management, Inc.*
10.2 Credit Risk Investment Advisory Agreement dated as of [________}, between GrandRiver Financial, Ltd. and Primus Asset
              Management, Inc.*
10.3          Insurance Policy in favor of [_______________]*
10.4 Interest Rate Swap dated as of [____________], between GrandRiver Financial, Inc. and [___________].*
10.5          Employment Agreement with Jay H. Shidler*
10.6          Employment Agreement with Geoffrey N. Kauffman*
10.7          Employment Agreement with [___________________]*
21.1          Subsidiaries of GrandRiver Financial, Ltd.*
23.1          Consent of Sidley Austin Brown & Wood LLP*
23.2          Consent of Appleby Spurling & Kempe* (included in Exhibits 5.2 and 8.2)
23.3          Consent of Ernst & Young LLP*
23.4          Consent of Simpson Thacher & Bartlett LLP*
24.1 Powers of Attorney (included as part of signature pages to this registration statement)
25.1 Form T-1 Statement of Eligibility under Trust Indenture Act, as amended for The Bank of New York, as trustee, under the Amended and Restated Declaration of Trust of GrandRiver Financial
              Capital Trust I*
25.2 Form T-1 Statement of Eligibility under Trust Indenture Act, as amended for The Bank of New York, as trustee, under the [_]% Preferred Securities Guarantee of GrandRiver Financial, Ltd.*
99.1          Form F-N*

*   To be completed by amendment
(b) Financial Statement Schedules

None

Item 17.  Undertakings

     The undersigned registrant hereby undertakes:

(1) For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the

Securities Act shall be deemed to be part of this Registration Statement as of the time it was declared effective.

(2) For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To provide to the underwriters at the closing specified in the underwriting agreements certificates in such denominations and registered in such names as required by the underwriters to permit prompt delivery to each purchaser.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrants pursuant to the provisions described in Item 17 above, or otherwise, the Registrants has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrants of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrants will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, GrandRiver Financial, Ltd. has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Hamilton, Bermuda, on the 3rd day of October, 2003.


                                       GRANDRIVER FINANCIAL, LTD.



                                       By: /s/ Jay H. Shidler
                                           -----------------------
                                           Jay H. Shidler
                                           Chief Executive Officer


                               POWER OF ATTORNEY

     We, the undersigned officers, directors and authorized representatives of GrandRiver Financial, Ltd. hereby severally constitute and appoint Timothy C. Faries, our true and lawful attorney with full power to him, with full power of substitution and resubstitution, to sign for us and in our names in the capacities indicated below, the Registration Statement on Form S-1 filed herewith and any and all pre-effective and post-effective amendments to said Registration Statement, and any subsequent Registration Statement for the same offering which may be filed under Rule 462(b), and generally to do all such things in our names and on our behalf in our capacities as officers and directors to enable GrandRiver Financial, Ltd. to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorney, or his substitute or substitutes, to said Registration Statement and any and all amendments thereto or to any subsequent Registration Statement for the same offering which may be filed under Rule 462(b).

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities indicated on the 3rd day of October, 2003.


Signature                                   Title
---------                                   -----


                                            Chief Executive Officer, Director and Chairman
/s/Jay H. Shidler                           (Principal Executive Officer)
-------------------------
Jay H. Shidler


                                            Executive Vice-President, Controller, Chief Financial
/s/ Geoffrey N. Kauffman                    Officer and Director (Principal Financial Officer and
-------------------------                   Principal Accounting Officer)
Geoffrey N. Kauffman


                                     II-5



/s/ Michael W. Brennan                      Director
-------------------------
Michael W. Brennan


/s/ Robert L. Denton                        Director and Vice-Chairman
-------------------------
Robert L. Denton


/s/ Clay W. Hamlin, III                     Director
-------------------------
Clay W. Hamlin, III


/s/ Frederick Lemoine                       Director
-------------------------
Frederick Lemoine


/s/ Timothy C. Faries                       Director
-------------------------
Timothy C. Faries

     Pursuant to the requirements of the Securities Act of 1933, as amended, GrandRiver Financial Capital Trust I has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Hamilton, Bermuda, on the 3rd day of October, 2003.


                                GRANDRIVER FINANCIAL CAPITAL TRUST I

                                By:  GrandRiver Financial, Ltd., as Sponsor

                                By: /s/ Jay H. Shidler
                                    -----------------------
                                    Jay H. Shidler
                                    Chief Executive Officer

                                 EXHIBIT INDEX

Exhibit No.     Description of Document
-----------     -----------------------

1.1             Form of Underwriting Agreement*
3.1             Memorandum of Association of GrandRiver Financial, Ltd.*
3.2             Bye-Laws of GrandRiver Financial, Ltd.*
4.1             Specimen Preferred Securities of GrandRiver Financial Capital Trust I
                (included in Exhibit 4.4)*
4.2             Specimen Class A Senior Preferred Share of GrandRiver Financial, Ltd.*
4.3             Certificate of Trust of GrandRiver Financial Capital Trust I*
4.4             Declaration of Trust of GrandRiver Financial Capital Trust I*
4.5             Form of Amended and  Restated  Declaration  of Trust of  GrandRiver  Financial
                Capital Trust I*
4.6             Form of Class A Senior Notes Indenture of GrandRiver Financial, Ltd.*
4.7             Form of [_]% Preferred Securities Guarantee of GrandRiver Financial, Ltd.*
5.1             Opinion of Sidley Austin Brown & Wood LLP*
5.2             Opinion of Appleby Spurling & Kempe*
8.1             Opinion of Sidley Austin Brown & Wood LLP as to certain tax matters*
8.2             Opinion of Appleby Spurling & Kempe as to certain tax matters*
10.1            Credit Risk Investment Advisory Agreement dated as of [________}, between GrandRiver Financial, Ltd. and Hyperion Capital Management, Inc.*
10.2            Credit Risk Investment Advisory Agreement dated as of [________}, between
                GrandRiver Financial, Ltd. and Primus Asset Management, Inc.*
10.3            Insurance Policy in favor of [_______________]*
10.4            Interest Rate Swap dated as of [____________], between GrandRiver Financial,
                Inc. and [___________].*
10.5            Employment Agreement with Jay H. Shidler*
10.6            Employment Agreement with Geoffrey N. Kauffman*
10.7            Employment Agreement with [___________________]*
21.1            Subsidiaries of GrandRiver Financial, Ltd.*
23.1            Consent of Sidley Austin Brown & Wood LLP*
23.2            Consent of Appleby Spurling & Kempe* (included in Exhibits 5.2 and 8.2)
23.3            Consent of Ernst & Young LLP*
23.4            Consent of Simpson Thacher & Bartlett LLP*
24.1            Powers of Attorney (included as part of signature pages to this registration statement)
25.1            Form T-1 Statement of  Eligibility  under Trust  Indenture Act, as amended for
                The Bank of New York, as trustee,  under the Amended and Restated  Declaration of Trust of GrandRiver Financial Capital Trust I*
25.2            Form T-1 Statement of  Eligibility  under Trust  Indenture Act, as amended for
                The  Bank of New  York,  as  trustee,  under  the  [_]%  Preferred  Securities
                Guarantee of GrandRiver Financial, Ltd.*
99.1            Form F-N*

*  To be completed by amendment